Exhibit 2.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.

ASSET PURCHASE AGREEMENT

AMONG

THE IDENTIFIED SELLERS,
THE IDENTIFIED SELLER AFFILIATE,
THE IDENTIFIED PRINCIPAL,
THE IDENTIFIED REAL ESTATE OWNERS

AND

ASBURY AUTOMOTIVE GROUP L.L.C.

DATED July 6, 2020

18 Month Note	64	Contract	77
18 Month Period	68	Controlled Group Liabilities	77
6113 Lemmon Property	59	Customer Deposits	3
6113 Purchase Contract	59	Customer Dispute	78
Action	76	Data Protection Requirements	22
Affected Properties	76	De Minimis Losses	69
Affiliate	77	Dealerships	78
Agreement	1	Deductible	69
Applicable Laws	77	Designated Purchaser Representative	31
As Is Provisions	10	DFW Global Assignment	63
Asbury	1	DFW Global Lease	63
Asbury Group	42	DFW Ground Lease	78
Asset Purchase	1	DFW Ground Lease Assignment	63
Asset Purchase Price	6	DFW Ground Lease Improvements	4
Assignment and Assumption Agreement	61	Direct Claim	68
		Disclosure Schedules	78
Assumed Contract	3	Disputed Set-Off Amount	71
Assumed Contracts	3	Due Diligence Information	10
Assumed Liabilities	25	Earnest Money	28
Assumed PTO	26	Effective Date	1
Assumed PTO Amount	76	Employee Benefit Plan	78
Autohaus Design Obligations	57	Environmental Laws	15
Balance Sheet Date	14	Environmental Licenses	15
Bridge Note	64	ERISA	78
Business	77	ERISA Affiliate	78
business days	77	Escrow Agent	78
Business Employees	19	Escrow Agreement	72
Campbell Assignment	62	Escrow Funds	72
Campbell Lease	62	Excluded Assets	4
Cap	69	Excluded Communications and Materials	89
Capital Improvements Reimbursement	48
Capital Improvements Work	48	Excluded Employees	78
Claim	77	Excluded Liabilities	25
Closing	60	Executive Offices	38
Closing Cash Payment	7	Existing Encumbrances	78
Closing Date	60	Financial Statements	14
Closing Date Deadline	40	Fixed Assets	2
Closing Employees	75	Fraud	78
COBRA	77	GAAP	79
Code	47	GLB Act	51
Communications	89	Goodwill and Intangibles	3
Consent Required Contract	46	Governmental Authority	79
Construction Documents	49	Guaranty	64
Continuing Use Agreement	62	Hazardous Substances	15

Hired Employees	76	Person	81
HSR Act	50	Personal Data	22
Immediate Family Member	79	Personal Files and Records	89
Indemnified Party	66	Post Closing Leases	61
Indemnifying Party	66	Pre-Closing Covenants	81
Indemnity Escrow Account	71	Principal	81
Indemnity Escrow Amount	71	Privileged Communications	89
Intellectual Property	22	Proceedings	15
Intellectual Property Assets	79	Property Condition Adjustment	81
Inventory	7	PTO	26
Inventory Specialist	79	Punched Vehicle Certificate	39
Key Excluded Employee	79	Purchase Price Allocation	47
Knowledge of Purchaser	79	Purchased Assets	1
Leased Real Property	79	Purchaser	81
Liability	79	Purchaser Fundamental Representations	81
Lien	79
Lienholder	79	Purchaser Indemnified Parties	82
Loss	80	Real Estate	16
Major Casualty	80	Real Estate Financing Document	31
Manufacturer	80	Real Estate Leases	16
Manufacturers	80	Real Estate Owner	82
Material Adverse Effect	80	Real Estate Owner Knowledge Parties	37
Material Contracts	23	Real Estate Owners	82
Material Taking	81	Referral Agreement	62
MSD	55	Release	16
New Vehicles	2	Representation Update Notice	39
Nonassigned Contract	46	Representatives	82
Non-Compete Agreement	62	Respective Business	82
Nonconforming Parts and Accessories	2	Retained Records	5
Non-OEM Parts and Accessories	2	Retained Used Vehicles	2
Non-Reimbursable Damages	74	Sale Event	82
Non-Solicit Termination Fee	44	Schedules	83
Note	64	Seller	83
Notes	64	Seller Affiliate	83
Notes Amount	81	Seller Indemnified Parties	83
Notices	15	Seller Insurance Policies	51
Obsolete	81	Seller Knowledge Parties	37
OEM Parts and Accessories	2	Seller Parties	10
Offered Employees	75	Sellers	83
Other Covenants Termination Fee	44	Sellers Group	43
Other Owned Dealerships	34	Sellers’ Express Representations	83
Parts and Accessories	2	Sellers’ Representative	90
Payee Agent	7	Sellers’ Retained Confidential Information	83
Pending Taking	81
Performed Capital Improvement Work	48	Set-Off Amount	71
Permits	22, 81	Short Term Leases	83

SNDA	83	TMS/USA	86
Sprinter Work	48	Trademarks	84
Statute of Limitations Representations	83	Transaction Documents	84
Taking	83	Transferred Records	3
Tax Returns	84	Transition Services Agreement	62
Taxes	84	Underground Storage Tank	16
Taxing Authority	84	Used Vehicles	2
Terminated Assumed Contract	39	VIT Agreements	48
Termination Survival Obligations	84	WARN	76
Third Party Claim	66	We Owes	25
Title Company	58	Willful Breach	41
Title Policies	58	Work in Progress	3

ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated July 6, 2020 (the “Effective Date”), is entered into by and among the Sellers, the Seller Affiliate, the Principal, the Real Estate Owners and Asbury Automotive Group L.L.C., a Delaware limited liability company (“Asbury”).
RECITALS
WHEREAS, each Seller owns and operates its Respective Business, which in combination and coupled with the other Sellers’ Respective Businesses make up the Business;
WHEREAS, the Real Estate Owners, collectively, own the Real Estate to be leased pursuant to the Post Closing Leases; and
WHEREAS, Sellers and Purchaser have determined it is in their respective best interests for Purchaser to purchase substantially all of the assets of Sellers used in or related to the Business (subject to certain exclusions and other matters set forth herein), and as a condition to Purchaser agreeing to acquire such assets Purchaser has asked the Principal, the Real Estate Owners and Seller Affiliate to join into this Agreement for the purposes set forth herein and the Principal, the Real Estate Owners and Seller Affiliate have so agreed.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
TERMS OF AGREEMENT
        In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties further agree as follows:
ARTICLE I.
ASSET PURCHASE
1.1Asset Purchase. The transactions described in this Section 1.1 are referred to herein as the “Asset Purchase”.
(a)At the Closing and on the terms and subject to the conditions set forth in this Agreement, each Seller shall sell, convey, transfer, assign and deliver to Purchaser and Purchaser shall purchase and take from each such Seller all of such Seller’s right, title and interest in and to all of such Seller’s assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or acquired hereafter and prior to Closing, including all assets of any kind which relate to or, are used or held for use by such Seller in connection with its Respective Business or the Business in general, in each case other than the Excluded Assets (collectively, the “Purchased Assets”) and to assume certain of the obligations and Liabilities of each Seller more specifically described in this Agreement. In addition, at Closing and on the terms and conditions set forth in this

Agreement, PPJ Land LLC, as the tenant under the DFW Ground Lease, shall quitclaim unto Purchaser all of PPJ Land LLC’s right, title and interest in and to the DFW Ground Lease Improvements, as more fully described below. Without limiting the generality of the foregoing, the Purchased Assets shall include the following:
(i)        New Vehicles. All of each Seller’s untitled and non-registered 2020 and 2021 model Manufacturer vehicles in inventory as of the Closing Date, including but not limited to all such vehicles in transit and those used as loaner or demonstrator vehicles (“New Vehicles”), subject to, in respect to any such vehicle, the following: (A) the odometer reading does not exceed five thousand (5,000) miles; and (B) if the vehicle has previously sustained body or other damage that is not of a magnitude that requires disclosure to any purchaser of such vehicle, such vehicle shall constitute a New Vehicle but, if the damage has not been repaired as of Closing, Purchaser shall receive a credit against the purchase price for such vehicle equal to the reasonably estimated cost to repair such damage;
(ii)Used Vehicles. All of each Seller’s vehicles, that are in such Seller’s inventory as of the Closing Date which are not New Vehicles (for clarity, those vehicles used as loaner and demonstrators, whether or not titled, that have an odometer reading in excess of 5,000 miles are herein collectively called, “Used Vehicles”), to the extent that the price therefor is agreed upon by Sellers’ Representative and Purchaser as provided for in Section 1.4(a)(ii) below. As used herein, the term “Retained Used Vehicles” means any Used Vehicles as to which Sellers’ Representative and Purchaser do not agree at or prior to Closing upon the price to be paid by Purchaser to the applicable Seller therefor;
(iii)Parts and Accessories. (A) All of each Seller’s Manufacturer parts and accessories in inventory at Closing that are new, unused, unopened, undamaged, not Obsolete, listed in the current parts list and that are eligible for return to the Manufacturer (“OEM Parts and Accessories”), (B) reasonable quantities of non-OEM Parts and Accessories in inventory at Closing that are new, unused or not previously installed, undamaged and not Obsolete (“Non-OEM Parts and Accessories”, and together with OEM Parts and Accessories, the “Parts and Accessories”), and (C) damaged, unused or obsolete parts or accessories (“Nonconforming Parts and Accessories”), in each case based upon a physical inventory of said Parts and Accessories conducted (as hereinafter described) by the Inventory Specialist;
(iv)Fixed Assets. All of the following owned by each Seller (collectively, the “Fixed Assets”): furniture, office equipment (including, without limitation, computer equipment located at the Respective Business), service equipment, service vehicles, signs and other items of personal property, machinery equipment (including special tools and shop equipment), any computer hardware, including, but not limited to, each Seller’s rights and interests in all computer hardware used in the operation of the CDK dealership accounting/management system; provided, that, other than those that constitute DFW Ground Lease Improvements no improvements (including, without limitation, any of the buildings, mechanical, electrical or plumbing equipment, or other components thereof that constitute fixtures to any of the Real Estate or that is owned by any Real Estate Owner) with respect to the Leased Real Property or the Real Estate leased pursuant to the Post Closing Leases shall constitute part of the Fixed Assets;
(v)Catalogues, Manuals, Films, Etc. All parts catalogues, service manuals, films, videos, instructional materials, sales materials and brochures, employee records, sales, service, leasing and warranty records, vehicle literature, supplies and other assets used in the sales, repair or service of the vehicles as part of the Business;
(vi)Customer Deposits and Assumed Contracts. All of Seller’s right, title and interest in all of the following: (1) customer deposits (“Customer Deposits”); and (2) the Real Estate Leases and contracts that are identified on Schedule 1.1(a)(vi) attached hereto and incorporated herein by reference and such other contracts entered into by a Seller after the Effective Date in a manner not in violation Section 7.1 (each an “Assumed Contract” and, collectively, the “Assumed Contracts”) (Sellers’ Representative may update Schedule 1.1(a)(vi) from time to time to reflect those Confidentiality and Restrictive Covenant Agreements, which shall be provided to Purchaser within five (5) business days of the Closing, and a Seller’s entering into any such other contracts consistent with Section 7.1);
(vii)Work in Progress. All of each Seller’s right, title and interest in vehicle repair or maintenance services (whether customer, warranty or otherwise) not completed as of the Closing (for the avoidance of doubt, Seller shall retain all rights to the sums due for work completed as of the Closing Date and where the vehicle is ready for customer pick up) and for which open repair orders are less than sixty (60) days old (“Work in Progress”);
(viii)Goodwill and Intangible Assets. All of each Seller’s goodwill and intangible assets used in the operation of the Business, including, without limitation, all service files and parts records, customer “deal jackets”, customer lists, prospective customer lists, and credit records, trade names, trademarks and service marks (including the name “Park Place”), registration lists, computer files containing sales and service files, parts records and other information and documents related thereto, except with respect to the Other Owned Dealerships (collectively, “Transferred

Records” and together with the intangible assets, goodwill and Seller’s telephone numbers, “Goodwill and Intangibles”);
(ix)Miscellaneous. All of each Seller’s inventory of gas, nuts and bolts, oil and grease and other miscellaneous supplies inventory on hand at Closing, excluding any supplies not customarily sold by Purchaser or its affiliate dealerships, or any open containers, discontinued or unusable materials; all Intellectual Property Assets, and telephone numbers and facsimile numbers;
(x)Permits. All Permits applicable to the Purchased Assets or the Business, and all pending applications therefor, except in each case to the extent not transferable;
(xi)Prepaid Items. Any and all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set off, rights of recoupment, charges, sums and fees, solely to the extent related to the Assumed Contracts, We Owes or Work in Progress;
(xii)Certain Refunds. Except as set forth in the VIT Agreements, any and all claims for refund or credit of Taxes which arise out of or are attributable to the Respective Businesses or ownership of the Purchased Assets for periods or portions thereof beginning on or after the Closing Date and which have as their origin any fact or event occurring after the Closing;
(xiii)Warranties. Any and all of each Seller’s rights under warranties, indemnities and all similar rights against third parties with respect to the Purchased Assets or the Business solely related to events which first occur after the Closing; and
(xiv)DFW Ground Lease Improvements. All right, title and interest of PPJ Land LLC, as the tenant under the DFW Ground Lease, in and to all buildings, structures and other improvements, leasehold or otherwise, fixtures, systems and facilities located on the land leased pursuant to the DFW Ground Lease (collectively, the “DFW Ground Lease Improvements”).
1.2Excluded Assets. Notwithstanding anything to the contrary set forth in Section 1.1 hereof and, for clarity, the Purchased Assets shall exclude the following assets of each Seller (collectively, the “Excluded Assets”): (a) the Asset Purchase Price and other rights of any of the Sellers (or any of their respective Affiliates), the Real Estate Owners, the Seller Affiliate or the Principal under this Agreement or any Transaction Document; (b) any vehicle not conveyed under Sections 1.1(a) hereof, including any Retained Used Vehicles; (c) any part, accessory, fixed asset, or other asset not conveyed under Section 1.1(a) hereof; (d) any contract to which Seller is a party that is not assigned under Section 1.1(a); (e) any voting securities of or other interests in any corporation, partnership, limited liability company, joint venture or other entity; (f) any cash and cash equivalents and investments, whether short-term or long-term, of any kind or nature; (g) claims for and rights to receive Tax refunds or credits for any period (or portion thereof) ending prior to the Closing Date that are or may become available to a Seller; (h) any minute books, stock records, tax records, and federal or state tax credits or refunds; (i) any records with respect to the costs incurred by a Seller or a Real Estate Owner to acquire the Real Estate or (except for the Sprinter Work) to construct the improvements thereon, (j) all of Sellers’ general ledgers, sub-ledgers, canceled checks, journals, vouchers, tax records and other accounting ledgers, and all records which are not Transferred Records (“Retained Records”; (k) except with respect to the DFW Ground Lease Improvements to the extent provided hereinbelow, any leasehold improvements (and all warranties and guaranties with respect thereto other than the warranties and guaranties related to the Capital Improvements Work), and all licenses and permits with respect to Real Estate leased pursuant to, and all other rights and interests (if any) of the landlord under, the Post Closing Leases; (l) excluding those related to Work in Progress or sums due from purchasers of New Vehicles where the sale has not, as of Closing, been consummated, all of the accounts receivable of Sellers; (m) all of the Seller Insurance Policies and, except as set forth in Section 9.14, with regard to certain proceeds of property damage insurance assigned thereunder at Closing or in Section 12.9, all rights and claims under the Seller Insurance Policies; (n) the assets used primarily in the operation of the Other Owned Dealerships and the rights and assets described in Section 7.10; (o) books and records related to the Other Owned Dealerships; (p) all stock and other ownership interests in each Seller and any of their respective Affiliates; (q) any and all prepaid expenses, credits, advance payments, security and deposits, solely to the extent related to the Excluded Assets; (r) claims, security, causes of action, refunds, rights of recovery, rights of set-off, rights of recoupment, charges, sums, and fees (including any such item relating to the payment of Taxes) of any kind or nature (whether or not known or unknown or contingent or non-contingent) that have as their origin an event, act, omission and occurrence prior to Closing; (s) all claims for indemnification under the Assumed Contracts and rights to receive payments thereunder that, in such case, arise out of or are attributable to the Business or ownership of the Purchased Assets and which have as their origin any fact or event occurring prior to Closing; (t) each Seller’s corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, Tax Returns, taxpayer and other identification numbers, seals, minute books, membership interest transfer books and blank membership interest certificates and other documents relating to the organization, maintenance and existence of each Seller as a limited partnership or limited liability company, as applicable; (u) all of Seller’s Retained Confidential Information; and (v) all parts catalogues, service manuals, films, videos, instructional materials, sales materials and brochures, vehicle literature and supplies related to the Retained Used Vehicles. The Purchased Assets shall also exclude all personal assets of any of the Sellers, any of their respective Affiliates, or the owners and family members of the owners of any of the Sellers or any of their respective Affiliates that are listed on Schedule 1.2 attached hereto, as well as the other assets of any of the Sellers or any of their respective Affiliates (and certain claims of any of the Sellers or any of their respective Affiliates against third parties) described or listed on Schedule 1.2 hereof.

1.3Liens and Encumbrances. Each Seller shall transfer to Purchaser those Purchased Assets that such Seller owns free and clear of all Liens, except for the Assumed Liabilities and inchoate liens for Taxes not yet due and payable and landlord’s liens (if any) under the Real Estate Leases. PPJ Land LLC shall quitclaim unto Purchaser all of PPJ Land LLC’s its right, title and interest in and to the DFW Ground Lease Improvements free and clear of all Liens, other than those arising under, and otherwise such conveyance shall be subject to, the DFW Ground Lease.
1.4Purchase Price.
(a)As consideration for the Purchased Assets, Purchaser shall (x) assume and agrees to pay, perform, discharge, and otherwise satisfy the Assumed Liabilities (subject to all rights of defense, offset, protest or contest with respect to such payment, performance, discharge or satisfaction), and (y) pay to the Sellers (or, with respect to the portion of the price for the DFW Ground Lease Improvements, to PPJ Land, LLC) at Closing the purchase price in the manner provided below (subject to the adjustments expressly provided for in this Agreement) which purchase price shall be the total of the following amounts (collectively, the “Asset Purchase Price”):
(i)        New Vehicles. An amount equal to the aggregate dealer invoice price less customer deposits, floorplan credits, holdbacks, advertising, rebates and all other dealer credits or incentives received or to be received by each Seller for all of each Seller’s New Vehicles, plus, at each Seller’s net cost therefor, any additional equipment that has been installed (including cost of labor), less any deductible items that have been removed from said vehicles, and further reduced by an amount equal to $0.50 per mile for each mile on any such vehicles in excess of five hundred (500) miles.
(ii)Used Vehicles. An amount equal to the value of Used Vehicles included in the Purchased Assets, as agreed upon by Sellers’ Representative and Purchaser at or prior to Closing.
(iii)Parts Accessories. An amount equal to (1) with respect to all of the OEM Parts and Accessories, the aggregate current factory replacement cost, (2) with respect to all Non-OEM Parts and Accessories, the applicable Seller’s actual cost paid therefor, and (3) with respect to the Nonconforming Parts and Accessories included in the Purchased Assets, the amount mutually agreed upon by Sellers’ Representative and Purchaser (absent such agreement, the applicable Seller shall retain ownership thereof, the same shall constitute Excluded Assets and such Seller shall have a period of fifteen (15) days following Closing to remove the same from the Real Estate).
(iv)Fixed Assets. An amount equal to the net book value of the Fixed Assets included in the Purchased Assets as of the full calendar month ended just prior to the Closing Date (i.e., depreciated net book value based on the applicable Seller’s historical accounting practices).
(v)Work in Progress. An amount equal to each Seller’s actual cost for all labor, parts and outside services for any Work in Progress.
(vi)Oil, Grease and Miscellaneous Inventory. An amount equal to the each Seller’s actual cost for such Seller’s inventory of gas, nuts and bolts, oil and grease and other miscellaneous supplies inventory on hand as of the Closing and included in the Purchased Assets.
(vii)Goodwill and Intangibles. An amount equal to Six Hundred Eighty-Five Million and No/100 Dollars ($685,000,000.00) for Sellers’ Goodwill and Intangibles. Such amount is allocated among the Respective Businesses as set forth on Schedule 1.4(a)(vii).
(viii)DFW Ground Lease Improvements. An amount equal to Twenty Five Million Two Hundred Thousand and No/100 Dollars ($25,200,000.00) for the DFW Ground Lease Improvements.
(b)The Asset Purchase Price shall be paid at Closing by Purchaser as follows:
(i)        payment to Sellers and PPJ Land, LLC, in cash, of the Asset Purchase Price, less the Notes Amount, less the Property Condition Adjustment, subject to adjustments contemplated herein (the “Closing Cash Payment”), payable by wire transfer of immediately available funds into an account or accounts designated by Sellers’ Representative; and
(ii)the Notes Amount shall be paid by delivery by Purchaser of two (2) promissory notes, each payable to the order of the agent therein designated (the “Payee Agent”) for the benefit of Sellers in the respective original principal sums of $150,000,000.00 and $50,000,000.00, payable as set forth therein.
1.5Inventory. Sellers’ Representative and Purchaser shall engage the Inventory Specialist to prepare an inventory list (the “Inventory”) of the Parts and Accessories. The Inventory (insofar as it relates to parts and accessories) shall be posted to the applicable Manufacturer’s approved systems of inventory control and will show each item extended by its unit price. The Inventory shall be completed by the Closing. The Inventory shall identify each Part and Accessory and its purchase price.
1.7Retained Used Vehicles. Sellers shall have a period of fifteen (15) days after the Closing Date to remove from the Real Estate (or place where the same are located) all Retained Used Vehicles. Purchaser shall have no obligation to insure any of the Retained Used Vehicles and shall not be responsible for any damage, theft or loss thereto occurring after Closing, except to the extent caused by the gross negligence or willful misconduct of Purchaser’s agents, contractors or employees. Notwithstanding the foregoing, any Retained Used Vehicle that otherwise is subject to the terms and conditions of Section 7.6 shall be handled and addressed under such Section 7.6.
1.7Post-Closing Adjustments. Within ninety (90) calendar days following the Closing Date, Purchaser shall prepare and deliver to Sellers’ Representative a statement (including work papers supporting such statement) reflecting any adjustments to the Asset Purchase Price due to any mathematical calculation used at Closing to determine the Asset Purchase Price having been inaccurate in any respect or having been based on estimates, or incomplete information, including, by way of example and not limitation, sales, repair and other transactions that occurred at or prior to Closing. Such statement shall be accompanied by supporting materials and information reflecting and substantiating such inaccurate calculation and the adjustment resulting therefrom. Sellers’ Representative shall have a reasonable time (but in no case less than 30 days) to review such materials and to provide Purchaser their objections thereto. The parties shall in good faith attempt to resolve all differences between them with regard to the adjustments proposed by Purchaser to which Sellers’ Representative objects and the party owing any amount shall reimburse the other party within thirty (30) days following such resolution. As a further example of the intended operation of the foregoing provisions, if following Closing, Purchaser performs the obligations of a Seller on We Owes pertaining to vehicles sold or serviced by a Seller prior to Closing and if Purchaser did not receive credit against the Asset Purchase Price for such We Owe work, such Seller shall reimburse Purchaser for the costs to perform such work. The provisions of this Section 1.7 shall expressly survive Closing.
1.8Withholding Tax. Purchaser shall be entitled to deduct and withhold from the Asset Purchase Price all Taxes that Purchaser is required to deduct and withhold under any provision of Applicable Law; provided that Purchaser shall, prior to such deduction or withholding on any amounts payable to a Seller or PPJ Land, LLC, provide written notice to such Seller or PPJ Land, LLC of its intent to deduct or withhold and provide such Seller or PPJ Land, LLC with a reasonable opportunity to provide such forms or other evidence as may reduce, eliminate or mitigate such deduction or withholding. All such withheld amounts that are paid over by Purchaser to the applicable Taxing Authority shall be treated as delivered to the applicable Seller or PPJ Land, LLC hereunder.
ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF PURCHASER

As a material inducement to Sellers, Principal and Seller Affiliate to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser makes the following representations and warranties to Sellers as of the Effective Date and as of the Closing Date (unless a specific date is set forth in such representation or warranty, in which case such representation or warranty must be true and correct as of such specific date):

2.1Status. Purchaser is a duly organized, validly existing and in good standing under the laws of the state in which organized. Purchaser has all requisite power and authority to own or lease its properties and to carry on its business as presently conducted. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Purchaser.
2.2Power and Authority. Purchaser (i) has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and (ii) has taken all corporate action necessary to authorize its execution and delivery of this Agreement and the Transaction Documents to which it is or will be a party, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.
2.3Enforceability. This Agreement has been duly executed and delivered by Purchaser and constitutes, and, as of the Closing, each of the other Transaction Documents to which Purchaser will be a party will be duly executed and delivered by Purchaser, and will constitute, assuming the due authorization, execution and delivery of such Transaction Documents, as applicable, by the other Persons that are party thereto, the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).
2.4No Violation. The execution and delivery of this Agreement and the other Transaction Documents by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation of the transactions contemplated in this Agreement will not (i) contravene any provision of its certificate or articles of formation or any of its other organization instruments, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against Purchaser, (iii) conflict with, or result in a breach or violation of or default (with or without notice or laps of time or both) under, or give rise to a right of termination or cancellation of any material right or benefit under, any material Contract to which Purchaser is a party or by which Purchaser or any of its properties or assets are bound, except for any consents or approvals from a Manufacturer, (iv) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person that, if not obtained or filed would reasonably be expected to have a material adverse effect on or materially delay Purchaser’s ability to consummate the transactions contemplated herein, except for (a) filings and approvals under HSR, (b) any filings or consents required to be made or obtained solely by a Seller, (c) any consents required under an Assumed Contract, (d) any consents or approvals from the Manufacturers, and (e) any Permits required to operate the Business.

2.5No Basis for Disapproval. Except as set forth on Schedule 2.5, Purchaser is not aware of any facts or circumstances which would reasonably be expected to be the basis for a Manufacturer not to approve Purchaser (or any permitted assignee of Purchaser) as an authorized dealer.
2.6Framework Agreement. Except as set forth on Schedule 2.6, Purchaser, and each of Purchaser’s subsidiaries and Affiliates, (i) is in compliance, in all material respects, with any existing framework agreement with the Manufacturers to which Purchaser or any of Purchaser’s subsidiaries and affiliates, is a party, (ii) is able to negotiate for the purchase of the Business and still be in compliance with any such framework agreement, and (iii) and will not challenge (and will not ask Sellers to challenge) any rejection of the transaction based on a violation or alleged violation of any framework agreement.
2.7Restricted List. Purchaser is not on any restricted list with the Manufacturers (e.g., CSI, sales, profits, etc.).
2.8Condition of Purchased Assets; Other Disclaimers.
(a)PURCHASER ACKNOWLEDGES THAT, EXCEPT FOR THE SELLERS’ EXPRESS REPRESENTATIONS, NEITHER THE SELLERS NOR ANY OF THE REAL ESTATE OWNERS, ANY OF THEIR RESPECTIVE AFFILIATES, THE SELLER KNOWLEDGE PARTIES, NOR ANY OF THEIR RESPECTIVE DIRECTORS, MANAGERS, OFFICERS, EQUITY HOLDERS, EMPLOYEES, CONTROLLING PERSONS, AGENTS, ADVISORS OR REPRESENTATIVES (ALL SUCH PERSONS, THE “SELLER PARTIES”) HAS MADE, AND THAT PURCHASER HAS NOT RELIED UPON, ANY STATEMENTS, REPRESENTATION OR WARRANTY (WHETHER MADE, OR ALLEGEDLY MADE BY ANY OF THE SELLER PARTIES OR ANY OF THE REAL ESTATE OWNERS) OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR STATUTORY, WITH REGARD TO THE DEALERSHIPS, THE BUSINESS, THE PURCHASED ASSETS, THE REAL ESTATE, THE ASSUMED LIABILITIES, THE EXCLUDED ASSETS, THE EXCLUDED LIABILITIES OR THE BUSINESS EMPLOYEES INCLUDING, WITHOUT LIMITATION, ANY FINANCIAL PROJECTIONS OR ANY ACTS OR OMISSIONS OF SELLER WITH RESPECT TO THE DEALERSHIP, THE PURCHASED ASSETS, OR THE MATTERS DESCRIBED IN SECTION 3.4 (OR, AS APPLICABLE, SECTION 3.5) OF THE POST CLOSING LEASES (COLLECTIVELY, THE “As Is Provisions”), WHICH AS IS PROVISIONS ARE HEREBY INCORPORATED HEREIN (WITH, FOR PURPOSES HEREOF, REFERENCES THEREIN TO “LANDLORD” BEING DEEMED REFERENCES TO SELLERS AND REAL ESTATE OWNERS AND REFERENCES THEREIN TO “TENANT” BEING DEEMED REFERENCES TO PURCHASER).
(b)EACH SELLER (OR OTHERS OF THE SELLER PARTIES AND REAL ESTATE OWNERS) HAS MADE AVAILABLE TO OR PROVIDED TO (AND MAY HEREAFTER MAKE AVAILABLE TO OR PROVIDE TO) PURCHASER INFORMATION, DOCUMENTS, AND MATERIALS, INCLUDING IN ANY “DATA

ROOMS” (INCLUDING INTERNET-BASED DATA ROOMS), AS WELL AS MANAGEMENT PRESENTATIONS AND OTHER INFORMATION AND DATA PROVIDED (COLLECTIVELY, THE “DUE DILIGENCE INFORMATION ”). THE SELLERS MAKE NO, AND THE REAL ESTATE OWNERS MAKE NO, REPRESENTATION OR WARRANTY WITH RESPECT TO, AND PURCHASER STIPULATES AND AGREES THAT IT HAS NOT, AND AS OF CLOSING WILL NOT HAVE, RELIED UPON ANY STATEMENTS OR ALLEGED REPRESENTATIONS OF ANY OF THE SELLER PARTIES OR THE REAL ESTATE OWNERS WITH RESPECT TO, THE DUE DILIGENCE INFORMATION, EXCEPT IN EACH CASE TO THE EXTENT EXPRESSLY SET FORTH IN SELLERS’ EXPRESS REPRESENTATIONS. FURTHER, PURCHASER ACKNOWLEDGES AND AGREES THAT (A) THE DUE DILIGENCE INFORMATION MAY INCLUDE PROJECTIONS, ESTIMATES AND OTHER FORECASTS, CERTAIN BUDGETS AND BUSINESS PLAN INFORMATION, INCLUDING THOSE ATTACHED AS EXHIBITS OR SCHEDULES TO THE TRANSACTION DOCUMENTS, (B) THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE SUCH PROJECTIONS, ESTIMATES AND OTHER FORECASTS AND PLANS AND IT IS FAMILIAR WITH SUCH UNCERTAINTIES, AND (C) IT IS TAKING FULL RESPONSIBILITY FOR MAKING ITS OWN EVALUATIONS OF THE ADEQUACY AND ACCURACY OF ALL PROJECTIONS, ESTIMATES AND OTHER FORECASTS, BUDGETS AND PLANS SO FURNISHED TO IT, AND ANY USE OF OR RELIANCE BY IT ON SUCH PROJECTIONS, ESTIMATES AND OTHER FORECASTS, BUDGETS AND PLANS SHALL BE AT ITS SOLE RISK AND WITHOUT THE RIGHT TO MAKE, AND PURCHASER HEREBY WAIVES THE RIGHT TO MAKE, ANY CLAIM AGAINST OF THE SELLER PARTIES OR REAL ESTATE OWNERS WITH REGARD THERETO; PROVIDED, THAT, NOTHING IN THIS PARAGRAPH SHALL CONSTITUTE WAIVER OF ANY CLAIM FOR BREACHES OF SELLERS’ EXPRESS REPRESENTATIONS.
2.9Proceedings.
(a)There is no Action, proceeding or governmental investigation pending or, to the knowledge of Purchaser threatened, that (i) challenge the validity or enforceability of the obligations of Purchaser under this Agreement or the respective obligations of Purchaser under the other Transaction Documents to which it is or will be a party or (ii) seek to prevent, delay or otherwise would reasonably be expected to adversely affect the consummation by Purchaser of the transactions contemplated herein or therein.
(b)Except as would not, individually or in the aggregate, reasonably be expected to adversely affect the consummation by Purchaser of the transactions contemplated herein or therein, there is no order, judgment, injunction, award, decree, writ or other legally enforceable requirement handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Authority imposed upon Purchaser.

2.10Investment Representation. Purchaser is an informed and sophisticated purchaser, and has engaged advisors experienced in the evaluation and purchase of the Purchased Assets and assumption of the Assumed Liabilities as contemplated hereunder.
2.11Financial Ability. Purchaser will have at the Closing, the funds necessary to consummate the transactions contemplated by this Agreement and the Transaction Documents (including the payment to the Sellers of the Asset Purchase Price) and satisfy all other costs and expenses arising in connection herewith and therewith. Purchaser acknowledges and agrees that Purchaser’s performance of its obligations under this Agreement is not in any way contingent or conditioned upon the availability of, or consummation of, financing to Purchaser. Neither this Agreement, nor any of the Transaction Documents, nor any of the transactions contemplated hereby or thereby will result in a breach of any debt covenant Purchaser or its assets or properties are bound by. Purchaser has delivered to Sellers and Real Estate Owners unaudited financial statements, including balance sheets and income statements of Asbury Automotive Group L.L.C., for the year ended December 2019, together with any auditor reports and notes thereto (if any). Such financial statements were prepared in accordance with the historical practices of Asbury Automotive Group, L.L.C., consistently applied, and fairly present in all material respects the financial position of Asbury Automotive Group, L.L.C. as of the dates described therein and the results of operations at the respective dates and for the respective periods described above, individually, subject, however, to normal year-end adjustments and accruals and the absence of notes and other textual disclosures.
2.12No Commissions. Purchaser has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions or similar compensation in connection with the transactions contemplated herein.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE SELLERS, SELLER AFFILIATE, REAL ESTATE OWNERS AND PRINCIPAL
Sellers, jointly and severally, make the following representations and warranties to Purchaser as of the Effective Date and, subject to update and amendments thereof as a result of the delivery of any Representation Update Notice, as of the Closing (unless a specific date is set forth in such representation or warranty, in which case such representation or warranty must be true and correct as of such specific date). The Principal and the Seller Affiliate, severally and not jointly, make the representations and warranties in Sections 3.1, 3.2 and 3.3 that solely relate to himself or itself, as applicable as of the Effective Date, and subject to update and amendments thereof as a result of the delivery of any Representation Update Notice, as of the Closing (unless a specific date is set forth in such representation or warranty, in which case such representation or warranty must be true and correct as of such specific date). Each of the Real Estate Owners makes, severally as to itself (the several nature of the following does not, however, affect or impair the joint and several liability of all of the Real Estate Owners for the breach of any of the following by any Real Estate Owner), the following representations and warranties expressly applicable to the Real Estate Owners to Purchaser as of the Effective Date and, subject to update and amendments thereof as a result of delivery of any Representation Update Notice, as of Closing (unless a specific date is set forth in such representation or warranty, in which case such representation or warranty must be true and correct as of such specific date):
3.1Status. Each Seller, Seller Affiliate and the Real Estate Owners: (i) is duly organized, validly existing and in good standing under the laws of the State of Texas; (ii) is authorized to do business and is in good standing in the State of Texas and is in good standing in all other jurisdictions where the conduct of its business requires it to be so qualified, except where the failure to so qualify would not have a material and adverse effect on its Respective Business; and (iii) has the requisite power and authority to own or lease its assets and properties and to carry on its business as now being conducted. There is no pending or, to the Knowledge of Sellers or the Real Estate Owners, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of a Seller, Seller Affiliate or any of the Real Estate Owners. Seller Affiliate is the owner and operator of Mercedes-Benz of Grapevine dealership.
3.2Power and Authority.
(a)Principal is a natural person and has full capacity and authority to execute and deliver this Agreement and to perform such Principal’s obligations hereunder.
(b)Seller Affiliate: (a) is an Affiliate of Sellers, and Seller Affiliate will benefit from the transactions contemplated by the Transaction Documents, (b) has all power and authority necessary to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated herein and therein, and (c) has taken all action necessary to authorize the execution and delivery of this Agreement and the other Transaction Documents to which it is or will be party, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated herein and therein.
(c)Each Seller and each Real Estate Owner: (i) has all power and authority necessary to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated herein and therein, and (ii) has taken all action necessary to authorize the execution and delivery of this Agreement and the other Transaction Documents to which it is or will be party, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated herein and therein.
3.3Enforceability. This Agreement has been duly executed and delivered by each Seller, the Principal, the Seller Affiliate and each Real Estate Owner, constitutes, and, as of the Closing, each of the other Transaction Documents to which such Seller, Seller Affiliate, such Real Estate Owner or the Principal will be a party will be duly executed and delivered to Purchaser, and will constitute, assuming the due authorization, execution and delivery of such Transaction Documents, as applicable, by the other Persons that are party thereto, the valid and binding obligations of such Seller, Seller Affiliate, Real Estate Owner or the Principal (as applicable), enforceable against such Seller, Seller Affiliate such Real Estate Owner or the

Principal (as applicable) in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).
3.4No Violation. Except as contemplated by this Agreement or the other Transaction Documents or except as set forth on Schedule 3.4, the execution and delivery of this Agreement and the other Transaction Documents by the Sellers and the Real Estate Owners, the performance by the Sellers and the Real Estate Owners of their respective obligations hereunder and thereunder and the consummation by the Sellers and the Real Estate Owners of the transactions contemplated in this Agreement will not (i) solely with respect to the Sellers and Real Estate Owners, contravene any provision of its certificate or articles of formation or any of its other organizational instruments, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against a Seller or any Real Estate Owner, (iii) conflict with, or result in a breach or violation of or default (with or without notice or laps of time or both) under, or give rise to a right of termination or cancellation of any material right or benefit under, any Material Contract, except for any consents or approvals from a Manufacturer, (iv) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except for (1) filings and approvals under HSR, (2) any filings or consents required to be made or obtained solely by Purchaser, (3) any consents or approvals from a Manufacturer, or with respect to the assignment of the Assumed Contracts, the DFW Ground Lease and the DFW Global Lease, and (4) consents, approval, authorizations, permits or filings related to any Permits or licenses required of Purchaser to operate the Dealerships or the Purchased Assets, or (v) result in the creation or imposition of any Lien on Seller, Seller Affiliate, the Principal, the Real Estate Owner, the Real Estate, the Purchased Assets or the Business, except in the case of the foregoing clauses (ii), (iii), and (iv), as would not be material and adverse to the Purchased Assets.
3.5Litigation. Except as set forth on Schedule 3.5, no material Action pending or, to the Knowledge of Sellers, threatened, (i) against, by or affecting any Seller, any Real Estate Owner, the Purchased Assets or the Dealerships that would be binding upon Purchaser or any of the Purchased Assets, the Real Estate or Dealerships after Closing or that, if adversely determined, is reasonably expected to materially and adversely affect the value or reputation of the Business, or (ii) which questions the validity or enforceability of this Agreement or the transactions contemplated herein. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which any Seller or Real Estate Owner is or was a party which have not been complied with in full or which continue to impose any obligations on such Seller or such Real Estate Owner and would be binding upon Purchaser or any of the Purchased Assets or the Dealerships after Closing or that is reasonably expected to materially and adversely affect the value or reputation of the Business.
3.6Financial Statements. Each Seller has delivered to Purchaser unaudited financial statements, including balance sheets and income statements of such Seller, for the years ended

December 31, 2017, 2018 and 2019 together with any auditor reports and notes thereto (if any), and the statements prepared for the Manufacturers for the period ending as of the end of each of calendar months of January, 2020 through and including May 31, 2020 (the “Balance Sheet Date“) (collectively, the “Financial Statements”), in each case, a copy of which has been made available to Purchaser and is listed on Schedule 3.6 hereto. Except as set forth on Schedule 3.6, the Financial Statements for each Seller were prepared in accordance with the historical practices of such Seller, consistently applied, and fairly present in all material respects the financial position of such Seller, individually, as of the dates described therein and the Balance Sheet Date and the results of operations at the respective dates and for the respective periods described above, individually, subject, however, to normal year-end adjustments and accruals and the absence of notes and other textual disclosures. The Financial Statements prepared for the Manufacturers were, to the Knowledge of Sellers, prepared in accordance with each of the Manufacturer’s standards and guidelines. Except as reflected in the Financial Statements, the balance sheets included in the Financial Statements do not reflect any write up or revaluation increasing the book value of any assets.
3.7[Reserved].
3.8Environmental Matters.
(a)Except as set forth in Schedule 3.8(a), there are no writs, orders, judgments, injunctions, or governmental decrees issued with respect to violations of Environmental Laws with respect to the Real Estate or the Dealership.
(b)Except as set forth in Schedule 3.8(b), there are no non-compliance orders, warning letters or notices of violation (collectively “Notices”), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations of any nature or proceedings (collectively “Proceedings”) pending or, to Sellers’ Knowledge, threatened against or involving any Seller issued by any Governmental Authority with respect to any Environmental Laws which have not been resolved to the satisfaction of the issuing Governmental Authority.
(c)Except as set forth on Schedule 3.8(c), to the Knowledge of the Sellers, each Seller has obtained and is in material compliance with all Environmental Licenses necessary for the conduct of the Business as currently conducted or the ownership, lease, operation or use of the Purchased Assets and all such Environmental Licenses are in full force and effect and shall be maintained in full force and effect by the Sellers through the Closing Date in accordance with Environmental Law.
(d)Except as set forth on Schedule 3.8(d) hereto, no Seller uses, nor at any time has used, any Underground Storage Tanks at the Real Estate and, to the Knowledge of the Sellers, there are no above ground storage tanks that are not in compliance with all Environmental Laws.

(e)To the Knowledge of the Sellers, the use of the Real Estate since December 8, 2019, has not resulted in a material change to the condition of the Real Estate as it relates to compliance with Environmental Laws.
(f)Schedule 3.8(f) identifies all reports of environmental investigations or assessments undertaken during the prior three (3) years by the Sellers or their respective Affiliates, agents or representatives, relating to the Real Estate, each of which the Sellers have made available to Purchaser without any representations or warranty of their completeness or accuracy.
(g)For purposes of this Agreement (unless otherwise noted below), the following terms shall have the meanings ascribed to them below:
“Environmental Laws” means all applicable federal, state, or local statutes, laws, rules, regulations, codes, ordinances, or orders currently in existence, any of which govern or relate to pollution, Hazardous Substances, toxic substances, or hazardous waste at the Real Estate.
“Environmental Licenses” means all licenses, certificates, permits, approvals, decrees and registrations applicable to the specific Real Estate and required under Environmental Laws.
“Hazardous Substances” means oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other substances, materials or wastes listed, defined, designated or classified as a solid waste, pollutant or contaminant or as hazardous, toxic or radioactive or that are otherwise regulated under any Environmental Laws.
“Release” means any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, migration, or leaching into the indoor or outdoor environment, including in, on, from, or about any improvements on Real Estate or into or onto or out of any Real Estate.
“Underground Storage Tank” shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of the Resource Conservation and Recovery Act, or any applicable state or local statute, law, ordinance, code, rule, regulation, order, ruling or decree governing Underground Storage Tanks.
3.9Real Estate.
(a)The real property described in the Post Closing Leases (which is described in Exhibit K), the DFW Ground Lease and the real estate leases comprising part of the Assumed Contracts (the real estate leases comprising part of the Assumed Contracts and the DFW Ground Lease are herein collectively called the “Real Estate Leases”) reflect or describe, collectively, all of the parcels of real property constituting the real property owned or otherwise used by the Sellers in the operation of the Dealerships (collectively, the “Real Estate”).
(b)The Sellers are not party to any leases, subleases, licenses or similar agreements which are for the use or occupancy of real estate owned by a third party other than the Real Estate Leases. The Sellers have not leased, subleased, or, except pursuant to easements and other matters filed for record in the real property records, otherwise granted to any Person, other than the Sellers’ Affiliates, the right to use or occupy the Real Estate or any portion thereof.
(c)With respect to the Real Estate: (i) there are no pending or, to Seller’s Knowledge or the Knowledge of any of the Real Estate Owners, threatened condemnation proceedings, and (ii) except for the Assumed Contracts, the Construction Documents, the DFW Ground Lease and other agreements filed for record in the real property records, there are no Contracts relating to service, management or similar matters which affect any such parcel and that would be binding on Purchaser following Closing.
(d) Each Real Estate Owner owns fee simple title to its applicable parcel of Real Estate that is the subject of a Post Closing Lease, which at the time of Closing will be free and clear of all restrictions, liens, encumbrances, easements, exceptions, Uniform Commercial Code financing statements and security interests of every kind and character, except for the Existing Encumbrances (which Existing Encumbrances include the liens and security interests described in each SNDA, as applicable) and, in the case of the Short Term Leases, all matters of record affecting title thereto.
(e) No Seller or Real Estate Owner has Knowledge of any proceedings, or any proposed or threatened proceedings, to change such zoning classification or land use plan or the conditions applicable thereto, and shall not itself apply for or acquiesce in any such change. No Seller or Real Estate Owner has Knowledge or any violation of any requirement or condition to such zoning classification or land use plan which is applicable to all or any portion of any Real Estate owned by it.
(f) Except for leases that will be terminated as of Closing and except for the DFW Ground Lease, no Seller or Real Estate Owner has Knowledge of any unrecorded leases, options, or rights of first refusal affecting title to the Real Estate owned by the respective party. Except for leases that will be terminated as of Closing, the DFW Ground Lease, and leases that constitute Existing Encumbrances, there are no other written or oral leases affecting any of the Real Estate owned by it. Except as set forth in the Existing Encumbrances, no Seller or Real Estate Owner has Knowledge of rights of occupancy relating to the Real Estate owned by it, or that any Person has any right of possession or occupancy in any part of the Real Estate owned by it.
(g) There is no surface drilling conducted on any of the Real Estate owned by a Real Estate Owner.

(h) No Seller or Real Estate Owner has received any notices from any insurance company of any defects or any inadequacies in the Real Estate owned by such party or any part thereof that have not been remedied and which would adversely affect the insurability of the Real Estate owned by such party or asserting that any of the Real Estate owned by such party is not is in compliance with the requirements of all insurance carriers currently providing insurance coverage for the Real Estate and such improvements owned by such party.
(i) Except as set forth in the Existing Encumbrances, no Seller or Real Estate Owner has Knowledge of any commitments or side agreements existing with any governmental authority, utility company, school board, church or other religious body, or any homeowners or homeowners’ association, or with any other organization, group, party, or individual, relating to the Real Estate owned by such party which would impose an obligation upon the owner of such Real Estate, or its successors or assigns, to make any contribution or dedication of money or land or to construct, install or maintain any improvements of as public or private nature on or off such Real Estate.
(j) To the Knowledge of Sellers and Real Estate Owners, the DFW Ground Lease and each Construction Document (i) is a legal, valid and binding obligation of PPJ Land LLC and, as applicable, such Real Estate Owner and the other parties thereto, (ii) is in full force and effect in accordance with its terms. To the Knowledge of the Real Estate Owners, (1) no Real Estate Owner that is party to, nor any other party to, any Construction Document, nor PPJ Land LLC with respect to the DFW Ground Lease, is in material breach of or material default under, or has provided or received any written notice alleging any breach of or default under the DFW Ground Lease or any Construction Document, as applicable, (2) with regard to the assignment thereof to Purchaser, except for the consent of the landlord under the DFW Ground Lease and the counterparties to the Construction Documents, neither the assignment of the DFW Ground Lease nor any Construction Document requires any consent or approval from any other Person, and (3) no event has occurred (with or without notice, the lapse of time or both) would constitute a breach thereof by any Real Estate Owner or any counterparty thereto. None of the counterparties to the DFW Ground Lease or any Construction Document has notified any Real Estate Owner in writing that it intends to terminate, cancel or not renew any such Contract.
3.10Good Title to the Purchased Assets. Except as set forth on Schedule 3.10, the Sellers and PPJ Land LLC possess, or will possess as of the Closing Date, good and valid title to, or for the tangible personal property leased, a valid leasehold interest in, the Purchased Assets, free and clear of any Liens (other than inchoate liens for Taxes not yet due and payable) and landlord’s liens (if any) under the Real Estate Leases).
3.11Condition of Assets. Except as set forth on Schedule 3.11, the Purchased Assets, the Real Estate and the real estate described in the Post Closing Leases constitute all of the assets, tangible and intangible, real or personal, of any nature whatsoever, necessary for the operation of the Business and the Dealerships in substantially the manner presently operated by the Sellers. Except as set forth on Schedule 3.11, to the Knowledge of the Sellers, the tangible assets included in the Purchased Assets, including, without limitation the Fixed Assets and inventories of the Sellers, are, in all material respects, in good working order and operating condition and adequate for the uses to which they are being put and none of such tangible assets is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost and except for, as of Closing, damage from events of casualty. To the actual knowledge of the Seller Knowledge Parties, there has been no material and adverse change to the condition of the improvements on an individual parcel of Real Estate since November 26, 2019 that would result in Losses in excess of $150,000.00 with respect to such parcel.
3.12Inventories. Those vehicles treated as New Vehicles under this Agreement have not been titled or registered. The odometer on each of the New Vehicles and Used Vehicles included in each Seller’s inventory represent as of the Effective Date, and will represent as of the Closing Date, the actual mileage that such automobile has been driven unless otherwise disclosed on the odometer disclosure statement accompanying such automobile.
3.13Compliance with Laws. The provisions of the following sentence and Sellers’ representations in such sentence shall not apply to Environmental Laws, it being agreed that Sellers’ representations and warranties regarding Environmental Laws and the presence or existence of Hazardous Substances and Underground Storage Tanks is solely limited to and governed by the provisions of Section 3.8 hereof. Each Seller is currently in compliance, in all material respects with Applicable Laws applicable to its Respective Business and its Dealership and the Purchased Assets it owns, and, in the past year, no Seller has received any written notice alleging any failure to comply with Applicable Laws that, if not cured as of Closing, would subject Purchaser to any material liability after Closing. No Real Estate Owner has Knowledge of, nor have they received, any written notice that any of the Real Estate owned by them is in violation of any laws, ordinances, rules, regulations, requirements and orders of federal, state or local governments and/or their agencies (including, without limitation, Environmental Laws) that have not been cured.
3.14Labor and Employment Matters.
(a)Except for the Excluded Employees, Schedule 3.14(a) sets forth a list, as of the date hereof, of the employees of each Seller (the “Business Employees”) and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full-time or part-time); (iii) date of hire; and (iv) current annual compensation or type of pay plan.
(b)Each Seller is in compliance in all material respects with all Applicable Laws relating to the employment of labor, including but not limited to employment and employment practices, terms and conditions of employment, employee classification, overtime pay, classification of employees and independent contractors, non-discrimination, wages and hours, employee leave, record-keeping, payroll documents, equal opportunity, immigration, occupational health and safety, severance, termination or discharge, collective bargaining and the payment of employee welfare and retirement and other taxes, the full payment of all required social security contributions and taxes. Attached as Schedule 3.14(b) is a list of any employment terminations that have occurred between March 1, 2020 and June 19, 2020, identifying the date of such termination and the Respective Business that employed the terminated employee; provided that, Schedule 3.14(b) shall be updated by Sellers at Closing.
(c)No Seller is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no labor union prior to the Effective Date organizing any employees of a Seller into one or more collective bargaining units. There is not now, and there has not been prior to the Effective Date, any actual or, to the Knowledge of the Sellers, threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Sellers or which may interfere with any Seller’s continued operations. There has been no strike, walkout or work stoppage involving any of the employees of a Seller prior to the Effective Date. To the Sellers’ Knowledge, except for the Excluded Employees, no Business Employee that is a general manager, sales manager, parts manager or service manager has any plans to terminate his or her respective employment with a Seller.
3.15Employee Benefit Plans.
(a) Schedule 3.15(a) contains an accurate and complete list of all of the Employee Benefit Plans.
(b) Except as set forth on Schedule 3.15(b), with respect to each Employee Benefit Plan, the Sellers have made available to the Purchaser true and complete copies of the following, to the extent applicable: (i) the plan document (including any amendments thereto), trust agreement and any other document governing such Employee Benefit Plan; (ii) the summary plan description; (iii) all Form 5500 annual reports (and attachments) for the past three (3) years; and (iv) all material correspondence with any Governmental Authority relating to any  Employee Benefit Plan.
(c) All Employee Benefit Plans are, and have been, operated in material compliance with their provisions and with all applicable Laws including, but not limited to, ERISA, COBRA, Patient Protection and Affordable Care Act and the Code and the regulations and rulings thereunder.
(d) Except as set forth on Schedule 3.15(d), no Sellers nor any ERISA Affiliate sponsors, maintains or contributes to, and has, in the past three (3) years, not sponsored, maintained or contributed to, or has any Liability with respect to: (i) a plan subject to Title IV of ERISA (including a multiemployer plan within the meaning Section 4001(a)(3) of ERISA); (ii) a “multiple employer plan” (within the meaning of Section 413 of the Code); or (iii) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).
(e) Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code and exempt from Tax under Section 501(a) of the Code has been determined by the IRS as so qualified and exempt. Any such IRS determination remains in effect and has not been revoked, and nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption.
        (f) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, result in Purchaser or any of its Affiliates (i) incurring any liability with respect to any liability with respect to any Employee Benefit Plan sponsored, maintained, or contributed to by Sellers or any ERISA Affiliates, or (ii) becoming liable for any Controlled Group Liabilities.
3.16Insurance. Each Seller is covered by insurance insuring against risks of the nature that is reasonably consistent with its historical practices.
3.17Notices from Manufacturers. To Sellers’ Knowledge, except as set forth on Schedule 3.17 or the Autohaus Design Obligations, no Manufacturer has notified the Sellers in writing of any material deficiency with respect to brand imaging, sales efficiency, warranty work reimbursement, customer satisfaction, facility compliance, or any facility condition. Further, to the Sellers’ Knowledge, except as set forth on Schedule 3.17 no Manufacturer is considering adding any additional franchise to any Person in the county in which any given Dealership is located. No Manufacturer has designated a Dealership as having “delete point status”.
3.18No Material Adverse Change. Since the Balance Sheet Date, no Material Adverse Effect has occurred. Except as set forth on Schedule 3.18, since the Balance Sheet Date the Sellers have conducted the Business only in the ordinary course consistent with their respective past practices (taking into account those adjustments thereto by reason of the COVID-19 pandemic as set forth on Schedule 3.18) and, except in the ordinary course of business or except as set forth on Schedule 3.18, there has not been any: (a) except with respect to the Excluded Employees, payment (except in the ordinary course of business) or increase by the Sellers of any bonuses, salaries or other compensation to any general manager, sales manager, parts manager or service manager of a Dealership, or entry into any employment, severance or similar contract with any such manager; (b) except as permitted by the terms and provisions of Section 7.1 hereof and except with regard to Construction Documents that have been provided to Purchaser prior to the Effective Date or entered into by Seller or any Real Estate Owner after the Effective Date in accordance with this Agreement (and except for any change orders thereto to which the counterparty thereunder is entitled or that is necessary to cause the work to comply with Applicable Law), entry into, modification, or termination of any Assumed Contract; (c) sale (other than sales of inventories in the ordinary course of business and except for dispositions of Fixed Assets that are obsolete and that have been replaced with assets of similar utility and functionality), lease or other disposition of any Purchased Asset; (d) except with respect to the Excluded Employees, re-assignment or transfer of any general manager, sales manager, parts manager or service manager from any Dealership to another dealership not being sold hereunder; (e) except with respect to the Excluded Assets, reallocating inventory outside of the ordinary course of business and consistent with Sellers’ past practices (including transfers or transactions with Affiliates that were not made in accordance with Seller’s past practices); (f) release or knowing waiver of any material claim or right of a Seller with regard to the Purchased

Assets; (g) change in the accounting methods of a Seller; (h) other than the Sprinter Work, capital expenditure (or series of capital expenditures) by a Seller outside of the ordinary course of business or, excluding those made by reason of repair or necessary replacement, to comply with Applicable Law, involving more than Two Million Dollars ($2,000,000.00) in the aggregate; or (i) adoption of or resolutions by a Seller authorizing or providing for a complete or partial plan of liquidation, dissolution, consolidation, recapitalization, reorganization, bankruptcy or general assignment for the benefit of creditors with respect to such Seller.
3.19Licenses and Permits. The provisions of the following sentence of this paragraph shall not apply to permits that are the subject of the matters described in Section 3.8 hereof. To the Knowledge of the Sellers, the Sellers hold all permits, licenses and authorizations (the “Permits”) that are necessary for the operation of the Business and the Dealerships and, except where the failure to do so is not reasonably likely to materially and adversely affect the Respective Business, is in compliance with all of the Permits.
3.20Affiliate Transactions. Except as set forth on Schedule 3.20, the Sellers have not received written notice that any of their top 10 suppliers for 2019, in the aggregate, are terminating, nor, to the Sellers’ Knowledge has any top 10 supplier for 2019 of the Sellers threatened to terminate, its business relationship with the Sellers for any reason. Except as disclosed in Schedule 3.20 hereto: (i) no Seller has any direct or indirect ownership interest in any customer, supplier or competitor or in any Person from whom or to whom such Seller leases real (except for the Real Estate) or personal property, (ii) no partner, member, or shareholder, as the case may be, of a Seller, including, without limitation, the Principal, nor any officer, director, manager, member, partner or shareholder of any of such parties, nor any Immediate Family Member of any such Person, nor any entity in which any such Person owns any beneficial interest, is a party to any of the Assumed Contracts or has otherwise entered into a transaction with a Seller, conducted business with a Seller or has any interest in any property used by a Seller that constitutes a Purchased Asset.
3.21Intellectual Property. Schedule 3.21 is a true, complete and accurate list of all of the registered trademarks, service marks, trade names, copyrights and patents used in the conduct of the Business as of the Effective Date. To Sellers’ Knowledge, each Seller has the right to use all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its respective businesses as of the Effective Date (the “Intellectual Property”). No Seller has received written notice from any Person alleging that such Seller’s use of the Intellectual Property infringes or misappropriates any rights held or asserted by such Person and, to the Knowledge of Sellers, no Person is infringing on any Intellectual Property. Except as provided in the Assumed Contracts or in Schedule 3.21, no payments are required for the continued use of the Intellectual Property.
3.22Data Security Requirements.
(a)The Sellers are in compliance in all material respects with all Data Protection Requirements to which the Business is subject with respect to the protection and security of Personal Data and confidential information of Sellers’ vendors, while such Personal Data or confidential information was or is in the possession or under the control of Sellers or its authorized agents and vendors.
(b)The Sellers have taken commercially reasonable measures to protect the confidentiality and security of their own data and computer systems, including software, hardware and networks.
(c)No written notices have been received by, and no claim, charge or complaint has been made in writing against a Seller alleging a violation of any Data Protection Requirements, and no Action is pending or, to the Sellers’ Knowledge, is threatened against a Seller relating to such Seller’s collection, use or disclosure of Personal Data.
(d)There have not been any actual or, to Sellers’ Knowledge, alleged incidents of data security breaches involving: (i) Personal Data while in the possession or under the control of a Seller or, to the Sellers’ Knowledge, while in the possession or under the control of a Seller’s authorized agents or vendors, or (ii) other confidential information of a counterparty to a Contract while that confidential information was in the possession or under the control of a Seller or, to the Sellers’ Knowledge while in the possession or under the control of a Seller’s authorized agents or vendors.
For purposes of this Agreement (unless otherwise noted below), the following terms shall have the meanings ascribed to them below:

“Data Protection Requirements” means all of the following: (i) all applicable laws relating to the privacy or security of Personal Data; (ii) Payment Card Industry Data Security Standard (PCI DSS) as applicable to Personal Data in the possession or under the control of a Seller; and (iii) obligations in Contracts with respect to the protection of the privacy and security of Personal Data.

“Personal Data” means any information in the control or possession of Seller or its authorized agents or vendors (including a Person’s name, street address, telephone number, e-mail address, photograph, social security number, tax identification number, driver’s license number, passport number, bank account information and other financial information, customer or account numbers, account access codes and passwords, Internet protocol address) which, whether alone or in combination with other information, identifies or is reasonably associated with an identified natural person, that is not otherwise publicly available information.
3.23Contracts.
(a)Except as set forth in Schedule 3.23(a) and subject to Section 7.1, none of the Assumed Contracts as of the Effective Date is of the following types (collectively, the “Material Contracts”):

(i) other than the Real Estate Leases, is a lease or sublease of real property, or any Contract relating to the purchase or sale of any real property;
(ii) is a lease or sublease of personal property (including any equipment, furniture, fixtures or other items of personal property) that provides for future payments by a Seller of more than $10,000 per annum;
(iii) except for the agreements between, respectively, each Seller and the applicable Manufacturer, is a Contract granting any Person a right of first refusal, right of first offer or similar right with respect to any of the Purchased Assets;
(iv) is a Contract which contains an agreement by the Seller party thereto not to compete with the counterparty thereto;
(v) is a joint venture arrangement;
(vi) is a Contract requiring a Seller to deal exclusively with any Person;
(vii) is a Contract between Seller and any Affiliate of Seller; or
(viii) is a Contract that is not covered by the other clauses of this Section 3.23 that (A) is material to the operation of the Business or the absence of which would have a Material Adverse Effect on the Business, or (B) is not terminable on not more than ninety (90) days’ notice and without payment of any penalty by, or other material consequence to, a Seller.
(b)Except as set forth on Schedule 3.23(b)¸ each Seller has made available to Purchaser a true, correct and complete copy of each Contract to which such Seller is a party and that is applicable and material to the day to day operation of the Purchased Assets and the Dealerships (excluding Contracts that solely relate to the Excluded Assets).
(c)Except as set forth in Schedule 3.23(c), to the Knowledge of the Sellers, each Material Contract (i) is a legal, valid and binding obligation of the applicable Seller and the other parties thereto, (ii) is in full force and effect in accordance with its terms. Neither the Sellers nor, to the Knowledge of the Sellers, any other party to any Material Contract is in material breach of or material default under, or has provided or received any written notice alleging any breach of or default under, any Material Contract, (iii) does not require, with regard to the assignment thereof to Purchaser, consent or approval from the counterparty thereto, and (iv) no event has occurred (with or without notice, the lapse of time or both) would constitute a breach thereof by Seller or any counterparty thereto. Except as set forth in Schedule 3.23(c), none of the counterparties to any Material Contract has notified a Seller in writing that it intends to terminate, cancel or not renew any such Contract.

3.24Taxes. Except as set forth on Schedule 3.24:
(a)(i) Each Seller has timely filed all Tax Returns that were required to be filed with respect to the Purchased Assets, and the applicable Dealership as of the Effective Date; (ii) all such Tax Returns were complete and correct in all material respects; (iii) all Taxes owed by each Seller (whether or not shown on any Tax Return) with respect to the Purchased Assets, and the applicable Dealership have been timely paid; (iv) no Seller is currently the beneficiary of any extension of time within which to file any Tax Return with respect to the Purchased Assets or a Dealership; (v) no Seller has received any written notice of any action or audit now proposed or threatened or pending against, or with respect to such Seller in respect of any Taxes with respect to the Purchased Assets or a Dealership; and (vi) no claim has been made by a taxing authority in a jurisdiction where the Sellers do not file Tax Returns that a Seller or Real Estate Owner is or may be subject to Taxes assessed by such jurisdiction.
(b)There are no Liens for Taxes on any of the Purchased Assets other than inchoate property Taxes. Each Seller has withheld or collected and timely paid all Taxes required to have been withheld or collected and paid by it, and all material Tax reporting requirements associated with such Taxes have been satisfied.
(c)There is no dispute or claim concerning any Liability for Taxes with respect to any Seller for which written notice has been provided, or which is asserted or threatened in writing, and no Seller has waived (or is subject to a waiver of) any statute of limitations in respect of Taxes or agreed to (or is subject to) any extension of time with respect to a Tax assessment or deficiency.
(d)Each Seller is a “United States person” within the meaning of Section 7701(a)(30) of the Code.
(e)No Seller is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or similar Contract that would become binding upon Purchaser upon completion of the transactions contemplated by this Agreement.
3.25Product Warranties; Incentive Programs. Except as set forth on Schedule 3.25 or except with respect to implied warranties, no Seller has given to any Person any product or service guaranty or warranty, right of return or other indemnity relating to the products manufactured, sold, leased, licensed or delivered, or services performed, by a Seller. Except as set forth on Schedule 3.25, no Seller or Dealership has participated in, nor does a Seller or Dealership currently participate in or sponsor, any customer marketing plans, which are dealer obligor products or services, such as “tires for life,” “batteries for life,” “lifetime oil changes,” “lifetime warranty”, customer coupon, discount, rewards, or incentive programs, or similar programs. Notwithstanding the foregoing, to the extent a Seller or Dealership has participated in or sponsored or is currently participating in or sponsoring any such customer marketing plans, the Sellers have provided a true, complete and accurate list of all of the material terms, conditions and other provisions making up and constituting such customer marketing plans on Schedule 3.25, which contains all the material terms, conditions and other provisions that are provided to the customers who are eligible for any of such customer marketing plans, and no amendments, modifications or other changes have been made to such customer marketing plans since their inception.
3.26No Commissions. Except with respect to that certain agreement between Sellers and Presidio Merchant Partners LLC, Sellers and Real Estate Owners have not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions or similar compensation in connection with the transactions contemplated herein.
ARTICLE IV.
ASSIGNMENT OF CERTAIN EXECUTORY LIABILITIES

4.1Assumed and Excluded Liabilities. Except as otherwise specifically provided in this Section 4.1, Purchaser is not assuming any Liability of any Seller, or the Business of any kind or nature, absolute or contingent, known or unknown, and whether or not Purchaser is a successor to such Liability by operation of Applicable Law, including without limitation, liabilities and obligations of any Seller, or the Business with respect to customer or employee obligations, workers’ compensation, occupational injury or disease, pension and other benefits, product liability, warrant, or a violation of any federal, state or local law, regulation or ordinance (the “Excluded Liabilities”). At Closing, Purchaser shall assume and agree to discharge and perform when due only the following liabilities and obligations of Sellers, as the same shall exist at Closing (the “Assumed Liabilities”):
(a)all Liabilities under the Assumed Contracts (including, without limitation, the Real Estate Leases) and the Construction Documents arising on or after Closing, so long as such Liability, or its incurrence or existence, does not arise or relate to a breach or failure of, or a default under, any term, condition or provision of such Assumed Contract or Construction Document that occurred prior to the Closing;
(b)the remaining motor vehicle repair work with respect to the Work in Progress;
(c)Liabilities to discharge and satisfy the We Owes, but only to the extent of the dollar-for-dollar credit against the Asset Purchase Price applicable to the We Owes (which credit shall be provided by Sellers to Purchaser at Closing). The term “We Owes” as used in this Agreement refers to the obligations made by a Seller to a customer to deliver to the customer additional products or services not available or delivered at the time of the sale of the vehicle. Sellers shall deliver to Purchaser at Closing a schedule of all such obligations along with reasonable supporting documentation substantiating the We Owes and Sellers’ projected actual cost to perform the same. Following Closing, Purchaser shall perform the obligations of the applicable Seller on We Owes pertaining to vehicles sold or serviced by such Seller prior to Closing. To the extent Purchaser has not received credit against the Asset Purchase Price for We Owe work, then if Purchaser performs the same and makes a claim therefor against Sellers within one (1) year following with Closing Date (which claim shall be in writing and supported by reasonable documentation evidencing the We Owes as to which such claim is made, and the actual costs incurred by Purchaser in performing the same), Sellers shall reimburse Purchaser within thirty (30) days after such written demand for the actual costs incurred by Purchaser in performing such We Owes; and
(d)a Seller’s obligations and liabilities accruing with respect to periods on and after the Closing Date under the unperformed portions of the Customer Deposits with respect to the underlying Assumed Contracts. If a required consent to the assignment of an Assumed Contract or Construction Document is not obtained or if any attempted assignment would be ineffective or would affect the rights of Purchaser such that Purchaser would not receive all of the rights of Seller under such Assumed Contract or Construction Document, Seller shall cooperate with Purchaser to the extent reasonably necessary to obtain and provide for Purchaser all of the benefits under such Assumed Contract and Construction Document, including without limitation, the enforcement for the benefit of Purchaser, of any rights of Seller against a third party arising under such Assumed Contract or Construction Document (or Applicable Law) to the extent such rights relate to matters arising during the period from and after Closing.
(e)all Liabilities of Sellers and their respective Affiliates to provide paid time off “PTO” to the Hired Employee as provided in Section 13.5 (the “Assumed PTO”).
4.2Excluded Liabilities. Excluded Liabilities shall include, but not be limited to, the following (except to the extent the following relates to the Assumed PTO):
(a)any Liability or obligation under any Contract of a Seller or Real Estate Owner that is not an Assumed Contract;
(b)any injury (physical or otherwise) to or death of any person or damage to or destruction of any property, whether based on negligence, invasion of privacy, breach of warranty, product liability, strict liability or any other theory, and including but not limited to any such injury, death, damage, or destruction relating to or caused by products sold by a Seller or services rendered by such Seller to a third party;
(c)any and all Liabilities of any Seller or equityholder of a Seller or Real Estate Owner for or relating to any Taxes, including pre-Closing Date pro-rated Taxes described in Section 9.5 and any sales and uses Taxes due or payable to the State of Texas, subject, however, to the terms of the VIT Agreements;
(d)any Liability of a Seller relating to any collective bargaining agreements or other contracts, agreements, or other obligations to which such Seller is a party or by which a Seller is bound; with respect to any act or omission prior to Closing, for the employment of any officer, individual, employee or group of employees; for the processing and payment of any worker’s compensation claims with respect to any injury or condition incurred by any employee of a Seller prior to Closing; for the payment of any wages, bonuses, commissions, vacation pay, or severance pay prior to Closing; for the furnishing of any benefits, including but not limited to group insurance benefits, profit sharing benefits, pension or other employee benefits (including but not limited to any liability for unfunded or under-funded pension liability) accruing prior to Closing; or any obligations under COBRA; or any employment policy of a Seller relating to payment upon dismissal or termination of employment, including without limitation, with respect to any employee of a Seller not hired by Purchaser after Closing;
(e)any Liability of a Seller related to any products or services rendered by a Seller, whether such claim is based on breach of contract, breach of warranty, negligence, strict liability, products liability, or otherwise;
(f)any Liability of a Seller or Real Estate Owner arising or accruing under any of the Assumed Contracts prior to Closing, whether by the terms thereof or as a result of the breach or failure of, or a default under, any term, condition or provision of such Assumed Contract by such Seller;
(g)except as contemplated by Section 12.6(d), accruals for material returns, customer claims, or rebates accruing prior to Closing;
(h)all Liabilities of a Seller or Real Estate Owner arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, and the other Transaction Documents, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;
(i)all Liabilities relating to or arising from the Excluded Assets;
(j)all Liabilities relating to or arising from the pending Action against any Seller or Real Estate Owner on the Closing Date;
(k)all Liabilities arising under, or with respect to, any Employee Benefit Plans, excluding the health care continuation requirements under Section 4980B of the Code and COBRA, or under Applicable Law;
(l)subject to the provisions of Section 13.3, all Liabilities of a Seller for any present or former employees (including all Liabilities associated with any severance for such employees who do not become employees of Purchaser), officers, directors, retirees, independent contractors (excluding, however, independent contractors under Assumed Contracts) or consultants of a Seller, including any Liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers’ compensation, severance, retention, termination or other payments, harassment, discrimination, or wrongful discharge;
(m)subject to the VIT Agreements, any Liabilities for indebtedness of any Seller that do not comprise part of the Assumed Liabilities;
(n)subject to the provisions of Section 13.3, any Liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, employee or agent of a Seller (including with respect to any breach of fiduciary obligations by same); and
(o)subject to Section 12.6(h) and the other matters with regard to the physical condition of the Real Estate that are accepted or waived by Purchaser under this Agreement as part of the “as is” nature of the transfer or conveyance of the same hereunder (including the As Is Provisions), all Liabilities arising out of, in respect of, or in connection with the failure by a Seller or Real Estate Owner to comply with any Applicable Law;
provided, that nothing in this Section 4.2 shall affect or impair any of the obligations of (1) Purchaser under the Post Closing Leases or of Asbury Automotive Group, L.L.C under any guaranty thereof, or (2) except to the extent provided for in Section 12.7, Purchaser under the Notes or of Asbury Automotive Group, Inc. under the guaranty thereof.
ARTICLE V.
EARNEST MONEY

5.1Escrow Fund. Within five (5) business days following the Effective Date, Purchaser shall deliver to the Escrow Agent the sum of [***] Dollars ($[***]) (together with all interest earned thereon, the “Earnest Money”). The Earnest Money shall be deposited by the Escrow Agent in an interest bearing account with a national banking association approved by Sellers and Purchaser, pursuant to an escrow agreement mutually agreed to by Sellers’ Representative and Purchaser. Failure by Purchaser to deliver the Earnest Money timely shall render this Agreement voidable by Sellers’ Representative by written notice from Sellers’ Representative to Purchaser.
5.2Application of Earnest Money. The Earnest Money shall be held, applied and distributed by the Escrow Agent in accordance with this Agreement.
(a)If the Closing does not occur and such failure to close is the result of (1) any termination of this Agreement by Purchaser pursuant to Section 8.1(a), (2) a termination by Sellers’ Representative or Purchaser pursuant to Section 8.1(c), so long as, in the case of a termination by Sellers’ Representative pursuant to Section 8.1(c), Purchaser is not then in material breach of any of its obligations, representations or warranties hereunder, (3) a termination pursuant to Section 8.1(d), (4) a termination by Sellers’s Representative or Purchaser pursuant to Section 8.1(e) (provided, that, such order is not the direct or indirect result of an action or omission taken by Purchaser which is a breach of this Agreement or other Transaction Document), or (5) a termination by Purchaser pursuant to Section 8.1(f) or 8.1(g), or by Sellers’ Representative under Section 8.1(b) or Section 8.1(c) when Purchaser had the right to terminate pursuant to Section 8.1(f) or 8.1(g), the Earnest Money shall be delivered to Purchaser.
(b)If the Closing under this Agreement occurs, the Earnest Money shall be delivered to Sellers, as directed by the Sellers’ Representative, as and applied as partial payment of the Closing Cash Payment.

(c)If the Closing does not occur and the termination of the Agreement occurs other than as described in Section 5.2(a), the Earnest Money shall be delivered to Sellers, as directed by the Sellers’ Representative, as liquidated damages (the parties agreeing that the same is not a penalty, that actual damages will be suffered by Sellers but cannot be determined with precision and that the Earnest Money is a reasonable estimation of such damages).
The provisions of this Section 5.2 shall survive the termination of this Agreement (and, as such, constitute a Termination Survival Obligation).
ARTICLE VI.
CONFIDENTIALITY
6.1Confidentiality.
(a)Purchaser agrees, and Purchaser agrees to cause its officers, directors, employees, representatives, attorneys and consultants, to hold in confidence and not to disclose to others for any reason whatsoever, any and all non-public information received by it or them in connection with this transaction, including but not limited to all terms, conditions and agreements related to this transaction and all concepts (including multiples and methodology) used in the negotiation of the Asset Purchase Price, except (i) as required by law; (ii) for disclosure to lenders, prospective lenders, partners, prospective partners, and the Manufacturers; and (iii) for disclosure to officers, directors, employees, attorneys, accountants and other representatives of Purchaser, its lenders, prospective lenders, partners, prospective partners and the Manufacturers as necessary in connection with the transactions contemplated hereby. In the event the transactions contemplated by the Transaction Documents are not consummated, Purchaser will return all non-public documents and other material obtained from Sellers or their representatives in connection with the transactions contemplated hereby or certify in writing to Sellers that all such information has been destroyed. The provisions of this Section 6.1(a) shall survive the termination of this Agreement (and, as such, constitute a Termination Survival Obligation) but shall not, however, survive Closing.
(b)For a period of five (5) years following the Closing, each Seller and Principal agrees, and agrees to cause the Key Excluded Employees (and to use commercially reasonable efforts to cause all of its Excluded Employees that are not Key Excluded Employees and all other of its employees that are hired by such Seller after Closing), to hold in confidence and not to disclose to others for any reason whatsoever all non-public, confidential or proprietary information, whether written or oral, related to the Business, the Purchased Assets or the Assumed Liabilities, except (i) to the extent related to the Excluded Assets or the Other Owned Dealerships and not part of the Purchased Assets, (ii) to prepare or complete any required Tax returns or financial statements, (iii) in connection with audits or other proceedings by or on behalf of a Governmental Authority, (iv) to comply with a Governmental Authority or Applicable Law or the rules of any recognized national stock exchange, (v) to provide services to Purchaser or its Affiliates, pursuant to this Agreement or any of the other agreements entered into pursuant hereto, or (vi) in connection with asserting any rights or remedies or performing any obligations under this Agreement or any other agreements entered into pursuant hereto.
ARTICLE VII.
CONDUCT OF BUSINESS PENDING THE CLOSING; OTHER COVENANTS

7.1Conduct of Business Pending the Closing.
(a)Except as contemplated by this Agreement or except as set forth on Schedule 7.1, Sellers covenant and agree that, except as otherwise expressly required or permitted by the terms of this Agreement or except as expressly approved in writing by Purchaser, between the date of this Agreement and the Closing Date, Sellers shall conduct the Business in the ordinary course, and consistent with past practice of the Business, and Sellers shall not change their operations or policies (including policies and procedures with regard to maintenance and repair of the Dealership facilities), except to the extent necessary to comply with Applicable Law or the requirements of the Manufacturers. Except as set forth on Schedule 7.1, Sellers shall, between the Effective Date and the Closing Date, use their reasonable efforts to preserve intact each Seller’s business organization, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other Persons with which it has business relations, subject to the terms and provisions of this Agreement. Further, except as set forth on Schedule 7.1, Sellers agree that between the Effective Date and the Closing Date, Sellers shall not, without the prior written consent of Purchaser (which may not be unreasonably withheld, conditioned or delayed): (a) take or knowingly permit any action or omit to take any action that Sellers know, when taken or omitted, is reasonably likely to cause any of the Sellers’ Express Representations to become untrue; (b) enter into any Contract with any Person that would constitute an Assumed Contract by the operation of the provisions of this Section 7.1, other than Contracts entered into in compliance with this Section 7.1, and other than Contracts that relate to a We Owe, Work in Progress or Customer Deposit that was entered into in the ordinary course of business, and consistent with past practices, and except as expressly provided for in this Section 7.1, not amend, modify or terminate any of the Assumed Contracts or Construction Documents, without prior consent of Purchaser; (c) fail to maintain in full force and effect all insurance policies currently maintained by each Seller (other than renewals in the ordinary course); (d) fail to comply with all material provisions contained in the Assumed Contracts; (e) sell, assign, transfer or dispose of any of the Fixed Assets except in the ordinary course of business; (f) undertake any dealer trades with others or its Affiliates (directly or indirectly) that are not in accordance with past practices; (g) other than in the ordinary course of business and consistent with past practices, except as otherwise permitted by the provisions of this Section 7.1, enter into any new Contract, lease, encumbrance or other agreement or modify any existing Contract, lease encumbrance or other agreement that, in such case, affects the use or operation of the Real Estate, that would be binding upon Purchaser or run with title to the Real Estate and which cannot be terminated without charge, cost, penalty or premium on or before the Closing; provided, that nothing in this clause or otherwise in this Section 7.1 shall restrict or prohibit the Sellers or any Real Estate Owner from doing any of the following (each of the following documents, instruments or agreements is herein called a “Real Estate Financing Document”): modifying or amending any of the documents, instruments or agreements evidencing, securing or guaranteeing the loans described in the Existing Encumbrances; refinancing any of such loans (or granting of liens and security interests for such loans); or incurring new or additional loans secured by liens against the Real Estate that Seller or any Real Estate Owner elects to incur (provided, that, nothing in this clause shall affect or impair the obligations of Seller to provide the SNDAs at Closing); (h) conduct a “going out of business,” “clearance sale,” “liquidation sale” or similar sale; and (i) not take or omit to take any action that would reasonably be expected to interfere with Purchaser’s employment of any general manager, sales manager, parts manager or service manager of a Dealership that is not an Excluded Employee. If a Seller or its Representatives requests Purchaser’s consent in writing (notwithstanding anything to the contrary contained in Section 15.2 or otherwise, including by e-mail) to David Hult or Jonathan Burnham (the “Designated Purchaser Representative”), with respect to any of the actions described in Section 7.1 for which Purchaser’s consent is required and the Designated Purchaser Representative does not provide the Sellers with a written consent or denial of consent with respect thereto within three (3) business days after such request is sent to the Designated Purchaser Representative and the Designated Purchaser Representative’s failure to provide the applicable Seller with a written consent or denial within two (2) business days following a second request therefor (which second request shall be conspicuously marked “SECOND REQUEST – FAILURE TO REPLY WITHIN 2 BUSINESS DAYS SHALL CONSTITUTE YOUR CONSENT TO THE PROPOSED ACTION”), then Purchaser shall be deemed to have consented to such action (including, as applicable, the execution of a Contract or amendment to an existing Contract).
(b)Any Contract (and, with respect to an amendment, the Contract amended thereby as so amended) that is consented to (or deemed consented to) by Purchaser shall become an Assumed Contract; provided, that, no event shall any Real Estate Financing Document constitute an Assumed Contract. With respect to a Contract or an amendment to an existing Contract that Purchaser has timely refused to consent, any Seller (a) may nonetheless execute the same so long as such Contract (and, with respect to an amendment, the Contract amended thereby as so amended) may be canceled or terminated by Seller without cause (and without charge, cost, penalty or premium) upon not more than ninety (90) days written notice to the counterparty thereto, and in such case the same shall become an Assumed Contract or (b) may, if such Seller believes in good faith that the execution thereof is necessary to the conduct of Business, nonetheless be executed by such Seller so long as the same will not be binding upon Purchaser or the Purchased Assets after Closing (no such Contract executed under this clause (b) shall constitute an Assumed Contract). If Purchaser consents in writing (or is deemed to have consented) to any action of the Sellers pursuant to Section 7.1, then, notwithstanding anything to the contrary set forth herein, the taking of such action in accordance with such consent shall not be deemed to be a breach of any of the Sellers’ Express

Representations or any covenant of Seller hereunder. Similarly, any other action taken by any Seller in accordance with the provisions of this Section 7.1 shall not be deemed to be a breach of any of the Sellers’ Express Representations or any covenant of Seller hereunder.
(c)Notwithstanding the other provisions of this Section 7.1, from the Effective Date until the Closing, the Sellers may take commercially reasonable actions with respect to emergency situations; provided, that, the Sellers must provide Purchaser with written notice of such actions taken as soon as reasonably practicable.
(d) Sellers and Real Estate Owners agree to use good faith and diligent efforts to cause each lender delivering the SNDAs required in Section 10.1(e) and Section 11.2(k), and to also use good faith and diligent efforts to obtain an SNDA to include provisions therein, in a form reasonably acceptable to Purchaser, by which such lender agrees that if such lender succeeds to title to any of the Real Estate described in a Post Closing Lease that is not a Short Term Lease and if such Purchaser timely exercises the purchase option described in such Post Closing Lease such lender will sell and convey such Real Estate to Purchaser on the terms set forth therein, subject to such modifications thereto as such lender may require. For clarity, it shall not be a condition to Closing that Seller obtain such provisions in the SNDA.
7.2Notification. Sellers and Real Estate Owners shall give prompt notice to Purchaser of the occurrence or non-occurrence of any event of which Seller or Real Estate Owner has Knowledge and which a Seller or Real Estate Owner believes is reasonably likely to cause any of Sellers’ Express Representation to be untrue or inaccurate or that Seller or Real Estate Owner believes is reasonably likely to result in Seller’s or Real Estate Owner’s inability to comply in any material respect with any covenant, agreement of Seller or Real Estate Owner herein (provided, however, that any such disclosure shall not in any way be deemed to amend, modify or in any way affect the Sellers’ Express Representations except as set forth in a Representations Update Notice).
7.3No Solicitation. During the period beginning on the Effective Date and ending on the earlier of the termination of this Agreement pursuant to Section 8.1 or the Closing Date, except with regard to complying with rights of first refusal provisions contained within agreements with Manufacturer in effect as of the Effective Date, Sellers and the Principal shall not, and shall cause their Affiliates and their respective directors, officers, managers, and members not to (and use commercially reasonable efforts to cause their respective agents, consultants, advisors and other representatives not to), directly or indirectly, (i) solicit, initiate, facilitate, encourage (including by way of furnishing non-public information) any proposals or offers from any Person that constitute, or would reasonably be expected to lead to, an Alternative Transaction Proposal, (ii) except to the extent necessary to comply with obligations under its agreements existing as of the Effective Date with any Manufacturer, engage in or otherwise participate in any discussions or negotiations regarding, furnish to any other Person (other than Purchaser or its Representatives) any information with respect to or for the purpose of encouraging or facilitating, or otherwise cooperate in any way, assist or participate in or facilitate any effort or attempt by any other Person to make, an Alternative Transaction Proposal, or (iii) except in connection with the exercise by a Manufacturer of any right of first refusal under its agreements with such Manufacturer existing as of the Effective Date, enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement with respect to an Alternative Transaction Proposal. Upon execution of this Agreement, Sellers and the Principal shall, and shall cause their Affiliates and their respective directors, officers, managers, and members (and use commercially reasonable efforts to cause their respective agents, consultants, advisors and other representatives) to, (A) immediately cease and cause to be terminated all discussions or negotiations with any Person conducted prior to the Effective Date with respect to an Alternative Transaction Proposal or any inquiry or proposal that would reasonably be expected to result in or lead to an Alternative Transaction Proposal, (B) promptly request each Person, if any, that has executed a confidentiality agreement in respect of an Alternative Transaction Proposal to return or destroy all information heretofore furnished to such Person or its representatives by or on behalf of Sellers or the Principal and (C) promptly terminate all physical and electronic data access to any data room created by any Seller or any of its Affiliates previously granted to any such Person or its representatives.
7.4Restrictive Covenants.
(a)As a material inducement to the Purchaser’s consummation of the transactions contemplated in the Transaction Documents, and in order to assure that Purchaser will realize the benefits of such transactions, the Sellers and the Principal agree as follows:
(i) Principal and each Seller hereby covenants and agrees that it or he shall not (except as expressly permitted by the other provisions of this Section 7.4(a)) during the period commencing on the Closing Date and ending five (5) years after the Closing Date, directly or indirectly, for itself or himself or any Person (A) be a joint venturer, investor, partner, owner, officer, director, member, employee, consultant, agent, participant, profits interest holder, independent contractor of, or lender to, any Person whose business is (1) selling, leasing or servicing any new or used vehicles, the wholesale or retail supply of parts, manufactured by or under license with any manufacturer of vehicles, or (2) the operation of an auto auction or collision center, or (B) enter into any agreement, arrangement or other relationship with Persons involving any of such matters in subclause (A) above, in each case of (A) or (B) anywhere within a one hundred (100) mile radius of any location at which any of the Dealerships was operated as of the Closing Date;
(ii) Principal and each Seller hereby covenants and agrees that it or he shall not, during the period commencing on the Closing Date and ending two (2) years after the Closing Date, directly or indirectly (1) for the purpose of depriving the Business or any Dealership of business, knowingly induce any Person which was, as of the Closing Date, a previous customer of the Business or a Dealership, or as of the date in question is currently a customer of the Business or a Dealership to cease to patronize any of the Dealerships; or (2) request or advise any Person who was, as of Closing, a customer or vendor of the Business or a Dealership to withdraw, curtail or cancel any such customer’s or vendor’s business such Dealership; provided, however, the foregoing shall not apply to (A) providing services to such customers of the Dealership who respond to general advertising when such advertising was conducted without the benefit of any Transferred Records; provided, further, that in no event will a Seller or Principal be permitted to use an announcement or fact that the transactions hereunder have been consummated in or as advertising to intentionally influence or attempt to influence customers to cease patronizing a Dealership, provided, that, the fact an announcement occurs or the fact that the transaction contemplated hereunder have been consummated shall not in and of itself be deemed a violation of this Section 7.4, or (B) providing services to such customers of the Dealership who contact any business of Principal on their own initiative.
Notwithstanding the provisions in Section 7.4 to the contrary, the beneficial ownership of less than two percent (2%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market, with no other involvement for or on behalf of such corporation or its affiliates shall not be deemed to violate the prohibitions of this Section 7.4. Further, notwithstanding the provisions in Section 7.4 to the contrary, none of the following shall be deemed to violate the prohibitions of Section 7.4(a) so long as Seller or the Principal is not in violation of Section 7.4(a)(ii) in connection with the conduct of any of the following: (i) owning, operating, managing and otherwise dealing with any of the dealerships or assets or investments listed on Schedule 7.4. (collectively, the “Other Owned Dealerships”), (ii) selling or otherwise disposing of any Excluded Assets (including, but not limited to, the Retained Used Vehicles and Nonconforming Parts and Accessories), (iii) the ownership of passive interests of no more than ten percent (10%) in any business in which Principal or Seller does not organize, solicit capital for, serve as an investment manager for, or otherwise have direct supervisory or administrative rights to manage the business of, (iv) owning, managing and otherwise investing in, financing, providing consulting services to, or otherwise participating in any business enterprise that provides support services (such as, by way of example, logistics and matching sellers and buyers of vehicles generally) to any business engaged in selling, leasing, or servicing new or used vehicles, the wholesale or retail supply of parts, or the operation of any auto auction or collision center nor (v) leasing to, or serving as a landlord to, any Person, including, without limitation, any Person whose business includes selling, leasing, or servicing new or used vehicles, the wholesale or retail supply of parts, or the operation of any auto auction or collision center, so long as the lessor or landlord does not have a compensation arrangement with the tenant based on the performance of the tenant.
(b)During the period commencing on the Closing Date and ending two (2) years after the Closing Date, (1) no Seller, Seller Affiliate or the Principal shall, directly or indirectly, solicit for employment or other engagement, or employ or otherwise engage, any Person who is or was, within twelve (12) months of the date of employment, employed by the Business or any Dealership or was employed by any Affiliate of Sellers and working for the Business or at any Dealership; provided, that, nothing in this Section 7.4(b) shall apply to any of the Excluded Employees, and (2) neither Purchaser, nor any Affiliate of Purchaser, shall, directly or indirectly, solicit for employment or other engagement, or employ or otherwise engage, any of the Excluded Employees or any Person who is or was, within twelve (12) months of employment by Purchaser or any Affiliate of Purchaser, employed by any owner of any of the Other Owned Dealerships. Notwithstanding the foregoing restrictions in this Section 7.4(b), nothing shall prohibit the use of general advertisement or job postings, so long as those are not specifically targeted towards an employee who otherwise could not be hired by the advertising or posting party.
(c)Sellers, Seller Affiliate, Principal and Purchaser agree and acknowledge that the restrictions contained in this Section 7.4 are reasonable in scope and duration and are necessary to protect the other party after the Closing and shall expressly survive Closing. If any provision of this Section 7.4, as applied to any party or to any circumstance, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of the remainder of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of any provision of this Section 7.4, may cause irreparable damage to other party and upon breach of any provision of this Section 7.4, such other party shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that the foregoing remedies shall in no way limit any other remedies which such other party may have (including, without limitation, the right to monetary damages).
7.5Real Estate Owner Covenants.
(a)Permits. Each Real Estate Owner shall until the Closing Date use commercially reasonable efforts to preserve intact and unimpaired any licenses or permits required for the lawful and proper operation and occupancy of the Real Estate, timely file all reports, statements, renewal applications and other filings required in connection therewith and timely pay all fees and charges in connection therewith that are required to keep such licenses and permits in full force and effect and where the failure to do so is reasonably likely to have a material adverse effect on the Real Estate; not knowingly violate or knowingly allow the violation of any law, ordinance, rule or regulation affecting the Real Estate; and not apply for or join in any change in zoning, platting, right of way grant or similar public land use matters related to the Real Estate, or any laws relating to the Real Estate.

(b)Operation of Property and Certain Other Covenants. During the period between the Effective Date and the Closing, each Real Estate Owner shall:
(i) Use its commercially reasonable efforts to comply with all state and municipal laws, ordinances, regulations and orders relating to the Real Estate;
(ii)Use its commercially reasonable efforts to comply with all the terms, conditions and provisions of the liens, mortgages, agreements, insurance policies and other contractual arrangements relating to the Real Estate, make all payments due thereunder and suffer no default therein;
(iii)Operate, manage maintain the Real Estate in the same manner as it has in the past and shall not change its policies or procedures with regard to maintenance of the Real Estate.
(c)Notification to Purchaser. Until the Closing Date or the earlier termination of this Agreement, each Real Estate Owner shall notify Purchaser, in writing, within five (5) Business Days after receiving notice, or otherwise obtaining actual Knowledge, which notice shall constitute a Representation Update Notice subject to the terms and conditions of Section 7.1 hereof, of:
(i) Any fact or event which would make any of the representations or warranties of such Real Estate Owner contained in this Agreement untrue, incorrect, inaccurate or misleading in any material respect or which would cause such Real Estate Owner to be in violation of any of its covenants or other undertakings or obligations hereunder.
(ii)Any violation of any law, ordinance, rules, requirements, regulations, order or law with respect to the Real Estate or any portion thereof.
(iii)Any proposed change in any zoning, government dedication or law affecting the use or development of the Real Estate or any part thereof.
(iv)Any pending or threatened (and unresolved) litigation which affects or relates to the Real Estate or any part thereof and would subject Purchaser to liability or which would affect the transaction contemplated hereby.
(v)Any damage or destruction (excluding normal wear and tear) to the Real Estate or any part thereof.
(vi)Any pending or threatened (and unresolved) condemnation or eminent domain proceeding affecting the Real Estate or any part thereof.

(vii)Any written notice or other communication, from the United States Environmental Protection Agency or any other federal, state or local governmental authority having jurisdiction over the Real Estate, with respect to (i) any alleged violation concerning the Real Estate of any environmental laws; or (ii) the handling, release, use, discharge, storage or disposal of any hazardous materials at, on or from the Real Estate.
(viii)Any notice of reassessment or other notice received from a taxing authority.
7.6Auction Access. After the Closing, Purchaser shall offer the services of the auction business previously owned by the Sellers, if requested by a Seller, to assist in the sale of any requested Retained Used Vehicles, which services will be provided at the same charges and fees that a Seller incurred in auctioning a vehicle through the auction business prior to the Closing. Any Retained Used Vehicles that a Seller has requested Purchaser provide the auction services can remain on the Real Estate until the fifteenth (15th) day after the first auction after the Closing Date.
7.7Knowledge of Seller or Real Estate Owner; Seller Knowledge Parties. For purposes of this Agreement, the phrase “Seller has received no notice”, “Seller has received no written notice” or similar phrase shall mean that neither Principal, Neil Grossman or Rick Stone (collectively, the “Seller Knowledge Parties”) has received any written notice of the relevant matter, and the phrase “to Sellers’ Knowledge” or any similar phrase means the current, actual knowledge of the Seller Knowledge Parties, but shall also include, except with respect to the last sentence of Section 3.11, the knowledge that any such Seller Knowledge Party would reasonably be expected to have based on his performance of his normal scope of duties with the Seller performed in accordance with his historical practices; provided, that, except as explicitly set forth in this sentence, “to Sellers’ Knowledge” or any similar phrase shall not include knowledge imputed to any Seller Knowledge Party. With respect to phrases referencing similar items but relating to a Real Estate Owner, those shall mean that neither Principal or Rick Stone (collectively, the “Real Estate Owner Knowledge Parties”) has received any written notice of relevant matter, and the phrase “to Real Estate Owner’s Knowledge” or any similar phrased means the current, actual knowledge of the Real Estate Owner Knowledge Parties, after reasonable examination of information maintained by the Real Estate Owners and that is reasonably available to the Real Estate Owner Knowledge Parties; provided, that, except as explicitly set forth in this sentence, “to Real Estate Owner’s Knowledge” or any similar phrase shall not include knowledge imputed to any Real Estate Owner’s Knowledge Party. Except in the case of claims against Principal for breach of Principal’s obligations under this Agreement or claims against a Seller, a Real Estate Owner, or Principal with respect to Fraud by a Seller Knowledge Party or Real Estate Owner Knowledge Party, Purchaser waives any right to sue or to seek any personal judgment or claim against Seller Knowledge Parties or Real Estate Owner Knowledge Parties and such waiver shall expressly survive Closing and any termination of this Agreement (and shall inure to the benefit of and be enforceable by each of Seller Knowledge Parties and the Real Estate Owner Knowledge Parties, and may not be amended or modified without the express written consent of each of the Seller Knowledge Parties and the Real Estate

Owner Knowledge Parties, which consent may be granted or withheld in their respective sole and absolute discretion).
7.8Real Estate Lease – Covenant. One or more of the Real Estate Leases may contain certain conditions to the right of the tenant thereunder to assign such Real Estate Lease, including conditions that the assignee have a prescribed tangible net worth, as described and defined therein. Purchaser acknowledges that it has reviewed the Real Estate Leases, is familiar with such conditions and agrees that at Closing the assignee designated by Purchaser to accept the assignment of such Real Estate Leases shall have and provide evidence of the satisfaction of such condition. Further, in regard thereto, Purchaser agrees to cooperate reasonably and in good faith with Seller in regard to responding to information requests regarding Purchaser made by any of the landlords under the Real Estate Leases.
7.9Work in Progress. Following Closing, Purchaser agrees to perform all of the Work in Progress in a good and workmanlike fashion.
7.10Office Transition. Purchaser acknowledges that, notwithstanding any contrary provisions of this Agreement, the executive offices (“Executive Offices”) of Principal located at 2021 McKinney Drive, Dallas, Texas are leased from a third party, and agrees that notwithstanding any contrary provision of this Agreement: (a) neither such lease, nor any of the furniture, furniture, furnishings, equipment or other property therein shall constitute part of the Purchased Assets but shall instead constitute part of the Excluded Assets, (b) the telephone exchanges and telephone numbers for the telephones and system used therein shall constitute an Excluded Asset, and (c) Purchaser shall, for a reasonable time from and after Closing, cooperate with Principal in the forward of emails intended for Principal, Rick Stone, other Excluded Employees and other occupants of the Executive Offices, as well as the segregation of computers used in the Executive Offices from servers that are acquired by Purchaser as part of the Excluded Assets. The provisions of this paragraph shall expressly survive Closing.
7.11Certain Matters Related to Guaranty of a Real Estate Lease. Purchaser shall use its commercially reasonable efforts to obtain from the lessor under the following Real Estate Lease a release of Principal from its guaranty thereof with regard to liabilities accruing after Closing including, by way of example, offering a creditworthy entity and a substitute or replacement guarantor: Lease Agreement (as amended) between Kings Road Realty, Ltd., as lessee, and, as lessor, Amy Campbell Cole and Henry V. Campbell, III dated January 13, 2005. The provisions of this paragraph shall expressly survive Closing.
7.12Representation Update Notice. Sellers and Real Estate Owner shall each have the right to update and amend from time to time prior to Closing any or all of the representations and warranties set forth in this Article III and the Disclosure Schedules in order to account for events or circumstances occurring after the Effective Date; provided, however, except with respect to updates to the Disclosure Schedules to address changes to the list of Assumed Contracts permitted in Schedule 1.1(a)(vi), to address Terminated Assumed Contracts, to address employee terminations for purposes of Schedule 3.14(b) (provided that such update to Schedule 3.14(b) shall not operate to release or relieve the Sellers of any breaches by the Sellers of their obligations in Section 7.1 or Section 13.3), or to address events that are approved pursuant to Section 7.1, the foregoing right to update and amend: (i) shall not be deemed to permit a Seller, Seller Affiliate, Real Estate Owner or Principal to breach any covenant made by a Seller, Seller Affiliate, Real Estate Owner or Principal herein (nor, except as set forth below, affect or waive any of Purchaser’s rights set forth in the other provisions of this Agreement in regard to a Seller’s, Seller Affiliate’s, Real Estate Owner’s or Principal’s breach under this Agreement); and (ii) shall not affect Purchaser’s right to terminate this Agreement pursuant to Section 8.1(a); provided, further, however, that if, without regard to any update or amendment pursuant to this Section 7.12, other than with respect to updates to the Disclosure Schedules to address changes to the list of Assumed Contracts permitted in Schedule 1.1(a)(vi), to address Terminated Assumed Contracts, to address employee terminations for purposes of Schedule 3.14(b) (provided that such update to Schedule 3.14(b) shall not operate to release or relieve the Sellers of any breaches by the Sellers of their obligations in Section 7.1 or Section 13.3), or to address events that are approved pursuant to Section 7.1, any of the Sellers’ Express Representations are not true and correct in all material (as defined below) respects as of the Closing Date (as further defined below), Purchaser shall be permitted to terminate the Agreement pursuant to Section 8.1(a) regardless of whether the condition in Section 10.1(c) would otherwise be satisfied; provided, further, however, that if Closing does occur, then all matters disclosed pursuant to any such Representation Update Notice at or prior to Closing shall be waived and Purchaser shall not be entitled to make an indemnification claim with respect thereto pursuant to the terms of this Agreement or otherwise; provided, that any Losses that Purchaser suffers that are the result of any breach of Sellers’ Express Representations (other than as cured pursuant to a Representation Update Notice that contains updates to the Disclosure Schedules to address changes to the list of Assumed Contracts in Schedule 1.1(a)(vi), to address Terminated Assumed Contracts, to address employee terminations for purposes of Schedule 3.14(b) (provided that such update to Schedule 3.14(b) shall not operate to release or relieve the Sellers of any breaches by the Sellers of their obligations in Section 7.1 or Section 13.3), or address events that are approved pursuant to Section 7.1) will count towards the Deductible and the determination if such threshold has been met for other indemnification claims against Sellers hereunder. Such updates must be in writing delivered to Purchaser (each, a “Representation Update Notice ”) and must conspicuously state that the same is being delivered pursuant to this Section 7.12 and describe the change in reasonable detail; otherwise such update shall not be deemed to have been given. Upon the giving of a Representation Update Notice, the affected representation(s) therein described shall be deemed updated and amended by the information therein subject to the limitations and provisions described above. Solely for purposes of the second proviso of this Section 7.12, a Sellers’ Express Representation shall be not correct in all material respects if the inaccuracy or breach of the Sellers’ Express Representations is (A) quantifiable and would result in a Loss to Purchaser that is equal to or exceeds $2,000,000, individually or in the aggregate, (B) would otherwise have, or be reasonably likely to have, a Material Adverse Effect on the Business or the reputation of the Business, or (C) is reasonably likely to involve, or reasonably likely to result in, an injunction proceeding involving Purchaser related to the operation of the Business, as a whole; provided, however, no breach shall be deemed to have occurred, or Loss suffered, by reason of any updates to the Disclosure Schedules to address changes to the list of Assumed Contracts permitted in Schedule 1.1(a)(vi), to address Terminated Assumed Contracts, to address employee terminations for purposes of Schedule 3.14(b) (provided that such update to Schedule 3.14(b) shall not operate to release or relieve the Sellers of any breaches by the Sellers of their obligations in Section 7.1 or Section 13.3), or to address events that are approved pursuant to Section 7.1.
7.13Terminated Assumed Contracts. To the extent between the Effective Date and the Closing Date Purchaser desires that a Seller terminate an Assumed Contract that is not a Real Estate Lease (each a “Terminated Assumed Contract”), Purchaser shall notify such Seller in writing thereof, and such Seller shall use reasonable efforts to cause such Terminated Assumed Contract to be terminated prior to the Closing; provided, however, that in each such case Purchaser shall be responsible for, and shall indemnify and hold harmless the Seller Indemnified Parties from and against, all Losses in connection with the termination of any Terminated Assumed Contract.
7.14List of Punched Vehicles. At Closing, each Seller shall deliver to Purchaser a true, accurate and complete schedule that lists all New Vehicles that have been “punched” by such Seller, such schedule to be certified by an officer of Seller on its behalf (each, a “Punched Vehicle Certificate”).
7.15Park Place. Notwithstanding the sale to Purchaser of all of Sellers’ respective rights and interests in the name “Park Place”, with regard to the Other Owned Dealerships, the Affiliates of Sellers that own the Other Owned Dealerships may, for a period of up to one hundred eighty (180) days following Closing, continue to display signs at such Other Owned Dealerships that reflect the name “Park Place”. Each Seller shall cause such Affiliates to remove (or cause such name to be removed or covered if such signs have not been removed) the name “Park Place” from such signs, or replace such signs, no later than the one hundred eightieth (180th) day following Closing. Furthermore, promptly following Closing, Sellers shall (and shall cause all Affiliates to) amend their respective certificates of formation in a manner that removes the name “Park Place” therefrom. The provisions of this paragraph shall expressly survive Closing.
ARTICLE VIII.
TERMINATION OF THIS AGREEMENT

8.1Termination Events. This Agreement may be terminated at any time prior to the Closing as follows:
(a)by Purchaser if any Seller, Seller Affiliate, Real Estate Owner or Principal is in material breach of any provision of this Agreement such that, in either case, the conditions set forth in Section 10.1 are not satisfied, and such breach is either (A) not capable of being cured prior to the Closing Date Deadline or (B) if curable, has not been cured or waived within the earlier of (1) fifteen (15) days after Sellers’ receipt of written notice thereof from Purchaser and (2) five (5) business days prior to the Closing Date Deadline;
(b)by Sellers’ Representative if Purchaser is in material breach of any provision of this Agreement such that, in either case, the conditions set forth in Section 10.2 are not satisfied and such breach is either (A) not capable of being cured prior to the

Closing Date Deadline or (B) if curable, has not been cured or waived within the earlier of (1) fifteen (15) days after Purchaser’s receipt of written notice thereof from Sellers and (2) five (5) business days prior to the Closing Date Deadline;
(c)by Purchaser or Sellers’ Representative if the Closing has not occurred on or before the seventy-fifth (75th) day following the Effective Date (“Closing Date Deadline”);
(d)by mutual, written consent of Purchaser and Sellers’ Representative;
(e)by Purchaser or Sellers’ Representative if there shall be in effect a final, nonappealable order of a Governmental Authority having competent jurisdiction prohibiting the consummation of the Closing;
(f)by Purchaser in the event of (i) a Willful Breach of Section 7.3 by the Principal or any Seller or (ii) a failure by Sellers to consummate the transactions contemplated hereby when required to do so after the applicable conditions to the Closing set forth in Article X have been satisfied or waived (except those conditions that by their nature are to be satisfied at the Closing, and which conditions would be capable of being satisfied at the time of such failure to consummate the transactions contemplated hereby);
(g)by Purchaser in the event of a Willful Breach by the Principal, Seller or Seller Affiliate of any of their respective covenants or obligations set forth in this Agreement to be performed prior to Closing (other than (i) those contained in Section 7.3 and (ii) the obligation to consummate the transactions contemplated hereby when required to do so); or
(h)by Purchaser, by giving notice to Sellers that it has elected (i) not to close the transactions contemplated herein, even though it is otherwise contractually committed to do so, and (ii) to provide Sellers with the Earnest Money under the terms and conditions set forth in Section 8.3;
provided, however, no party may terminate this Agreement pursuant to Section 8.1(a), 8.1(b) or 8.1(c) above if, in the case of Sellers, they, Seller Affiliate or the Principal are in material breach of any of their respective covenants or Sellers’ Express Representations, or in the case of Purchaser, it is in material breach of any of its covenants, representations or warranties hereunder.
8.2Effect of Termination; Procedures. In the event of termination of this Agreement by Purchaser or Sellers’ Representative, or both, pursuant to Section 8.1, written notice thereof shall be given to the other parties, and this Agreement shall terminate without further action by any other party. If this Agreement is validly terminated pursuant to Section 8.1, all obligations of the parties under this Agreement will terminate, except that the Termination Survival Obligations will survive, and that certain Non-Disclosure Agreement, dated October 1, 2019, between Asbury Automotive Group, Inc., Sellers and certain of its Affiliates will remain in full force and effect; provided, however, that, except for the limitations set forth in Section 8.3, nothing herein is intended or shall be construed to limit the liability of any party if such termination results from such party’s Willful Breach.  For purposes of this Agreement, “Willful Breach” by the Sellers or the Principal means an act or omission by any Seller or the Principal, with the actual knowledge of any Seller Knowledge Party that the taking of such act or failure to take such act would breach a covenant of the Sellers or their Affiliates set forth in the Transaction Documents to be performed prior to Closing in a manner that would reasonably be expected to result in the failure of a closing condition set forth in Section 10.1 or Section 10.2.
8.3Sellers’ Remedies.
(a)If this Agreement is terminated, Sellers shall be entitled to the Earnest Money to the extent provided in Section 5.2. If Sellers are entitled to the Earnest Money as so provided in Section 5.2, it is understood and agreed to by Sellers, Seller Affiliate and the Principal that (i) in no event shall Asbury, Purchaser or their respective Affiliates be required to pay or cause to be paid any other amounts to Sellers, Seller Affiliate or the Principal with respect to the failure to close or otherwise consummate the transactions contemplated in the Transaction Documents, and (ii) Asbury, Purchaser and their respective Affiliates shall have no further liability with respect to the Transaction Documents or the transactions contemplated hereby or thereby to any Seller, Seller Affiliate or Principal or any other Person claiming by under or through any Seller, Seller Affiliate or Principal (whether at law, in equity, in contract, in tort or otherwise), and none of the Sellers, Seller Affiliate or the Principal nor any other Person claiming by under or through any Seller, Seller Affiliate or Principal shall have any claim or recourse against any Person in the Asbury Group or any other Person as a result of the breach of any representation, warranty, covenant or agreement contained herein or otherwise arising out of or in connection with the transactions contemplated by the Transaction Documents. For purposes hereof, “Asbury Group” shall mean Asbury, Purchaser, and each of their respective former, current or future holders of any equity, partnership or limited liability company interests, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assigns.
(b)Notwithstanding anything in this Agreement to the contrary, in the event that Asbury or Purchaser fails to effect the Closing for any reason or no reason, terminates this Agreement pursuant to any provision of Article VIII, or any of them otherwise breaches this Agreement prior to the Closing (or any representation, warranty or covenant hereof) (whether willfully, intentionally, unintentionally or otherwise) or otherwise fails to perform hereunder prior to the Closing (whether willfully, intentionally, unintentionally or otherwise), then the Sellers’ right to receive the Earnest Money pursuant to Section 5.2 shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Sellers, Seller Affiliate, the Principal, and any former, current or future, direct or indirect, equityholder, director, officer, employee, agent, representative, Affiliate or assignee of any of them against any member of the Asbury Group, for any Losses suffered as a result of any breach of any representation, warranty, covenant or agreement (whether willfully, intentionally, unintentionally or otherwise) in this Agreement or failure to perform under this Agreement (whether willfully, intentionally, unintentionally or otherwise) or other failure of the transactions contemplated in the Transaction Documents (whether willfully, intentionally, unintentionally or otherwise). Notwithstanding anything in this Agreement to the contrary, Sellers, Seller Affiliate and Principal explicitly waive (i) any rights to a claim of, and they agree that they will not seek any relief based on, the alleged, bad faith of Purchaser or any member of the Asbury Group or the failure to act in good faith by any of them in refusing or failing to consummate the Closing hereunder, and (ii) any rights to, and agree that they will not seek, specific performance, an injunction or any other form of equitable relief to cause Purchaser to complete the Closing, including, in each case, for the avoidance of doubt, in the instance of a termination pursuant to Section 8.1(h).
(c)The parties each acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by the Transaction Documents and that, without these agreements, Purchaser, Sellers, the Principal and the Seller Affiliate would not enter into this Agreement. Purchaser stipulates and agrees that any amounts payable pursuant to this Section 8.3 do not constitute a penalty but constitute payment of liquidated damages and that the Sellers’, Seller Affiliate’s and Principal’s liquidated damages amount is reasonable in light of the substantial but indeterminate harm anticipated to be caused by Purchaser’s breach or default under this Agreement, the difficulty of proof of loss and damages, the inconvenience and non-feasibility of otherwise obtaining an adequate remedy, and the value of the transactions to be consummated hereunder.
(d)The provisions of Section 8.3 are intended to be for the benefit of, and shall be enforceable by, each Seller, the Seller Affiliate, the Sellers Group, the Principal, Purchaser and the Asbury Group.
8.4Purchaser’s Remedy.
(a)If this Agreement is terminated, Purchaser shall be entitled to a return of the Earnest Money to the extent provided in Section 5.2; provided, that Purchaser shall have the right to seek specific performance of Sellers’, Seller Affiliate’s, the Real Estate Owners’ and Principal’s obligations under this Agreement or other Transaction Documents as set forth in Section 8.5; provided, further, that, if Purchaser fails to notify Sellers, Seller Affiliate, the Real Estate Owners and Principal of its intent to initiate a suit for specific performance to cause the Closing to occur within sixty (60) days following Purchaser’s awareness of a breach by any Seller, Seller Affiliate or Principal, then Purchaser shall be deemed to have waived the right to seek or obtain such specific performance, but shall have, subject to the limitations set forth in this Section 8.4, any other remedies available to address such breach (including, if the Closing occurs, its right to seek indemnification pursuant to Article XII); provided, further, that, in the event of a termination of this Agreement or other Transaction Documents, remedies other than specific performance shall only be available against Sellers, and neither the Principal nor the Seller Affiliate will have Liability to Purchaser, absent the existence of Fraud by the

Principal or such Seller Affiliate. Notwithstanding anything in this Agreement to the contrary, except in the case of a Willful Breach or Fraud by a Seller, Seller Affiliate, Real Estate Owner or Principal, in the event that Purchaser has the right to terminate and does terminate this Agreement, then the right to terminate this Agreement (and receive a refund of the Earnest Money) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of Purchaser, and any former, current or future, direct or indirect, equityholder, director, officer, employee, agent, representative, lender, Affiliate or assignee of any of them, against any member of the Sellers Group for any Losses suffered as a result of such breach. Without limiting the remedies available to Purchaser under Section 8.5, in the event of Fraud or a Willful Breach by Sellers, Seller Affiliate, the Real Estate Owners or the Principal that is the basis for a termination of this Agreement, if Purchaser terminates this Agreement, Purchaser shall be entitled to pursue the remedies described in Sections 8.4(b) through (d); provided that if Purchaser obtains specific performance to effect the Closing and the Closing actually occurs, Purchaser shall not be entitled to the Non-Solicit Termination Fee or the Other Covenants Termination Fee. For purposes hereof, “Sellers Group” shall mean the Sellers, the Seller Affiliate, the Real Estate Owners, the Principal and each of their respective former, current or future holders of any equity, partnership or limited liability company interests, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assigns.
(b)Without limiting the generality of the other provisions of this Section 8.4, if this Agreement is terminated (i) by Purchaser pursuant to Section 8.1(f) or (ii) by Sellers’ Representative pursuant to Section 8.1(b) or Section 8.1(c) at a time when Purchaser had the right to terminate this Agreement pursuant to Section 8.1(f), Sellers shall pay to Purchaser an amount in cash equal to $[***] (the “Non-Solicit Termination Fee”), by wire transfer (to an account designated by Purchaser) in immediately available funds, (A) in the case of clause (i) of this Section 8.4(b), within two (2) business days after such termination and (B) in the case of clause (ii) of this Section 8.4(b), within two (2) business days following Purchaser’s demand therefor following termination of this Agreement by Sellers’ Representative.
(c)Without limiting the generality of the other provisions of this Section 8.4, if this Agreement is terminated (i) by Purchaser pursuant to Section 8.1(g) or (ii) by Sellers’ Representative pursuant to Section 8.1(b) or Section 8.1(c) at a time when Purchaser had the right to terminate this Agreement pursuant to Section 8.1(g), Sellers shall pay to Purchaser an amount in cash equal to $[***] (the “Other Covenants Termination Fee”), by wire transfer (to an account designated by Purchaser) in immediately available funds, (A) in the case of clause (i) of this Section 8.4(c), within two (2) business days after such termination and (B) in the case of clause (ii) of this Section 8.4(c), within two (2) business days following Purchaser’s demand therefor following termination of this Agreement by Sellers’ Representative. Notwithstanding anything to the contrary contained in this Agreement, in no case shall Purchaser be entitled to the Other Covenants Termination Fee if the Sellers or the Real Estate Owners have not obtained (A) fee title to the 6113 Lemmon Property for any reason other than the default by PPM Realty, Ltd. under the 6113 Purchase Contract or (B) any of the SNDAs required by Section 10.1(e) or Section 11.2(k), so long as Sellers are otherwise in compliance with Section 7.1(d), or be entitled to otherwise sue Sellers, the Seller Affiliate or the Real Estate Owners for any Losses if Sellers or the Real Estate Owners have not obtained (A) fee title to the 6113 Lemmon Property (unless the failure do is solely attributable to the default by PPM Realty, Ltd. under the 6113 Purchase Contract) or (B) any of the SNDAs required by Section 10.1(e) or Section 11.2(k), so long as Sellers are otherwise in compliance with Section 7.1(d).
(d)If Sellers fail to pay in a timely manner any amount due pursuant to this Section 8.4, and, in order to obtain such payment, Purchaser commences an Action that results in a judgment against Sellers requiring them to pay the Non-Solicit Termination Fee or Other Covenants Termination Fee, Sellers shall pay to Purchaser interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made, together with reasonable, documented, out of pocket legal fees and expenses incurred by Purchaser or its Affiliates in connection with such Action.
(e)Without prejudice to, or limitation of, Purchaser’s rights with respect to claims of Fraud, the parties agree that payment of the Non-Solicit Termination Fee or the Other Covenants Termination Fee, as applicable, is compensation for the cost, resource and opportunity to be committed by Purchaser in connection with the transactions contemplated hereby, and from and after such termination and payment of the Non-Solicit Termination Fee or the Other Covenants Termination Fee, as applicable, the Principal, the Seller Affiliate, the Sellers and the Sellers Group shall have no further liability of any kind for any reason to any Person in connection with this Agreement or the termination contemplated hereby (other than as provided under Section 8.4(d)).
(f)The parties each acknowledge that the agreements contained in this Section 8.4 are an integral part of the transactions contemplated by the Transaction Documents and that, without these agreements, Purchaser, Sellers, Seller Affiliate, the Real Estate Owners and Principal would not enter into this Agreement. Sellers stipulate and agree that any amounts payable pursuant to Section 8.4(b) or (c), as applicable, do not constitute a penalty but constitute payment of liquidated damages and that such liquidated damages amount is reasonable in light of the substantial but indeterminate harm anticipated to be caused as a result of the termination of this Agreement under circumstances giving rise to Sellers’ obligations to pay the sums due under, as applicable, Section 8.4(b) or (c), the difficulty of proof of loss and damages, the inconvenience and non-feasibility of otherwise obtaining an adequate remedy, and the value of the transactions to be consummated hereunder. Purchaser, Sellers, the Principal and Seller Affiliate acknowledge and agree that the Seller Knowledge Parties have reviewed with counsel the Sellers’ Express Representations and covenants contained in this Agreement and each other Transaction Documents, and shall be deemed to understand the meanings of such Sellers’ Express Representations and covenants.

(g)For the avoidance of doubt, the obligations of Sellers’ to pay the Non-Solicit Termination Fee or the Other Covenants Termination Fee are mutually exclusive, and in no event shall Sellers ever be obligated to pay both.
(h)The provisions of Section 8.4 are intended to be for the benefit of, and shall be enforceable by, each Seller, the Seller Affiliate, the Principal, the Sellers Group, Purchaser and the Asbury Group.
8.5Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any provision of this Agreement or other Transaction Documents were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach. Accordingly, except as provided in Section 8.3 and Section 8.4, the parties acknowledge and agree that in the event of any breach or threatened breach by Sellers, Seller Affiliate, the Real Estate Owners or Principal, on the one hand, or Purchaser, on the other hand, of any of their respective covenants or obligations set forth in this Agreement or other Transaction Documents, Purchaser, on the one hand, and Sellers, Seller Affiliate, the Real Estate Owners and/or Principal, on the other hand, shall be entitled to seek an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement or other Transaction Documents by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants or obligations of the other (as applicable) under this Agreement or other Transaction Documents, without proof of actual damages or inadequacy of legal remedy and without bond or other security being required. Notwithstanding the foregoing, Sellers, Seller Affiliate and Principal explicitly waive any rights to, and agree they will not seek, specific performance, an injunction or any other form of equitable relief to cause Purchaser to complete the Closing.
8.6Survival. The provisions of this Article VIII shall survive the termination of this Agreement (and, as such, constitute a Termination Survival Obligation).
ARTICLE IX.
SUPPLEMENTAL AGREEMENTS

9.1Limitation on Assignments. The provisions of this Section 9.1 shall not apply to any Seller’s dealer agreement with the applicable Manufacturer, a Seller’s loaner agreement or any other agreement between a Seller and the applicable Manufacturer with regard to any Dealership. Subject to the preceding sentence hereof but notwithstanding any other contrary provision of this Agreement, the Closing shall not be conditioned upon requiring an assignment to Purchaser of any of the Assumed Contracts not identified in Section 10.1(i) if an attempted assignment of the same without the consent of the counterparty to the respective Seller thereto is not permitted or would constitute a breach thereof or a violation thereof (each, a “Consent Required Contract”). Sellers shall be responsible for obtaining consents from those counterparties to the Assumed Contracts identified on Schedule 10.1(i). Purchaser shall be responsible for obtaining consents from counterparties or providing notices to counterparties to the other Assumed Contracts that are required to assign such Assumed Contracts and Sellers agree to cooperate (at Purchaser’s cost and expense) with Purchaser in obtaining such consents; provided, however, in no event shall a Seller, the Real Estate Owners, the Seller Affiliate or the Principal or any of their respective Affiliates be required to pay any fees, provide guarantees or incur any Liabilities to obtain such a consent or give such a notice, except ordinary postage or other costs required in delivering any request for consent or notice set forth on Schedule 10.1(i). If by the date scheduled for Closing hereunder Purchaser or Sellers (as applicable) has not received consents to the transfer of any Consent Required Contract the terms of the following provisions of this Section 9.1 shall govern the transfer of the benefits of each such contract. For a period of twelve (12) months after Closing, Sellers and Purchaser shall use commercially reasonable efforts to obtain any required consent to the assignment to, and assumption by, Purchaser of each Consent Required Contract that is not transferred to Purchaser at the Closing (each, a “Nonassigned Contract”).
(a)With respect to the Nonassigned Contracts that are not assignable by the terms thereof or in connection with which consents to the assignment thereof have not been obtained as of the date scheduled for Closing, such Nonassigned Contracts shall be held by Sellers in trust for Purchaser with respect to the Respective Business (but not any other properties or facilities that may be the subject thereof) and shall be performed by Purchaser in the name of such Seller, at Purchaser’s sole cost, risk, and expense, and all benefits and obligations derived thereunder with respect to the Respective Business shall be for the account of Purchaser; provided, however, that where entitlement of Purchaser to such Nonassigned Contracts hereunder is not recognized by any third party, Sellers shall, at the request of Purchaser, enforce in a reasonable manner, at the cost of and for the account of Purchaser, any and all rights of Sellers against such third party. Purchaser shall indemnify, defend and hold such Seller from and against any and all claims, suits, demands, liabilities, costs or expenses suffered or incurred by such Seller arising out of, directly or indirectly, Purchaser’s performance or failure to perform any obligation, duty or liability in connection with such Nonassigned Contracts arising from and after Closing with respect to the Respective Business. The post-Closing obligations of Sellers and Purchaser (including, without limitation, Purchaser’s indemnification obligations set forth in this Section 9.1) set forth in this Section 9.1 shall survive Closing.
(b)The parties acknowledge that the counterparties to the Consent Required Contracts may have their own forms of assignment or consents that the parties may be required to use and that these may potentially allocate responsibility for pre-Closing and post-Closing matters in a manner that is different than the allocation of responsibility as set forth in this Agreement, including without limitation with respect to Assumed Liabilities and Excluded Liabilities. If the parties enter into documents or instruments that differ than the terms and conditions of this Agreement on such matters, the parties acknowledge and agree that this Agreement shall govern, and nothing in such document or instrument shall constitute an amendment to the terms and conditions of this Agreement.

9.2New Telecommunications Lines. Sellers shall afford to Purchaser and its employees and subcontractors, on reasonable prior notice, reasonable access before Closing to the Real Estate for the purpose of installing communications (including voice and data transmission) lines which in Purchaser’s reasonable judgment are necessary to allow Purchaser, immediately after Closing, to connect those premises and the computer systems, networks and data bases in them to Purchaser’s computer systems, network and wide area network; provided, however, that (i) such installation shall be subject to Sellers’ prior written approval, such approval not to be unreasonably withheld, (ii) Purchaser shall not use the new communications lines before the Closing, other than for testing purposes, without Sellers’ prior written consent, and (iii) Purchaser shall be solely responsible for all costs and expenses of such installation and shall indemnify, defend and hold the Sellers harmless therefrom; provided further, however, that if this Agreement is terminated for any reason, Purchaser shall promptly, but in no event later than thirty (30) days after such termination, remove the new communications lines at Purchaser’s sole cost and expense. Purchaser’s installation and, if applicable, removal of the new communications lines shall be done in a manner that does not unreasonably interfere with or interrupt the Sellers’ operations.
9.3Retail Orders. On the Closing Date, the Sellers shall turn over to Purchaser all unfulfilled retail orders and customer deposits attributable thereto, held by Seller as of the Closing Date, and Purchaser shall assume such retail orders and responsibility to the customer for making future delivery of any vehicle covered by the orders (each of such retail orders shall constitute part of the Assumed Contracts). Purchaser’s obligations under this Section 9.3 shall expressly survive Closing.
9.4Allocation of Purchase Price. The aggregate purchase price for income Tax purposes shall be allocated among the various assets in the manner determined or set forth in Section 1.4 (“Purchase Price Allocation”) for the purposes of §1060 of the Internal Revenue Code of 1986, as amended (the “Code”). Attached hereto as Exhibit A is a pro forma Purchase Price Allocation among the various classes of assets established under Section 1060, and the Purchaser, each Seller and PPJ Land LLC agrees that each shall record the agreed upon asset Purchase Price Allocation on the 1060 Form consistent with Exhibit A. Purchaser, each Seller and PPJ Land LLC agrees that each of them will timely file Form 8594 with the Internal Revenue Service and that all Tax Returns or other Tax information any party hereto files or causes to be filed with any Governmental Authority, including, without limitation, the Internal Revenue Service, will be prepared in a manner that is consistent with the Purchase Price Allocation. Purchaser, each Seller and PPJ Land LLC further agrees that each of them will complete and submit to the other a copy of the Form 8594 they plan on filing with the Internal Revenue Service prior to actually filing same with the Internal Revenue Service.
9.5Prorations; Capital Improvements Work.
(a)All personal property Taxes on the Purchased Assets which are not covered by the VIT for the current year shall be prorated to the Closing Date. All rent and all other charges under the Real Estate Leases shall be prorated to the Closing Date. At Closing, Purchaser shall pay rent under the Post Closing Leases for the month

(prorated, if applicable) in which Closing occurs. At Closing, each Seller and Purchaser shall execute and deliver an agreement addressing the responsibility for the payment of the “VIT” in substantially the form attached hereto as Exhibit B (collectively, the “VIT Agreements”). All utilities and similar operating expenses of the Business for the month of Closing will be prorated and adjusted between Purchaser and the applicable Seller as of the Closing Date based on a thirty (30) day month. Purchaser shall reimburse Sellers at Closing for all prepaid expenses, deposits and advance payments assigned to Purchaser at Closing as part of the Purchased Assets.
(b)At Closing, Purchaser shall reimburse each applicable Real Estate Owner or Seller, in cash, for the actual costs and expenses incurred and paid by such Real Estate Owner or Seller as of the Closing with respect to (i) the capital improvements work described on Schedule 9.5 attached hereto that has been performed by Real Estate Owner or Seller prior to the Effective Date or that will be completed prior to the Closing (the “Performed Capital Improvement Work”) and (ii) the capital improvement work performed by Real Estate Owner or Seller after the Effective Date with regard to the construction of facilities for the operation of a Sprinter Dealership (the “Sprinter Work”; the Performed Capital Improvement Work and the Sprinter Work are collectively herein called, the “Capital Improvements Work”) subject to the maximum amount set forth in Schedule 9.5 to this Agreement (collectively, the “Capital Improvements Reimbursement”). Prior to Closing, the applicable Real Estate Owners or Sellers shall deliver to Purchaser reasonable evidence of the actual, out-of-pocket costs incurred by such Real Estate Owner or Seller to design, permit and construct all Capital Improvements Work, including, by way of example, bills, vouchers, invoices and receipts and an estoppel certificate from each contractor who is a party to a construction document with a Real Estate Owner in regard thereto confirming all amounts paid or to be paid under each construction document through the end of the calendar month preceding the calendar month in which Closing occurs have been paid, together with all applicable lien releases from such contractor for work performed through the end of the calendar month preceding the calendar month in which the Closing occurs. The parties recognize that certain costs of performing the Capital Improvements Work are paid for by, and accounted for on the financial statements of, the Real Estate Owner of the specific property where such work is being performed while certain other costs are accounted for by (and may be reflected as fixed assets on the financial statements of) a Seller. Notwithstanding such accounting and notwithstanding any contrary provisions contained in this Agreement, each Real Estate Owner shall have the right to direct portions of the Capital Improvements Reimbursement to one or more of the Sellers. “Construction Documents” means each construction agreement, including all change orders thereto, with regard to the Sprinter Work.
(c)To the extent not provided prior to the Effective Date, Sellers shall, at Purchaser’s request, provide a copy of purchase orders, construction contracts, design professional contracts, and other agreements entered into by any of the Sellers with regard to the Capital Improvements Work, whether executed prior to or after the Effective Date.

(d) The following prorations shall also be made at Closing: (i) rent and other charges for the month in which Closing occurs under each of the Real Estate Lease shall be as of 11:59 p.m. on the day prior to the Closing Date, and (ii) all utility billings for the properties leased pursuant to the Real Estate Leases and the Post Closing Leases shall also be prorated as of 11:59 p.m. on the day prior to the Closing Date. To the extent any of the prorations made under this paragraph are done on the basis of estimates, the same shall be subject to post-Closing adjustment and reconciliation when the actual amounts of those adjustment items can be determined. The reconciliation obligations of the parties under this paragraph shall survive for a period of one year following Closing.
9.6Information Releases. The parties agree that, except to the extent necessary to comply with the requirements of Applicable Law or any listing agreements with, or rules and regulations of, securities exchanges, no press release or similar public announcement or communication will ever, whether prior to or subsequent to the Closing, be made or caused to be made concerning the existence or subject matter of this Agreement unless approved in advance by the parties in writing; provided, that with respect to any press release or similar public announcement or communication for which advance approval is not required in accordance with the foregoing, to the extent practicable, reasonable notice and a copy of such release, announcement or communication will be provided to Purchaser or Sellers, as applicable, prior to issuing the same. Notwithstanding any provision to the contrary contained in this Agreement, the provisions of this Section 9.6 will survive the termination of this Agreement pursuant to Article VIII and the Closing.
9.7Business Records. Purchaser shall retain all Transferred Records for a period not less than seven (7) years after the Closing Date. Sellers and Sellers’ representatives may, prior to Closing make copies of, and after Closing have access to review and copy such information during Purchaser’s regular business hours if such information is in Sellers’ judgment reasonably necessary to wind up Sellers’ business affairs, to pursue, investigate or defend any suit, claim, investigation or proceeding, to comply with any applicable law or for any other business purpose. Notwithstanding anything to the contrary above during such seven (7) year period, Purchaser may dispose of any Transferred Records which are offered in writing to, but not accepted by Sellers within a reasonable time following such written offer. Sellers shall remove all Retained Records from the Real Estate within one hundred twenty (120) days after the Closing Date.
9.8Transfer Tax. Sellers shall pay at the Closing all sales and other transfer Taxes arising out of the transfer of the Purchased Assets hereunder.
9.9Manufacturer Notification and Approval Process. Purchaser shall submit (after consultation with Sellers with regard to the timing for submittal of) the completed application to the Manufacturers as soon as reasonably practicable after the Effective Date in accordance with the terms and conditions of Section 2301.359 of the Texas Occupations Code and as otherwise required by the Manufacturers. Purchaser shall continuously use reasonable efforts to obtain each Manufacturer’s approval as contemplated by Section 10.1(a) herein.

9.10Post-Closing Cooperation. Purchaser shall cooperate in good faith with Sellers following Closing with regard to forwarding to Sellers’ Representative of mail and other correspondence received at the Business following Closing that is addressed to, or intended for delivery to, a Seller.
9.11HSR Filing.
(a)Purchaser, the Sellers and the Principal have made such filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), with respect to the transactions contemplated by this Agreement and received early termination of the applicable waiting period. The parties shall supply as promptly as practicable and advisable to the appropriate Governmental Authorities any additional information and documentary material that may be requested, necessary, proper or advisable pursuant to the HSR Act, in substantial compliance with the requirements of the HSR Act.
(b)The parties hereto shall cooperate and assist one another in connection with all actions to be taken pursuant to this Section 9.11, including the preparation, making, amending or furnishing additional information thereunder. Each party shall use its commercially reasonable efforts to provide or cause to be provided promptly to the other party all necessary information and assistance as any Governmental Authority may from time to time require in connection with any review or investigation of the transactions contemplated by this Agreement by a Governmental Authority. The parties shall consult with each other prior to taking any material substantive position with, in any written submission to, or, to the extent practicable, in any discussions with, any Governmental Authority. Each party shall permit the other party to review and discuss in advance, and shall consider in good faith the views of the other party in connection with, any analyses, presentations, memoranda, briefs, written arguments, opinions, written proposals or other materials to be submitted to the Governmental Authorities. In addition, neither party shall agree to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filing, review, investigation or other inquiry concerning this Agreement or the transactions contemplated hereby, or enter into any agreement with any Governmental Authority, unless it consults with the other party in advance, and to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate thereat. Each party shall keep the other apprised of the material content and status of any material communications with, any Governmental Authority with respect to the transactions contemplated by this Agreement, including promptly notifying the other party of any material communication it receives from any Governmental Authority relating to any review or investigation of the transactions contemplated by this Agreement under the HSR Act. The parties shall, and shall cause their respective Affiliates to use their commercially reasonable efforts to, provide each other with copies of all material, substantive correspondence, filings or communications between them or any of their respective representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement;

provided, however, that materials may be redacted (i) to remove any references to valuation; (ii) as necessary to comply with contractual arrangements or Applicable Laws; and (iii) as necessary to address reasonable attorney-client, work product or other privilege or confidentiality concerns.
9.12Manufacturer Right of First Refusal. The parties’ obligations under this Agreement and all transactions contemplated herein are subject to each Manufacturer’s right of first refusal, option to purchase, preemptive right or other similar right under the dealer’s sales and service agreement of the respective Seller and related to the Respective Business. If the approval of the Manufacturer with respect to Mercedes-Benz of Arlington is not received, or if the Manufacturer exercises a right of first refusal, option to purchase or preemptive right with respect to the applicable Respective Business, then the parties agree that the Purchased Assets with respect to such Respective Business shall be excluded from the transactions contemplated in the Transaction Documents (with such assets becoming Excluded Assets hereunder). Upon the occurrence of such event, the Asset Purchase Price shall be adjusted to reflect the exclusion of those assets of PPMB Arlington LLC that were to be sold by such Seller hereunder, including the reduction of the Asset Purchase Price to reflect exclusion of those assets and that portion of the Asset Purchase Price set forth in Section 1.4(a)(vii) shall also be reduced by Twenty Million and No/100 Dollars ($20,000,000.00).
9.13Gramm-Leach-Bliley Act Compliance. Purchaser shall bear full responsibility for providing any notice required under the Gramm-Leach-Bliley Act (“GLB Act”) with respect to the transactions contemplated by this Agreement and comply with the GLB Act with respect to any information sold as part of the Purchased Assets that is subject to the GLB Act.
9.14Insurance Matters; Condemnation.
(a)Insurance. From and after the Closing Date, the Purchased Assets shall cease to be insured by the insurance policies held by Sellers or their Affiliates, or by any of their self-insured programs (collectively, the “Seller Insurance Policies”). Except as set forth in this Section 9.14 or in Section 12.9, neither Purchaser nor its Affiliates shall have any access, right, title or interest to or in the Seller Insurance Policies (including to all claims and rights to make claims and all rights to proceeds) to cover the Dealership, the Real Estate or any Purchased Asset. Without limiting the foregoing, Sellers and their Affiliates may, to be effective as of the Closing, amend any insurance policies in the manner they deem appropriate to give effect to this Section 9.14. From and after the Closing, Purchaser shall be responsible for securing all insurance it considers appropriate for its ownership and operation of the Dealership and the Purchased Assets and assumption of the Assumed Liabilities but in all events shall procure and deliver at Closing the insurance required to be provided by, with respect to each Post Closing Lease, all of the insurance required to be provided by the tenant thereunder. Purchaser further covenants and agrees not to seek to assert or to exercise any rights or claims of Sellers under or in respect of any past or current Seller Insurance Policies.
Notwithstanding the provisions of the preceding paragraph of this Section 9.14 and subject to the remainder of this Section 9.14, if any fire or other casualty occurs prior to the Closing with regard to any of the Real Estate and improvements thereon that is to be leased pursuant to any Post Closing Lease, or the DFW Ground Lease and the same does not constitute a Major Casualty or does constitute a Major Casualty but Purchaser nonetheless elects to waive the Material Adverse Effect, then in either case Purchaser shall accept the property damaged by reason thereof without the repair or restoration thereof and without any reduction in the Asset Purchase Price. However, subject to obtaining all necessary consents and approvals from the holders of deed of trust liens against the affected Real Estate, the applicable Seller or Real Estate Owner shall pay to Purchaser all property damage insurance proceeds received by such Seller (or such Real Estate Owner), whether prior to or after Closing, with respect to such damage or destruction (save any portions thereof which may have been expended by such Seller or such Real Estate Owner in repair of such property) and such proceeds shall be held and disbursed in accordance with the provisions of the Post Closing Lease affecting such damaged property as if the proceeds thereof constituted Insurance Proceeds (as defined in the affected Post Closing Lease), and such Seller (or the applicable Real Estate Owner) shall also deliver to the Insurance Trustee (as defined in the affected Post Closing Lease) an amount equal to the deductible amount (less an amount equal to the amount of such Seller’s or such Real Estate Owner’s own funds applied to repair and restoration) and any required co-insurance payment with respect to the insurance and the parties shall proceed to the Closing pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Asset Purchase Price. In such event, Purchaser shall have the right to participate in any adjustment of the insurance claim, and no Seller nor any Real Estate Owner shall adjust or settle any such claim without Purchaser’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. If Sellers or Real Estate Owners have not obtained consent from the holder(s) of deed of trust liens against the affected Real Estate to obtain and use the property damage insurance proceeds as set forth in the preceding provisions of this paragraph, then (1) if the Real Estate at issue is subject to a casualty that is not a Major Casualty, Sellers or Real Estate Owners shall pay to Purchaser from other sources an amount equal to the insurance proceeds payable to such Seller or Real Estate Owner (for purposes of the affected Post Closing Lease, such funds shall constitute Insurance Proceeds), (2) if an Ancillary Parcel (as identified and described in Schedule 11.2(k)) is subject to a Major Casualty and Purchaser elects to waive the Material Adverse Effect, Purchaser may elect, at Closing, not to lease such Ancillary Parcel pursuant to the respective Post Closing Lease, in which case the same no longer shall be considered part of the Real Estate for purposes of this Agreement, or (3) if a Critical Parcel (as identified and described in Schedule 11.2(k)) or the parcel of Real Estate leased pursuant to the DFW Ground Lease is subject to a Major Casualty and Purchaser elects to waive the Material Adverse Effect, then Purchaser may elect, at Closing, to exclude from the transactions hereunder the Respective Business and Dealership related to such Critical Parcel or such parcel leased pursuant to the DFW Ground Lease and the Purchased Assets related thereto (with such assets becoming Excluded Assets hereunder), and the Asset Purchase Price shall be reduced to reflect the exclusion of such assets and the Asset Purchase Price shall also be reduced by the amount related to the Respective Business set forth in Section 1.4(a)(vii) and Schedule 1.4(a)(vii), and such Dealership and Respective

Business shall automatically become an Other Owned Dealership and Schedule 7.4 shall be deemed to be automatically updated (without any further action needed by the parties) with the name of such Dealership and Respective Business. The provisions of this paragraph shall expressly survive Closing.
(b)Condemnation - Post Closing Leases. Without limiting any other provisions of this Agreement and the closing conditions of Purchaser, including those with respect to a Material Adverse Effect, if any Real Estate that is subject to a Post Closing Lease is the subject of a Taking or Pending Taking, then the provisions below shall apply.
(i) If the Taking or Pending Taking is one that would have given rise to an automatic termination of the applicable Post Closing Lease under the applicable condemnation provisions of such Post Closing Lease had the Taking or Pending Taking occurred during the term of such Post Closing Lease, then the applicable Real Estate shall be removed from the contemplated transactions (and the applicable Post Closing Lease shall not be executed at Closing).
(ii)If the Taking or Pending Taking is one that would not have given rise to an automatic termination of the applicable Post Closing Lease, but would have given rise to an optional termination right in favor of the applicable tenant, under the applicable condemnation provisions of such Post Closing Lease had the Taking or Pending Taking occurred during the term of such Post Closing Lease, then Purchaser shall elect, in its sole discretion, to either (A) remove the applicable Real Estate from the contemplated transactions (in which case the applicable Post Closing Lease shall not be executed at Closing), or (B) keep the applicable Real Estate in the contemplated transactions (in which case the applicable Post Closing Lease shall be executed at Closing).
(iii)If the Taking or Pending Taking is one that would not have given rise to either an automatic termination of, or an optional right to terminate, the applicable Post Closing Lease under the applicable condemnation provisions of such Post Closing Lease had the Taking or Pending Taking occurred during the term of such Post Closing Lease, then the applicable Real Estate shall remain a part of the contemplated transactions (in which case the applicable Post Closing Lease shall be executed at Closing).
(iv)If any Real Estate is removed from the contemplated transactions pursuant to subsection (i) or subsection (ii) above, then (A) the assets of the Respective Business conducted on such Real Estate shall also be removed from the contemplated transactions, (B) the Asset Purchase Price shall be reduced to reflect the exclusion of such assets (all of which shall become Excluded Assets), and (C) the Asset Purchase Price shall also be reduced by the amount related to the Respective Business set forth in Section 1.4(a)(vii)

and Schedule 1.4(a)(vii) and such Respective Business and Dealership shall automatically become an Other Owned Dealership and Schedule 7.4 shall be deemed to be automatically updated (without any further action needed by the parties) with the name of the Respective Business and associated Dealership. Notwithstanding anything to the contrary above, as it relates to the 6113 Lemmon Property, Purchaser shall not have the options in subsection (i) or subsection (ii)(A) above with respect to a Taking of that premises.
(v)With respect only to each Critical Parcel (as identified and described in Schedule 11.2(k)), if a Taking or Pending Taking as described in subsection (i) above occurs, or if a Taking or a Pending Taking as described in subsection (ii) above occurs and Purchaser elects to remove the Critical Parcel from the contemplated transactions, then all other Real Estate parcels that are subject to Directly Related Leases (as defined on Exhibit D-1) with regard to such Critical Parcel, as set forth on Exhibit D-1, shall also be removed from the contemplated transactions, and the applicable Post Closing Leases for any such Directly Related Leases shall not be executed at Closing.
(vi)With respect only to each of the Real Estate parcels listed on the Matrix (as defined on Exhibit D-1), if a Taking or Pending Taking occurs that does not result in such Real Estate parcel being removed from the contemplated transactions, then the award from such Taking or Pending Taking shall be shared as provided for in the applicable Post Closing Lease, as if the Taking or Pending Taking occurred during the term of such lease, and the purchase price to be paid pursuant to the purchase option set forth in such Post Closing Lease shall be reduced as set forth therein.
The provisions of this Section 9.14(b) shall expressly survive Closing

(c)Condemnation - DFW Ground Lease. Without limiting any other provisions of this Agreement and the closing conditions of Purchaser, including those with respect to a Material Adverse Effect, if any Real Estate or improvements that are subject to the DFW Ground Lease is subject to a Taking, then notwithstanding anything to the contrary above, the following provisions apply. If Purchaser has not terminated this Agreement, or elected to remove the DFW Ground Lease and the assets of the Respective Business from the Closing, then in lieu of the receipt of award proceeds and adjustment to purchase price, Sellers and Real Estate Owners shall assign to Purchaser all of its rights to any award proceeds granted to such Seller or Real Estate Owner under the DFW Ground Lease. The provisions of this Section 9.14(c) shall expressly survive Closing.
9.15Continuing Use Agreement. Except as set forth in this Section 9.15, no Seller shall relinquish its motor vehicle dealer licenses and/or dealer numbers with any Governmental

Authority at, on or after the Closing Date. The Sellers acknowledge and agree that at the end of the interim period provided in the Continuing Use Agreement, Purchaser shall file, on behalf of the applicable Seller, the customary documentation necessary to relinquish the respective Dealership’s motor vehicle dealer licenses and dealer numbers with the appropriate Governmental Authority in the State of Texas and the Sellers shall provide commercially reasonable efforts to cooperate with Purchaser with respect to such filing.
9.16Property Condition Assessments; Environmental Matters.
(a)Property Condition Assessments. Sellers acknowledge that Purchaser has conducted a property condition assessment with respect to the Real Estate, and the results of those assessments have been shared with Sellers.
(b)Environmental Matters. As a result of Purchaser’s environmental due diligence, it has been discovered that the Affected Properties might benefit from a municipal settings designation (“MSD”) or already have a City MSD but no such designation at the State of Texas level as of yet. Sellers covenant and agree to cooperate with Purchaser in the pursuit of an MSD for any of the Affected Properties, or the obtaining of a State MSD for those Affected Properties that already have a City MSD. Such cooperation will include making filings or providing information that is needed in connection with the obtaining of the MSD; provided, however, that such cooperation will be at Purchaser’s cost. This covenant will survive the Closing.
9.17Luxury Showcase. After the Closing, Principal and Sellers shall cause their Affiliates to offer to Purchaser the ability to participate in that certain showcase known as the Luxury and Supercar Showcase, with such participation being on the same terms and conditions as the Respective Businesses participated historically in such event. Further, so long as Purchaser is being provided the opportunity to participate as provided herein, the Seller owning the trademarks set forth on Schedule 1.2, item 22, shall be permitted to use those trademarks in connection with the Luxury and Supercar Showcase, and in no event will such Seller transfer, assign or otherwise convey those trademarks to another person. This Section 9.17 shall survive Closing.
9.18Access.  Prior to entry on the Real Estate after the Effective Date to conduct any invasive testing of any of the Real Estate, Purchaser and all of its representatives conducting any tests and/or inspections on Purchaser’s behalf (including Purchaser’s architects, engineers, consultants, agents and contractors, but excluding Purchaser’s employees) shall deliver to the applicable Seller and Real Estate Owner a certificate of insurance, in a form reasonably acceptable to the applicable Seller and Real Estate, evidencing that the following insurance is then in full force and effect: (i) Commercial General Liability Insurance on an Occurrence form including Products/Completed Operations and Personal Injury coverage with a limit of not less than One Million Dollars ($1,000,000) per occurrence, $5,000,000.00 aggregate; and (ii) Automobile Liability coverage with a limit of not less than One Million Dollars ($1,000,000) Combined Single Limit. Each such policy shall be endorsed naming the applicable Seller and Real Estate Owner (and any mortgagee identified by Seller) as an additional insured. WHETHER OR NOT THE TRANSACTION DESCRIBED IN THIS AGREEMENT SHALL CLOSE, PURCHASER SHALL INDEMNIFY, DEFEND AND HOLD EACH SELLER AND EACH REAL ESTATE OWNER HARMLESS FROM AND AGAINST ALL CLAIMS, ACTIONS, DAMAGES, LIABILITY, LOSS, COSTS, ATTORNEY’S FEES AND EXPENSES RELATED TO OR ARISING FROM SUCH INVASIVE TESTING, INCLUDING THOSE ARISING FROM SELLER’S NEGLIGENCE TO THE EXTENT (BUT NO FURTHER) SELLER IS ALLEGED OR FOUND TO HAVE BEEN NEGLIGENT IN FAILING TO SUPERVISE THE CONDUCT OF PURCHASER, ITS AGENTS, CONTRACTORS AND EMPLOYEES IN, ON, OR ABOUT THE REAL ESTATE; provided, that in no event shall such indemnification obligations extend to the gross negligence or willful misconduct of a Seller or Real Estate Owner nor to any of the foregoing attributable to the mere discovery by Purchaser of an existing condition at or of the Real Estate. If any of the Real Estate is damaged as a result of any inspections or tests conducted by or at the direction of Purchaser, Purchaser shall restore the damaged Real Estate to its prior condition. The indemnification and restoration obligations of Purchaser in this paragraph shall survive the Closing or any termination or cancellation of this Agreement and Purchaser’s indemnification obligations (and Seller’s right to enforce the same) shall, notwithstanding any contrary provision hereof, in no way be limited by the limitations on a Seller’s or a Real Estate Owner’s remedies set forth herein, each Seller and each Real Estate Owner to have all rights and remedies in the enforcement of Purchaser’s indemnification and restoration obligations.
9.19Certificate of No Tax Due. Each Seller shall use commercially reasonable efforts to obtain from the Office of the Comptroller for the State of Texas a Certificate of No Tax Due with respect to such Seller, evidencing compliance with sales and use tax obligations, on or prior to the Closing Date. Sellers shall promptly provide to Purchaser each certificate as and when such certificate is received by any Seller.
9.20Autohaus Design Obligations. Purchaser acknowledges and agrees that the respective Manufacturer has required the implementation and completion of the Autohaus Design Obligations (as defined in Section 10.1(a)) and that the responsibility and obligations to implement and complete the Autohaus Design Obligations are not a matter for which Purchaser may bring a Claim for indemnity under this Agreement. The provisions of this paragraph shall expressly survive Closing.
ARTICLE X.
CONDITIONS TO CLOSING

10.1Conditions Precedent to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by the Transaction Documents at the Closing are subject to the satisfaction, or the written waiver by Purchaser, of each of the following conditions as of the Closing Date (defined below):

(a)Purchaser shall have obtained the approval, in a form and of a content reasonably satisfactory to Purchaser, of each Manufacturer to enter into a new sales and service agreement between Purchaser and each Manufacturer for each Respective Business and Dealership, except as provided below in this paragraph with regard to Mercedes-Benz of Arlington. For purposes of determining whether this condition has been satisfied, Purchaser acknowledges that such approval may impose obligations on Purchaser or otherwise be conditional in nature, if the obligations and conditions imposed are reasonably consistent with Manufacturer’s standard practices. To avoid any doubt, (i) the condition in this Section 10.1(a) is not deemed satisfied if a Manufacturer’s approval imposes any material terms or conditions on the applicable Dealership that are inconsistent with such Manufacturer’s requirements under any Contract between Purchaser and such Manufacturer or relate to a Seller’s non-compliance with Manufacturer requirements, including, without limitation, any material terms and conditions relating to non-market working capital increase, material capital expenditures or facility improvements with regarding to Dealership facilities; (ii) no approval with respect to the Respective Business of Mercedes-Benz of Arlington shall be required if Mercedes-Benz USA, LLC has exercised the rights with respect to the Respective Business of Mercedes-Benz of Arlington, and (iii) with respect to the TMS/USA’s (as defined in Section 15.4) approval, the Sellers acknowledge the Purchaser’s disclosure of, and the Sellers’ receipt of, such TMS/USA related matters set forth on Exhibit C attached hereto. Notwithstanding the foregoing, Purchaser acknowledges and agrees that the respective Manufacturer may require the implementation and completion of the Autohaus Dealership Design Standards as described more fully on Schedule 10.1(a) (the “Autohaus Design Obligations”) as part of such Manufacturer’s approval, and Purchaser will accept that requirement.
(b)Purchaser shall have received approval (subject to standard closing and Manufacturer approval conditions) by the Texas Department of Transportation and all other applicable Governmental Authorities necessary for Purchaser to own and operate the Business, including licenses to conduct business as a dealer of motor vehicles.
(c)(i) Except for the Statute of Limitations Representations, all of the Sellers’ Express Representations (without regard to update thereof pursuant to Representation Update Notices) shall be true and correct as of the Closing as if made at and as of the Closing (without giving effect to materiality, Material Adverse Effect or similar phrases in the representations and warranties), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect, (ii) the Statute of Limitations Representations (without regard to update thereof pursuant to Representation Update Notices) shall be true and correct as of the Closing as though made at and as of the Closing, except for any de minimis inaccuracies, and (iii) Sellers, Seller Affiliate, Real Estate Owners and Principal shall have performed in all material respects all of their obligations, covenants and agreements hereunder to be performed by them prior to or at Closing.
(d)Purchaser shall have received the documents, certificates and resolutions described in Section 11.2, in the form herein provided or, if not so provided, in form and substance reasonably satisfactory to Purchaser.

(e)Each applicable Real Estate Owner shall have executed and delivered the Post Closing Leases and, except with respect to the Short Term Leases, shall have obtained and delivered the SNDAs in the form provided for therein.
(f)All applicable time periods under the HSR Act shall have expired or terminated and no Action or proceeding relating to the HSR Act shall have been instituted and remain pending before, and no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree shall have been issued and remain in effect by, any Governmental Authority to restrain, enjoin, prohibit, prevent or otherwise challenge the transactions contemplated by this Agreement, no law shall have been enacted, issued, enforced, entered or promulgated and remain in effect that prohibits or makes illegal the consummation of such transactions and no Governmental Authority have notified any party hereto that consummation of such transactions would or might violate such law.
(g)Purchaser shall have received, with regard to each Real Estate Lease, (i) an estoppel certificate from the landlord thereunder in form and substance reasonably satisfactory to Purchaser whereby the landlord certifies to Purchaser that a true and correct copy of the Real Estate Lease is affixed thereto, that there is no event of default thereunder, and (ii) if none then exists with respect to such Real Estate Lease, other than with respect to the lease set forth in Section 11.2(v), a subordination, non-disturbance and attornment agreement from the holder of each lien affecting the land described in such Real Estate Lease, in form and substance reasonably acceptable to Purchaser.
(h)Since the Effective Date and through the Closing Date, there shall not have occurred any Material Adverse Effect that has not been remedied; provided, however, for the purposes of this condition a Major Taking of only the 6113 Lemmon Property by itself shall not constitute a Material Adverse Effect.
(i)Sellers shall have obtained, and Purchaser shall have received copies of, those third party consents identified on Schedule 10.1(i).
(j)Purchaser shall have received from each Seller and Real Estate Owner a certificate, duly completed and executed pursuant to Treasury Regulations Section 1.1445-2(b)(2), certifying that such Seller or Real Estate Owner is not a “foreign person” within the meaning of Section 1445 of the Code.
(k)There shall be no Action pending or threatened before, or judgment, order, decree or award by, a Governmental Authority that would reasonably be expected to have a material adverse effect on the parties’ ability to consummate the transactions contemplated by the Transaction Documents.
(l)At Closing, Sellers shall have obtained, at Purchaser’s expense, a proforma commitment from Republic Title of Texas, Inc. (the “Title Company”) to issue to Purchaser or the designated Affiliate of Purchaser with a Leasehold Owner Policy of Title Insurance (the “Title Policies”) in an amount selected by Purchaser and that is authorized by applicable Texas title insurance rules and regulations, dated as of the Closing Date, insuring (i) Purchaser’s leasehold estate in each of the DFW Ground Lease and the Post Closing Leases that are not Short Term Leases and (ii) Purchaser’s option to purchase set forth in those Post Closing Leases that contain such option to be good and indefeasible subject only to the Existing Encumbrances applicable to each such parcel together with a pro forma owner policy of title insurance with all endorsements attached and requested modifications shown. Each Title Policy may also contain the following exception but only if such Title Policy is endorsed with a T19.2 title endorsement: “All leases, grants, exceptions or reservations of coal, lignite, oil, gas and other minerals, together with all rights, privileges, and immunities relating thereto, appearing in the Public Records, whether listed in Schedule B or not. There may be leases, grants, exceptions or reservations of mineral interest that are not listed.” To the extent the Title Company is willing to issue the same, the Title Policies, at Purchaser’s cost, shall contain all standard and applicable endorsements, including all applicable contiguity and T-19 (T-19.1 or T-19.2 at Purchaser’s option) endorsements, and shall insure all appurtenant easements. The Title Policies shall also be subject to the standard printed exceptions contained in the base, standard Texas form of the Title Policies and shall be issued in the Texas standard form (Form T-1); provided, however: (a) the standard exception as to restrictive covenants shall either be deleted or except only for any restrictive covenants that are Existing Encumbrances; (b) the blank in the standard tax exception shall be completed with the year in which the Closing occurs; (c) subject to the willingness of the Title Company to do so and subject to Purchaser’s payment of the premium therefor, the standard exception in Schedule B, item 2 shall be revised to read “shortages in area” only; (d) there shall be no exception for parties in possession; (e) there shall be no exception for visible or apparent easements or other matters that would be shown on a survey (although specific matters shown on the Survey of the parcel may be shown as an exception); and (f) the Title Policies will provide that Section 14 of the Conditions and Stipulations relating to arbitration has been deleted. Purchaser may elect to combine Purchaser’s leasehold estate in the Post Closing Leases and/or DFW Ground Lease into one or more separate Title Policies at Closing.
(m)One of the Sellers or Real Estate Owners has acquired, or concurrent with Closing is acquiring, fee simple title to the Real Estate located at 6113 Lemmon (the “6113 Lemmon Property”) and that is the subject of that certain Real Estate Purchase and Sale Agreement made effective as of January 29, 2020, by and between CAR REP TX STA L.L.C., a Delaware limited liability company, as seller, and, as purchaser, PPM Realty, Ltd. (as amended, the “6113 Purchase Contract”).

10.2Conditions Precedent to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by the Transaction Documents at the Closing are subject to the satisfaction, or the written waiver by Sellers of each of the following conditions:
(a)The Manufacturers shall have waived all of their respective rights of first refusal and options to purchase the Dealerships (other than the rights of Mercedes-Benz USA, LLC with respect to the Respective Business of Mercedes-Benz of Arlington).
(b)(i) Except for the Purchaser Fundamental Representations, all of the representations and warranties of Purchaser as set forth in Article II shall be true and correct as of the Closing as if made at and as of the Closing (without giving effect to materiality, material adverse effect or similar phrases in the representations and warranties), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have, a material adverse effect on Purchaser’s ability to consummate the transactions contemplated by this Agreement or the other Transactions Documents on or prior to the Closing Date Deadline or otherwise to perform its obligations under the Transaction Documents, (ii) the Purchaser Fundamental Representations shall be true and correct as of the Closing as though made at and as of the Closing, except for any de minimis inaccuracies, and (iii) Purchaser shall have performed in all material respects all of its obligations, covenants and agreements hereunder to be performed by it prior to or at Closing.
(c)Sellers shall have received the documents, certificates and resolutions described in Section 11.3, in the form herein provided or, if not so provided, in form and substance reasonably satisfactory to Sellers.
(d)Purchaser shall have executed and delivered each Post Closing Lease to the applicable Real Estate Owner concurrent with the closing hereunder.
(e)All applicable time periods under the HSR Act shall have expired or terminated and no Action or proceeding relating to the HSR Act shall have been instituted and remain pending before, and no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree shall have been issued and remain in effect by, any Governmental Authority to restrain, enjoin, prohibit, prevent or otherwise challenge the transactions contemplated by this Agreement, no law shall have been enacted, issued, enforced, entered or promulgated and remain in effect that prohibits or makes illegal the consummation of such transactions and no Governmental Authority have notified any party hereto that consummation of such transactions would or might violate such law.
(f)There shall be no Action pending or threatened before, or judgment, order, decree or award by, a Governmental Authority that would reasonably be expected to have a material adverse effect on the parties’ ability to consummate the transactions contemplated by the Transaction Documents.
ARTICLE XI.
CLOSING

11.1Date of Closing. Unless otherwise agreed to in writing by the parties, closing of the transactions contemplated by this Agreement (the “Closing”) shall take place within fifteen (15) days following the satisfaction of all of the conditions described in Article X (“Closing Date”). The Closing shall be effective as of 12:00 a.m. Central time on the Closing Date.
11.2Seller’s Actions at Closing. At Closing, Sellers or Real Estate Owners (as applicable) shall deliver (or cause to be delivered) to Purchaser at Sellers’ and the Real Estate Owners’ (as applicable) sole cost and expense, the following:

(a)Such bills of sale duly executed by the respective Seller and other transfer instruments effectively vesting Purchaser with good and marketable title to the Purchased Assets, in such form and of such content that is satisfactory to Purchaser in the exercise of its reasonable discretion.
(b)Fully and properly executed transfers of MSOs for all New Vehicles transferred to Purchaser.
(c)A certificate executed by an authorized officer of each Seller’s general partner certifying to the matters in Section 10.1(c), as updated by the Representation Update Notices.
(d)A certificate of existence for each Seller from the State of Texas.
(e)A copy of resolutions duly adopted by each Seller’s general partner or other managing body authorizing and approving such Seller’s performance of the transactions contemplated herein and the execution and delivery of all documents in connection with such transactions, certified by the secretary of such Seller’s general partner or other managing body, as true and complete and in full force in effect and not modified as of the Closing, together with all consents from limited partners of each Seller consenting to the transaction.
(f)Possession of the Purchased Assets.
(g)VIT Agreements, duly executed by Sellers.
(h)A cross-receipt, duly executed by Sellers, acknowledging receipt of the Asset Purchase Price and containing a closing settlement statement reflecting the calculations utilized by the parties to arrive at the dollar amounts reflected in the cross-receipt.
(i)Assignment and assumption agreement for the Assumed Contracts, the Construction Documents and the Assumed Liabilities in the form and of a content mutually agreed upon by the parties (“Assignment and Assumption Agreement”) duly executed by Sellers.
(j)A completed Texas Comptroller Form 01-917, Statement of Occasional Sale.
(k)Leases, duly executed by each applicable Real Estate Owner (the “Post Closing Leases”) in the form of Exhibit D-1 (the Purchase Option Leases), Exhibit D-2 (the Lexus Leases) and Exhibit D-3 (the Short Term Leases), respectively, attached hereto, which such Post Closing Leases will include the terms and conditions set forth on Schedule 11.2(k), and to deliver to Purchaser any SNDA that has been executed by the applicable Lienholder (if any).
(l)Furnish, or make available, all available keys or key fobs to any door or lock on the Real Estate and all vehicles being purchased hereunder.
(m)Such other documents and instruments reasonably requested by Purchaser, duly executed by the party from whom such is requested, including as may be reasonably required by the Title Company to issue any Title Policy.

(n)A payoff, termination and discharge letter, in form and substance reasonably satisfactory to the Purchaser, from each holder of each Seller’s debt (or Affiliate’s debt where such debt creates a Lien on Purchased Assets), other than debt secured by deed of trust liens against the property owned by a Real Estate Owner, as of immediately prior to the Closing, and such other payoff letters, Lien releases, mortgage satisfactions and/or UCC-3 termination statements (or commitments by the lenders to deliver the same), in form and substance reasonably satisfactory to Purchaser, as the Purchaser may reasonably request to evidence the release and discharge (or commitment to release and discharge) of all Liens (other than inchoate liens for Taxes not yet due and payable and landlord’s liens (if any) under the Real Estate Leases, if any, on the Purchased Assets.
(o)An assignment by Kings Road Realty, Ltd. to Purchaser of that certain Lease Agreement, dated January 13, 2005, by and between Amy W. Campbell, II and Henry V. Campbell, III and LGTF Auto Investors, Inc., as assigned to Kings Road Realty, Ltd. pursuant to that certain Lessor’s Consent to Assignment of Lease Agreement and Amendment to Lease Agreement, dated November 1, 2007, by and between Amy Campbell Cole F/K/A Amy W. Campbell, II and Henry V. Campbell, III and Kings Road Realty, Ltd. (the “Campbell Lease”) (the “Campbell Assignment”), and evidence of termination of any subleases with respect thereto.
(p)To the extent permissible under Applicable Laws and requested by Purchaser, deliver to Purchaser a continuing use agreement (the “Continuing Use Agreement”), in form and substance reasonably satisfactory to the parties, under which each Seller will permit Purchaser, or its Affiliate, to continue to use the applicable Dealership’s dealer license and dealer number following the Closing date for the interim period stated in the Continuing Use Agreement.
(q)A transition services agreement in the form and of a content mutually agreed upon by the parties (the “Transition Services Agreement”), in form and substance reasonably satisfactory to the parties, duly executed by Sellers.
(r)The Punched Vehicle Certificates.
(s)A non-competition and non-solicitation agreement, in substantially the form attached hereto as Exhibit I (the “Non-Compete Agreement”), duly executed by Neil Grossman.
(t)A referral and parts purchase agreement, in substantially the form attached hereto as Exhibit J (the “Referral Agreement”), duly executed by the Seller Affiliate.
(u)An assignment by PPJ Land LLC to Purchaser of that certain Commercial Lease Agreement, dated August 22, 2017, by and between DFW Global Logistics Centre 3 – Metro 2, LLC and PPJ Land LLC, as amended by that certain First Amendment to Commercial Lease Agreement, dated April 16, 2018, by and between DFW Global Logistics Centre 3 – Metro 2, LLC and PPJ Land LLC (the “DFW Global Lease”) (the “DFW Global Assignment”), and evidence of termination of any subleases with respect thereto.
(v)An assignment, in form that is approved by the landlord under the DFW Ground Lease, by PPJ Land LLC to Purchaser of the DFW Ground Lease, and Purchaser therein assuming the obligations of PPJ Land LLC to the extent required by the landlord under the DFW Ground Lease (the “DFW Ground Lease Assignment”), together with (A) a quitclaim deed conveying all of the right, title and interest of PPJ Land LLC in and to the DFW Ground Lease Improvements, (B) a bill of sale from PPJ Land LLC conveying all of its right, title and interest to any personal property located on the premises leased pursuant to the DFW Ground Lease, and (C) an assignment, to the extent assignable and without recourse and solely related to events which first occur after the Closing, of all the right, title and interest of PPJ Land LLC in and to all warranties, indemnity rights and guaranties provided to PPJ Land LLC with regard to the DFW Ground Lease Improvements by contractors, design professionals or manufacturers of equipment or systems that comprise part of the DFW Ground Lease Improvements.
(w)Reasonable evidence that all leases affecting the Real Estate (other than the DFW Ground Lease, DFW Global Lease and Campbell Lease, and the Post Closing Leases) arising by, through or under Seller or any Real Estate Owner, or any Affiliate of any of them, have been terminated, effective as of Closing, except for any mineral rights leases.
(x)If and to the extent required by the applicable Post Closing Lease, a landlord lien subordination to the extent provided for in, and in the form provided for in, each applicable Post Closing Lease.
(y)An assignment, in a form reasonably acceptable to Purchaser, the Sellers and the Real Estate Owners, of the respective Real Estate Owner’s or Seller’s, as the case may be, right, title and interest in and to all warranties, indemnity rights and guaranties provided to it with regard to the Capital Improvements Work by contractors, design professionals or manufacturers of equipment or systems that comprise part of such work; provided, however, that the respective Real Estate Owner’s and Seller’s shall retain concurrent rights in such warranties, indemnity rights and guaranties with regard to the Capital Improvements Work.
11.3Purchaser’s Actions at Closing. At Closing, Purchaser shall deliver the following:
(a)The Asset Purchase Price (as adjusted as provided herein) less (i) the Earnest Money (the Earnest Money shall be delivered to Seller and credited against the Closing Cash Payment), less (ii) the Assumed PTO Amount, less (iii) the Notes Amount, less (iv) the Property Condition Adjustment, by wire transfer of immediately available funds to the accounts and in the amounts designated by Sellers’ Representative, and a release of all claims to the Earnest Money, which shall be released to the Sellers, at the direction of the Sellers’ Representative.
(b)Two promissory notes, in the respective forms attached hereto as Exhibit G (the “Bridge Note”) and Exhibit G-1 (the “18 Month Note”) (the Bridge Note and the 18 Month Note are each a “Note” and collectively, the “Notes”), duly executed by Purchaser and any applicable Affiliates in accordance with Section 15.10, if applicable.
(c)A guaranty, in the form attached hereto as Exhibit H (the “Guaranty”), duly executed by Asbury Automotive Group, Inc.

(d)A certificate executed by an authorized officer of Purchaser certifying that, as of the Closing Date, all of the representations and warranties of Purchaser are true and correct in all material respects as of the Closing Date and that each and every covenant and agreement to be performed by Purchaser prior to or as of the Closing Date pursuant to this Agreement has been performed in all material respects.
(e)A copy of resolutions duly adopted by Purchaser and Asbury Automotive Group, Inc. authorizing and approving Purchaser’s (and, as applicable, Asbury Automotive Group, Inc.’s) performance of the transactions contemplated herein and the execution and delivery of all documents in connection with such transactions, certified by the secretary of Purchaser (or, as applicable, Asbury Automotive Group, Inc.), as true and complete and in and full force and effect and not modified as of the Closing Date.
(f)The cross receipt described in Section 11.2(h), duly executed by Purchaser.
(g)Assignment and Assumption Agreement duly executed by Purchaser.
(h)VIT Agreements, duly executed by Purchaser.
(i)A completed Texas Comptroller Form 01-339, Texas Sales and Use Tax Resale Certificate, with respect to Purchaser’s purchase for resale of non-motor vehicle inventory items, including but not limited to Parts and Accessories.
(j)A completed Texas Comptroller Form 14-313, Texas Motor Vehicle Sales Tax Resale Certificate, with respect to Purchaser’s purchase for resale of all motor vehicles.
(k)The Post Closing Leases and the SNDAs that have been executed by the applicable Lienholder (if any), each duly executed by Purchaser. Purchaser shall also deliver to the landlord evidence of insurance required to be provided and maintained by Purchaser under the Post Closing Leases, and shall cause Asbury Automotive Group, L.L.C. to execute and deliver each guaranty provided for or described in each Post Closing Lease.
(l)A certificate, from the chief financial officer of Asbury Automotive Group, Inc., that none of Asbury Automotive Group, Inc. or any of its subsidiaries is in default under (and no event has occurred that with the giving of notice, the passage of time, or both, could constitute a default under) either the Credit Agreement dated November 13, 2018 by and among Asbury Automotive Group, Inc., certain of its subsidiaries, and Bank of America, N.A. or the Amended and Restated Credit Agreement dated as of September 25, 2019, among Asbury Automotive Group, Inc., certain of its subsidiaries and Bank of America, N.A. as Administrative Agent (and in other capacities therein reflected), and the other lenders party thereto, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents, Toyota Motor Corporation and

Mercedes-Benz Financial Services USA LLC, as Co-Documentation Agents and BofA Securities, Inc., as Sole Lead Arranger and Sole Book Runner.
(m)The Continuing Use Agreement, duly executed by Purchaser.
(n)The Transition Services Agreement, duly executed by Purchaser.
(o)The Referral Agreement, duly executed by Purchaser.
(p)The Non-Compete Agreement, duly executed by Purchaser.
(q)The Campbell Assignment, duly executed by Purchaser.
(r)The DFW Global Assignment, duly executed by Purchaser.
(s)The DFW Ground Lease Assignment, duly executed by Purchaser. Further, in connection therewith, Purchaser shall provide the landlord under the DFW Ground Lease evidence of net worth that satisfies the provisions of Section 15.3(c) of the DFW Ground Lease.
(t)A fully executed counterpart of each landlord lien subordination executed by a Real Estate Owner at Closing.
ARTICLE XII.
INDEMNIFICATION; LIMITATIONS ON LIABILITY

12.1Purchaser’s Obligation to Indemnify. From and after the Closing, subject to the limitations set forth in this Article XII, Purchaser shall indemnify, defend and hold the Seller Indemnified Parties harmless from and against any and all Losses, whether or not involving a Third Party Claim, incurred or suffered by the Seller Indemnified Parties arising out of, relating to or resulting from: (i) any breach of a representation or warranty contained in this Agreement or in any other Transaction Document made by Purchaser; (ii) any breach of any covenant or agreement on the part of Purchaser under this Agreement or any Transaction Document; (iii) the Assumed Liabilities; (iv) the ownership and operation of the Purchased Assets from and after the Closing Date unless such Losses are those for which Sellers are obligated to indemnify Purchaser under Section 12.2 or are Losses related to obligations under the Post-Closing Leases or Transition Services Agreement or the Continuing Use Agreement (the Liabilities of the parties under the Post-Closing Leases, Transition Services Agreement or Continuing Use Agreement are governed by the terms of those instruments, respectively); (v) the termination of any Terminated Assumed Contract; and (vi) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including without limitation, reasonable legal fees and expenses resulting from any of the foregoing or incurred in investigating or attempting to oppose the imposition thereof. The indemnification obligations of Purchaser set forth in this paragraph shall expressly survive Closing.

12.2Sellers’, Real Estate Owners’ and Seller Affiliate’s Obligation to Indemnify.
(a)From and after the Closing, subject to the limitations set forth in this Article XII and Section 9.20, Sellers and Seller Affiliate, jointly and severally, shall indemnify, defend and hold the Purchaser Indemnified Parties harmless from and against any and all Losses, whether or not involving a Third Party Claim, incurred or suffered by the Purchaser Indemnified Parties arising out of, relating to, or resulting from: (i) any breach of a Sellers’ Express Representation made by a Seller; (ii) any breach of any covenant or agreement on the part of a Seller, Seller Affiliate or Principal under this Agreement or any Transaction Document; (iii) the ownership or operation of the Excluded Assets; (iv) the Excluded Liabilities of a Seller; and (v) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including without limitation, reasonable legal fees and expenses incident to any of the foregoing or incurred in investigating or attempting to oppose the imposition thereof. If a Sale Event with respect to Seller Affiliate occurs prior to the fourth (4th) anniversary of the Closing Date, then the Principal shall be substituted for, and replace, Seller Affiliate for purposes of the indemnification obligations owed to the Purchaser Indemnified Parties under this Article XII, and shall be bound to such obligations hereunder as if he were an original party to the same.
(b)From and after the Closing, subject to the limitations set forth in this Article XII, the Real Estate Owners, jointly and severally, shall indemnify, defend and hold the Purchaser Indemnified Parties harmless from and against any and all Losses, whether or not involving a Third Party Claim, incurred or suffered by the Purchaser Indemnified Parties arising out of, relating to, or resulting from: (i) any breach of a Sellers’ Express Representation made by a Real Estate Owner; (ii) any breach of any covenant or agreement on the part of a Real Estate Owner under this Agreement; and (iii) the Excluded Liabilities of a Real Estate Owner.
(c)The indemnification obligations of Sellers and Seller Affiliate (or successor) set forth in this paragraph shall expressly survive Closing, subject to the limitations set forth in this Article XII.
12.3Procedure for Third Party Claims. The party claiming indemnification (“Indemnified Party”) shall give the other party (“Indemnifying Party”) notice in accordance with the terms of this Section 12.3; provided, that, so long as the notice is given within the applicable survival period set forth in Section 12.5, the failure to do so shall not relieve the Indemnifying Party of its obligations or liability hereunder except to the extent that the indemnitor is materially prejudiced thereby. The obligations and liabilities of the Indemnifying Party pursuant to this Agreement resulting from any claim or other assertion of liabilities by third parties (individually or collectively, “Third Party Claim”), shall be subject to the following terms and conditions:
(a)the Indemnified Party must give the Indemnifying Party, notice of any such Third Party Claim ten (10) business days after the Indemnified Party receives notice thereof, and such notice shall describe the Third Party Claim in reasonable detail, and will indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered; provided, that the failure to give such notice within ten (10) business days shall not give rise to any defense to any indemnification obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced thereby;
(b)except as provided below in this subparagraph, the Indemnifying Party shall be entitled to assume and control such defense with counsel chosen by the Indemnifying Party (including settling or compromising the Third Party Claim); provided, that, (i) counsel shall be reasonably satisfactory to the Indemnified Party, and (ii) the Indemnifying Party shall not be entitled to assume and control such Third Party Claim without the written consent of the Indemnified Party if (A) the Claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (B) the Claim seeks an injunction or equitable relief against the Indemnified Party, (C) the Indemnified Party has been advised in writing by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party, or (D) the Indemnifying Party has failed, or is failing, to vigorously defend such Third Party Claim.
(c)the Indemnified Party shall be entitled to participate therein after such assumption, the costs of such participation following such assumption to be at its own expense. The Indemnifying Party will obtain the prior written consent of the Indemnified Party before entering into any settlement, compromise, admission or acknowledgement of the validity of such Third Party Claim if the settlement requires an admission of guilt or wrongdoing on the part of the Indemnified Party, subjects the Indemnified Party to criminal liability or does not unconditionally release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against, or any continuing obligation or payment requirement on, the Indemnified Party;
(d)if the Indemnifying Party shall elect not to undertake such defense, shall not have the right to undertake such defense, or within 30 days after notice of any such Third Party Claim from the Indemnified Party shall fail to elect to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense of such Third Party Claim, by counsel or other representatives of its own choosing, which has been approved by the Indemnified Party, and (1) if the Indemnifying Party shall elect not to undertake such defense or fail to defend, then the Indemnified Party shall have the right to compromise or settle such Third Party Claim on behalf of and for the account and risk of the Indemnifying Party or (2) if the Indemnifying Party shall not have the right to undertake such defense, then with the approval and consent of the terms thereof by the Indemnifying Party (which approval and consent shall not be unreasonably withheld) the Indemnified Party shall have the right to settle or compromise such Third Party Claim on behalf of and for the account and risk of the Indemnifying Party. The Indemnifying Party shall be entitled to participate in the defense of such action, proceeding or claim, the cost of such participation to be at its own expense; and

(e)both the Indemnifying Party and the Indemnified Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such action, proceeding or Claim, including, without limitation, by making available to the other all pertinent information and witnesses within its control; provided, such obligation to cooperate fully will not give rise to an obligation to consent to any settlement, compromise, admission or acknowledgement of the validity of a Third Party Claim if the extent such settlement, compromise, admission or acknowledgement is not consistent with the other provisions of this Section 12.3.
12.4Procedures for Indemnification -- Other Claims. In the case of a Claim not based upon a Third Party Claim (a “Direct Claim”), the Indemnifying Party shall have forty-five (45) days from its receipt of the notice of such Direct Claim to either (i) admit its obligation to provide indemnification or (ii) dispute the Claim for indemnification. In the event that the Indemnifying Party disputes a Direct Claim, the parties, including appropriate management representatives, shall promptly seek to negotiate a resolution in good faith. If the parties are unable to resolve the dispute within sixty (60) days after the Indemnifying Party first receives the notice of a Direct Claim, then the Indemnified Party may seek any remedy available to it under this Agreement. The Indemnifying Party will have the right to eliminate or mitigate its indemnification obligation under this Agreement by affecting a cure of any breach of this Agreement not related to any Third Party Claim (including any document, certificate, instrument or agreement to be executed and/or delivered under this Agreement), if susceptible of cure, within thirty (30) days after any such notice. The Indemnifying Party will promptly pay any Direct Claim upon resolution by an agreement with the Indemnified Party or upon a final, non-appealable order of a court of competent jurisdiction.
12.5Survival-Limitations.
(a)All of the representations and warranties contained in this Agreement and the Transaction Documents shall survive the Closing and continue in full force and effect for a period of eighteen (18) months (the “18 Month Period”); provided, however, that the Statute of Limitations Representations and Purchaser Fundamental Representations shall survive for a period of thirty (30) days after the expiration of the applicable statute of limitations (giving effect to any tolling, waiver, mitigation or extension thereof).
(b)All Pre-Closing Covenants shall survive for one (1) year after the Closing Date. All other covenants of the parties (whether or not stated herein to expressly survive Closing) shall survive the Closing for the period provided in accordance with their express terms, or in the absence of such express terms, until the earlier of such performance is fully performed or such obligations are fully satisfied or the expiration of the applicable statute of limitations with respect thereto.
(c)No party shall have any Liability for indemnification Claims made under this Article XII with respect to any such representation, warranty, covenant or agreement unless a written notice of Claim (describing in reasonable detail the claim, including an estimate of Losses attributable to such Claim if such are readily ascertainable as of the time of the notice) is provided prior to the expiration of any applicable survival period for such representation, warranty, covenant or agreement provided in this Section 12.5. Notwithstanding anything to the contrary above, if an Indemnified Party delivers written notice to a relevant Indemnifying Party for a Claim for indemnification or recovery within the applicable survival period, such Claim shall survive until satisfied, otherwise finally resolved or judicially resolved. For the avoidance of doubt, nothing in this Article XII shall restrict any party from asserting a Claim for Fraud.
12.6Limitations on Liability.
(a)Sellers, Real Estate Owners and Seller Affiliate shall have no obligation to the Purchaser Indemnified Parties pursuant to Section 12.2(a)(i) or Section 12.2(b)(i), except for breaches of Statute of Limitations Representations, until Purchaser shall have suffered Losses in an aggregate amount in excess of $1,700,000 (“Deductible”), after which point Sellers, Real Estate Owners and Seller Affiliate will be obligated to indemnify Purchaser from and against any Losses arising therefrom in excess of (and not including) the Deductible (subject to the limitations set forth in this Section 12.6); provided, however, that for avoidance of doubt, the parties acknowledge and agree that the Deductible does not apply with respect to any (i) indemnification Claims arising out of, relating to, or resulting from any breach of a Statute of Limitations Representation, (ii) any indemnification claims under Section 12.2(a)(ii), (iii), (iv), or (v), (iii) any indemnification Claims under Section 12.2(b)(ii) or (iii) or (iv) Claims for Fraud.
(b)The aggregate Liability of Sellers, Real Estate Owners and Seller Affiliate pursuant to Section 12.2(a)(i) and Section 12.2(b)(i) shall not exceed $[***] in the aggregate (“Cap”); provided, however, that for avoidance of doubt, the parties acknowledge and agree that the Cap does not apply with respect to any indemnification Claims arising out of, relating to, or resulting from (i) indemnification Claims arising out of, relating to, or resulting from any breach of a Statute of Limitations Representation, (ii) any indemnification Claims under Section 12.2(a)(ii), (iii), (iv), or (v), (iii) any indemnification Claims under Section 12.2(b)(ii) or (iii) or (iv) Claims for Fraud.
(c)Sellers, Real Estate Owners and Seller Affiliate will have no obligation to indemnify and hold harmless the Purchaser Indemnified Parties pursuant Section 12.2(a)(i) or Section 12.1(b)(i) in connection with any single item or group of related items that results in Losses incurred by the Purchaser Indemnified Parties that are subject to indemnification pursuant to Section 12.2(a)(i) or Section 12.2(b)(i) in the aggregate less than $15,000 (“De Minimis Losses”), and De Minimis Losses shall not apply to the Deductible; provided, however, that for avoidance of doubt, the parties acknowledge and agree that the De Minimis Losses limitation does not apply with respect to any indemnification Claims arising out of, relating to, or resulting from (i) indemnification Claims arising out of, relating to, or resulting from any breach of a Statute of Limitations Representation, (ii) any other indemnification obligations in Section 12.2, or (iii) Claims for Fraud.
(d)Sellers, Real Estate Owners and Seller Affiliate shall have no obligation to indemnify and hold harmless the Purchaser Indemnified Parties pursuant to Section 12.2 with respect to any single Customer Dispute or group of related Customer Disputes arising from the same or similar act or omission of a Seller that results in Losses incurred by the Purchaser Indemnified Parties that are in the aggregate less than $15,000, and such Losses shall not apply to the Deductible; provided, however, that for avoidance of doubt, the parties acknowledge and agree that the limitation with respect to Customer Disputes does not apply with respect to any indemnification Claims for Fraud.
(e)Seller Affiliate will have no obligation to indemnify and hold harmless the Purchaser Indemnified Parties pursuant to Section 12.2 after the fourth (4th) anniversary of the Closing Date; provided, however that notwithstanding anything to the contrary above, if an Indemnified Party delivers written notice to Seller Affiliate or Seller for a Claim for indemnification or recovery prior to the fourth (4th) anniversary of the Closing Date, such Claim shall survive, and Seller Affiliate shall continue to have obligations under Section 12.2 with respect to such Claim, until otherwise satisfied, finally resolved or judicially resolved.
(f)Nothing in this Section 12.6 shall, however, restrain or prohibit Purchaser from seeking injunctive relief with regard to any breach, or threatened breach, under Section 7.3 or 7.4 hereof.
(g)For purposes of this Article XII, the existence of any inaccuracy or breach of the representations and warranties contained in this Agreement and the amount of any Losses arising from any such inaccuracy or breach shall be determined without reference to the terms “material,” “materially,” “Material Adverse Effect,” “material adverse change” or other similar qualifications as to materiality contained directly in any such representation or warranty, except for purposes of determining Fraud and except for the representations and warranties set forth Section 3.23 and the first sentence in Section 3.18 and except as such reference to “material” is included in any defined term, including but not limited to, “Material Contract” and “Material Adverse Effect”.
(h)Except to the extent directly attributable to a breach of any representations and warranties in Section 3.8, Sellers, Real Estate Owners and Seller Affiliate shall have no obligation to the Purchaser Indemnified Parties pursuant to Section 12.2 or otherwise with respect to, and Purchaser waives all Claims arising out of or with respect to (i) the failure of any of the Sellers or their Affiliates or Representatives to comply with any Environmental Laws, (ii) the presence prior to the Closing Date of any Hazardous Substances on, in, under, about, at, or in any way affecting any Real Estate, or (iii) the Release of any Hazardous Substances at any Real Estate prior to the Closing.
(i)The maximum aggregate Liability of the Sellers, Real Estate Owners, Seller Affiliate and Principal under this Article XII, collectively, shall not exceed the aggregate of the Asset Purchase Price.
(j)The provisions of this Section 12.6 shall expressly survive Closing.

12.7Right of Setoff and Indemnity Escrow.
(a)Until the Notes are fully paid and satisfied, Purchaser shall have the right to set-off against any principal amounts owed to the Sellers in respect of the Notes any sums for which any Purchaser Indemnified Party is entitled to indemnification under this Article XII by the Sellers, Real Estate Owners or Seller Affiliate, subject to the Cap and otherwise subject to the terms and provisions of this Section 12.7. Notwithstanding anything to the contrary contained herein, if the amount of such Losses has not previously been agreed to in writing by the Purchaser Indemnified Party and the Sellers’ Representative or fully and finally determined by a court of competent jurisdiction (such agreed to or final amount is the “Set-Off Amount ”), then the Purchaser shall make a good faith estimate of the amount of Losses (taking into account the limitations on indemnification set forth in this Article XII) to which any Purchaser Indemnified Party may be entitled to under this Agreement (the “Disputed Set-Off Amount ”). If a payment of principal is being made under a Note and there is a Set-Off Amount or Disputed Set-Off Amount, Purchaser shall be deemed to have made the payment of principal if: (i) it delivers to the Payee Agent an amount equal to the payment of such principal, less the amount of the Set-Off Amount, less the amount of the Disputed Set-Off Amount, and (ii) it deposits the Disputed Set-Off Amount in an escrow account consistent with the Indemnity Escrow Account framework below. The exercise of such right of set-off by Purchaser, so long as done in good faith and in accordance with this Section 12.7 (and such calculation takes into account the limitations on indemnification in Article XII), will not constitute a breach by Purchaser of this Agreement or any other Transaction Documents to which Purchaser is a party.
(b)If Purchaser desires to fully pay and satisfy, or partially prepay, (i) either of the Notes prior to the stated maturity of the Bridge Note such that the outstanding principal amount under the Notes thereafter would be less than $85,000,000, as part of such payment on the Notes, the Sellers’ Representative and Purchaser shall cause to be placed into escrow and to be held and disbursed in accordance herewith an amount equal to: (A) $85,000,000 (inclusive of any Disputed Set-Off Amounts), less (B) the remaining outstanding principal on the Notes, less (C) any Set-Off Amount, or (ii) the 18 Month Note after the stated maturity of the Bridge Note, but prior to the maturity date of the 18 Month Note such that the outstanding principal amount under the 18 Month Note would be less than $42,500,000, as part of such payment on the 18 Month Note (and without affecting the release of the Escrow Funds described in Section 12.7(c)), the Sellers’ Representative and Purchaser shall cause to be placed into escrow to be held and disbursed in accordance herewith an amount equal to: (A) $42,500,000, less (B) the remaining outstanding principal on such Note, less (C) any Set-Off Amount, less (D) the amount of any amounts placed into escrow pursuant to subsection (b)(i), plus (E) any Disputed Set-Off Amount; provided, however, notwithstanding the foregoing or anything else to the contrary contained in this Agreement, none of the provisions of this Section 12.7(b) shall affect the release of the Escrow Funds described in Section 12.7(c) and the aggregate amount of the Escrow Funds that are ever held in the Indemnity Escrow Account shall not exceed (i) at any time, $85,000,000 and (ii) at any time after the first anniversary of the Closing, the lesser of (A) $85,000,000 or an amount equal to (B) (I) $42,500,000, less (II) any Set-Off Amount, plus (III) any Disputed Set-Off Amount. The amounts to be placed in the Indemnity Escrow Account pursuant to this Section 12.7 and to be held and disbursed in accordance herewith is the “Indemnity Escrow Amount ”, which shall be deposited in an account established for purposes of this Section 12.7 with the Escrow Agent (the “Indemnity Escrow Account ”) (x) to be held by the Escrow Agent in accordance with the terms of this Agreement and the terms of an escrow agreement to be entered into by the Sellers’ Representative, Purchaser and the Escrow Agent (“Escrow Agreement ”), and (y) shall be held and disbursed only by a joint written instruction of Purchaser and the Sellers’ Representative to the Escrow Agent directing the disbursement of the Escrow Funds or as fully and finally determined by a court of competent jurisdiction, and in accordance with the terms of this Agreement and the Escrow Agreement. The Indemnity Escrow Amount, excluding all income and gains generated in respect thereof and less any distributions made therefrom, all in accordance with the terms and conditions set forth in this Agreement and the Escrow Agreement, shall be referred to herein collectively as the “Escrow Funds ”. If Purchaser becomes entitled to a payment under Article XII and any Escrow Funds remain in the Indemnity Escrow Account, Purchaser and Sellers’ Representative shall deliver executed, written instructions to the Escrow Agent to release an amount from the Escrow Funds to Purchaser equal to the lesser of the payment amount and the total Escrow Funds.
(c)If the Escrow Agreement is entered into prior to the first anniversary of Closing, then on the first business day after the first anniversary of the Closing Date, Sellers’ Representative and Purchaser shall deliver joint written instructions to the Escrow Agent to direct the Escrow Agent to release and distribute to Sellers, as directed by Sellers’ Representative, an amount equal to the aggregate of (if a positive number): (i) the amount by which, if any, the sum of the amount of the Escrow Funds then being held and the current outstanding principal under the Notes exceeds $42,500,000 (up to the amount of the Indemnity Escrow Amount), less, (ii) the aggregate amount of funds previously distributed from the Escrow Funds for an indemnification Claim under this Article XII, or set-off pursuant to Section 12.7(b) less, (iii) the aggregate amount of Claims for indemnification by Purchaser under Article XII that are pending and unresolved at such time and for which notice has been provided in accordance with Article XII, including any Disputed Set-Off Amount, subject to the limitations set forth in Article XII. On the first business day after the expiration of the 18 Month Period, Sellers’ Representative and Purchaser shall deliver joint written instructions to the Escrow Agent to direct the Escrow Agent to release and distribute to Sellers, as directed by Sellers’ Representative, an amount equal to the Escrow Funds remaining in the Indemnity Escrow Account less the aggregate amount of Claims for indemnification by Purchaser under Article XII that are pending and unresolved at such time and for which notice has been provided in accordance with Article XII, subject to the limitations set forth in Article XII. Thereafter, if at any time the amount of the Escrow Funds exceed the amount of any pending Claims, such excess funds shall be released from the Indemnity Escrow Account to Sellers, and the Purchaser and Sellers’ Representative shall promptly and jointly instruct the Escrow Agent in writing to do the same. Purchaser, on one hand, and Sellers, on the other hand, will share equally the payment of any fees and expenses payable to the Escrow Agent pursuant to the Escrow Agreement.
(d)Except in the event of Fraud, notwithstanding anything to the contrary contained in this Agreement, until the Note or Notes (as applicable) are fully and finally paid and satisfied, any obligations of the Sellers, Real Estate Owners or Seller Affiliate pursuant to Article XII shall be satisfied first from the offset against the Note or Notes (as applicable).
(e)Except in the event of Fraud, following the full and final payment and satisfaction of the Note, any obligations of the Sellers or Seller Affiliate pursuant to Article XII shall be satisfied first from the Escrow Funds.
12.8Exclusive Remedies.
(a)OTHER THAN FOR INSTANCES OF FRAUD BY A PARTY IN CONNECTION WITH THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, THE PARTIES HEREBY AGREE THAT FROM AND AFTER THE CLOSING NO PARTY WILL HAVE ANY LIABILITY, AND NO PARTY WILL (AND EACH PARTY WILL CAUSE ITS RESPECTIVE AFFILIATES NOT TO) MAKE ANY CLAIM, FOR ANY LOSS OR ANY OTHER MATTER, UNDER, RELATING TO OR ARISING OUT OF THIS AGREEMENT (INCLUDING A BREACH OF A REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT), THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE TRANSACTION DOCUMENTS, THE DEALERSHIP, THE PURCHASED ASSETS OR THE ASSUMED LIABILITIES, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, OTHER LAWS OR OTHERWISE, EXCEPT FOR A CLAIM FOR INDEMNIFICATION PURSUANT TO ARTICLE XII, AND THIS ARTICLE XII SETS FORTH THE SOLE AND EXCLUSIVE REMEDIES AVAILABLE TO THE PARTIES AND ANY OTHER PERSON ENTITLED TO INDEMNIFICATION HEREUNDER RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE TRANSACTION DOCUMENTS, THE DEALERSHIP, THE PURCHASED ASSETS AND THE ASSUMED LIABILITIES, EXCEPT FOR REMEDIES AVAILABLE TO SUCH PARTY WITH RESPECT TO THE POST-CLOSING LEASES, THE TRANSITION SERVICES AGREEMENT, CONTINUING USE AGREEMENT OR WITH RESPECT TO SECTION 6.1, SECTION 7.4, SECTION 9.17 OR SECTION 15.20.
(b)IN FURTHERANCE OF THE FOREGOING, EACH PARTY HEREBY EXPRESSLY AGREES THAT FROM AND AFTER CLOSING, SUCH PARTY SHALL NOT (AND SHALL CAUSE ITS AFFILIATES, NOT TO) SEEK AND HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHTS, CLAIMS, CAUSES OF ACTION TO OR FOR INDEMNIFICATION, CONTRIBUTION, COST RECOVERY REPAYMENT OR OTHER REMEDY (WHETHER ARISING UNDER STATUTORY OR COMMON LAW) OR RECOURSE DIRECTLY OR INDIRECTLY

(THROUGH ANY DIRECTOR, MANAGER, OFFICER, EMPLOYEE, CONSULTANT, AGENT OR REPRESENTATIVE OF ANY SUCH PARTY, THEIR RESPECTIVE AFFILIATES OR OTHERWISE) FROM THE OTHER PARTY OR ITS AFFILIATES WITH RESPECT TO (I) ANY MATTER RELATING TO THE DEALERSHIP, THE PURCHASED ASSETS OR THE ASSUMED LIABILITIES (INCLUDING, BUT NOT LIMITED TO, ANY LIABILITIES PURSUANT TO ENVIRONMENTAL LAWS, INCLUDING, BUT NOT LIMITED TO, STRICT LIABILITY LAWS OR ANY MATTERS RELATING TO THE MERCHANTABILITY, VALUE OR USE OF ANY SUCH PROPERTIES OR ASSETS) OR THE SUBJECT MATTER OF THIS AGREEMENT OR THE TRANSACTION DOCUMENTS (WHETHER ON THE BASIS OF A CLAIM SOUNDING IN TORT, CONTRACT, STATUTE OR OTHERWISE) OUTSIDE OF THE PROVISIONS THIS ARTICLE XII, THE POST-CLOSING LEASES, THE TRANSITION SERVICES AGREEMENT, THE CONTINUING USE AGREEMENT, SECTION 6.1, SECTION 7.4, SECTION 9.17 OR SECTION 15.20 OR (II) ANY ACTIONS OR OMISSIONS BY ANY OFFICER, MANAGER, DIRECTOR OR EMPLOYEE OF ANY SUCH PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES, IN SUCH PERSON’S CAPACITY AS SUCH, EXCEPT CLAIMS PURSUANT TO THE INDEMNIFICATION PROVISIONS SET FORTH IN THIS ARTICLE XII, AND CLAIMS WITH RESPECT TO THE POST-CLOSING LEASES, THE TRANSITION SERVICES AGREEMENT, THE CONTINUING USE AGREEMENT, OR WITH RESPECT TO SECTION 6.1, SECTION 7.4, SECTION 9.17 OR SECTION 15.20.
(c)NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NO PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE FOR THE FOLLOWING (“NON-REIMBURSABLE DAMAGES ”): (i) PUNITIVE OR EXEMPLARY DAMAGES, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE AND WHETHER OR NOT ARISING FROM THE OTHER PARTY’S OR ANY OF ITS AFFILIATES’ SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT, OR (ii) SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES THAT ARE NOT A REASONABLY FORESEEABLE RESULT OF THE INACCURACY OR BREACH IN QUESTION OR ARE THE RESULT OF THE SPECIAL CIRCUMSTANCES OF THE NON-BREACHING PARTY OF WHICH THE INDEMNIFYING PARTY DOES NOT HAVE KNOWLEDGE; PROVIDED, HOWEVER, NOTHING IN THIS SECTION 12.8(c) SHALL PREVENT A PARTY FROM RECOVERING (AND NON-REIMBURSABLE DAMAGES SHALL NOT INCLUDE) ANY SUCH  DAMAGES THAT HAVE BEEN AWARDED TO A THIRD PARTY (WHO IS NOT AN AFFILIATE OF A PARTY) IN CONNECTION WITH A MATTER FOR WHICH SUCH PARTY IS OTHERWISE ENTITLED TO INDEMNIFICATION UNDER  THIS ARTICLE XII.
12.9Determination of Amount of Damages; Mitigation. The amount of any Losses for which indemnification is provided under this Article XII will be limited to the Losses suffered by the Indemnified Party computed net of (a) any insurance or other proceeds actually received by the Indemnified Party in connection with such Losses, less the cost of receiving such benefits, including deductible, co-pay, out of pocket expenses and any premium increase, (b) any indemnity, contribution or other similar payment the Indemnified Party is entitled to receive from any Person with respect to such Loss, and (c) any other payment or monetary recoupment received, realized or retained by the Indemnified Party as a result of the events giving rise to the Claim. Any Indemnified Party that becomes aware of Losses for which it intends to seek indemnification hereunder will use commercially reasonable efforts to pursue Claims and collect any amounts to which it may be entitled under insurance policies or from third parties (pursuant to indemnification agreements or otherwise) and will use commercially reasonable efforts to mitigate such Losses. If any third party recovery or insurance recovery is realized after having previously received indemnity Claim proceeds hereunder, such Indemnified Party will promptly tender to the respective Indemnifying Party an amount equal to such third party recovery or insurance recovery up to the amount of the indemnity payment paid with respect thereto.
12.10Knowledge. The rights of the Purchaser Indemnified Parties to indemnification or any other remedy under this Agreement shall not be impacted or limited by any knowledge that any member of the Asbury Group, or its advisors or representatives may have acquired, or could have acquired, whether before or after the Closing Date, nor by any investigation or diligence by any Person; provided, however that matters set forth in any Representation Update Notice shall be handled consistent with Section 7.12 on and after Closing. The Sellers and Seller Affiliate hereby acknowledge and agree that, regardless of any investigation made (or not made) by or on behalf of Purchaser, and regardless of the results of any such investigation, the Purchaser has entered into this transaction in express reliance upon the Sellers’ Express Representations.
12.11Survival. The provisions of this Article XII shall expressly survive the termination of this Agreement and Closing.
12.12Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Asset Purchase Price for Tax purposes, unless otherwise required by Applicable Law.
ARTICLE XIII.
PROVISIONS RESPECTING EMPLOYEES

13.1Dealership Employees. Immediately prior to the Closing, each Seller shall terminate (or cause its Affiliates to terminate) the employees of such Seller (or an Affiliate of such Seller) other than the Excluded Employees (the “Closing Employees”) and their participation in all of the Employee Benefit Plans, effective as of the Closing. Additionally, immediately prior to the Closing, except with respect to the Assumed PTO, Sellers shall settle all open accounts with such employees, including amounts due as payroll or bonus compensation for all work performed prior to the Closing Date, amounts payable on account of vacation time accrued prior to the Closing Date and similar employee benefits (if any).

13.2COBRA Indemnification and Information. Sellers shall retain and be responsible for compliance with COBRA and the Code with respect to any employees of Sellers prior to Closing. Purchaser shall pay and be responsible for providing such continuing coverage as is required pursuant to COBRA with respect to employees hired by Purchaser or any qualified beneficiary of such employee who incur a “qualifying event” (as such term is defined in COBRA) following the Closing Date. Purchaser shall indemnify, defend and hold harmless Seller from and against any Losses, damages, liabilities, taxes, and sanctions that arise under COBRA arising by reason of or relating to any failure to comply with COBRA with respect to employees hired by Purchaser or any qualified beneficiary of such employee who incur a “qualifying event” following the Closing Date.
13.3Plant Closing Notice. Purchaser agrees that it will, at Closing, offer employment to such a number of the Closing Employees immediately prior to the Closing Date (“Offered Employees”) for a sufficient period of time after Closing with their same level of pay, benefits, and seniority as is required such that no notice is required under the Federal Worker Adjustment and Retraining Notification Act of 1988 (“WARN”); provided, that, no such offer shall be made to any Excluded Employees and Sellers covenant and agree to not cause there to be an “employment loss” of those Excluded Employees in the ninety (90) days prior to the Closing or the ninety (90) days after the Closing. The Offered Employees who accept an offer of employment with Purchaser, directly or through an Affiliate of Purchaser (the “Hired Employees”) shall commence employment on the Closing Date. Purchaser shall bear any liability or obligation which may accrue against Sellers or any of their Affiliates to Sellers’ employees, any unit of local government or otherwise under WARN or any similar applicable law as the result of Purchaser’s failure to comply with the covenants contained in the immediately preceding sentence, and Purchaser shall indemnify and hold Seller harmless from and against any and all Losses associated with or related to Purchaser’s failure to comply with the covenants contained in the immediately preceding sentence. The indemnity obligations of Purchaser set forth in this Section 13.3 shall expressly survive Closing.
13.4Excluded Employees. Each of Sellers and Purchaser agree that, if within twenty one (21) days after the Effective Date, an Excluded Employee elects to not continue employment with a Seller or an Affiliate of a Seller, such Person shall no longer be an Excluded Employee and such Seller or Affiliate of a Seller may make an offer of employment to a Business Employee or Closing Employee with a similar job description as such Excluded Employee. If such Business Employee or Closing Employee accepts, during the twenty one (21) day period after the Effective Date, the offer of employment with a Seller or an Affiliate of a Seller, such Business Employee or Closing Employee shall become an Excluded Employee and, notwithstanding anything to the contrary contained in this Agreement, such change shall not be deemed to be a breach of Sellers’ Express Representations or its covenants contained herein, including the obligation set forth in Section 7.1.
13.5Paid Time Off. With respect to each Hired Employee, Purchaser or its Affiliates (as applicable) shall provide an initial allocation of PTO to each such Hired Employee in the amount set forth on Schedule 13.5, which Schedule 13.5 shall be delivered by the Sellers to Purchaser prior to Closing (collectively, the “Assumed PTO Amount”).

ARTICLE XIV.
CERTAIN DEFINITIONS

14.1Certain Defined Terms. As used herein, the following terms shall have the following meanings:
“Action” means any claim, demand, action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before any Governmental Authority.
“Affected Properties” means that certain Real Estate located at (i) 3316 Atwell Road, Dallas, Texas, (ii) 3333 Atwell Road, Dallas, Texas, (iii) 6113 Lemmon Avenue, Dallas, Texas, (iv) 6120 Peeler Street, Dallas, Texas, (v) 2425 Northwest Highway, Dallas, Texas, (vi) 6214 Cedar Springs Road, Dallas, Texas, (vii) 6262 Cedar Springs Road, Dallas, Texas, and (viii) 3535 Irwin Road & 5704 Lemmon Avenue, Dallas, Texas.
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption nor more remote than first cousin.
“Alternative Transaction Proposal” means any proposal or offer for or with respect to (a) the acquisition or purchase, in any manner, of any Respective Business, (b) the acquisition or purchase, in any manner, of a material portion of the assets of any Seller; provided, that, for purposes of this clause and to avoid uncertainty, no sales of assets by any Seller made in the ordinary course of business in a manner reasonably consistent with its historical practices shall be deemed to constitute an Alternative Transaction Proposal, (c) any merger, consolidation or other business combination with a Seller, or (d) a recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to a Seller.
“Applicable Laws” means, with respect to any Person, any law (statutory, common or otherwise), rule, regulation, ordinance, order, injunction, judgment, award, decree, permit or determination of (or agreement with) any Governmental Authority, in each case binding on that Person or any of its assets or properties.
“Business” means the franchise new and used automobile dealerships, vehicle maintenance and repair services, replacement part and accessory sales, extended warranty sales, vehicle financing, automobile dealer management and services, two (2) collision centers and the auto auction, as conducted through and by the Respective Businesses prior to the Closing Date.
“business days” means any day other than a Saturday, Sunday or a holiday recognized by national banking associations in the state of Texas.
“Claim” means any and all claims, causes of action, demands, lawsuits, Proceedings, governmental investigations, governmental requests for information or governmental audits and administrative orders.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as codified in Section 4980B of the Code.
“Contract” means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, instrument or purchase and sales order, whether written or oral.
“Controlled Group Liabilities” means any and all Liabilities of Seller or any of its ERISA Affiliates (i) under Title IV of ERISA, (ii) under Section 206(g), 302 or 303 of ERISA, (iii) under Section 412, 430, 431, 436 or 4971 of the Code, (iv) as a result of the failure to comply with the continuation of coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code; and (v) arising from any Employee Benefit Plan which provides for extended coverage beyond the period required under Section 601 et seq. of ERISA and Section 4980B of the Code.
“Customer Dispute” means customary disputes, which are not part of a lawsuit or a mediation or arbitration proceeding, with customers regarding alleged failure with regard to sales and services of new and used vehicles including, by way of example and not limitation, negligent performance of repairs, damage to vehicles while in the custody of Sellers, and non-compliant deliveries of goods and services.
“Dealerships” means, collectively, the dealership operations and business of each Respective Business, and separately, each such operations and business of the Respective Business is a “Dealership”.
“DFW Ground Lease” means that certain Ground Lease Agreement for Northwest Logistics Development made by and between the Dallas / Fort Worth International Airport BOARD, as lessor, and, as lessee, PPJ Land LLC, which lease is referenced in that certain Memorandum of Lease filed for record under Document No. D216084751 of the Real Property Records of Tarrant County, Texas.
“Disclosure Schedules ” means the schedules related to Article III of this Agreement attached to this Agreement.
“Employee Benefit Plan” means (i) any employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained by Seller or its ERISA Affiliates in which any Business Employee participates or is eligible to participate, and (ii) any material incentive compensation, stock bonus, stock option, restricted stock, cash bonus, employee stock ownership, severance pay, golden parachute, cafeteria, flexible compensation, life insurance, or vacation plans or arrangements of any kind and any other material employee benefit plans, programs or arrangements maintained by Seller or its ERISA Affiliates in which any Business Employee participates or is eligible to participate.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each trade or business (whether or not incorporated) that together with a Person is deemed to be a “single employer” within the meaning of Section 4001 of ERISA or Section 414 of the Code.
“Escrow Agent” means Wells Fargo Bank, National Association.
“Excluded Employees” means the persons listed on Exhibit E attached hereto, as such Exhibit may be updated in the twenty one (21) day period following the Effective Date consistent with Section 13.4.
“Existing Encumbrances” shall mean, with respect to each parcel of Real Estate described in the Post Closing Leases other than the Short Term Leases, the respective meaning ascribed to such terms set forth in Exhibit L plus, in each case, each deed of trust lien with respect to which Purchaser has been provided an SNDA or with respect to which Purchaser has waived the requirement to receive the SNDA.
“Fraud” means (i) a false representation of a material fact, (ii) made with knowledge or belief of its falsity, (iii) with the intent of inducing the other Person to act, or refrain from acting, and (iv) upon which the other Person acted or did not act in reliance on the representation, with resulting Losses, and which shall expressly exclude constructive fraud. “GAAP” means generally accepted accounting principles of the United States, consistently applied.
“Governmental Authority” means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Immediate Family Member” of a natural person means at any time: (i) any child, grandchild or sibling (by blood or legal adoption) or spouse of such person at that time and (ii) any spouse of any such child, grandchild or sibling.
“Intellectual Property Assets” means all licensed or owned intellectual property, industrial property or other proprietary rights of any nature in any jurisdiction, including all (a) rights in patents; (b) copyrights; (c) rights in trade secrets, know-how and similar confidential or proprietary information, (d) rights in trademarks, domain names and social media accounts, and all registrations, applications and renewals thereof, and all goodwill associated with any of the foregoing, (e) rights of publicity, (f) industrial design rights and all registrations, applications and renewals thereof, (g) data and database rights and all registrations, applications and renewals thereof and (h) all other rights in software, in each case, including any such rights granted under license agreements.
“Inventory Specialist” means DSI Dealer Solutions Inc.
“Key Excluded Employee” means Rick Stone and Neil Grossman.

“Knowledge of Purchaser” or any similar phrase means the current, actual knowledge, without investigation, of David Hult and Jonathan Burnham.
“Leased Real Property” means the real property leased by any Seller pursuant to a Real Estate Lease.
“Liability” means any liability, debt, obligation, deficiency, interest, Tax, penalty, fine, claim, demand, judgment, cause of action or other loss (including, without limitation, loss of benefit or relief), cost or expense of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or become due and regardless of when asserted.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge with regard to indebtedness of any Seller of any kind (including, without limitation, any conditional sale or other title retention agreement or any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).
“Lienholder” means the holder, as of Closing hereunder, of any deed of trust lien or mortgage against any of the real property described in the applicable Post Closing Lease.
“Loss” means any and all Claims, judgments, losses, Liabilities, amounts paid in settlement, damages, fines, penalties, deficiencies and expenses (including reasonable fees of attorneys). For purposes of Section 7.12 and Article XII, “Loss” will not include any Non-Reimbursable Damages.
“Major Casualty” means, with respect to any improvements on a parcel of the Real Estate, any damage or destruction that is reasonably expected to (A) cost in excess of $2,000,000.00 to repair, or (B) require more than one hundred eighty (180) days, measured from the date of the casualty, to repair and restore fully, in each such case as reasonably estimated by a reputable general contractor selected by Purchaser and approved by Sellers.
“Manufacturers” means collectively, Jaguar Land Rover North America, LLC (or applicable Affiliate), Toyota Motor Sales, U.S.A., Inc. (Lexus Division), Mercedes-Benz USA, LLC (or applicable Affiliate), Porsche Cars North America, Inc. (or applicable Affiliate), and Volvo Car Corporation (or applicable Affiliate), and separately each is a “Manufacturer”.
“Material Adverse Effect” shall mean a Material Taking, a Major Casualty, or a change (or effect) in the condition (financial or otherwise), properties, assets, liabilities, obligations, operations, or business, which change (or effect), individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, or business; provided, however, that in no event will any change or effect that arises out of or relates to any of the following be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect: (i) changes or conditions affecting the automotive dealership industry (including changes in general market prices and regulatory changes affecting such industry generally) generally, (ii) changes in general economic, capital markets, regulatory or political conditions in the United States or elsewhere (including interest rate fluctuations), including changes in tariffs, (iii) changes in law, GAAP or regulatory accounting requirements or interpretations thereof, (iv) this Agreement, the Transaction Documents or any actions taken in compliance with this Agreement or the Transaction Documents, the transactions contemplated hereby or thereby, or the pendency or announcement thereof (including any loss of, or adverse change in, the relationship of any Seller or any of its respective Affiliates with their respective customers, partners, employees, financing sources or suppliers caused by the pendency or announcement of the transactions contemplated by this Agreement), (v) any act or omission to act by any Seller or its respective Affiliates in compliance with this Agreement, the Transaction Documents or necessary to consummate the transactions contemplated hereby or thereby, or taken (or omitted to be taken) at the request of Purchaser or its Affiliates, (vi) any failure of any Seller or any of its respective Affiliates to meet any budgets, projections, forecasts or predictions of financial performance or estimates of revenue, earnings, cash flow or cash position, for any period (it being understood and agreed that changes in condition, if any, giving rise to such failure that are not otherwise excluded from the definition of a Material Adverse Effect may be taken into account in determining whether a Material Adverse Effect has occurred), (vii) matters that arise from any actions or omissions of Purchaser and its Affiliates that are not in compliance with this Agreement or the other Transaction Documents, or (viii) any resignation of employment by any Business Employee or Closing Employee, (ix) any matter set forth in the Disclosure Schedules as of the Effective Date, (x) any Taking or Pending Taking with regard to any of the Real Estate that is not a Material Taking, (xi) any casualty affecting any of the Real Estate that is not a Major Casualty, or (xii) the impact of epidemics, pandemics, health crises or similar occurrences, and any governmental orders, rules, or regulations arising therefrom, on any of the Dealerships, including COVID-19; provided, further, however, that, any of the matters set forth in clauses (i), (ii), (iii) and (xii) shall be taken into account in determining whether there has been a Material Adverse Effect to the extent that such matter or matters have a disproportionate adverse effect on the Respective Businesses as compared to other businesses operating in the automotive dealership industry in general.
“Material Taking” means any Taking or Pending Taking with respect to a parcel of Real Estate where (a) ingress and egress to and from the affected Real Estate is materially and adversely affected such that continued use of the affected Real Estate for the business as conducted thereon as of the Effective Date is materially impaired, (b) more than ten percent (10%) of the land area of the Real Estate affected thereby is taken, or (c) regardless of the percentage of the land area of the Real Estate affected thereby, the continued use or operation of such affected Real Estate for the business conducted thereon is materially impaired or (taking into account “grandfathering” applicable to the effects of condemnation) fails to materially comply with applicable laws, rules and regulations or Manufacturer requirements.
“Notes Amount” means Two Hundred Million Dollars ($200,000,000).

“Obsolete” with respect to parts and accessories inventory, means a part or accessory for which there has not be a sale in the last twelve (12) months.
“Pending Taking” means, in respect to any parcel of the Real Estate, that the same has become subject to a pending, threatened or contemplated Taking which has not been consummated.
“Permits” means any and all permits, licenses, approvals, certificates and other authorizations of and from all Governmental Authorities.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.
“Pre-Closing Covenants” means the covenants set forth in Sections 6.1(a), 7.1, 7.2, 7.3 and 9.2.
“Principal” means Kenneth L. Schnitzer.
        “Property Condition Adjustment” means One Hundred Thousand Dollars ($100,000.00).
“Purchaser” means Asbury or its permitted assignee under Section 15.10.
“Purchaser Fundamental Representations” means those representations and warranties set forth in Section 2.1, Section 2.2, Section 2.3, Section 2.4(i), Section 2.8, Section 2.10, Section 2.11 and Section 2.12.
“Purchaser Indemnified Parties” means Asbury, Purchaser, their Affiliates, and each of their respective officers, directors, managers, shareholders, members, employees, agents, and each of their successor and assigns.
“Real Estate Owners” means, collectively, Kings Road Realty Ltd., a Texas limited partnership, Park Place LX Land Co., No. 1, Ltd., a Texas limited partnership, PPJ Land LLC, a Texas limited liability company, PPA Realty Ltd., a Texas limited partnership, PP Real Estate, Ltd., a Texas limited partnership, PPM Realty Ltd., a Texas limited partnership, DKK West Ltd., a Texas limited partnership, PPMBA Realty LP, a Texas limited partnership, and 350 Phelps Realty LP, a Texas limited partnership, and each, individually is a “Real Estate Owner”.
“Representatives” means a Person’s directors, managers, general partner, officers, trustees, fiduciaries, employees, attorneys, consultants, financial advisers, agents or accountants.
“Respective Business” means with respect to each Seller, the business and operations identified opposite such Seller’s name below:

Seller	Operations and Business
PPMB Arlington LLC	Park Place Motorcars Arlington; Mercedes-Benz Arlington
PPMB Arlington LLC	Sprinter
Park Place Motorcars, Ltd.	Park Place Motorcars Dallas; Mercedes-Benz Dallas
Park Place Motorcars, Ltd.	Bodywerks Dallas
Park Place Motorcars Fort Worth, Ltd.	Park Place Motorcars Fort Worth; Mercedes-Benz Fort Worth
Park Place Motorcars Fort Worth, Ltd.	Bodywerks Fort Worth
Park Place Motorcars Fort Worth, Ltd.	Sprinter
Park Place LX of Texas, Ltd.	Park Place Lexus Plano
Park Place LX of Texas, Ltd.	Park Place Lexus Grapevine
PPP LP	Park Place Porsche Dallas
PPJ LLC	Jaguar Land Rover DFW
PPDV, Ltd.	Park Place Volvo
PPM Auction LP	PPM Auction Plano
Park Place Motorcars of Texas LLC	Ownership of the Intellectual Property Assets associated with the Trademarks and the licensing of the use of such Intellectual Property Assets to the Respective Businesses
“Sale Event” means, with respect to Seller Affiliate, the occurrence of one or more of the following: (a) one Person (or more than one Person acting as a group), other than Principal, acquires beneficial ownership of the equity interest of Seller Affiliate such that Principal owns less than 50% of the total fair market value or total voting power of the equity interest of Seller Affiliate, or (b) one Person (or more than one Person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from Seller Affiliate that have a total gross fair market value equal to or more than 25% of the total gross fair market value of all of the assets of Seller Affiliate immediately before such acquisition(s).
“Schedules” means the schedules (including the Disclosure Schedules) attached to this Agreement.
“Seller Affiliate” means Park Place Motorcars Mid Cities, Ltd., a Texas limited partnership.
“Seller Indemnified Parties” means Sellers, Seller Affiliate, Principal and their respective Affiliates, and each of their respective former, current or future holders of any equity, partnership or limited liability company interests, controlling persons, directors, officers, employees, agents, attorneys, members, managers, general or limited partners, stockholders or assigns.
“Sellers” means collectively, Park Place Motorcars Fort Worth, Ltd., a Texas limited partnership, Park Place Motorcars, Ltd., a Texas limited partnership, PPDV Ltd., a Texas limited partnership, PPJ LLC, a Texas limited liability company, PPM Auction LP, a Texas limited partnership, PPMB Arlington LLC, a Texas limited liability company, PPP LP, a Texas limited partnership, and Park Place LX of Texas, Ltd., a Texas limited partnership, Park Place Motorcars of Texas LLC and separately each is a “Seller”.
“Sellers’ Express Representations” means those representations, warranties and covenants set forth in Article III of this Agreement, and those express representations, warranties and statements of any Seller, Real Estate Owner, Seller Affiliate, Principal, or any Affiliate of them set forth in the other Transaction Documents.
“Sellers’ Retained Confidential Information” means, with respect to each of the Sellers, all of the following: Seller’s budgets and projections; strategic plans for the Business; internal analyses of the Business or with respect to the purchase and sale described herein; information regarding the marketing of the Business; attorney and accountant work product; and attorney-client privileged documents; internal correspondence of Seller, any direct or indirect owner of any beneficial interest in Seller, or any of their respective affiliates and correspondence between or among such parties.
“Short Term Leases” means the parking lot leases attached hereto as Exhibit D-3.
“SNDA” means a subordination, non-disturbance and attornment agreement from the Lienholder in the form provided in the respective Post Closing Lease.
“Statute of Limitations Representations” means those of the Sellers’ Express Representations that are set forth in Sections 3.1, 3.2, 3.3, 3.4(i), 3.10, 3.23(a)(viii)(B), 3.24, and 3.26.
“Taking” means, in respect to any parcel of the Real Estate, that the same has taken by any governmental authority under power of eminent domain or otherwise, or a conveyance is made under threat thereof.
“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed with a Governmental Authority with respect to or in connection with the calculation, determination, assessment, or calculation of any Taxes.

“Taxes” means any (a) federal, state, local, or non-U.S. taxes or other similar assessments, including income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, sales, use, real property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, transfer, registration, withholding, social security (or similar), unemployment, disability, payroll, employment, occupational, premium, severance, actual or estimated, or other similar charge imposed by any Taxing Authority, including any interest, penalty, or addition thereto, (b) Liability of any Person for the payment of any amounts of the type described in clause (a) above arising as a result of being (or ceasing to be) a member of any consolidated, affiliated, combined or unitary group (or being included (or required to be included) in any Tax Return relating thereto), and (c) Liability of any Person for the payment of any amounts of the type described in clause (a) above as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the Liability of any other Person, whether imposed by Applicable Law, Contract, or otherwise.

“Taxing Authority” means, with respect to any Tax, the Governmental Authority imposes, administers, regulates, or collects such Tax.

“Termination Survival Obligations” means those obligations of the parties set forth herein that are expressly stated to survive the termination of this Agreement.
“Trademarks” means those trademarks and all registrations, applications and renewals thereof, and all goodwill associated therewith, owned by Park Place Motorcars of Texas LLC, including, without limitation, those registered trademarks set forth on Schedule 3.21.
“Transaction Documents” means this Agreement and the agreements, documents and instruments that are to be executed and delivered pursuant to the terms and provisions hereof, including without limitation all agreements, documents and instruments that are to be executed and delivered pursuant thereto.
ARTICLE XV.
GENERAL PROVISIONS

15.1Notices. Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be in writing (in certain instances in this Agreement the word “notice” is used and in others the words “written notice” or words to like effect are used; no inference is to be drawn therefrom as all notices under this Agreement must be in writing) and shall be deemed duly given and received (i) when delivered in person (with receipt therefore), (ii) on the next business day after deposit with a recognized overnight delivery service, (iii) on the second day after being sent by certified or registered mail, return receipt requested, postage paid, or (iv) except in the case of any notice alleging a default, when sent via email (provided that if sent after 5:00 p.m. Central time or any day that is not a business day, such notice shall not be considered delivered until the next following business day) and followed by one of the foregoing methods, to the following addresses:
If to Seller:   Park Place Dealerships, LLC
2021 McKinney, Suite 420
Dallas, Texas 75201
Attention: Kenneth L. Schnitzer and Rick Stone
with a copy to:   Locke Lord LLP
600 Travis Street, Suite 2800
Houston, Texas 77002
Attention: Stephen C. Jacobs, Kevin Peter and Elizabeth Genter

If to Purchaser:    c/o Asbury Automotive Group, Inc.
2905 Premiere Parkway, Suite 300
Duluth, Georgia 30097
Attention: Senior Vice President and General Counsel

              c/o Asbury Automotive Group, Inc.
2905 Premiere Parkway, Suite 300
Duluth, Georgia 30097
Attention: Vice President, Corporate Development and Real Estate

with a copy to:    Hill Ward Henderson
101 E. Kennedy Blvd., Suite 3700
Tampa, Florida 33602
Attention: R. James Robbins, Jr.

or to such other address, and to the attention of such other person or officer, as either party may designate, at the addresses that the party may designate by like written notice.
15.2Schedules. The Schedules to this Agreement are arranged in sections corresponding to those contained in this Agreement merely for convenience, and the disclosure of an item in one section or subsection of the Schedules as an exception to any particular covenant, representation or warranty shall be deemed adequately disclosed as an exception with respect to all other covenants, representations or warranties, notwithstanding the presence or absence of an appropriate section or subsection of the Schedules with respect to such other covenants, representations or warranties or an appropriate cross-reference thereto, in each case to the extent relevancy of such disclosure to such other covenants, representations or warranties is reasonably apparent. Additionally, for each section of the Schedules, the mere inclusion of an item in such section of the Schedules as an exception to a representation or warranty shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in such section of the Schedules, that such information is required to be listed in such section of the Schedules or that such item (or any non-disclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance, that such item has had, or is expected to result in, a Material Adverse Effect that such item actually constitutes noncompliance with, or a violation of, any law, Permit or other topic to which such disclosure is applicable or that such item is outside the ordinary course of business. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Schedules is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules in any dispute or controversy between the parties as to whether any obligation, item, or matter not described herein or included in a section of the Schedules is or is not material for purposes of this Agreement. Capitalized terms used in the Schedules, unless otherwise defined therein, shall have the meanings assigned to them in this Agreement.  Any reference to a Contract on Schedule 3.23(a), Schedule 3.23(b) or Schedule 3.23(c) in the Disclosure Schedules will be deemed a full disclosure of all of the terms and provisions of such Contract for purposes of each of Schedule 3.23(a), Schedule 3.23(b) and Schedule 3.23(c).
15.3Governing Law; Venue; Waiver of Right to Trial by Jury. This Agreement will be governed by, construed and enforced in accordance with the laws of the state of Texas, without regard to conflicts of laws principles. The courts located in Dallas County, Texas shall be the exclusive place of venue with respect to any legal proceedings between the parties arising out of or related to this Agreement. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES THE RIGHT TO TRIAL BY JURY WITH REGARD TO ANY DISPUTE ARISING UNDER OR FROM THIS CONTRACT OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY REPRESENTS TO THE OTHER THAT SUCH WAIVER IS MADE KNOWINGLY, VOLUNTARILY AND AFTER CONSULTATION WITH COUNSEL OF ITS CHOOSING. The provisions of this Section 15.3 shall expressly survive the termination of this Agreement (and, as such, constitute a Termination Survival Obligation) and Closing.
15.4Alternative Dispute Resolution. Notwithstanding anything to the contrary in this Agreement, the parties hereby covenant and agree that if any dispute involves Toyota Motor Sales U.S.A., Inc. (“TMS/USA“) and arises from or related in any way to the transactions contemplated herein, or the TMS/USA’s right to approve or reject the same or its right of first refusal with respect thereto, such dispute shall be resolved as set forth in this Section 15.4 and Exhibit F attached hereto; provided, however, that to the extent any Contract between a Seller and TMS/USA contains provisions which conflict with those set forth in this Section 15.4 or on Exhibit F, no Seller nor the Principal nor the Seller Affiliate shall be required to comply with such conflicting provisions set forth in this Section 15.4 or on Exhibit F. Any such dispute shall be resolved pursuant to the Federal Arbitration Act, 9. U.S.C. §1 et seq., which the parties acknowledge as wholly preemptive of any state law which purports in any way to prohibit, restrict or limit the enforceability of this Section 15.4 or which requires the commencement or pursuit of judicial or administrative proceedings, the parties agree to submit such dispute to the dispute resolution mechanism (which includes binding arbitration) set forth in Exhibit F attached hereto. Such procedure shall be the sole and exclusive procedure and forum for the resolution of any such dispute.
15.5Costs and Expenses. Except as otherwise set forth herein, each party to the Agreement agrees to bear its own cost and expenses incurred pursuant to the Agreement and the transactions contemplated herein, including, but not limited to, legal fees, broker’s fees, finder’s fees and accounting fees. The provisions of this Section 15.5 shall expressly survive the termination of this Agreement (and, as such, constitute a Termination Survival Obligation) and Closing.

15.6Attorney’s Fees for Prevailing Party. If this Agreement or any term or provision hereof becomes the subject of litigation, the prevailing party in such litigation will be entitled to recover from the non-prevailing party court costs and reasonable attorney’s fees. For purposes hereof, the “prevailing party” shall be determined by the court and means the “net winner” of a dispute, taking into account the claims pursued, the claims on which the pursuing party was successful, the amount of money sought, the amount of money awarded, and offsets or counterclaims pursued (successfully or unsuccessfully) by the other party. The provisions of this Section 15.6 shall expressly survive the termination of this Agreement (and, as such, constitute a Termination Survival Obligation) and Closing.
15.7Entire Agreement. This Agreement (together with the Schedules and exhibits attached hereto) and the other Transaction Documents, constitute the entire agreement among the parties and supersede any other agreements, whether written or oral, that may have been made or entered into by the parties or any of their respective Affiliates relating to the transactions contemplated hereby and thereby.
15.8Severability. Any provision of this Agreement which is prohibited or unenforceable, in whole or in part, in any jurisdiction shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.
15.9Amendment. This Agreement may not be amended by any oral agreement or understanding but only by an amendment in writing executed by the parties hereto.
15.10Binding Effect. The terms, conditions and covenants of this Agreement shall apply to, inure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns, subject to the limitations on assignment set forth in this Section 15.10. This Agreement may not be assigned by Sellers, Seller Affiliate, the Real Estate Owners or Principal without the prior written consent of Purchaser. Except for an assignment to an Affiliate, Purchaser may not, without the prior written consent of Sellers, assign, in whole or part, this Agreement; provided, that (i) no assignment to an Affiliate shall be made without the approval of the Manufacturers and without providing evidence satisfactory to Sellers that such Affiliate satisfies the covenants of Purchaser set forth in Section 7.8 hereof and (ii) if Purchaser assigns this Agreement, in whole or in part, Purchaser and all such Affiliates the Agreement (in whole or in part) is assigned to shall jointly and severally execute the Note(s). Any assignment, in whole or part, of this Agreement in contravention of this Section 15.10 shall be null and void.
15.11Further Instruments. Subject to Sellers reasonable approval thereof, Sellers shall make, execute and deliver, such other and further instruments as Purchaser may reasonably deem necessary to evidence the conveyance of the Purchased Assets.
15.12Construction. The parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.
15.13Headings. The section headings contained in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
15.14Time. Time is of the essence in this Agreement. If the day for performance of any obligation hereunder, or the last day of a particular time period provided for herein, falls on a day that is not a business day, such day for performance, and the expiration of such time period, as the case may be, shall be the next day which is a business day.
15.15Rules of Construction. In construing this Agreement, the following principles will be followed, in each case unless expressly provided otherwise in a particular instance: (a) the singular includes the plural and vice versa; (b) reference to a Person includes such Person’s successors and assigns but, in the case of a party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) references to any Exhibit, Schedule, Section, Article, Annex, subsection and other subdivision refer to the corresponding Exhibits, Schedules, Sections, Articles, Annexes, subsections and other subdivisions of this Agreement, unless expressly provided otherwise; (e) references in any Section, Article or definition to any clause means such clause of such Section, Article or definition; (f) “hereunder”, “hereof”, “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (g) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”; (h) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP; (i) references to “days” are to calendar days, unless the term “business days” is used; (j) all references to money refer to the lawful currency of the United States; (k) references to the “other party” from the perspective of Purchaser, refer Seller, and from the perspective of Seller, refer to Purchaser; (l) any reference to any federal, state, local or foreign law shall be deemed also to refer to all rules and regulations promulgated thereunder; and (m) any of the capital improvement projects described on Schedule 15.15 shall be deemed to be in the “ordinary course of business” of any or all of the Sellers.

15.16Non-Recourse. This Agreement may only be enforced against, and any Claim or Action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities or persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, manager, employee, incorporator, member, partner, stockholder, agent, attorney, representative or affiliate of any party or any of their respective Affiliates (unless such Affiliate is expressly a party to this Agreement) shall have any liability (whether in contract or in tort) for any obligations or liabilities of such party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby; provided, however, that nothing in this Section 15.16 shall limit any liability of the parties to this Agreement for breaches of the terms and conditions of this Agreement.
15.17No Third Party Beneficiaries. Except as expressly set forth in this Agreement, this Agreement is solely for the benefit of the parties hereto and their successors and assigns permitted under this Agreement, and no provisions of this Agreement shall be deemed to confer upon any other Persons any remedy, Claim, Liability, reimbursement, cause of action or other right except as expressly provided herein.
15.18Multiple Counterparts. This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.
15.19Attorney-Client and Other Matters Regarding Communications. The provisions of this Section 15.19 shall control over any and all conflicting provisions of this Agreement and the Transaction Documents and shall survive Closing. All communications between or among the Seller, any Seller Affiliate, Principal, any Real Estate Owner, the Seller Knowledge Parties and any Excluded Employees shall, notwithstanding any contrary provisions hereof remain the sole and exclusive property of Seller (the “Communications”), and together with all Personal Files and Records and Privileged Communications, may be removed by the Sellers, the Seller Affiliate, the Real Estate Owners or the Seller Knowledge Parties or their Representatives from all computer systems (including servers that constitute part of the Purchased Assets) at any time prior to Closing. As used herein, the term “Personal Files and Records” means all of the files and records of Principal regarding his personal assets and affairs (and those of any of the members of his parents, other members of his family, his sibling or the members of his sibling’s family) existing within any database or other computer system that constitutes part of the Purchased Assets, and includes all correspondence between Principal and any other Person (other than Purchaser) with regard to the marketing or sale of the Purchased Assets. All communications between or among any of Seller, any Seller Affiliate, Principal, any Real Estate Owner or any Excluded Employees, on the one hand, and any attorney for any of them with regard to any matters, including (without limitation) the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (the (“Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall not pass to or be claimed by Purchaser, the Dealerships or the Business. The Communications, Personal Files and Records and Privileged Communication all collectively herein called the “Excluded Communications and Materials”). Purchaser agrees not to disseminate or use, in any manner or to any extent, and waives all rights to access, use or disseminate in any manner (including, without limitation, in any manner that is adverse to, or that may cause injury or harm to or that disparages, any of the Sellers, Seller Knowledge Parties, Real Estate Owners or Principal (or of any of the members of his parents, other members of his family, his sibling or the members of his sibling’s family) including, without limitation, any Claims or legal proceedings with respect to or arising out of) this Agreement or any of the Transaction Documents.

15.20Sellers’ Representative; Payee Agent. Each Seller, each Real Estate Owner and Seller Affiliate hereby, for itself and its respective successors and assigns, irrevocably constitutes and appoints Kenneth Schnitzer “Sellers’ Representative” and its successors, acting as hereinafter provided, as its Representative, attorney-in-fact and agent, with full power of substitution and re-substitution to act in its name, place and stead in connection with this Agreement, and acknowledges that such appointment is coupled with an interest and shall survive the death, incompetency, bankruptcy or liquidation of such Seller or the Seller Affiliate. By executing this Agreement under the heading “Sellers’ Representative”, Kenneth Schnitzer hereby (i) accepts its appointment and authorization to act as Sellers’ Representative and agent, proxy and attorney-in-fact on behalf of the Sellers and Seller Affiliate in accordance with the terms of this Agreement, and (ii) agrees to perform its obligations under, and to otherwise comply with this Section 15.20.
Each Seller hereby, for itself and its respective successors and assigns, (1) accepts and agrees to the terms and conditions in the Notes, and (ii) initially constitutes and appoints Park Place Dealerships, LLC as Payee Agent to serve in such capacity under the Notes, as contemplated therein, and agree that Purchaser shall not be responsible for any disputes among the Sellers regarding their respective shares of payments made on the Notes. Further, Sellers and Payee Agent acknowledge and agree that actions, omissions, agreements and decisions of Sellers’ Represenative with respect to the Notes and the Guaranty, including without limitation matters in Section 12.7 are binding on Sellers and the Payee Agent.

[SIGNATURE PAGE FOLLOWING.]

IN WITNESS WHEREOF, the parties have executed this Agreement in multiple original on the date first written above.

SELLERS:
PPM Auction LP, a Texas limited partnership By: Park Place Dealerships, LLC, its general partner By: _/s/_ Kenneth L. Schnitzer __________ Name: Kenneth L. Schnitzer Title: Chairman	PPMB Arlington LLC, a Texas limited liability company By: /s/_ Kenneth L. Schnitzer __________ Name: Kenneth L. Schnitzer Title: Chairman
Park Place Motorcars, Ltd., a Texas limited partnership By: Park Place Motorcars of Texas LLC, its general partner By: /s/_ Kenneth L. Schnitzer __________ Name: Kenneth L. Schnitzer Title: Chairman	Park Place Motorcars Fort Worth, Ltd., a Texas limited partnership By: Park Place Dealerships, LLC, is general partner By: /s/_ Kenneth L. Schnitzer __________ Name: Kenneth L. Schnitzer Title: Chairman
Park Place LX of Texas, Ltd., a Texas limited partnership By: Park Place LX LLC, its general partner By: /s/_ Kenneth L. Schnitzer __________ Name: Kenneth L. Schnitzer Title: President	PPP LP, a Texas limited partnership By: Park Place Motorcars of Texas LLC, its general partner By: /s/_ Kenneth L. Schnitzer ______ Name: Kenneth L. Schnitzer Title: Chairman
PPJ LLC, a Texas limited liability company By: /s/_ Kenneth L. Schnitzer __________ Name: Kenneth L. Schnitzer Title: Chairman	Park Place Motorcars of Texas LLC, a Texas limited liability company By: /s/_ Kenneth L. Schnitzer __________ Name: Kenneth L. Schnitzer Title: Chairman

PPDV, Ltd., a Texas limited partnership

By: Park Place Dealerships, LLC, its general partner

By: /s/_ Kenneth L. Schnitzer ________
Name: Kenneth L. Schnitzer
Title: Chairman

The Seller Affiliate, Real Estate Owners, and Principal execute and deliver this Agreement solely to evidence their respective agreement to their respective, express covenants, agreements and obligations set forth in this Agreement, and, as applicable, to make their respective representations and warranties set forth in this Agreement.

SELLER AFFILIATE:	PRINCIPAL:
Park Place Motorcars Mid Cities, Ltd., a Texas limited partnership By: Park Place Dealerships, LLC, its general partner By: /s/_ Kenneth L. Schnitzer __________ Name: Kenneth L. Schnitzer Title: Chairman	/s/_ Kenneth L. Schnitzer __________ Kenneth L. Schnitzer

REAL ESTATE OWNERS:

PARK PLACE LX LAND CO., NO. 1, LTD., a Texas limited partnership

By: PP Land GP, LLC, a Texas limited liability company, its general partner

By: /s/_ Kenneth L. Schnitzer __________
      Kenneth L. Schnitzer, Manager

KINGS ROAD REALTY LTD., a Texas limited partnership By: PP Land GP, LLC, a Texas limited liability company, its general partner By: /s/_ Kenneth L. Schnitzer __________ Kenneth L. Schnitzer, Manager
PPJ LAND LLC, a Texas limited liability company By: /s/_ Kenneth L. Schnitzer __________ Kenneth L. Schnitzer, Manager	PPA REALTY LTD., a Texas limited partnership By: PP Land GP, LLC, a Texas limited liability company, its general partner By: /s/_ Kenneth L. Schnitzer ___ Kenneth L. Schnitzer, Manager
PP REAL ESTATE, LTD., a Texas limited partnership By: PP Land GP, LLC, a Texas limited liability company, its general partner By: /s/_ Kenneth L. Schnitzer __________ Kenneth L. Schnitzer, Manager	PPM REALTY LTD., a Texas limited partnership By: PP Land GP, LLC, a Texas limited liability company, its general partner By: /s/_ Kenneth L. Schnitzer __________ Kenneth L. Schnitzer, Manager

DKK WEST LTD., a Texas limited partnership

By: KDS West GP, LLC, a Texas limited liability company, sole general partner

By: /s/_ Kenneth L. Schnitzer __________
Kenneth L. Schnitzer, Manager

350 PHELPS REALTY LP., a Texas limited
partnership

By: PP Land GP, LLC, a Texas limited liability company, general partner

By: /s/_ Kenneth L. Schnitzer __________
Kenneth L. Schnitzer, Manager
PPMBA REALTY LP, a Texas limited partnership By: PP Land GP LLC, a Texas limited liability company, general partner By: /s/_ Kenneth L. Schnitzer __________ Kenneth L. Schnitzer, Manager
The Sellers’ Representative executes and delivers this Agreement solely to evidence its agreement with and acknowledgement of Section 15.20 of this Agreement.
Sellers’ representative:

/s/_ Kenneth L. Schnitzer __________
Kenneth L. Schnitzer

ASBURY:
Asbury Automotive Group L.L.C., a Delaware limited liability company By:/s/ David W. Hult David W. Hult, President and Chief Executive Officer

Exhibits and Schedules*
Exhibit A - Allocation of Purchase Price
Exhibit B - VIT Agreements
Exhibit C- Manufacturer Related Disclosures
Exhibit D-1 - Purchase Option Leases
Exhibit D-2 - Lexus Leases
Exhibit D-3 - Short Term Leases
Exhibit E - Excluded Employees
Exhibit F - Manufacturer Dispute Resolution Procedures
Exhibit G - Bridge Note
Exhibit G-1 - 18 Month Note
Exhibit H - Guaranty
Exhibit I - Non-Compete Agreement
Exhibit J - Referral Agreement
Exhibit K - Real Property Descriptions
Exhibit L - Existing Encumbrances

Schedule 1.1(a)(vi) Assumed Contracts
Schedule 1.2 Sellers’ Retained Property
Schedule 1.4(a)(vii) Allocation of Goodwill
Schedule 2.5 No Basis for Disapproval
Schedule 2.6 Framework Agreement
Schedule 3.4 No Violation
Schedule 3.5 Litigation
Schedule 3.6 Financial Statements
Schedule 3.8(a) Environmental Matters
Schedule 3.8(b) Environmental Compliance
Schedule 3.8(c) Environmental Licenses
Schedule 3.8(d) Underground Storage Tanks
Schedule 3.8(f) Environmental Reports
Schedule 3.10 Good Title To Purchased Assets
Schedule 3.11 Condition of Assets
Schedule 3.14(a) Business Employees
Schedule 3.14(b) Employee Terminations
Schedule 3.15(a) Employee Benefit Plans
Schedule 3.15(b) Complete Employee Benefit Plans
Schedule 3.15(d) Multiple Employer Plans
Schedule 3.17 Notices from Manufacturer
Schedule 3.18 No Material Adverse Change
Schedule 3.20 Affiliate Transactions
Schedule 3.21 Intellectual Property
Schedule 3.23(a) Material Contracts
Schedule 3.23(b) Complete Contracts
Schedule 3.23(c) Validity of Contracts

Schedule 3.24 Taxes
Schedule 3.25 Product Warranties; Incentive Programs
Schedule 7.1 Conduct of Business by Seller
Schedule 7.4 Other Owned Dealerships
Schedule 9.5 Capital Improvements Work
Schedule 10.1(a) Autohaus Design Obligations
Schedule 10.1(i) Purchaser Consents
Schedule 11.2(k) Critical and Ancillary Parcels
Schedule 13.5 Assumed PTO Amount
Schedule 15.15 Rules of Construction

*Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and Asbury Automotive Group, Inc. hereby agrees to provide an unredacted copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

exhibit D-1
PURCHASE OPTION LEASES

See attached.

The purpose of this introduction to this Exhibit D-1 is to confirm certain understandings of the Real Estate Owners, to the extent applicable to one or more of them, and Purchaser with regard to the respective forms of the Purchase Option Leases that follow this introduction and that will be used for the various parcels of Real Estate to be leased pursuant to the Purchase Option Leases that are described or listed in the various “Lease Groups” set forth in the “Other Lease Matrix” (the “Matrix”) contained in Schedule 11.2(k), and as a guide to preparing the customized versions of each of such Purchase Option Leases. Any capitalized terms used but not defined in this introduction shall have the meanings given to such terms in the Purchase Option Lease forms.
The Matrix sets forth, among other information, the following: the landlord and tenant for each of the Purchase Option Leases; the initial monthly Base Rent for each of the Purchase Option Leases; the applicable price to be paid pursuant to the purchase option set forth in each of the Purchase Option Leases; and, with regard to each Purchase Option Lease of a “Critical Parcel”, those of the other Purchase Option Leases that will comprise “Directly Related Leases” (as further described below).
There are three forms of lease following this introduction: (a) the first, for convenience herein called the “Single Parcel” form, is for use for each of the properties characterized in the Matrix as a “Single Parcel” under the heading “Parcel Classification”, (b) the second, for convenience herein called the “Critical Parcel” form, is for use for each of the properties characterized in the Matrix as a “Critical Parcel” under the heading “Parcel Classification”, and (c) the third, for convenience herein called the “Ancillary Parcel Form”, is for use for each of the properties characterized in the Matrix as an “Ancillary Parcel” under the heading “Parcel Classification”.
The Single Parcel Form shall be customized, prior to Closing, for each Single Parcel and executed at Closing by the respective “Landlord” and “Tenant” reflected on the Matrix, for use for each Single Parcel. The Critical Parcel Form shall be customized, prior to Closing, for each Critical Parcel and executed at Closing by the respective “Landlord” and “Tenant” reflected on the Matrix, for use for each Critical Parcel. The Ancillary Parcel Form shall be customized, prior to Closing, for each Ancillary Parcel and executed at Closing by the respective “Landlord” and “Tenant” reflected on the Matrix, for use for each Ancillary Parcel. In each case, the “customized” form shall take into account any notes or bracketed provisions contained in the respective forms, if any. Each Real Estate Owner and Purchaser agree to work with one another in good faith in the customization of these Purchase Option Leases prior to Closing.
As a consequence, there will be a separate Purchase Option Lease for each of the parcels described in the Matrix, for a total of 14 leases.
For each Purchase Option Lease, the initial monthly Base Rent shall be in the applicable amount reflected in the Matrix, and the purchase option price shall be the applicable “Option Purchase Price” set forth in the Matrix. The total aggregate purchase price to be paid pursuant to the purchase options set forth in all of the Purchase Option Leases is $216,900,000.00, subject to the terms and conditions set forth in such Purchase Option Leases.

For each Critical Parcel, the “Directly Related Leases” shall include each of the Purchase Option Leases for each Ancillary Parcel within the applicable Lease Group.
The “Other Leases” to be listed on Exhibit H of each of the Purchase Option Leases shall include each of the other Purchase Option Leases executed at Closing.
With regard to the condemnation provisions, the following general principles are intended to apply:
(a) If the Purchase Option Lease for a Critical Parcel is terminated by reason of the application of the condemnation provisions set forth the Purchase Option Lease for such Critical Parcel, each of the Purchase Option Leases that is, with regard to such Critical Parcel, a Directly Related Lease shall also terminate. However, if the Purchase Option Lease for an Ancillary Parcel is terminated by reason of the application of the condemnation provisions set forth in the Purchase Option Lease for such Ancillary Parcel, there shall be no effect on any of other Purchase Option Leases, whether in such Lease Group or otherwise.
(b) No termination of a Purchase Option Lease of a Single Parcel by reason of the application of the condemnation provisions set forth in such Purchase Option Lease shall affect any of the other Purchase Option Leases.
(c) The parties have agreed to a special “rule” with regard to the Critical Parcel at 6113 Lemmon. If the Purchase Option Lease for such Critical Parcel is terminated at any time during its Initial Term (as opposed to, as applicable to each of the other Purchase Option Leases, only during years 6-10 of the Initial Term) by reason of the application of the condemnation provisions set forth in the Purchase Option Lease for such Critical Parcel, the Early Termination Fee shall be due and payable.
Two other “customization” notes:
(a) With regard to the Purchase Option Lease that covers the 3300 Atwell parcel, the same shall be adjusted to reflect that the applicable landlord shall convey all of its rights and interests to the 3300 Atwell parcel and that, for example, there may be exceptions (as to the 3300 Atwell parcel only) to the covenant of quiet enjoyment, if required by the title company, and any deed transferring the 3300 Atwell parcel by reason of the exercise of the purchase option in such Purchase Option Lease shall be a deed without warranty (and that expressly provides that notwithstanding the use of “grant” or “convey”, all implied warranties and covenants regarding title are expressly disclaimed).  Further, no “value” shall be ascribed to the 3300 Atwell parcel in connection with any condemnation thereof nor shall any condemnation of the 3300 Atwell parcel be considered in the determination of whether such Purchase Option Lease terminates. Additionally, Seller or the applicable Real Estate Owner agree to join in and cooperate with any necessary actions to transfer, convey, or assign any of Seller or the applicable Real Estate Owner’s rights and interests to the 3300 Atwell parcel instituted by Purchaser, at Purchaser’s expense, which shall survive Closing.

(b) If the purchase option is exercised, the deed for the 5601 Bryant Irvin parcel shall contain a reservation, in an agreed upon form, in the grantor of the mineral lease described in the Matrix.

LEASE WITH PURCHASE OPTION
BY AND BETWEEN
_________________________
AS LANDLORD
AND
________________________
AS TENANT

INDEX TO
LEASE PROVISIONS

DEFINITIONS

Additional Rent	4
Affiliate	9
Agreement	1
Alteration	10
Alterations	10
Asbury Party	17
Base Rent	4
Buildings	1
Business Days	34
Condemnation	20
Condemnation Costs	21
Condemnation Termination Date	21
control	9
County	1
Early Termination Fee	22
Effective Date	1
Environmental Laws	30
Escrow Charges	27
Event of Default	22
Executive Order	36
Existing Encumbrances	6
Fee Mortgage	9
Fee Mortgagee	9
Force Majeure	35
Foreclosure Purchaser	5
Guarantor	37
Guaranty	38
Impositions	26
Improvements	1
Initial Term	2
Insurance Proceeds	15
Insurance Requirements	10
Insurance Trustee	17
Land	1
Landlord	1
Landlord Parties	32
Late Fee	5
Laws	14
Lease	1
Lease Year	3
4

Mandatory Cure Matters	4
Monetary Obligations	6
Net Award	21
Net Present Value	24
Note	22
Notice of Intention	21
OFAC	36
Other Lease Default	23
Other Leases	3
Past Due Rate	5
Permitted New Title Exceptions	4
Permitted Transfer	8
Permitted Use	6
Permitted Violations	14
Premises	1
Premises Closing	1
Premises Closing Date	1
Premises Permitted Exceptions	3
Premises Purchase Price	1
Present Value	22
Prohibited Use	7
Purchase Option	1
Purchase Option Exercise Notice	1
Regulated Substance(s)	31
Remainder Term	22
Removable Property and Equipment	11
Renewal Option	2
Renewal Term	2
Rent	5
Shortfall	16
Significant Event of Default	2
SNDA	29
Sole Discretion Alterations	10
Tenant	1
Tenant Environmental Event	31
Tenant’s Renewal Notice	2
Term	3
Title Company	1
Title Policy	2
Work	15

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LEASE WITH PURCHASE OPTION
THIS LEASE WITH PURCHASE OPTION (hereinafter sometimes referred to as this “Lease” or this “Agreement”), as of the _____ day of _______, 2020 (the “Effective Date”), by and between ___________________, a Texas [limited partnership][limited liability company], having its principal place of business at 2021 McKinney, Suite 420, Dallas, Texas 75201, Attention: President (hereinafter referred to as “Landlord”), and ________________________, a Delaware limited liability company, whose address is c/o Asbury Automotive Group, Inc., 2905 Premiere Pkwy., Suite 300, Duluth, Georgia 30097, Attention: Senior Vice President and General Counsel (hereinafter referred to as “Tenant”).
WITNESSETH THAT:
NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, of $10.00 in hand paid by Tenant to Landlord, and of other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged by both Landlord and Tenant, Landlord and Tenant hereby agree as follows:
Article I.
Incorporation of Preambles – Certain Definitions
The foregoing preambles are hereby incorporated into this Lease as a part hereof by this reference thereto.
Article II.
Lease of Premises

Landlord, for and in consideration of the rent to be paid and of the covenants and agreements herein contained to be kept and performed by Tenant, does hereby exclusively lease and demise to Tenant, and Tenant does hereby exclusively lease from Landlord, the real property being located in the City of _________________, ___________ County (the “County”), Texas described in Exhibit A (the “Land”) including all improvements now or hereafter located thereon (together with all buildings, fixtures and accessory improvements now or hereafter thereon, including all roadway, loading docks, driveways, parking areas, landscaped areas and signage now or hereafter located thereon are collectively hereinafter referred to as the “Improvements;” the Improvements include each of the buildings located on the Premises from time to time, as constructed or modified in accordance with this Lease, and such buildings are herein collectively called the “Buildings;” reference to the term “Building” is a reference to any one of the Buildings) together with all easements, rights, privileges and amenities otherwise appurtenant to such real property (the Land and Improvements are herein collectively called the “Premises”).

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Article III.
Term and Extensions; Condition of Premises

3.1Initial Term. The initial term (the “Initial Term”) of this Lease shall commence on the Effective Date and shall extend to and expire on the last day of the one hundred twentieth (120th) calendar month following the calendar month in which the Effective Date occurs, unless extended in accordance with Section 3.2 or sooner terminated in accordance herewith; provided, however, if the Effective Date is the first day of a calendar month, then the Initial Term shall extend to and expire on the day immediately preceding the tenth (10th) anniversary of the Effective Date.
3.2Renewal Option. Subject to the terms and conditions of this Section 3.2, Landlord agrees that as long as  this Lease is then in full force and effect at the expiration of the Initial Term,  no Significant Event of Default exists at either the date of delivery of the Tenant’s Renewal Notice or the commencement of the Renewal Term,  each of the tenants under the Other Leases is entitled to and does concurrently exercise the renewal option under each of the Other Leases, and Tenant has not exercised the Purchase Option hereunder, and none of the tenants under any of the Other Leases has exercised the purchase option contained in any of the Other Leases, then Tenant shall have one (1) option (the “Renewal Option”) to renew the Term of this Lease for period of ten (10) years (the “Renewal Term”). As used herein, "Significant Event of Default" means (i) an Event of Default for failure to pay any Monetary Obligations and (ii) any other Event of Default where Landlord has elected to terminate this Lease or to terminate Tenant's right of possession. Tenant shall exercise the Renewal Option by delivering written notice (“Tenant’s Renewal Notice”) of such election to Landlord. Tenant’s Renewal Notice must be provided no later than the ninetieth (90th) day prior to the fifth (5th) anniversary of the Effective Date. The Renewal Term of this Lease shall be upon the same terms and conditions of this Lease as it may have been amended, except that:
(a)Tenant shall have no option to renew the Term of this Lease beyond the expiration of the Renewal Term,
(b) the Premises will be provided in their then-existing “as is” condition, and
(c) Base Rent during the Renewal Term shall be as set forth in Section 4.1 below.
For clarity, Tenant’s right to exercise the Renewal Option hereunder is contingent and conditioned upon (a) each of the tenants under the Other Leases being entitled to exercise, and concurrently exercising, the renewal option under each of the Other Leases, and (b) Tenant not having exercised the Purchase Option hereunder and none of the tenants under any of the Other Leases having exercised the purchase option set forth in any of the Other Leases.
Upon exercise of the Renewal Option, the Purchase Option shall be void and of no further force and effect.
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The word “Term” as used herein shall mean the Initial Term, but upon the exercise of the Renewal Option shall also include the Renewal Term.
The term “Other Leases” as used herein means and refers to the leases described on Exhibit H attached hereto but excluding therefrom each of such leases described on Exhibit H attached hereto that, at the time in question, has been terminated (i) by reason of the operation of the provisions therein governing condemnation, if any, or (ii) by the landlord under such lease following a tenant default pursuant to terms of such lease.
3.3Lease Year. The term “Lease Year” means (a) the period commencing on the Effective Date and terminating on the last day of the twelfth (12th) full calendar month following the calendar month in which the Effective Date occurs (unless the Effective Date is the first day of a calendar month, in which case the first Lease Year shall commence on the Effective Date and terminate on the day immediately preceding the first anniversary of the Effective Date), and (b) thereafter, each successive one year period with the commencement date of each such period being an annual anniversary date of the day following the end of the first Lease Year, except that the last Lease Year during the Term shall terminate on the date that this Lease expires or is earlier terminated.
3.4Purchase Option. Tenant shall have the right and option to purchase the Premises on the terms and subject to the conditions and other provisions set forth in Exhibit G attached hereto.
3.5Condition of Premises. LANDLORD LEASES TO TENANT AND TENANT TAKES AND WILL TAKE THE PREMISES “AS IS,” “WHERE IS” AND “WITH ALL FAULTS”. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) AND THE LANDLORD’S OFFICERS, EMPLOYEES, MEMBERS AND MANAGERS (COLLECTIVELY THE “INDEMNITEES”) HAVE NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD OR ANY OF THE INDEMNITEES BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PART OF THE PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO:  ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE;  THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN;  THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT;  LANDLORD’S TITLE THERETO;  VALUE;  COMPLIANCE WITH SPECIFICATIONS;  LOCATION;  USE;  CONDITION;  MERCHANTABILITY;  QUALITY;  DESCRIPTION;  DURABILITY;  OPERATION, INCOME, EXPENSES, ENTITLEMENTS OR ZONING;  THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, ENVIRONMENTAL VIOLATION, RELEASE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY; OR  COMPLIANCE OF THE PREMISES WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE PREMISES IS OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE PREMISES HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO
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IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD AND ALL INDEMNITEES SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN NEGOTIATED, CONSTITUTE A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO THIS LEASE AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD OR ANY INDEMNITEE, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.
Article IV.
Rent

4.1Base Rent.
(a)For Initial Term, Tenant shall pay to Landlord, without (except as expressly provided for in this Lease) abatement, offset or deduction, as base rent (“Base Rent”), commencing on the Effective Date and as monthly rent hereunder during (i) the first five Lease Years, the sum of $_________________, and (ii) on the first day of the sixth (6th) Lease Year and each subsequent Lease Year thereafter throughout the Initial Term and, if exercised, the Renewal Term, the Base Rent shall be increased by six percent (6%).
4.2Partial Month Rent. If the date upon which the Term commences shall be other than the first day of a calendar month, or if the date upon which the Term expires (or is earlier terminated) shall be other than the last day of a calendar month, as the case may be, Base Rent shall be prorated for any such month.
4.3Terms of Payment. All Rent and other payments to be made by Tenant to Landlord hereunder shall be made payable to Landlord in current legal tender of the United States of America and sent to Landlord at the address set forth in Section 22.1 below, or as otherwise directed by Landlord from time to time (upon prior written notice by Landlord to Tenant). All Base Rent shall be payable in advance, on or before the first day of each calendar month, and as stated without notice or demand.
4.4Additional Rent. Tenant shall pay and discharge, as additional rent (collectively, “Additional Rent”) the following amounts, on and subject to the terms and conditions of this Lease:  all costs of which are incurred by Tenant in connection or associated with the operation, use, occupancy, maintenance, alteration, repair or restoration of any of the Premises,  all Impositions, and  all other costs that, by the other terms of this Lease, Tenant is obligated to pay to Landlord or to others. Tenant shall pay and discharge Additional Rent when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid no later than the later to occur of  thirty (30) days after Landlord delivers such invoice to Tenant and (b) the day upon which the same becomes past due or delinquent;
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provided, that, in the case of ad valorem taxes that are not billed directly to Tenant, the same shall be paid to Landlord no later than the later to occur of (i) ten (10) Business Days after Landlord delivers an invoice therefor to Tenant, and (ii) the fifth (5th) Business Day prior to the date the same becomes delinquent.
4.5Delinquent Sums. Any Rent not paid when due by Tenant to Landlord, or any sums due and payable by Landlord to Tenant and not paid when due, shall bear interest from the fifth (5th) day following the date due until paid at a rate per annum (the “Past Due Rate”) equal to the lesser of ten percent (10%) and the maximum non-usurious rate of interest permitted by applicable Law. Further, any installment of Base Rent that is not paid within five (5) days following the date due shall entitle Landlord to charge and collect, as Additional Rent, a late fee (“Late Fee”) equal to five percent (5%) of the amount of such late installment of Base Rent. Notwithstanding the foregoing, with respect to the first late payment in any twelve (12) month period, Landlord shall provide Tenant with written notice of such failure to pay and if such failure to pay is remedied by Tenant within five (5) days following such notice, then no interest charge or Late Fee shall be assessed with regard thereto.
4.6Rent. The term “Rent” shall mean all amounts due as Base Rent and Additional Rent.
Article V.
Net Lease

It is the purpose and intent of Landlord and Tenant that, except as expressly provided for in this Lease, the Rent hereinabove provided to be paid to Landlord by Tenant be absolutely net to Landlord so that this Lease shall yield net to Landlord the Rent as hereinabove provided, to be paid during the Term, including without limitation Tenant’s obligation to pay all Impositions, and replacement, repair, and maintenance. Nothing herein contained, however, shall be deemed to require Tenant to pay or discharge any of the following: debt service or fees, costs, expenses or other charges due and owing or paid by Landlord with regard to any loans made to Landlord (except nothing in this clause shall affect or impair Tenant’s obligation to pay Impositions), or the costs and expenses incurred by Landlord in connection with any sale of the Premises or an interest therein. Tenant acknowledges and agrees that this is an absolute net lease and all Rent shall be paid by Tenant without notice (except for notice as expressly provided for in this Lease) or demand and without (except as expressly provided for in this Lease) setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense. Except as otherwise expressly provided herein, this Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason, including the following:  any damage to or theft, loss or destruction of any of the Premises;  any casualty or Condemnation;  any action of any governmental authority;  any prohibition, limitation, interruption, cessation, restriction or prevention of Tenant’s use, occupancy or enjoyment of the Premises;  Tenant’s acquisition of ownership of any of the Premises other than pursuant to an express provision of this Lease;  any failure of the Premises to comply with any Laws;  any latent or other defect in any of the Premises;  any interference with Tenant’s use of the Premises by parties other than Landlord;  any eviction by paramount title or otherwise;  the bankruptcy,
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insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up of, or other proceeding affecting Landlord;  the exercise of any remedy, including foreclosure, under any Mortgage;  construction or renovation of the Premises;  market or economic changes; or  any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding. The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Rent and other charges due and payable under this Lease (collectively, “Monetary Obligations”) shall continue to be payable in all events, and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. All Rent payable by Tenant hereunder shall constitute “rent” for all purposes, including Section 502(b)(6) of the Bankruptcy Code. Except as otherwise expressly provided herein, Tenant shall have no right and hereby waives all rights which it may have under any Law to quit, terminate or surrender this Lease or any of the Premises, or to any set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of any Monetary Obligations.
Article VI.
Use
The Premises shall be occupied and used by Tenant for [for 350 Phelps only: general office purposes, and any and all related, ancillary, or complementary purposes, including, without limitation, employee training facilities and conference facilities, any call center or other customer service function, and any other lawful uses][for all other Single Parcels: for the operation of a retail automotive dealership, and any and all related, ancillary, or complementary purposes, including, without limitation, the display, sale, storage, and service of new and used automotive vehicles, and any other lawful uses] (the “Permitted Use”). In no event shall Tenant use or occupy or permit any of the Premises to be used or occupied, nor do or permit anything to be done in or on any of the Premises, in a manner which constitutes a Prohibited Use (as defined below) or which  violates any Law;  makes void or voidable or causes any insurer to cancel any insurance required by this Lease, or makes it difficult or impossible to obtain any such insurance at commercially reasonable rates;  constitutes a nuisance or physical waste; or  violates, or not be permitted pursuant to, any document or instrument that was, as of the day prior to the Effective Date, filed in the Real Property Records of the County and actually affects title to the Premises, as listed on the attached Exhibit B (the “Existing Encumbrances”). Without Tenant’s prior written consent, which consent shall be in Tenant’s sole and absolute discretion, Landlord will not enter into or amend any reciprocal easement agreements, development agreements, operating agreements, maintenance agreements or other instruments (including, without limitation, any Existing Encumbrances) affecting the use, occupancy, benefits or burdens pertaining to the Premises or any portion thereof if the effect thereof could reasonably be expected to (i) materially and adversely impact Tenant’s use of or access to the Premises or Tenant’s rights under this Lease, or (ii) materially increase Tenant’s costs, expenses, or other obligations or result in the imposition of any material cost, expense, or obligation of Tenant. Landlord makes no representation or warranty that the Premises is adequate for use for the Permitted Use or that the Premises may be lawfully used for the Permitted Use. Landlord acknowledges and agrees that, so long as Tenant continues to pay Rent and otherwise comply with its obligations under
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this Lease, (A) Tenant shall not be required to operate its business upon the Premises (continuously or otherwise), and (B) Tenant’s abandonment or vacation of the Premises shall not, by itself, be deemed a breach or Event of Default under this Lease.
The term “Prohibited Use” shall mean any one or more of the following:
(1)any fire, explosion or other damaging or dangerous hazard, including the storage, display or sale of explosives or fireworks;
(2)any mobile home park, trailer court, labor camp, junk yard, stock yard or animal raising;
(3)any noise or sound that is objectionable due to intermittence, beat, frequency, shrillness or loudness;
(4)any veterinary hospital, mortuary, funeral home or similar service establishment;
(5)any entertainment, recreation or amusement use, whether directed to children or adults; such prohibited uses shall include, without limitation, any one or more of the following: skating rink, gun range, shooting gallery, bowling alley, teenage discotheque, discotheque, dance hall, video game parlor, pool room, massage parlor, off-track betting facility, casino, card club, bingo parlor, facility containing gaming equipment, arcade games, amusement gallery, rides, video or redemption games, play for fun casino games, golf simulations, rodeo simulations, other sport simulations and carnival activities;
(6)any fire sale, flea market, bankruptcy sale or auction operation (excluding an automobile auction operation);
(7)any bar or tavern serving alcoholic drink for on-premises or immediate off-premises consumption, or any restaurant or other establishment whose annual gross revenues from the sale of alcoholic beverages for on or off-premises consumption exceeds fifty percent (50%) of the gross revenues of such business;
(8)an business primarily used as a storage warehouse operation or any assembling, manufacturing, distilling, refining, smelting, agricultural or mining operation or for any other industrial use
(9)any central laundry, dry cleaning operation or laundromat;
(10)any church, synagogue, mosque or other place of worship;
(11)any hotel, motel or other lodging facility;
(12)any facility for the sale of paraphernalia for use with illicit drugs;
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(13)any adult bookstore or adult theatre or similar facility primarily selling or displaying pornographic material;
(14)government, embassies, or consular offices;
(15)health care facilities primarily devoted to the care of the indigent, free medical clinics, abortion clinics or offices primarily devoted to abortion counseling or services;
(16)any veterinary hospital;
(17) a “flea” market; pawn shop; junk yard;
(18) day care or child care facility; nursing home or other facility devoted to the care of the elderly;
(19) Any facility operated primarily for the storage, use or disposal, whether temporary or permanent, of any Regulated Substance; provided, that, in no event shall the use prohibited by this clause be deemed or interpreted to restrict or prohibit the use of the Premises for the operation of a retail automotive dealership (or uses related, ancillary, or complementary thereto, including service of new and used automotive vehicles).
Article VII.
NO Subletting and Assignment

7.1No Subletting and Assignment. Tenant may not at any time assign this Lease in whole or in part or sublet all or any part of the Premises for occupancy without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, that, without the need of prior consent thereto by Landlord (but subject to not less than ten (10) Business Days prior written notice to Landlord, unless, and to the extent that, any such prior notice to Landlord is prohibited by applicable law or a binding nondisclosure agreement), the named “Tenant” herein shall have the right to consummate a Permitted Transfer so long as no Event of Default exists. As used herein, the term “Permitted Transfer” means and includes any assignment of this Lease or sublease (a) to an Affiliate of Tenant, or (b) in connection with (i) a merger or other business consolidation of Tenant with another entity, (ii) the conveyance by Tenant, in a single transaction or a series of related transactions, of all or substantially all of Tenant’s assets, or (iii) the conveyance, in a single transaction or a series of related transactions, of a controlling interest in Tenant or any direct or indirect parent of Tenant. No assignment hereof by Tenant, whether made with Landlord's consent or made in a manner that does not require Landlord's consent, shall release or relieve Tenant from any of the obligations, duties or covenants of the "tenant" under this Lease. No assignment hereof shall be effective as against Landlord unless and until written notice thereof has been provided to Landlord, which notice must contain the name and address of the assignee.
No assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder, and no assignment or subletting shall release or relieve Guarantor from any obligations under the Guaranty. The
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acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the Tenant and proposed assignee or subtenant. Any assignment or sublease shall be expressly subject to the terms and conditions of this Lease.
        Subject to the Permitted Transfer provisions above, if Tenant is a corporation, limited liability company, partnership or other entity that is not publicly traded on a recognized national stock exchange, any transaction or series of related transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization, any withdrawal or admission of a partner or change in a partner’s interest, or any issuance, sale, gift, transfer or redemption of any capital stock of or ownership interest in such entity, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, shall be deemed to be an assignment of this Lease. The term “control” as used in this paragraph means (a) the power to directly or indirectly direct or cause the direction of the management or policies of Tenant and (b) any transfer that results in more than 49% of the ownership interests in Tenant as of the Effective Date being vested in any person or entity that does not, as of the Effective Date, own, directly or indirectly, interests in Tenant. The term “Affiliate” means any person or entity that, directly or indirectly controls, is controlled by, or is under common control with, Tenant. Notwithstanding anything in this paragraph or elsewhere in this Lease to the contrary, in no event shall any of the following transactions be deemed to constitute an assignment of this Lease requiring Landlord’s consent: (i) the trading of stock through a national or regional stock exchange in Tenant or in any Affiliate of Tenant; (ii) transactions among Tenant and its Affiliates; or (iii) the public offering or private placement of any or all of the stock in Tenant or in any Affiliate of Tenant.
7.2Assignment by Landlord; Landlord’s Right to Mortgage. Landlord shall have the right to transfer all or any part of Landlord’s interest in the Lease and the Premises without the consent or approval of Tenant, which transfer shall work an absolute release of Landlord’s liabilities and obligations hereunder arising after the date of such assignment provided that the assignee assumes all obligations of Landlord hereunder arising after the date of such assignment. No transfer by Landlord of any interests in this Lease shall be affective or against Tenant unless and until written notice thereof is actually received by Tenant, which notice must contain the name and address of the successor landlord and a copy of the executed assignment of this Lease. Subject to Article XXIII below, Landlord shall have the right to mortgage or grant deed of trust liens against Landlord’s interest in the Premises (each, a “Fee Mortgage,” and the holder of a Fee Mortgage herein called a “Fee Mortgagee”).
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7.3No Right to Mortgage. Tenant may not mortgage, pledge, encumber, assign or transfer collaterally its interest in this Lease without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed.
Article VIII.
Quiet Enjoyment

Landlord covenants and agrees with Tenant that so long as Tenant keeps and performs as and when due all of the covenants and conditions to be kept and performed by Tenant hereunder, Tenant shall, subject to the provisions hereof and all Existing Encumbrances, have quiet, undisturbed and continued possession of the Premises free from any claims by any persons claiming under, by or through Landlord.
Article IX.
Alterations

9.1Tenant’s Alterations. Tenant may, from time to time, make additions, alterations, modifications, replacements and changes to the Improvements and other portions of the Premises (collectively, “Alterations”), subject to Landlord's approval, which (A) shall not be unreasonably withheld, conditioned, or delayed in the case of any Alteration that is not Sole Discretion Alteration; and (B) may, in the case of any Sole Discretion Alteration, be granted or withheld in Landlord’s sole and absolute discretion; provided that Landlord's approval shall not be required for any Alterations so long as such Alterations  do not affect the structural elements of any portion of the roof, foundation, floor slab or load-bearing or exterior walls of any Building, (b) do not require a building permit, (c) do not include demolition of any Building, and (d) when completed do not result in a diminution of the market value of the Premises or the utility or functionality of any Building. As used herein, the term “Sole Discretion Alterations” means (i) any Alteration that materially and adversely affects the structural elements of any portion of the roof, foundation, floor slab or load bearing walls of any Building, (ii) includes demolition of any Building or (iii) when completed would result in a diminution of the market value of the Premises or the utility or functionality of any Building; provided, that Alterations required by any automobile manufacturer with whom Tenant has a franchise agreement to operate at the Premises shall not be considered Sole Discretion Alterations. For purposes hereof, the term “Alterations” shall not be deemed to include the installation, relocation, reconfiguration or replacement of any movable trade equipment notwithstanding that the same may be anchored to a Building. Tenant shall not do, or permit others under its control to do, any work on the Premises related to Alterations unless Tenant shall have first procured and paid, or caused to be procured and paid, all requisite municipal and other governmental permits and authorizations. All Alterations shall comply with all requirements of all insurers that, at the time in question, are insuring the Improvements under property damage insurance policies (collectively, “Insurance Requirements”) and with Laws and shall be constructed in a good and workmanlike manner using good grades of materials. If by the provisions above in this paragraph Landlord’s consent is required for an Alteration, Tenant shall submit the proposed plans and specifications therefor to Landlord for review prior to commencement of such Alteration. Landlord shall have ten (10) Business Days in which to review and approve the same. If Landlord fails to provide its approval
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or disapproval of any submitted plans and specifications within said ten (10) Business Day period and such failure is not cured within five (5) Business Days after a second written request from Tenant (conspicuously marked “SECOND NOTICE – FAILURE TO RESPOND WITHIN 5 BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL”), then the same shall be deemed approved by Landlord. Landlord’s right to review plans and specifications shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with Laws or Insurance Requirements. Landlord may post or give notices of non-responsibility in compliance with applicable law. Tenant shall deliver to Landlord a diskette on which Tenant has recorded in the most recent version of AutoCAD or compatible format (or such other format then in common use by commercial architects) the “as-built” drawings for all Alterations (which, in any single instance, cost $50,000.00 or more, and actually affect the structural elements or mechanical, electrical and plumbing facilities) that Tenant made subsequent to its previous submission of drawings to Landlord in accordance with the terms hereof. Other than Alterations made by Tenant requiring Landlord’s approval and that with respect to which Tenant failed to obtain Landlord’s approval, Tenant shall not be required to remove any of the Improvements or any Alterations. Subject to the foregoing, and except as otherwise provided herein, at the expiration of the Term, Tenant shall deliver the Premises to Landlord in good condition and repair, subject to ordinary wear and tear, subject to the following:  ordinary wear and tear, and  casualty and Condemnation damage that, by the other provisions of this Lease, Tenant is not obligated to repair. Upon the termination of this Lease, such Improvements (including all Alterations but excluding the Removable Property and Equipment) that are not already the property of Landlord shall become the property of Landlord.
9.2Method of Alterations. All Alterations made by Tenant shall be done in a good and workmanlike manner without impairing the structural soundness of the Premises. All such work shall be performed in accordance with all applicable Laws. Before commencing any work costing in excess of $50,000.00, Tenant shall obtain (or cause its general contractor to obtain) workers’ compensation (if required by Law) and employees liability insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord and/or Tenant, and builder’s risk insurance insuring damage resulting to the Improvements (and the work itself). A certificate of insurance or copy of said policy shall be delivered to Landlord upon written request. Tenant shall procure and pay for all permits, licenses and authorizations required in connection with any such alteration, addition or improvement, and, at no cost or expense to Landlord, Landlord agrees to cooperate with Tenant, at Tenant’s expense, in procuring such permits, licenses and authorizations if such cooperation is reasonably determined by Tenant to be necessary.
Article X.
Removable Property and Equipment

10.1Removable Property and Equipment. As used herein, the term “Removable Property and Equipment” means and includes all personal property, furniture, furnishings, computer equipment, vehicles, movable trade equipment (i.e., equipment that can be removed without material injury to the Building). For clarity, none of the following shall constitute Removable Property and Equipment: heating, ventilation and air conditioning systems providing
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HVAC services to the Buildings; plumbing equipment providing water and sanitary sewer service to the Buildings; lighting permanently installed in the Buildings; [for 350 Phelps only: and flooring in the Buildings] [for all other Single Parcels: flooring in the Buildings; and in-ground lifts within the Premises]. Tenant shall have the right at any time during the Term to remove any or all of the Removable Property and Equipment. Tenant shall be obligated to remove and dispose of the following, but only to the extent installed or brought on the Premises by Tenant on or after the Effective Date:  all drums, reservoirs and storage containers,  all above ground and underground storage tanks within or on any portion of the Premises; provided, that Tenant shall not by the provisions of this paragraph be obligated to remove from Premises any above ground or underground storage tanks installed by Tenant or after the Effective Date that replace any tank on or in the Premises as of the Effective Date, and  other used property, such as oil filters, chemicals, oil, tires, junk batteries, spare parts, and cleaning fluids. Tenant shall conduct such removal and disposal in full compliance with all applicable Laws, including Environmental Laws. If Tenant fails to so remove and dispose of such items prior to the expiration of the Term, Landlord may do so at Tenant’s expense and Tenant agrees to sign any manifests or other records required by any Environmental Laws or any government authority with appropriate jurisdiction, for such disposal. Tenant shall also have the right to remove all signage reflecting Tenant’s name or corporate logo (and that of any sublessee). If the Premises are damaged by the removal of any items, Tenant shall repair such damage and restore the condition of the Premises to at least the condition that existed before removal of any items (the obligations of Tenant under this sentence to expressly survive the expiration of this Lease).
10.2Title at Termination. Any Removable Property and Equipment that Tenant does not remove in accordance with this Lease following the expiration or sooner termination of this Lease, and any other property of Tenant, that Tenant has not elected to remove pursuant to Section 10.1 (or is not required to be removed pursuant to the terms thereof), at the expiration or earlier termination of this Lease, shall become and remain the property of Landlord, free and clear of any claim or interest whatsoever including, without limitation, any claim or interest of Tenant or anyone claiming thereunder. Notwithstanding any provision herein to the contrary, any underground storage tanks that were installed by Tenant on or after the Effective Date and that are, or may become subject to any Environmental Laws, shall not become the property of Landlord. \
Article XI.
Lien or Encumbrance

11.1No Liens. Tenant will pay or cause to be paid all charges for all work done, including without limitation all labor and materials for all repairs, alterations, and additions, to or upon the Premises during the Term of this Lease and will not suffer or permit any mechanic’s, materialman’s, or similar liens for labor or materials furnished to the Premises during the Term of this Lease or any extensions hereof to be filed against the Premises; and if any such lien shall be filed, Tenant will either pay the same or procure the discharge thereof by giving security or in such other manner as may be required or permitted by Law within ten (10) Business Days after such filing or within such shorter time period as may be required by Law. Tenant shall indemnify and defend Landlord against, and save Landlord harmless from, any and all loss, damage, claims,
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liabilities, judgments, interest, costs, expenses, and attorneys’ fees arising out of the filing or contesting of any such lien.
NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE PREMISES. LANDLORD MAY AT ANY TIME, AND AT LANDLORD’S REQUEST TENANT SHALL PROMPTLY, POST ANY NOTICES ON THE PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD. ADDITIONALLY, LANDLORD SHALL HAVE THE RIGHT TO RECORD A NOTICE OF NON-RESPONSIBILITY (OR SUCH OTHER SIMILAR DOCUMENT) IN THE OFFICIAL RECORDS OF THE COUNTY WHERE THE PREMISES is LOCATED, REGARDING LANDLORD’S NON-LIABILITY FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE PREMISES THROUGH OR UNDER TENANT.
11.2No Consent to Work, Lien or Encumbrance. Nothing contained herein shall constitute any consent or request by Landlord, express or implied, to or for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises nor as giving Tenant any right, power, or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord or the Premises in respect thereto. Nothing in this Lease shall be construed as empowering Tenant to encumber or cause to be encumbered the title or interest of Landlord in the Premises in any manner whatsoever.
Article XII.
Repairs and Maintenance

12.1Duty to Repair. During the Term, Tenant shall keep the Premises in good condition and repair, subject to ordinary wear and tear. Tenant shall have no obligation under this Article XII to repair the Premises if the Premises are damaged by reason of Condemnation, and this Lease is terminated as permitted in Article XVII below. All repairs made by Tenant shall be made in a good and workmanlike manner and made in accordance with applicable Laws. Without limiting the generality of the foregoing, Tenant, at its own expense, will maintain all parts of the Premises in good repair, appearance and condition in accordance with all Laws and will make all structural and nonstructural, foreseen and unforeseen and ordinary and extraordinary changes and repairs which may be required to keep all parts of the Premises in good repair and condition (including all painting, glass, utilities, conduits, fixtures and equipment, foundation, roof, exterior walls, heating and air conditioning systems, wiring, plumbing, sprinkler systems and other utilities, and all paving, sidewalks, roads, loading docks, driveways, signs, parking areas, curbs and gutters and fences). Tenant, at its own expense, will retain an independent consultant reasonably approved by Landlord to conduct annual inspections
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of the roof and the heating and air conditioning systems of the Premises and to provide Tenant and Landlord with a written report of its findings. Tenant shall promptly cause a licensed contractor to perform any recommended or necessary repairs or maintenance measures reflected in such report. Landlord, its contractors, subcontractors, servants, employees and agents, shall have the right to enter upon the Premises with three (3) Business Days prior notice (except in the event of an emergency, in which case no notice shall be required) to inspect same to ensure that all parts of the Premises are maintained in good repair and condition, and Tenant shall not be entitled to any abatement or reduction in rent by reason thereof.
12.2Landlord has no Obligation to Repair. Landlord shall not under any circumstances be required to furnish any services or facilities or to make any repairs, replacements or alterations of any nature or description in or to the Premises whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever in connection with this Lease, or to maintain or improve the Premises in any way. Tenant hereby waives the right to make repairs at the expense of Landlord pursuant to any Law in effect at the time of the execution of this Lease or thereafter enacted, and assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance, and management of the Premises. Landlord covenants to cooperate with Tenant, at Tenant’s expense, in processing claims with respect to matters covered by such insurance.
Article XIII.
Requirements of Law; Tenant’s Rights to Contest

13.1Requirements. During the Term, Tenant shall, at its expense, comply with, or cause to be complied with, all insurance requirements imposed by insurers providing insurance to Tenant hereunder, and all current and future laws, statutes, ordinances and regulations of federal, state, county and, municipal authorities including, but not limited to, the Americans With Disabilities Act (collectively, “Laws”) applicable to the Premises or Tenant’s use and occupancy thereof, which shall impose any duty or obligation on the Premises or the owner thereof and then only to the extent the last day for mandatory compliance falls within the Term. Tenant shall have the right at Tenant’s own expense, to object to and appeal from any administrative or judicial decision requiring compliance and Landlord shall cooperate at Tenant’s expense with any such appeal and/or objection by Tenant. In the event compliance shall require improvements or alterations to the Premises during the Term and Tenant is obligated to perform the same as provided for in this Section 13.1, Tenant shall, at Tenant’s sole expense, construct such improvements in accordance with the provisions for Tenant’s alterations contained in Article IX of this Lease; provided, Landlord shall not withhold consent to any Alterations to the extent such Alterations are required by applicable Laws.
13.2Tenant’s Rights to Contest. Notwithstanding any other provision of this Lease, Tenant shall not be required to take any action to comply with any Law (such noncompliance with the terms hereof being hereinafter referred to collectively as “Permitted Violations”), so long as at the time of such contest no Event of Default exists and so long as (a) Tenant is contesting the same in good faith the existence, amount or validity thereof by appropriate proceedings which shall operate during the pendency thereof to prevent or stay:  the collection
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of, or other realization upon, the Permitted Violation so contested;  the sale, forfeiture or loss of any of the Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation; (b) there is no interference with the use or occupancy of any of the Premises; (c) there is no interference with the payment of any Rent; (d) Landlord is not subjected to any material risk of civil liability, fines or penalties, or subjected to any risk of environmental or criminal liability; and (e) there is no cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied. While any proceedings which comply with the requirements of this Section 13.2 are pending, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by Law to correct such Permitted Violation and Tenant’s contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Section 13.2 are at all times complied with, has the right to bond around, attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.
Article XIV.
Damage or Destruction

14.1Obligation to Rebuild. If, at any time during the Term, the Improvements or any part thereof shall be damaged or destroyed by fire or other casualty (including any casualty for which insurance coverage was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Tenant, at its sole cost and expense (if the Insurance proceeds are payable in connection with such damage, or destruction, but are inadequate to pay the costs of restoration, Tenant shall nonetheless be obligated to restore and repair the Improvements), and shall commence (within a reasonable time after the occurrence of such fire or other casualty, subject to allowance for the purpose of adjusting the insurance loss, unavoidable delay and time reasonably necessary to complete plans and specifications and obtain necessary building and other permits) to repair, alter, restore, replace or rebuild the same as nearly as practicable to its condition prior to such damage or destruction, subject to such changes or alterations as Tenant may elect to make in conformity with the provisions of Article IX hereof, and those which may be required by applicable Law including, without limitation, rules, regulations, codes or ordinances and shall thereafter diligently complete such repair and restoration. Notwithstanding that Tenant shall not be obligated to commence such repair, alteration, restoration, replacement or rebuilding until a reasonable time after the date of such fire or other casualty, Tenant shall promptly remove all debris and rubble caused thereby and place the Premises in a clean, safe and sightly condition. Such repair, alteration, restoration, replacement or rebuilding, including such changes and alterations as aforementioned and including temporary repairs for the protection of other property pending the completion of any thereof, are sometimes referred to in this Article XIV as the “Work”.
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14.2Conduct of the Work. Except as otherwise provided in this Article XIV, the conditions under which any Work is to be performed and the method of proceeding with and performing the same shall be governed by all of the provisions of Article IX hereof.

14.3Application of Insurance Proceeds. All proceeds of property damage insurance policies provided for in this Lease paid on account of such damage or destruction of the Improvements (sometimes referred to in this Article XIV as the “Insurance Proceeds”) shall be paid to and applied by the Insurance Trustee to the payment of the cost of the Work (for purposes hereof, the cost of the Work shall include, without limitation, construction management, design and permitting fees and costs), and shall be paid out to or for the account of Tenant from time to time as such Work progresses; provided, that if the reasonable estimate of the cost of repair and restoration is less than One Hundred Thousand and No/Dollars ($100,000.00), the Insurance Proceeds shall be paid directly to Tenant for the purpose of payment of the cost of the Work. The Insurance Trustee shall make such payments or disbursement upon the written request by Tenant when accompanied by the following:
(a)a certificate, dated not more than fifteen (15) days prior to such request, signed by Tenant or its duly authorized representative setting forth that:
(i) the sum then requested either has been paid by Tenant or is justly due to contractors, subcontractors, materialmen, architects or other persons who have rendered services or furnished materials in connection with the Work (or relates to permitting, insurance or other similar costs attributable to the Work), giving a brief description of the services and materials and the several amounts so paid or due and stating that no part thereof has been made the basis of any previous or then pending request, and that, in respect to sums due to contractors, subcontractors, or materialmen, the sum requested does not, to the knowledge of Tenant, exceed the value of the services and materials described in the certificate,
(ii) except for the amount stated in such certificate to be due as aforesaid, there is no outstanding indebtedness for work performed prior to the date of such certificate known to Tenant (other than liens which are being contested in accordance with the other provisions of this Lease), the Premises or Tenant’s leasehold interest, or any part thereof, and
(iii) the cost, as estimated by Tenant, of the Work required to be done subsequent to the date of such certificate in order to complete the same, does not exceed the amount of Insurance Proceeds remaining in the hands of the Insurance Trustee after the payment of the sum so requested; and
(b)a certificate, dated not more than fifteen (15) days prior to such request, of a title or abstract company satisfactory to Landlord then doing business in the City of Dallas, covering the period from the date of such casualty (or the date of the last such certificate furnished pursuant to any of the applicable provisions of this Lease) to the date of such certificate, setting forth all liens and encumbrances, if any, of record and reflecting that there are mechanic’s or materialmen’s liens of record of any kind on the Premises except those permitted
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by the terms of this Lease and except such as will be discharged by payment of the amount then requested.
Upon compliance with the foregoing provisions of this Section 14.3, the Insurance Trustee shall, out of the Insurance Proceeds, pay or cause to be paid to Tenant or to the persons named in the certificate the respective amounts stated therein to have been paid by Tenant or to be due to them, as the case may be. All sums so paid to Tenant and any other Insurance Proceeds received or collected by or for the account of Tenant (other than by way of reimbursement to Tenant for sums theretofore paid by Tenant) shall be held by Tenant in trust for the purpose of paying the cost of the Work.
Upon receipt by the Insurance Trustee of evidence satisfactory to it of the character required by subsections (a) and (b) of this Section 14.3 that the Work has been completed and paid for in full and there are no liens of the character referred to therein, and if no Event of Default has occurred and is then-continuing, the Insurance Trustee shall pay any remaining balance of the Insurance Proceeds to the Tenant.
If the Insurance Proceeds received by the Insurance Trustee shall be insufficient to pay the entire cost of the Work, Tenant shall be responsible for and pay the amount of any such deficiency (the “Shortfall”), and shall first apply the Shortfall to the payment of the cost of the Work before calling upon the Insurance Trustee for the disbursement of the Insurance Proceeds held by the Insurance Trustee.
Under no circumstance shall Landlord be obligated to make any payment, disbursement or contribution towards the cost of the Work. No Fee Mortgagee or any other creditor of Landlord shall be entitled to receive any Insurance Proceeds hereof, and in the event any such mortgagee or creditor shall receive any such Insurance Proceeds, Landlord shall cause the same to be delivered to the Insurance Trustee. At the request of Tenant, such Insurance Proceeds may be invested by the Insurance Trustee, for the account of Tenant, pursuant to instructions reasonably acceptable to Landlord and Tenant.
14.4No Abatement of Rent. In no event shall Tenant be entitled to any abatement, allowance, reduction or suspension of rent because part or all of the Improvements shall be untenantable owing to the partial or total destruction thereof; and notwithstanding anything herein to the contrary, no such damage or destruction shall relieve Tenant in any way from its obligation to pay the Base Rent and Additional Rent and other payments herein reserved or required to be paid, nor release Tenant of or from any obligation imposed upon Tenant under this Lease.
Article XV.
Insurance

15.1Property Insurance. Tenant shall, throughout the Term, at Tenant’s sole cost and expense, provide and keep in force for the benefit of Landlord and Tenant insurance against loss or destruction of, or damage or injury to, any Improvements now or hereafter erected on the Premises resulting from fire or from any casualty or hazard included in the so-called extended
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coverage endorsement (including plate glass insurance, increased cost of construction endorsement, sprinkler leakage, collapse and vandalism and malicious mischief, also known as “causes of loss – special”, “broad form” property damage insurance coverage). The self-insured retention under each of said policies shall not be an amount greater than (a) $100,000.000 or (b) if and only for long as the Tenant is an Asbury Party, $5,000,000.00, provided there shall be no limits on deductibles. Such insurance policies may exclude foundations, excavation and the usual items customarily excluded in such insurance policies. As used herein, the term “Asbury Party” means the Tenant named herein, any other entity that is controlled by, controls, or is under common control with Guarantor, or any entity that is controlled by, controls, or is under common control with an entity into which Guarantor is merged.
Any policies of property insurance with respect to the Improvements only shall expressly provide that any losses thereunder shall be adjusted by Tenant and Landlord (the consent of Landlord to any proposed adjustment shall not be unreasonably withheld, conditioned or delayed). Notwithstanding any provision hereof to the contrary, all property insurance with regard to the Removable Property and Equipment shall be solely in the name of Tenant (and such lenders to Tenant, as Tenant may elect), Landlord shall have no right or interests therein or in the proceeds thereof, and Tenant shall be entitled to settle and compromise all claims with regard thereto without any notice to or consent from Landlord.
Proceeds from a loss insured under any property damage insurance policy with regard to the Improvements shall be carried in the name of Landlord and Tenant, and loss thereunder shall, if in the amount of $100,000.00 or less, be paid to Tenant for application by Tenant to restoration and repair of the Improvements or, if in an amount in excess of $100,000.00, shall be payable to a bank or trust company selected by Tenant and satisfying the criteria set forth below, as insurance trustee under this Lease (herein called the “Insurance Trustee”), on behalf of the holders Landlord and Tenant, as their respective interests may appear, pursuant to a Texas Standard Mortgagee Clause, without contribution, if obtainable. If paid to Tenant, such insurance proceeds shall be held by Tenant in trust for the purpose of paying the cost of such restoration and repair (Tenant shall, however, be entitled to retain the balance of the proceeds remaining, if any, following Tenant's completion of such restoration and repair). If paid to the Insurance Trustee (whether paid to it on behalf of Landlord and Tenant), such Insurance Trustee shall hold, apply and make available to Tenant the amount of such insurance proceeds so paid in the manner as is set forth in Article XIV hereof, and the Insurance Trustee may deduct from such insurance proceeds the amount of its charges for so acting and any reasonable out-of-pocket expenses incurred by it. Furthermore, upon completion of such restoration and repair, the Insurance Trustee shall remit the balance of the insurance proceeds held by it to Tenant. The Insurance Trustee shall be a national bank selected by Landlord from among the five (5) national banks then doing business in Dallas, Texas, which have the largest aggregate amount of capital and surplus. Whenever required by the provisions hereof and subject to the limitations herein contained, the Insurance Trustee shall have all of the powers granted trustees by the Texas Trust Code and shall be governed thereby. Tenant shall promptly pay all of the charges of Insurance Trustee acting hereunder for their services performed hereunder and the expenses incurred by any of such parties in connection therewith.
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15.2Commercial General Liability Insurance. During the Term, at Tenant’s sole cost and expense, Tenant shall maintain in full force and effect commercial general liability insurance, for personal injury, bodily injury, death or property damage occurring on, in or about the Premises, with limits of liability of not less than $2,000,000.00 arising out of any one occurrence and $10,000,000.00 annual aggregate. Tenant shall cause such insurance policy or policies to name as additional insureds Landlord, Landlord’s property management company, Landlord’s asset management company and, if requested in writing by Landlord, Landlord’s mortgagee. If Tenant exercises the first (1st) Renewal Option, the amount of such insurance shall be increased as of the first (1st) day of the first (1st) Renewal Term to an amount reasonably agreed to by Landlord and Tenant as being consistent with commercial general liability insurance being provided by tenants to landlords under leases similar to this Lease, and involving facilities similar to the Improvements and that have been executed within the three (3) year period then immediately preceding; provided, however, any such changes to Tenant’s insurance requirements shall not become effective until the next annual policy renewal date.
15.3Workers’ Compensation, Employer’s Liability Insurance. Tenant shall also provide and maintain, at Tenant’s sole cost and expense throughout the Term, workers’ compensation insurance, if required by Law, with statutory limits of liability and employer’s liability insurance with limits of liability of not less than $500,000.00 in respect of any work or other operations done or performed on or about the Premises.
15.4Requirements of Policies.
(a)All policies required to be carried pursuant to this Article XV:
(i)shall be written and signed by solvent and responsible insurance companies authorized to do business in the jurisdiction wherein the Premises are located having a rating of not less than Best A-, Class XIII and having a claims paying ability rating of not less than Standard & Poor’s A;
(ii)shall contain an agreement by the insurer that such policy or policies shall not be canceled or non-renewed without at least thirty (30) days’ prior written notice to Landlord, Landlord’s mortgagee and Tenant;
(iii)may be carried under so-called blanket policies, provided that the protection afforded thereunder as to the Premises shall be not less than that which would have been afforded under separate policy or policies relating only to the Premises and provided, however, any such policy of blanket insurance shall specify therein, or Tenant shall furnish Landlord a written statement from the insurer under such policy so specifying, the amount of the total insurance allocated to the Premises, which amount shall be not less than the amount required herein and any such policy shall comply in all respects with the requirements set out in this Article;
(iv)may be carried under a combination of primary insurance and umbrella coverage; and
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(v)shall be primary insurance, which will not call upon any other insurance effected or procured by Landlord for defense, contribution or payment.

(b)Tenant retains full responsibility for payment of all deductibles under each policy provided for hereunder.
(c)Annually, Tenant will promptly furnish to Landlord and Landlord’s Fee Mortgagee (if Tenant has been provided the name and address of such mortgagee) certificates evidencing that the insurance required pursuant to this Article XV is in full force and effect.
(d)If Tenant shall fail or refuse to effect or maintain any of said insurance, which failure is not cured by Tenant within one (1) Business Day after written notice from Landlord, Landlord may, but shall have no obligation to do so, effect or maintain said insurance and the amount of money so paid, with interest at the Past Due Rate, shall be payable by Tenant to Landlord as Additional Rent, upon demand.
15.5Release, Waiver of Subrogation. Landlord and Tenant hereby release one another and their respective officers, directors, employees and agents, from liability or responsibility for any loss or damage in, about, or to the Premises or any other real and personal property (including, without limitation, loss or damage to Tenant’s personal property, or Tenant’s business or the Improvements, loss arising from any act or neglect of cotenants or other occupants of the Premises) caused by a peril which is insured or is required to be insured against under any insurance policies required by this Lease AND THIS RELEASE SHALL APPLY NOTWITHSTANDING THE FAULT OR NEGLIGENCE OF EITHER PARTY OR ANYONE FOR WHOM EITHER PARTY MAY BE RESPONSIBLE. The aforesaid policies shall recognize this release and waive all rights of subrogation by the respective property and liability insurance carriers. Nothing in this Section 15.5 shall be deemed or construed as a release by Landlord of Tenant’s obligation to obtain and maintain insurance required by this Lease.
Article XVI.
Indemnification of Landlord

Tenant will defend, indemnify, and hold harmless Landlord from and against any and all liabilities, claims, losses, damages, actions, judgments, costs, and expenses (including without limitation attorneys’ fees and expenses) of every kind imposed upon or asserted by third parties against Landlord or Landlord’s title in the Premises arising by reason of or in connection with  any accident, injury to or death of persons, or loss of or damage to property occurring on or about the Premises or adjoining public passageways during the Term, (b) any breach of this Lease by Tenant, and (c) a claim by any employee, agent, invitee, contractor of Tenant or any other third party arising out of, directly or indirectly, the use or occupancy of the Premises; IT BEING INTENDED THAT TENANT’S INDEMNIFICATION OBLIGATIONS EXTEND TO AND COVER CLAIMS IN WHICH LANDLORD IS ALLEGED OR FOUND TO BE NEGLIGENT BUT ONLY TO THE EXTENT SUCH NEGLIGENCE IS BASED OR FOUND ON A FAILURE BY LANDLORD TO HAVE SUPERVISED OR MONITORED
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THE ACTIVITIES OF TENANT, ITS AGENTS, CONTRACTORS OR EMPLOYEES, IN, ON OR ABOUT THE PREMISES. If Tenant fails to undertake defense of Landlord when required to do so by this Article XVI and it becomes necessary for Landlord to defend any action seeking to impose any such liability (in so doing, Landlord shall have the right to select counsel of Landlord’s choosing), Tenant will pay Landlord all costs, expenses, and attorneys’ fees incurred by Landlord in effecting such defense, in addition to any other sums which Landlord may be called upon to pay by reason of the entry of judgment against Landlord in the litigation in which such claim is asserted. The indemnity obligations of Tenant under this Article XVI shall not extend to or cover any claims, liabilities, losses, damages, actions, judgments, costs or expenses suffered or incurred by Landlord which are the subject of an express indemnity obligation of Tenant in a different article or section of this Lease (i.e., Section 11.1, Section 20.1, Article XXII, and Article XXV); Tenant’s indemnification obligations with respect to claims, liabilities, losses, damages, actions, judgments, costs or expenses described in such sections of this Lease shall be governed by said article or section. The indemnification obligations of Tenant set forth in this Lease shall survive the expiration or sooner termination of this Lease with respect to acts or omissions for which Tenant is responsible and which occur during the Term.
Article XVII.
Condemnation

17.1Authority. Each of Landlord and Tenant, promptly upon receiving notice or knowledge of the institution of or intention to institute any proceeding for condemnation or taking of the Premises or any portion thereof (each, a “Condemnation”), shall notify the other thereof. Tenant is not authorized to negotiate the amount of any award. Landlord shall have the sole authority, right and power to collect, settle and compromise the amount of any award. A sale of the Premises or any portion thereof under threat of, or in lieu of, such a taking or condemnation shall be considered a Condemnation for purposes of this Lease.
17.2Application of Award. Except as expressly provided below in this paragraph to the contrary, Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant may become entitled by reason of any taking of the Premises, or any part thereof, in or by Condemnation or other eminent domain proceedings pursuant to any Law or by reason of the temporary requisition of the use or occupancy of the Premises or any part thereof by any governmental authority, whether same shall be paid or payable in respect of Tenant’s leasehold interest hereunder or otherwise; except that, Tenant shall have the right to receive from the Net Award an amount equal to the sum of the following: the fair market value of any of the Removable Property and Equipment taken in such Condemnation; and reasonable moving expenses. To the extent of such rights, Tenant shall not be deemed to have assigned the same to Landlord, and Tenant’s rights thereto shall survive the termination of this Lease. As used herein, the term “Net Award” means the gross amount of the award paid by the condemnor in the Condemnation (whether by settlement or otherwise) less the costs and expenses incurred by Landlord (“Condemnation Costs”) in the legal proceedings arising therefrom (including, by way of example, and not limitation, costs of appraisers). The proceeds of the award shall first be applied to reimburse Landlord for Condemnation Costs, and the Net Award shall thereafter be applied in accordance with this Section 17.2.
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        If this Lease is not terminated pursuant to Section 17.3 below in the event of a Condemnation, then Landlord shall deliver to Tenant, for application to the costs of restoring damage to the Premises, an amount of the Net Award that is payable to Landlord pursuant to this Lease as is necessary to reimburse Tenant for the costs and expenses incurred by Tenant in repairing or altering Improvements damaged or affected by the Condemnation.
17.3Termination.
(a)If a Condemnation involves all or substantially all of the Premises, then this Lease shall terminate on the date upon which the condemnor takes possession of the Premises (the “Condemnation Termination Date”).
(b)If a Condemnation of less than all or substantially all of the Premises shall nevertheless affect such portion of the Premises so as to render the remainder of the Premises unsuitable for restoration for continued use and occupancy in Tenant’s business or if the amount necessary to repair or alter the Improvements damaged or affected by the Condemnation exceeds the amount of the Net Award available to Tenant for such repairs or alterations by more than $250,000.00 (and Landlord does not agree to pay such excess cost), then in either case, Tenant may, within ninety (90) days following the date upon which Tenant is notified of the institution of or intention to institute any proceeding for condemnation or taking, deliver to Landlord: (i) notice of its intention (“Notice of Intention”) to terminate this Lease, and (ii) a certificate of an authorized officer of Tenant describing the event giving rise to such termination and, if applicable, stating the basis upon which Tenant has determined that such Condemnation has rendered the Premises unsuitable for restoration for continued use and occupancy in Tenant’s business. If the Notice of Intention is provided at any time after the fifth (5th) anniversary of the Effective Date but prior to expiration of the Initial Term, (a) Landlord shall deliver to Tenant, within ten (10) days after receipt of the Notice of Intention, Landlord’s determination of the Early Termination Fee (as defined below), along with reasonable back-up information supporting such determination, and (b) Tenant shall pay the Early Termination Fee to Landlord within thirty (30) days after Tenant’s receipt of such determination. If the Notice of Intention is timely given and is not disputed, this Lease shall terminate on the Condemnation Termination Date. Upon payment by Tenant of all Base Rent, Additional Rent, the Early Termination Fee (if applicable), and other sums due and payable under this Lease to and including the Condemnation Termination Date, this Lease shall terminate. The Net Award shall nonetheless be applied in accordance with Section 17.2.
        As used herein, the term “Early Termination Fee”) means an amount equal to the present value (“Present Value”) of the sum of (i) Base Rent scheduled for payment through and for the Remainder Term, (ii) Landlord’s reasonable forecast of all insurance premiums that Landlord will incur to procure and maintain property damage insurance of the type, nature and in the amount that Tenant would have been obligated to provide (assuming, however, a deductible or self insured retention in the amount of $100,000.00) Landlord during the Remainder Term, and (iii) Landlord’s reasonable forecast of all Additional Rent (including Impositions) that would have become due through and during the Remainder Term, with all such sums being discounted to present value at the rate of six percent (6%) per annum. As used herein, the term “Remainder
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Term” means the remainder of the 10-year Initial Term measured from the date of termination. The obligations of Tenant to pay the Early Termination Fee shall expressly survive the termination of this Lease.
Article XVIII.
Default

18.1Events of Default.
Each of the following shall be deemed a default by Tenant (“Event of Default”):
(a)(Tenant’s failure to pay Rent when such becomes due as herein provided, provided, that Landlord shall have first given Tenant five (5) days’ prior written notice and opportunity to cure the same, with no cure having been made within such five (5) day period; provided, further, that Landlord shall be obligated to provide such notice with respect to a failure to pay Base Rent on no more than two (2) occasions in any Lease Year; or
(b)Tenant’s failure to perform, within thirty (30) days after written notice from Landlord, any other terms, conditions or covenants of this Lease to be observed by Tenant; provided, that, if the nature of such failure is such that it cannot reasonably be expected to be cured within such thirty (30) day period, then such thirty (30) period shall be extended for such time as is reasonably necessary to cure such failure with the exercise of diligent, continuous efforts undertaken in good faith; or
(c)A default by the makers under either of those certain promissory notes (collectively, the “Note”) dated of even date herewith executed by, jointly and severally, [insert here the names of all of the purchasers under the Asset Purchase Agreement] payable to the order of [inserts names of all of the Sellers under the Asset Purchase Agreement] in the respective original principal sums of $150,000,000.00 and $50,000,000.00 (said Note also being guaranteed by Guarantor), which default is not cured within the applicable curative period following notice, if any, set forth in the Note; or
(d)A default (an “Other Lease Default”) by the tenant has occurred under any of the Other Leases that has not been remedied by the tenant thereunder within the applicable curative period (if any) following notice (if required); or
(e)If Tenant or Guarantor shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state law or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors, or if a petition proposing the adjudication of Tenant or Guarantor as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Tenant or, as applicable, Guarantor shall consent to or acquiesce in the filing thereof or such petition shall not be discharged or denied within ninety (90) days after the filing thereof; or
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(f)If a receiver, trustee or conservator of Tenant or Guarantor, or of all or substantially all of the assets of Tenant or Guarantor, or of the Premises or Tenant’s estate therein shall be appointed in any proceeding brought by Tenant, or if any such receiver, trustee or conservator shall be appointed in any proceeding brought against Tenant or Guarantor and shall not be discharged within ninety (90) days after such appointment, or if Tenant shall consent to or acquiesce in such appointment;
18.2Landlord’s Rights Upon Tenant’s Default. In the event of any Event of Default set forth in Section 18.1, Landlord, in addition to any other rights or remedies it may have at Law or in equity, may do any one or more of the following:
(a)If an Event of Default has occurred, Landlord shall have the right, at its sole option, then or at any time thereafter, without demand upon or notice to Tenant, except as otherwise expressly provided in this Article XVIII, to do any or all of the following:
(i)Landlord may give Tenant notice of Landlord’s intention to terminate this Lease on a date specified in such notice and upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Premises to Landlord in accordance with Article IX. If Tenant does not so surrender and deliver possession of all of the Premises, Landlord may repossess any of the Premises not surrendered by summary ejectment or any other lawful means or procedure. Upon or at any time after taking possession of any of the Premises, Landlord may remove any Persons or property therefrom by lawful means. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. Notwithstanding such entry or repossession, Landlord may collect the damages set forth in Section 18.2(b).
(ii)terminate Tenant’s right of possession (but not this Lease) and may repossess the Premises without demand or notice of any kind to Tenant and without terminating this Lease in which event Landlord shall, to the extent required under applicable law, relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to make repairs, changes, alterations or additions to the Premises to make same relettable, and  if Landlord shall be unable to relet the Premises, or  if the same are relet and sufficient sums shall not be realized from such reletting (after paying: (i) the unpaid rentals due under this Lease earned, but unpaid at the time of reletting, plus interest thereon at the Past Due Rate, (ii) the cost of recovering possession, including Landlord’s attorneys’ fees, (iii) all of the costs and expenses of reletting including decorations, repairs, changes, alterations and additions by Landlord, and (iv) the expense of the collection of the Rent accruing therefrom) to satisfy the rent and all other charges provided for in this Lease to be paid by Tenant, then Tenant shall pay to Landlord, as damages, the sum equal to the amount of the Rent and other expenses payable by Tenant for such period or periods, or if the Premises has been relet, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Article from time to time upon one or more occasions without Landlord being obligated to wait until expiration of the term of this Lease. Such reletting shall not be
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construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Failure of Landlord to declare any default immediately upon occurrence thereof or delay in taking any action in connection therewith shall not waive such default but Landlord shall have the right to declare any such default at any time thereafter. Notwithstanding any such reletting, Landlord may collect the damages set forth in Section 18.2(b).
(iii)exercise any or all rights of Landlord against Guarantor under the Guaranty.
(b)The following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Section 18.2(a)(i) or Section 18.2(a)(ii):
(i)If Landlord exercises its remedy under Section 18.2(a)(i) but not its remedy under Section 18.2(a)(ii) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant’s default, all Rent accrued but unpaid through the date of termination of this Lease by Landlord.
(ii)If Landlord exercises its remedy under Section 18.2(a)(ii) but not its remedy under Section 18.2(a)(i), then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant’s default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), a sum equal to  all Rent accrued but unpaid as of the date of such notice to Tenant, plus  an amount (the “Net Present Value”) equal to the positive difference between the Base Rent to become due through the expiration of the then current Term (which, for purposes of calculating Net Present Value, Landlord may accelerate and declare due and payable), and the fair rental value of the Premises through the expiration of the then current Term, with such positive difference being discounted to present value at the rate of six percent (6%) per annum. Tenant shall also pay to Landlord all of Landlord’s out of pocket expenses in connection with the repossession of the Premises and any attempted reletting thereof, including all brokerage commissions, reasonable attorneys’ fees and hard and soft costs of Alterations needed to prepare the Premises for reletting.
(c)Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has under this Lease or at law or in equity, it being understood that the remedies set forth in this Lease are not exclusive and are cumulative in addition to any remedies that may be available at law or in equity.
(d)Landlord shall use commercially reasonable efforts to mitigate Landlord’s damages under this Lease. Tenant agrees that Landlord shall be deemed to have used commercially reasonable efforts to mitigate Landlord’s damages under this Lease by listing the Premises with a leasing agent on terms recommended by said leasing agent and advising at least
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one outside commercial brokerage entity of the availability of the Premises; provided, however, in no event shall Landlord be obligated to:  accept less than the then-current market rent for the Premises;  deviate from Landlord’s then-established guidelines for tenants, including, without limitation, use, experience, reputation, caliber and creditworthiness;  expand, contract or “fit out” the Premises for a new tenant; or  lease less than all or substantially all of the Premises. Tenant agrees that Landlord’s duty to mitigate Landlord’s damages pursuant to this Section 18.2(d) shall not commence unless and until Tenant has fully vacated and delivered the Premises free of any and all Removable Property and Equipment.
(e)No termination of this Lease, repossession or reletting of the Premises, exercise of any remedy or collection of any damages pursuant to this Article XVIII shall relieve Tenant of any Surviving Obligations.
(f)No failure of Landlord:  to insist at any time upon the strict performance of any provision of this Lease; or  to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.
(g)Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future Law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof.
Article XIX.
Taxes and Other Liens

19.1Impositions. Landlord and Tenant shall cooperate with each other to cause the appropriate taxing authorities to deliver directly to Tenant all statements and invoices for Impositions, effective as of the Effective Date. Tenant shall pay before any fine, penalty, interest, or cost may be added thereto for the nonpayment thereof, all real estate, municipal utility district and other similar taxes, assessments, ad valorem taxes, water and sewer charges, sales tax on Rent, all gross receipts or “margin” tax assessed against Landlord with respect to, or that is attributable to, Rent, vault charges, license and permit fees, dues or assessments, general or special of any association to which the Premises is subject and other governmental levies and charges, general and special, ordinary, and extraordinary, unforeseen as well as foreseen, of any kind and nature (collectively, “Impositions”) which may be charged, assessed, levied, imposed upon or become due and payable, during the Term; provided, however, that if, by Law, any Imposition is payable or at the option of the taxpayer may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), Tenant may pay the same (and any accrued interest on the unpaid balance) in installments and shall be required to pay only such installments as may become due during the Term as the same respectively become due and before any fine,
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penalty, interest, or cost may be added thereto for nonpayment thereof. If the Term commences on a day other than January 1 or expires on a date other than December 31, Tenant shall only be liable for the Impositions accruing during the Term (such that the same shall be prorated between Landlord and Tenant for such calendar year). Tenant shall be entitled to the benefit of any abatements or reduction of any Impositions during the Term and, in all events, shall be entitled to any and all tax incentives, rebates, discounts or other similar payments or inducements which Tenant may negotiate for and receive (even though allocable to the Premises) from any governmental authority with regard to the location of Tenant’s business on the Premises or otherwise. All reductions, refunds, or rebates of Impositions applicable to the Term shall belong to Tenant.
19.2Tax on Tenant Additions. Tenant shall pay all additional taxes levied, assessed or becoming payable during the Term by reason of the improvements, alterations or additions to the Premises installed by Tenant at any time during the Term.
19.3Exceptions. Nothing in this Lease shall require Tenant to pay any inheritance, succession, capital levy, stamp, transfer or income tax of Landlord; provided, however, that if at any time under the laws of the State of Texas or any political subdivision thereof in which the Premises is located a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transfer, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for any Imposition payable by Tenant, or in lieu of additions to or increases of said Impositions payable by Tenant then said franchise, income, transfer, profit or other tax or governmental imposition shall be deemed to be included within the term “Imposition”, and Tenant shall pay and discharge such imposition in accordance with Section 19.1 in respect of the payment of Impositions, but only to the extent such franchise, income, transfer, profit or other tax or governmental imposition (a) is in substitution for any Imposition otherwise payable by Tenant, or in lieu of additions to or increases of any Imposition otherwise payable by Tenant, and (b) would be payable if the Premises were the only property of Landlord subject to such imposition.
19.4Proof of Payment. Tenant agrees to submit to Landlord official receipts evidencing payment of said Impositions at the place at which rental payments are required to be made at least ten (10) Business Days before said Impositions or other charges would otherwise become delinquent.
19.5Refunds. If Landlord shall receive a refund of any Imposition theretofore paid by Tenant pursuant to the provisions hereof, such refund, net of Landlord’s reasonable out-of-pocket costs of recovery, shall be promptly paid to Tenant.
19.6Escrow. Commencing on the first day of the sixth (6th) Lease Year, Tenant shall, each month and concurrent with the payment of Base Rent, deliver and pay to Landlord an amount equal to one-twelfth (1/12) of the annual Impositions as reasonably estimated by Landlord (the “Escrow Charges”). The amounts so paid shall be used in payment of the Escrow Charges so long as no Event of Default shall have occurred and be continuing. No amount so paid to Landlord shall be deemed to be trust funds, nor shall any sums paid bear interest. Landlord shall have no obligation to pay any Imposition if at any time the funds being held by
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Landlord for such Imposition are insufficient to make such payments. If, at any time, the funds being held by Landlord for any Imposition are exhausted, or if Landlord reasonably determines that such funds will be insufficient to pay in full any Imposition when due, Tenant shall promptly pay to Landlord, upon demand, an amount which Landlord reasonably estimates as sufficient to make up the deficiency. Upon the occurrence of an Event of Default, Landlord shall have the right, at its election, to apply any amount so held against any sums due, or to damages to which Landlord is entitled hereunder, in such order as Landlord may deem fit, and Tenant hereby grants to Landlord a lien upon and security interest in such amounts for such purpose.
19.7Protest. So long as no Event of Default exists hereunder and no event has occurred that, with the passage of time, the giving of notice, or both, could constitute an Event of Default hereunder, Tenant shall have the right to contest in the name of Tenant or, if required by applicable Law, Landlord or both, the amount or validity of any Imposition applicable to the Premises (including, without limitation, the appraised or assessed value of the Premises for purposes of ad valorem taxes) for any calendar year during the Term (excluding, however, the calendar year in which the Term is scheduled to expire, if fewer than six (6) months of such calendar year will fall within the Term). Such right to contest such Imposition is subject to, and conditioned upon compliance with, the following: (a) Tenant must do so in good faith, diligently and by appropriate proceedings, (b) no portion of the Premises or interest therein is in any material danger of being sold, forfeited or lost during the pendency of such proceedings, (c) the contest is conducted in accordance with all applicable Laws, (d) no settlement thereof may include any agreement with regard to appraised or assessed values for any year other than the calendar year being contested, (e) Tenant keeps Landlord generally apprised of the status of such contest, and (f) Tenant pays all costs and expenses thereof and reimburses Landlord for any costs or expenses incurred by Landlord with regard thereto.
Article XX.
Utilities

20.1Payment of Charges. Tenant shall, during the Term, pay and discharge punctually as and when the same shall become due and payable without penalty all water and sewer rents, rates, and charges, charges for removal of waste materials, and charges for water, steam heat, gas, electricity, light, and power, and other service or services furnished to the Premises or the occupants thereof during the Term and shall indemnify, defend, and hold harmless Landlord and the Premises against any and all liability to third parties on such account, such indemnification to expressly survive the termination of this Lease.
20.2Provision of Services. Landlord shall not be required to furnish any services or facilities to the Premises and shall not be liable for any failure of water supply or electric current or of any service by any utility, nor for injury or damage to person (including death) or property caused by or resulting from steam, gas, electricity, water, heat, or by rain or snow that may flow or leak from any part of the Premises or from any pipes, appliances, or plumbing works of the same or from the street or subsurface or from any other place, nor for interference with light or other incorporeal hereditaments or easements, however caused, unless due to the affirmative acts of Landlord.
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Article XXI.
Holding Over

If Tenant or anyone claiming under Tenant remains in possession of the Premises at the expiration of the Term, such continuing possession shall constitute a renewal of this Lease on a month to month basis on the terms herein specified, except that monthly Base Rent during such period shall be in the amount of one hundred fifty percent (150%) of the monthly rate of Base Rent for the month immediately preceding expiration of the Term. Entry upon the Premises pursuant to Section 10.1 shall not be deemed “continuing possession” for purposes of this Article XXI. Tenant shall indemnify Landlord from and against actual damages incurred by Landlord as a result of such hold over if Landlord notifies Tenant no later than thirty (30) days prior to the scheduled expiration of the Term that Landlord has executed a lease with a third party for all or part of the Premises. The increased Base Rent payable by Tenant pursuant to this Article XXI, Landlord’s right to seek recovery of immediate possession of the Premises, and Landlord’s right to enforce Tenant’s indemnification obligations set forth in the immediately preceding sentence shall constitute Landlord’s sole and exclusive remedies in the event of any holdover or continuing possession by Tenant beyond the expiration or earlier termination of this Lease.
Article XXII.
Notice

22.1Notice Address. All notices and other communications required or permitted hereunder shall be in writing (in some instances in this Lease the words “written notice” or “notice in writing” [or words to like effect] are used and in other instances the word “notice” may be used; no inference shall be drawn therefrom as all notices must, except as expressly provided to the contrary be in writing) and given by registered or certified mail (return receipt requested and postage prepaid), by personal delivery or by a recognized overnight delivery service (such as DHL, Federal Express or UPS), and shall be determined to have been effectively given upon actual receipt or upon refusal of delivery or, if earlier and whether or not actually received,  if transmitted via a recognized overnight delivery service, one (1) business day after deposit with such recognized overnight delivery service for next business day delivery, properly addressed to the intended recipient, with delivery charges prepaid by, or billed to, the sender, or,  if mailed, three (3) Business Days after deposit with the United States mail, registered or certified mail, return receipt requested, postage prepaid, properly addressed to the intended recipient, or if by personal delivery, upon the earlier of actual receipt or, in the case when the addressee refuses to accept the delivery, when tendered to the addressee. The initial notice addresses of the parties hereto are as follows:

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in the instance of Landlord, to:
______________________
2021 McKinney, Suite 420
Dallas, Texas 75201
Attention: President

with a copy to:

Locke Lord LLP
600 Travis, Suite 2800
Houston, Texas 77002
Attention: Elizabeth Genter and Stephen Jacobs

and in the instance of Tenant, to:

______________________
c/o Asbury Automotive Group, Inc.
2905 Premiere Pkwy, Suite 300
Duluth, Georgia 30097
Attention: Senior Vice President and General Counsel; and
Vice President, Corporate Development & Real Estate

with a copy to:
Hill Ward Henderson
101 E. Kennedy Blvd., Suite 3700
Tampa, Florida 33602
Attention: R. James Robbins, Jr.

Article XXIII.
Subordination

23.1Lease Subordinate; SNDA. Neither this Lease nor the leasehold estate created hereby shall be subordinate to any current or future deed of trust, mortgage or other lien against fee title to the Land (including, without limitation, a Fee Mortgage), and Tenant shall have no obligation to subordinate this Lease thereto, except in the case (and only in the case) where the holder thereof executes and delivers to Tenant a subordination, non-disturbance and attornment agreement (“SNDA”) in the form attached hereto as Exhibit C, or on such holder’s commercially reasonable standard form with such commercially reasonable modifications as may be requested by Tenant. Notwithstanding anything in this Lease to the contrary, any SNDA
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must provide that any and all property insurance or condemnation proceeds shall be available to, and may be used by, Tenant as expressly provided for in, and subject to the terms and provisions of, this Lease. Upon execution of an SNDA, this Lease shall be subordinate to the liens therein described to the extent (but no further) expressly provided for in the SNDA.
23.2Attornment. Tenant covenants and agrees that, upon any mortgage foreclosure or foreclosure under a Fee Mortgage, it will attorn to any mortgagee, trustee, assignee, or any purchaser at any foreclosure sale as its Landlord, and this Lease shall continue in full force and effect as a direct Lease between Tenant herein and such party upon all terms, conditions, and agreements set forth in this Lease.
23.3Attornment to Successor. In the event Landlord or any successor owner of the Premises shall transfer the Premises, which transfer may be freely effected by Landlord without the consent or approval of Tenant and such assignee assumes the obligation of Landlord hereunder, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Lease and all such future liabilities and obligations shall thereupon automatically be binding upon the new owner, and Tenant will attorn to any new owner as its Landlord, and this Lease shall continue in full force and effect as a direct Lease between Tenant herein and such party upon all terms, conditions, and agreements set forth in this Lease.
Article XXIV.
Landlord’s Access to the Premises

Landlord, or its agents or authorized representatives, upon reasonable prior notice (at least forty-eight (48) hours except in the case of an emergency, as described below), shall have access to the Premises during normal business hours or at other times as agreed by the parties for the purposes of examining, inspecting or investigating the condition of same, including, without limitation, conducting a subsurface investigation of the Premises. Such examination, inspection or investigation to be performed in such a manner as to minimize, to the maximum extent practicable, interference with Tenant’s conduct of its business and Tenant’s full and complete use of and access to the Premises. In the event of any emergency such as, but not limited to, a fire, flood, or severe windstorm, Landlord shall have free access to the Premises for the purpose of examining or inspecting damage done to them. Landlord further reserves the right to show the Premises to prospective purchasers and mortgagees any time during the Term, during normal business hours, or at other times upon reasonable notice to Tenant, and with reasonable prior notice. Except in the case of emergency, Tenant may elect to accompany Landlord or its agents and representatives in connection with any such access or entry on or into the Premises.
Article XXV.
Environmental Compliance

25.1Definitions. For purposes of this Lease:
(a)the term “Environmental Laws” shall mean and include the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of
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1984, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Clean Water Act, the Clean Air Act, the Texas Solid Waste Disposal Act, the Texas Clean Water Act, the Texas Clean Air Act and all other federal, state and local laws, ordinances, rules, requirements, regulations, guidance, publications and orders relating to the protection of human health and the environment or regulation of any substances or materials, including, but not limited to, solid wastes, hazardous wastes, hazardous substances, hazardous materials, toxic substances, pollutants, contaminants, petroleum substances, volatile organic compounds, semi-volatile organic compounds, polychlorinated biphenyls and asbestos, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any and all other federal, state or local laws, ordinances, rules, requirements, regulations, guidance, publications or orders, now or hereafter existing, relating to the protection of human health and the environment or regulation of any substances or materials, including, but not limited to, solid wastes, hazardous wastes, hazardous substances, hazardous materials, toxic substances, pollutants, contaminants, petroleum substances, volatile organic compounds, semi-volatile organic compounds, polychlorinated biphenyls and asbestos; and
(b)the term “Regulated Substance(s)” shall mean and include any, each and all substances or materials now or hereafter regulated pursuant to any Environmental Laws, including, but not limited to, any such substance or material now or hereafter defined as or deemed to be a “regulated substance,” “pesticide,” “hazardous substance,” hazardous waste,” “hazardous material,” “solid waste,” “toxic substance,” “pollutant,” “contaminant,” “petroleum product,” “petroleum substance,” “volatile organic compound” or “semi-volatile organic compound” or included in any similar or like classification or categorization thereunder.
(c)the term “Tenant Environmental Event” shall mean the failure of Tenant, in whole or in part, to comply with one or more of its obligations and/or responsibilities under this Article XXV.
25.2Tenant’s Agreements. Tenant agrees to be, and shall be, liable and responsible under this Lease for  all Regulated Substances that Tenant or its employees, contractors, vendors, agents or invitees place upon, or cause to come upon, the Premises, either prior to or during the Term, and  any violation of Environmental Laws resulting from Tenant’s activities or the activities of its employees, contractors, vendors, agents or invitees, the use of the Premises by Tenant, or the operations of Tenant at the Premises whether prior to or during the Term. To that end and based on the intention of the parties set forth in this paragraph, Tenant shall, at a minimum:
(a)store, use, manage, transport and dispose of any Regulated Substance on, under, at, to or from the Premises in full compliance with all Environmental Laws and thus, not cause or allow any Regulated Substance to be placed, held, located, transported or disposed on, under, at, to or from the Premises in violation of any Environmental Laws; provided that Tenant shall not be deemed in breach hereof if the Regulated Substance originated from (whether prior to or after the Effective Date) a property off-site to the Premises (for clarity, nothing in this
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paragraph shall be deemed to release or relieve Tenant from any liability to Landlord if the property off-site to the Premises from which such Regulated Substance originated was or is owned or operated by Tenant and Tenant is responsible under Environmental Laws for the release or migration of such Regulated Substance);
(b) at its own cost and expense or at the cost and expense of any party other than Landlord, investigate the presence, release or threatened release of any Regulated Substance that is related in any way to any Tenant Environmental Event affecting the Premises, and contain at or remove from the Premises, or perform any other necessary or desirable remedial action with respect thereto, (if, as and when such containment, removal or other remedial action is required under any Environmental Laws), and in a manner satisfying all applicable Environmental Laws;
(b)provide Landlord with written notice (and a copy as may be applicable) of any of the following within ten (10) days thereof:  Tenant’s obtaining actual knowledge or notice or any other information of any kind of the presence, or any actual or threatened release, of any Regulated Substance in any way affecting the Premises in a manner that violates or may violate any Environmental Laws;  Tenant’s receipt or submission, or Tenant’s obtaining actual knowledge or notice, of any information, report, citation, notice of violation or any other notice, administrative complaint, or other communication from or to any federal, state or local governmental or quasi-governmental authority regarding any Regulated Substance that in any way affects the Premises or that originated at, on or under the Premises and in any way affects any property off-site to the Premises or regarding any violation of Environmental Laws at the Premises or by Tenant or its employees, contractors, vendors, agents or invitees;  Tenant’s obtaining actual knowledge or notice of the incurrence of any cost or expense by any federal, state or local governmental or quasi-governmental authority or any private party in connection with the assessment, monitoring, containment, removal or remediation of any kind of any Regulated Substance that in any way affects the Premises or that originated at, on or under the Premises and in any way affects any property off-site to the Premises due to migration or disposal of any such Regulated Substance, or of the filing or recording of any lien on the Premises or any portion thereof in connection with any such action or Regulated Substance in any way affecting the Premises; and  Tenant’s obtaining notice of a lawsuit or a threatened lawsuit against Tenant and/or Landlord by a third party, including any governmental or quasi-governmental authority, related in any way to the storage, use, management, transport, release or disposal of any Regulated Substance at the Premises during the Term, violation of any Environmental Laws by Tenant or its employees, contractors, vendors, agents or invitees during the Term, or any other Tenant Environmental Event affecting the Premises;
(c)defend all actions against Landlord (with counsel reasonably acceptable to Landlord) and its mortgagee, trustees, beneficiaries, officers, employees, agents, representatives and assigns (“Landlord Parties”) and pay, protect, release, indemnify, defend and save harmless Landlord and Landlord Parties from and against any and all liabilities, losses, damages, fines, penalties, costs, expenses (including, without limitation, attorneys’, experts’ and consultants’ fees, investigation costs, response and clean-up costs, court costs, and litigation expenses), causes of action, suits, claims, demands or judgments of any nature or kind relating in any way to any of the following that occur during the Term or arise out of an event that occurred prior to
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during the Term:  a Tenant Environmental Event;  any act or omission of Tenant or its employees, contractors, vendors, agents or invitees that alters or affects the environmental condition of the Premises;  any personal injury (including wrongful death) or property damage (real or personal) arising out of or relating to any Tenant Environmental Event; or  any violation of Environmental Laws due to a Tenant Environmental Event. The indemnity contained in this Article XXV shall survive the expiration or earlier termination of this Lease. In no event shall Tenant be responsible for any breach or violation of Environmental Laws, or have any liability or obligations, attributable in whole or in part to (A) the condition of the Premises as of the Effective Date that are not the result of the acts of Tenant, its agents, contractors or employees, or (B) any Regulated Substance(s) originating from (whether prior to or after the Effective Date) a property off-site to the Premises (for clarity, nothing in this paragraph shall be deemed to release or relieve Tenant from any liability to Landlord if the property off-site to the Premises from which such Regulated Substance originated was or is owned or operated by Tenant and Tenant is responsible under Environmental Laws for the release or migration of such Regulated Substance).
Article XXVI.
Estoppel Certificates

Upon the request of either party hereto, the other party will, within ten (10) Business Days after receipt of written request, execute, acknowledge, and deliver a certificate, certifying that this Lease is unmodified and is in full force and effect (or, if modified, that this Lease is in full force and effect, as modified, and stating the date of each instrument so modifying this Lease); the dates, if any, to which Rent and other charges payable hereunder have been paid; and, whether, to the actual knowledge of the party delivering the same, any default exists hereunder and, if so, the nature and period of existence thereof and what action should be taken with respect thereto and whether notice thereof has been given to the other and such other factual matters with regard to the status of this Lease as may reasonably be requested. If such certificate is required to be delivered by a corporation, the same shall be signed by the President, a Vice President or the Secretary, or authorized agent thereof, and if such certificate is required to be delivered by a partnership, the same shall be signed by a general partner thereof. Any certificate required under this Article may be relied upon by a prospective purchaser, mortgagee, or other transferee of Landlord’s or Tenant’s interest under this Lease.
Article XXVII.
Provisions of General Application

27.1Interpretation. The language in all parts of this Lease shall in all cases be construed as a whole and according to its fair meaning, and not strictly for or against either Landlord or Tenant, and the construction of this Lease and any of its various provisions shall be unaffected by any argument or claim, whether or not justified, it has been prepared, wholly or in substantial part, by or on that behalf of Landlord or Tenant.
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27.2Headings. The Article and Section headings in this Lease are for convenience only and are not a part of this Lease, and do not in any was limit or simplify the terms and provisions of this Lease, nor should they be used to determine the intent of the parties.
27.3Separable. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid, illegal, or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby; and it is the intention of the parties hereto that if any provision of this Lease is capable of two (2) constructions, one (1) of which would render the provision invalid, and the other which would render the provision valid, then the provision shall have the meaning which renders it valid; and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.
27.4Governing Law; Venue; Time is of the Essence. This Lease shall be governed and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws principles. The courts located in Dallas County, Texas shall be the exclusive place of venue with respect to all legal proceedings between Landlord or Tenant with regard to or arising out of this Lease. Time is of the essence; provided, that, if the day upon which any time period described herein expires, an election, consent, decision or determination is to be made, or by which a notice must be provided falls on a day that is not a business day, then time period or, as applicable, the last day to make such election, consent, decision, determination or to provide such notice shall extend to the next business day. All references to days in this Lease (including any exhibits or riders hereto) mean calendar days, not working or business days, unless otherwise stated. All references in this Lease (including any exhibits or riders hereto) to “Business Days” means any day other than a Saturday, Sunday or a holiday on which national banking associations located in Dallas, Texas are not open for the conduct of regular business.
27.5No Waiver. It is mutually covenanted and agreed by and between the parties that no waiver of a breach of any of the covenants or conditions of this Lease shall be construed to be a waiver of any preceding or succeeding breach of the same covenant or condition. It is further agreed by and between the parties that no modification, release, discharge or waiver of any provision of this Lease shall be of any force, effect or value unless in writing and signed by the Landlord and Tenant or their duly authorized agents.
27.6Landlord and Tenant; Successors and Assigns. The words “Landlord” and “Tenant” and the pronouns referring thereto, as used in this Lease, shall mean, where the context requires or permits, the persons named herein as Landlord and as Tenant, respectively, and their respective heirs, legal representatives, successors, and assigns, irrespective of whether singular or plural, or masculine, feminine, or neuter; provided, that, nothing in this Section 27.6 shall be deemed or interpreted to modify, amend or impair the provisions of, or authorize any assignment of this Lease prohibited by, Article VII hereof. The agreements and conditions in this Lease contained on the part of Landlord to be performed and observed shall be binding upon Landlord and its heirs, legal representatives, successors, and assigns, and shall inure to the benefit of Tenant and its heirs, legal representatives, successors, and assigns; and the agreements and
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conditions on the part of Tenant to be performed and observed hereunder shall be binding upon Tenant and its heirs, legal representatives, successors and assigns, and shall inure to the benefit of Landlord and its heirs, legal representatives, successors, and assigns.
27.7No Brokers. Landlord and Tenant represent to each other that no broker or person is entitled to any commission by reason of the negotiation and execution of this Lease other than, in the case of Landlord, Presidio Merchant Partners LLC. Landlord and Tenant agree to hold each other harmless against any and all claims by any person for brokerage commissions arising out of any conversation, negotiations or other dealings held by the other party with any broker regarding this Lease.
27.8Attorneys’ Fees. If Landlord or Tenant uses the services of an attorney in order to secure compliance with this Lease or recover damages therefor from the other, the prevailing party in any litigation resulting therefrom or settlement associated therewith shall be entitled to recover from the other party any and all reasonable attorneys’ fees and expenses incurred by the prevailing party in connection with such litigation or settlement.
27.9Entire Agreement. This instrument contains the entire and only agreement between the parties relating to the subject matter hereof, and no oral statements or representations or written matter not contained in this instrument shall have any force or effect. This Lease shall not be amended or modified in any way except by a writing executed by both parties.
27.10No Joint Venture. The relationship between the parties hereto is solely that of Landlord and Tenant, and nothing in this Lease shall be construed as creating a partnership or joint venture between the parties hereto, it being the express intent of Landlord and Tenant that the business of Tenant on the Premises and elsewhere, and the good will thereof, shall be and remain the sole property of Tenant.
27.11Singular and Plural. Throughout this Lease, wherever the context so requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders.
27.12No Merger. There shall be no merger of this Lease or the leasehold estate created by this Lease with any other estate or interest in the Premises by reason of the fact of the same person, firm, corporation, or other entity acquiring or owning or holding, directly or indirectly, this Lease or the leasehold interest created by this Lease or any interest in this Lease, and any such other estate or interest in the Premises or any part thereof, and no such merger shall occur unless and until all corporations, firms, and other entities having an interest (including a security interest) in this Lease or the leasehold interest created by this Lease and any such other estate or interest in the Premises or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.
27.13Waiver of Rights Under Section 93.012 of the Texas Property Code. Landlord and Tenant are each knowledgeable and experienced in commercial transactions and hereby agree that the provisions of this Lease for determining charges, amounts and Additional Rent
35

payable by Tenant are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE AS SUCH SECTION NOW EXISTS OR AS MAY BE HEREAFTER AMENDED OR SUCCEEDED FROM TIME TO TIME.
27.14Force Majeure. Notwithstanding anything to the contrary contained in this Lease, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, a “Force Majeure”), shall, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and any Tenant indemnification obligations set forth in this Lease, excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. Any party claiming delay due to an event of Force Majeure must provide written notice to the other party hereto promptly upon learning of such event, and in such notice provide a reasonable description of the event of Force Majeure and the nature of the delay anticipated to be incurred as a result thereof. Each party agrees to use commercially reasonable efforts to mitigate the delay resulting from an event of Force Majeure.
27.15No Punitive or Consequential Damages. The provisions of this Section 27.15 shall control over any and all conflicting provisions of this Lease. Without affecting the rights of any party hereto to recovery of actual, direct damages, neither Landlord nor Tenant will be liable to the other for incidental, consequential, special or punitive damages, loss of future revenues or income (for the avoidance of doubt, “future revenues or income” does not include Rent), lost profits, loss of business reputation or opportunity relating to any breach or alleged breach of this Lease, regardless of whether such liability is based on breach of contract, tort, strict liability, breach of warranties, failure of essential purpose or otherwise. The provisions of this Section 27.15 shall expressly survive the expiration or sooner termination of this Lease.
27.16Jury Trial Waiver. LANDLORD AND TENANT WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE PREMISES, INCLUDING WITHOUT LIMITATION ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE, OR ORDINANCE.
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27.17Authority. Each party represents and warrants to the other that all consents or approvals required of third parties (including, but not limited to, its Board of Directors, members or partners) for the execution, delivery and performance of this Lease have been obtained and that each party has the right and authority to enter into and perform its covenants contained in this Lease and the person executing this Lease on behalf of such party is authorized to do so.
27.18OFAC. Pursuant to United States Presidential Executive Order 13224 (“Executive Order”) and related regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, U.S. persons and entities are prohibited from transacting business with persons or entities who, from time to time, are determined to have committed, or to pose a risk of committing or supporting terrorist acts, narcotics trafficking, money laundering and related crimes. Those persons and entities are identified on a list of Specially Designated Nationals and Blocked Persons, published and regulated by OFAC. The names, including aliases, of these persons or entities are updated frequently. In addition, OFAC enforces other laws, regulations and orders which, from time to time, impose restrictions on transactions with, or involving certain countries. Each party represents and warrants to the other that such party is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any executive order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, group, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by OFAC and that it is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation.
27.19Limitation on Landlord Liability. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, trustees, members or shareholders of Landlord or Landlord’s members or partners or any mortgagee, and Tenant shall not seek recourse against the individual partners, directors, officers, trustees, members or shareholders of Landlord or against Landlord’s members or partners or against any mortgagee or against any other persons or entities having any interest in Landlord, or against any of their personal assets for satisfaction of any liability with respect to this Lease. Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Premises (and the rents, profits, insurance and condemnation proceeds, and sales proceeds therefrom), and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its partners, directors, officers, trustees, members, shareholders or any other persons having any interest in Landlord. Tenant’s sole and exclusive remedy for a default or breach of this Lease by Landlord shall be any or all of the following:  an action for direct damages,  enforcement of this Lease, or  an action for injunctive relief, Tenant hereby waiving and agreeing that Tenant shall have no offset rights (except as expressly set forth in this Lease) or rights to terminate this Lease on account of any breach or default by Landlord under this Lease (nothing in this sentence shall affect or impair any right of Tenant to terminate this Lease that is expressly provided for in this Lease nor to, and shall not, limit any right that Tenant might
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otherwise have to any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord, nor shall the provisions of this paragraph affect or impair any express right of Tenant to abate Rent set forth in this Lease.
27.20Recording. Concurrently with the execution and delivery of this Lease, Landlord and Tenant shall execute a memorandum or short form of lease in the form attached hereto as Exhibit D. Tenant is authorized to record, at Tenant’s sole expense, such executed short form or memorandum of lease in the public records of the county in which the Premises are located.
27.21Landlord Lien Subordination. Notwithstanding anything in this Lease to the contrary, Landlord agrees to subordinate any and all of its Landlord’s Liens (as defined below) to the liens granted by Tenant to any unaffiliated, third party lender that provides a loan to Tenant by executing and delivering to Tenant a subordination and access agreement in favor of any lender of Tenant, in substantially the form attached as Exhibit E, or in such other form as may be reasonably acceptable to both Landlord and Tenant's lender. The term “Landlord’s Liens” means any contractual or statutory lien rights, and any other rights, that Landlord now possesses, or may by virtue of any law subsequently acquire, to seize, hold, distrain, levy on, take possession of, sell, or otherwise interfere with any or all chattels, new or used, that are owned, or may subsequently be acquired by Tenant.
27.22Guaranty. Concurrently with Tenant’s execution and delivery of this Lease, Asbury Automotive Group L.L.C., a Delaware limited liability company (“Guarantor”) shall execute and deliver to Landlord a guaranty in the form attached hereto as Exhibit F (“Guaranty”).
27.23Notices. During the Term of the Lease, Landlord will provide to Tenant, promptly upon receipt thereof, copies of any and all material notices received by Landlord after the Effective Date and relating to the physical condition of the Premises (including, without limitation, notices relating to violations or alleged violations of Laws, proposed or threatened proceedings to change zoning classification or land use plan, or issues involving Regulated Substances).
[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

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Landlord and Tenant have duly executed this Lease as of the Effective Date.

TENANT:

______________________________,
a Delaware limited liability company

By:___________________________
Name
Title:

LANDLORD:
(Add Signature Block)

Exhibits*:
A - Premises
B - Existing Encumbrances
C - Form of Subordination, Non-Disturbance, and Attornment Agreement
D - Form of Memorandum of Lease
E - Form of Landlord Lien Subordination Agreement
F - Form of Guaranty
G - Purchase Option
H - Other Leases

*Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and Asbury Automotive Group, Inc. hereby agrees to provide an unredacted copy of any omitted exhibit to the Securities and Exchange Commission upon request.

LEASE WITH PURCHASE OPTION
BY AND BETWEEN
_________________________
AS LANDLORD
AND
________________________
AS TENANT

INDEX TO
LEASE PROVISIONS

DEFINITIONS

Additional Rent	4
Affiliate	9
Agreement	1
Alteration	10
Alterations	10
Asbury Party	17
Base Rent	4
Buildings	1
Business Days	34
Condemnation	20
Condemnation Costs	21
Condemnation Termination Date	21
control	9
County	1
Directly Related Leases	1
Early Termination Fee	22
Effective Date	1
Environmental Laws	30
Escrow Charges	27
Event of Default	22
Executive Order	36
Existing Encumbrances	6
Fee Mortgage	9
Fee Mortgagee	9
Force Majeure	35
Foreclosure Purchaser	5
Guarantor	38
Guaranty	38
Impositions	26
Improvements	1
Initial Term	2
Insurance Proceeds	5
Insurance Requirements	10
Insurance Trustee	17
Land	1
Landlord	1
Landlord Parties	32
Late Fee	5
Laws	14
Lease	1
4

Lease Year	3
Mandatory Cure Matters	4
Monetary Obligations	6
Net Award	21
Net Present Value	24
Note	22
Notice of Intention	21
OFAC	36
Other Lease Default	23
Other Leases	3
Past Due Rate	5
Permitted New Title Exceptions	4
Permitted Transfer	8
Permitted Use	6
Permitted Violations	14
Premises	1
Premises Closing	1
Premises Closing Date	1
Premises Permitted Exceptions	3
Premises Purchase Price	1
Present Value	22
Prohibited Use	6
Purchase Option	1
Purchase Option Exercise Notice	1
Regulated Substance(s)	31
Remainder Term	22
Removable Property and Equipment	11
Renewal Option	2
Renewal Term	2
Rent	5
Shortfall	16
Significant Event of Default	2
SNDA	29
Sole Discretion Alterations	10
Tenant	1
Tenant Environmental Event	31
Tenant’s Renewal Notice	2
Term	3
Title Company	1
Title Policy	2
Work	15
5

LEASE WITH PURCHASE OPTION
THIS LEASE WITH PURCHASE OPTION (hereinafter sometimes referred to as this “Lease” or this “Agreement”), as of the _____ day of _______, 2020 (the “Effective Date”), by and between __________________, a Texas [limited partnership][limited liability company], having its principal place of business at 2021 McKinney, Suite 420, Dallas, Texas 75201, Attention: President (hereinafter referred to as “Landlord”), and ________________, a Delaware limited liability company, whose address is c/o Asbury Automotive Group, Inc., 2905 Premiere Pkwy., Suite 300, Duluth, Georgia 30097, Attention: Senior Vice President and General Counsel (hereinafter referred to as “Tenant”).
WITNESSETH THAT:
NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, of $10.00 in hand paid by Tenant to Landlord, and of other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged by both Landlord and Tenant, Landlord and Tenant hereby agree as follows:
Article XXVIII.
Incorporation of Preambles – Certain Definitions

The foregoing preambles are hereby incorporated into this Lease as a part hereof by this reference thereto.
Article XXIX.
Lease of Premises

Landlord, for and in consideration of the rent to be paid and of the covenants and agreements herein contained to be kept and performed by Tenant, does hereby exclusively lease and demise to Tenant, and Tenant does hereby exclusively lease from Landlord, the real property being located in the City of _____________, ____________ County (the “County”), Texas described in Exhibit A (the “Land”) including all improvements now or hereafter located thereon (together with all buildings, fixtures and accessory improvements now or hereafter thereon, including all roadway, loading docks, driveways, parking areas, landscaped areas and signage now or hereafter located thereon are collectively hereinafter referred to as the “Improvements;” the Improvements include each of the buildings located on the Premises from time to time, as constructed or modified in accordance with this Lease, and such buildings are herein collectively called the “Buildings;” reference to the term “Building” is a reference to any one of the Buildings) together with all easements, rights, privileges and amenities otherwise appurtenant to such real property (the Land and Improvements are herein collectively called the “Premises”).

6

Article XXX.
Term and Extensions; Condition of Premises

30.1Initial Term. The initial term (the “Initial Term”) of this Lease shall commence on the Effective Date and shall extend to and expire on the last day of the one hundred twentieth (120th) calendar month following the calendar month in which the Effective Date occurs, unless extended in accordance with Section 3.2 or sooner terminated in accordance herewith; provided, however, if the Effective Date is the first day of a calendar month, then the Initial Term shall extend to and expire on the day immediately preceding the tenth (10th) anniversary of the Effective Date.
30.2Renewal Option. Subject to the terms and conditions of this Section 3.2, Landlord agrees that as long as  this Lease is then in full force and effect at the expiration of the Initial Term,  no Significant Event of Default exists at either the date of delivery of the Tenant’s Renewal Notice or the commencement of the Renewal Term,  each of the tenants under the Other Leases is entitled to and does concurrently exercise the renewal option under each of the Other Leases, and Tenant has not exercised the Purchase Option hereunder, and none of the tenants under any of the Other Leases has exercised the purchase option contained in any of the Other Leases, then Tenant shall have one (1) option (the “Renewal Option”) to renew the Term of this Lease for period of ten (10) years (the “Renewal Term”). As used herein, "Significant Event of Default" means (i) an Event of Default for failure to pay any Monetary Obligations and (ii) any other Event of Default where Landlord has elected to terminate this Lease or to terminate Tenant's right of possession. Tenant shall exercise the Renewal Option by delivering written notice (“Tenant’s Renewal Notice”) of such election to Landlord. Tenant’s Renewal Notice must be provided no later than the ninetieth (90th) day prior to the fifth (5th) anniversary of the Effective Date. The Renewal Term of this Lease shall be upon the same terms and conditions of this Lease as it may have been amended, except that:
(a)Tenant shall have no option to renew the Term of this Lease beyond the expiration of the Renewal Term,
(b) the Premises will be provided in their then-existing “as is” condition, and
(c) Base Rent during the Renewal Term shall be as set forth in Section 4.1 below.
For clarity, Tenant’s right to exercise the Renewal Option hereunder is contingent and conditioned upon (a) each of the tenants under the Other Leases being entitled to exercise, and concurrently exercising, the renewal option under each of the Other Leases, and (b) Tenant not having exercised the Purchase Option hereunder and none of the tenants under any of the Other Leases having exercised the purchase option set forth in any of the Other Leases.
Upon exercise of the Renewal Option, the Purchase Option shall be void and of no further force and effect.
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The word “Term” as used herein shall mean the Initial Term, but upon the exercise of the Renewal Option shall also include the Renewal Term.
The term “Other Leases” as used herein means and refers to the leases described on Exhibit H attached hereto but excluding therefrom each of such leases described on Exhibit H attached hereto that, at the time in question, has been terminated (i) by reason of the operation of the provisions therein governing condemnation, if any, or (ii) by the landlord under such lease following a tenant default pursuant to terms of such lease.
30.3Lease Year. The term “Lease Year” means (a) the period commencing on the Effective Date and terminating on the last day of the twelfth (12th) full calendar month following the calendar month in which the Effective Date occurs (unless the Effective Date is the first day of a calendar month, in which case the first Lease Year shall commence on the Effective Date and terminate on the day immediately preceding the first anniversary of the Effective Date), and (b) thereafter, each successive one year period with the commencement date of each such period being an annual anniversary date of the day following the end of the first Lease Year, except that the last Lease Year during the Term shall terminate on the date that this Lease expires or is earlier terminated.
30.4Purchase Option. Tenant shall have the right and option to purchase the Premises on the terms and subject to the conditions and other provisions set forth in Exhibit G attached hereto.
30.5Condition of Premises. LANDLORD LEASES TO TENANT AND TENANT TAKES AND WILL TAKE THE PREMISES “AS IS,” “WHERE IS” AND “WITH ALL FAULTS”. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) AND THE LANDLORD’S OFFICERS, EMPLOYEES, MEMBERS AND MANAGERS (COLLECTIVELY THE “INDEMNITEES”) HAVE NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD OR ANY OF THE INDEMNITEES BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PART OF THE PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO:  ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE;  THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN;  THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT;  LANDLORD’S TITLE THERETO;  VALUE;  COMPLIANCE WITH SPECIFICATIONS;  LOCATION;  USE;  CONDITION;  MERCHANTABILITY;  QUALITY;  DESCRIPTION;  DURABILITY;  OPERATION, INCOME, EXPENSES, ENTITLEMENTS OR ZONING;  THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, ENVIRONMENTAL VIOLATION, RELEASE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY; OR  COMPLIANCE OF THE PREMISES WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE PREMISES IS OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE PREMISES HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO
2

IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD AND ALL INDEMNITEES SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN NEGOTIATED, CONSTITUTE A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO THIS LEASE AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD OR ANY INDEMNITEE, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.
Article XXXI.
Rent

31.1Base Rent.
(a)For Initial Term, Tenant shall pay to Landlord, without (except as expressly provided for in this Lease) abatement, offset or deduction, as base rent (“Base Rent”), commencing on the Effective Date and as monthly rent hereunder during (i) the first five Lease Years, the sum of $_______________, and (ii) on the first day of the sixth (6th) Lease Year and each subsequent Lease Year thereafter throughout the Initial Term and, if exercised, the Renewal Term, the Base Rent shall be increased by six percent (6%).
30.2Partial Month Rent. If the date upon which the Term commences shall be other than the first day of a calendar month, or if the date upon which the Term expires (or is earlier terminated) shall be other than the last day of a calendar month, as the case may be, Base Rent shall be prorated for any such month.
31.3Terms of Payment. All Rent and other payments to be made by Tenant to Landlord hereunder shall be made payable to Landlord in current legal tender of the United States of America and sent to Landlord at the address set forth in Section 22.1 below, or as otherwise directed by Landlord from time to time (upon prior written notice by Landlord to Tenant). All Base Rent shall be payable in advance, on or before the first day of each calendar month, and as stated without notice or demand.
31.4Additional Rent. Tenant shall pay and discharge, as additional rent (collectively, “Additional Rent”) the following amounts, on and subject to the terms and conditions of this Lease:  all costs of which are incurred by Tenant in connection or associated with the operation, use, occupancy, maintenance, alteration, repair or restoration of any of the Premises,  all Impositions, and  all other costs that, by the other terms of this Lease, Tenant is obligated to pay to Landlord or to others. Tenant shall pay and discharge Additional Rent when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid no later than the later to occur of  thirty (30) days after Landlord delivers such invoice to Tenant and (b) the day upon which the same becomes past due or delinquent;
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provided, that, in the case of ad valorem taxes that are not billed directly to Tenant, the same shall be paid to Landlord no later than the later to occur of (i) ten (10) Business Days after Landlord delivers an invoice therefor to Tenant, and (ii) the fifth (5th) Business Day prior to the date the same becomes delinquent.
31.5Delinquent Sums. Any Rent not paid when due by Tenant to Landlord, or any sums due and payable by Landlord to Tenant and not paid when due, shall bear interest from the fifth (5th) day following the date due until paid at a rate per annum (the “Past Due Rate”) equal to the lesser of ten percent (10%) and the maximum non-usurious rate of interest permitted by applicable Law. Further, any installment of Base Rent that is not paid within five (5) days following the date due shall entitle Landlord to charge and collect, as Additional Rent, a late fee (“Late Fee”) equal to five percent (5%) of the amount of such late installment of Base Rent. Notwithstanding the foregoing, with respect to the first late payment in any twelve (12) month period, Landlord shall provide Tenant with written notice of such failure to pay and if such failure to pay is remedied by Tenant within five (5) days following such notice, then no interest charge or Late Fee shall be assessed with regard thereto.
31.6Rent. The term “Rent” shall mean all amounts due as Base Rent and Additional Rent.
Article XXXII.
Net Lease

It is the purpose and intent of Landlord and Tenant that, except as expressly provided for in this Lease, the Rent hereinabove provided to be paid to Landlord by Tenant be absolutely net to Landlord so that this Lease shall yield net to Landlord the Rent as hereinabove provided, to be paid during the Term, including without limitation Tenant’s obligation to pay all Impositions, and replacement, repair, and maintenance. Nothing herein contained, however, shall be deemed to require Tenant to pay or discharge any of the following: debt service or fees, costs, expenses or other charges due and owing or paid by Landlord with regard to any loans made to Landlord (except nothing in this clause shall affect or impair Tenant’s obligation to pay Impositions), or the costs and expenses incurred by Landlord in connection with any sale of the Premises or an interest therein. Tenant acknowledges and agrees that this is an absolute net lease and all Rent shall be paid by Tenant without notice (except for notice as expressly provided for in this Lease) or demand and without (except as expressly provided for in this Lease) setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense. Except as otherwise expressly provided herein, this Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason, including the following:  any damage to or theft, loss or destruction of any of the Premises;  any casualty or Condemnation;  any action of any governmental authority;  any prohibition, limitation, interruption, cessation, restriction or prevention of Tenant’s use, occupancy or enjoyment of the Premises;  Tenant’s acquisition of ownership of any of the Premises other than pursuant to an express provision of this Lease;  any failure of the Premises to comply with any Laws;  any latent or other defect in any of the Premises;  any interference with Tenant’s use of the Premises by parties other than Landlord;  any eviction by paramount title or otherwise;  the bankruptcy,
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insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up of, or other proceeding affecting Landlord;  the exercise of any remedy, including foreclosure, under any Mortgage;  construction or renovation of the Premises;  market or economic changes; or  any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding. The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Rent and other charges due and payable under this Lease (collectively, “Monetary Obligations”) shall continue to be payable in all events, and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. All Rent payable by Tenant hereunder shall constitute “rent” for all purposes, including Section 502(b)(6) of the Bankruptcy Code. Except as otherwise expressly provided herein, Tenant shall have no right and hereby waives all rights which it may have under any Law to quit, terminate or surrender this Lease or any of the Premises, or to any set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of any Monetary Obligations.
Article XXXIII.
Use

The Premises shall be occupied and used by Tenant for the operation of a retail automotive dealership, and any and all related, ancillary, or complementary purposes, including, without limitation, the display, sale, storage, and service of new and used automotive vehicles, and any other lawful uses (the “Permitted Use”). In no event shall Tenant use or occupy or permit any of the Premises to be used or occupied, nor do or permit anything to be done in or on any of the Premises, in a manner which constitutes a Prohibited Use (as defined below) or which  violates any Law;  makes void or voidable or causes any insurer to cancel any insurance required by this Lease, or makes it difficult or impossible to obtain any such insurance at commercially reasonable rates;  constitutes a nuisance or physical waste; or  violates, or not be permitted pursuant to, any document or instrument that was, as of the day prior to the Effective Date, filed in the Real Property Records of the County and actually affects title to the Premises, as listed on the attached Exhibit B (the “Existing Encumbrances”). Without Tenant’s prior written consent, which consent shall be in Tenant’s sole and absolute discretion, Landlord will not enter into or amend any reciprocal easement agreements, development agreements, operating agreements, maintenance agreements or other instruments (including, without limitation, any Existing Encumbrances) affecting the use, occupancy, benefits or burdens pertaining to the Premises or any portion thereof if the effect thereof could reasonably be expected to (i) materially and adversely impact Tenant’s use of or access to the Premises or Tenant’s rights under this Lease, or (ii) materially increase Tenant’s costs, expenses, or other obligations or result in the imposition of any material cost, expense, or obligation of Tenant. Landlord makes no representation or warranty that the Premises is adequate for use for the Permitted Use or that the Premises may be lawfully used for the Permitted Use. Landlord acknowledges and agrees that, so long as Tenant continues to pay Rent and otherwise comply with its obligations under this Lease, (A) Tenant shall not be required to operate its business upon the Premises (continuously or otherwise), and (B) Tenant’s abandonment or vacation of the Premises shall not, by itself, be deemed a breach or Event of Default under this Lease.
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The term “Prohibited Use” shall mean any one or more of the following:
(1)any fire, explosion or other damaging or dangerous hazard, including the storage, display or sale of explosives or fireworks;
(2)any mobile home park, trailer court, labor camp, junk yard, stock yard or animal raising;
(3)any noise or sound that is objectionable due to intermittence, beat, frequency, shrillness or loudness;
(4)any veterinary hospital, mortuary, funeral home or similar service establishment;
(5)any entertainment, recreation or amusement use, whether directed to children or adults; such prohibited uses shall include, without limitation, any one or more of the following: skating rink, gun range, shooting gallery, bowling alley, teenage discotheque, discotheque, dance hall, video game parlor, pool room, massage parlor, off-track betting facility, casino, card club, bingo parlor, facility containing gaming equipment, arcade games, amusement gallery, rides, video or redemption games, play for fun casino games, golf simulations, rodeo simulations, other sport simulations and carnival activities;
(6)any fire sale, flea market, bankruptcy sale or auction operation (excluding an automobile auction operation);
(7)any bar or tavern serving alcoholic drink for on-premises or immediate off-premises consumption, or any restaurant or other establishment whose annual gross revenues from the sale of alcoholic beverages for on or off-premises consumption exceeds fifty percent (50%) of the gross revenues of such business;
(8)an business primarily used as a storage warehouse operation or any assembling, manufacturing, distilling, refining, smelting, agricultural or mining operation or for any other industrial use
(9)any central laundry, dry cleaning operation or laundromat;
(10)any church, synagogue, mosque or other place of worship;
(11)any hotel, motel or other lodging facility;
(12)any facility for the sale of paraphernalia for use with illicit drugs;
(13)any adult bookstore or adult theatre or similar facility primarily selling or displaying pornographic material;
(14)government, embassies, or consular offices;
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(15)health care facilities primarily devoted to the care of the indigent, free medical clinics, abortion clinics or offices primarily devoted to abortion counseling or services;
(16)any veterinary hospital;
(17) a “flea” market; pawn shop; junk yard;
(18) day care or child care facility; nursing home or other facility devoted to the care of the elderly;
(19) Any facility operated primarily for the storage, use or disposal, whether temporary or permanent, of any Regulated Substance; provided, that, in no event shall the use prohibited by this clause be deemed or interpreted to restrict or prohibit the use of the Premises for the operation of a retail automotive dealership (or uses related, ancillary, or complementary thereto, including service of new and used automotive vehicles).
Article XXXIV.
NO Subletting and Assignment

34.1No Subletting and Assignment. Tenant may not at any time assign this Lease in whole or in part or sublet all or any part of the Premises for occupancy without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, that, without the need of prior consent thereto by Landlord (but subject to not less than ten (10) Business Days prior written notice to Landlord, unless, and to the extent that, any such prior notice to Landlord is prohibited by applicable law or a binding nondisclosure agreement), the named “Tenant” herein shall have the right to consummate a Permitted Transfer so long as no Event of Default exists. As used herein, the term “Permitted Transfer” means and includes any assignment of this Lease or sublease (a) to an Affiliate of Tenant, or (b) in connection with (i) a merger or other business consolidation of Tenant with another entity, (ii) the conveyance by Tenant, in a single transaction or a series of related transactions, of all or substantially all of Tenant’s assets, or (iii) the conveyance, in a single transaction or a series of related transactions, of a controlling interest in Tenant or any direct or indirect parent of Tenant. No assignment hereof by Tenant, whether made with Landlord's consent or made in a manner that does not require Landlord's consent, shall release or relieve Tenant from any of the obligations, duties or covenants of the "tenant" under this Lease. No assignment hereof shall be effective as against Landlord unless and until written notice thereof has been provided to Landlord, which notice must contain the name and address of the assignee.
No assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder, and no assignment or subletting shall release or relieve Guarantor from any obligations under the Guaranty. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of
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its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the Tenant and proposed assignee or subtenant. Any assignment or sublease shall be expressly subject to the terms and conditions of this Lease.
        Subject to the Permitted Transfer provisions above, if Tenant is a corporation, limited liability company, partnership or other entity that is not publicly traded on a recognized national stock exchange, any transaction or series of related transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization, any withdrawal or admission of a partner or change in a partner’s interest, or any issuance, sale, gift, transfer or redemption of any capital stock of or ownership interest in such entity, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, shall be deemed to be an assignment of this Lease. The term “control” as used in this paragraph means (a) the power to directly or indirectly direct or cause the direction of the management or policies of Tenant and (b) any transfer that results in more than 49% of the ownership interests in Tenant as of the Effective Date being vested in any person or entity that does not, as of the Effective Date, own, directly or indirectly, interests in Tenant. The term “Affiliate” means any person or entity that, directly or indirectly controls, is controlled by, or is under common control with, Tenant. Notwithstanding anything in this paragraph or elsewhere in this Lease to the contrary, in no event shall any of the following transactions be deemed to constitute an assignment of this Lease requiring Landlord’s consent: (i) the trading of stock through a national or regional stock exchange in Tenant or in any Affiliate of Tenant; (ii) transactions among Tenant and its Affiliates; or (iii) the public offering or private placement of any or all of the stock in Tenant or in any Affiliate of Tenant.
34.2Assignment by Landlord; Landlord’s Right to Mortgage. Landlord shall have the right to transfer all or any part of Landlord’s interest in the Lease and the Premises without the consent or approval of Tenant, which transfer shall work an absolute release of Landlord’s liabilities and obligations hereunder arising after the date of such assignment provided that the assignee assumes all obligations of Landlord hereunder arising after the date of such assignment. No transfer by Landlord of any interests in this Lease shall be affective or against Tenant unless and until written notice thereof is actually received by Tenant, which notice must contain the name and address of the successor landlord and a copy of the executed assignment of this Lease. Subject to Article XXIII below, Landlord shall have the right to mortgage or grant deed of trust liens against Landlord’s interest in the Premises (each, a “Fee Mortgage,” and the holder of a Fee Mortgage herein called a “Fee Mortgagee”).
34.3No Right to Mortgage. Tenant may not mortgage, pledge, encumber, assign or transfer collaterally its interest in this Lease without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed.

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Article XXXV.
Quiet Enjoyment

Landlord covenants and agrees with Tenant that so long as Tenant keeps and performs as and when due all of the covenants and conditions to be kept and performed by Tenant hereunder, Tenant shall, subject to the provisions hereof and all Existing Encumbrances, have quiet, undisturbed and continued possession of the Premises free from any claims by any persons claiming under, by or through Landlord.
Article XXXVI.
Alterations

36.1Tenant’s Alterations. Tenant may, from time to time, make additions, alterations, modifications, replacements and changes to the Improvements and other portions of the Premises (collectively, “Alterations”), subject to Landlord's approval, which (A) shall not be unreasonably withheld, conditioned, or delayed in the case of any Alteration that is not Sole Discretion Alteration; and (B) may, in the case of any Sole Discretion Alteration, be granted or withheld in Landlord’s sole and absolute discretion; provided that Landlord's approval shall not be required for any Alterations so long as such Alterations  do not affect the structural elements of any portion of the roof, foundation, floor slab or load-bearing or exterior walls of any Building, (b) do not require a building permit, (c) do not include demolition of any Building, and (d) when completed do not result in a diminution of the market value of the Premises or the utility or functionality of any Building. As used herein, the term “Sole Discretion Alterations” means (i) any Alteration that materially and adversely affects the structural elements of any portion of the roof, foundation, floor slab or load bearing walls of any Building, (ii) includes demolition of any Building or (iii) when completed would result in a diminution of the market value of the Premises or the utility or functionality of any Building; provided, that Alterations required by any automobile manufacturer with whom Tenant has a franchise agreement to operate at the Premises shall not be considered Sole Discretion Alterations. For purposes hereof, the term “Alterations” shall not be deemed to include the installation, relocation, reconfiguration or replacement of any movable trade equipment notwithstanding that the same may be anchored to a Building. Tenant shall not do, or permit others under its control to do, any work on the Premises related to Alterations unless Tenant shall have first procured and paid, or caused to be procured and paid, all requisite municipal and other governmental permits and authorizations. All Alterations shall comply with all requirements of all insurers that, at the time in question, are insuring the Improvements under property damage insurance policies (collectively, “Insurance Requirements”) and with Laws and shall be constructed in a good and workmanlike manner using good grades of materials. If by the provisions above in this paragraph Landlord’s consent is required for an Alteration, Tenant shall submit the proposed plans and specifications therefor to Landlord for review prior to commencement of such Alteration. Landlord shall have ten (10) Business Days in which to review and approve the same. If Landlord fails to provide its approval or disapproval of any submitted plans and specifications within said ten (10) Business Day period and such failure is not cured within five (5) Business Days after a second written request from Tenant (conspicuously marked “SECOND NOTICE – FAILURE TO RESPOND WITHIN 5 BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL”), then the
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same shall be deemed approved by Landlord. Landlord’s right to review plans and specifications shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with Laws or Insurance Requirements. Landlord may post or give notices of non-responsibility in compliance with applicable law. Tenant shall deliver to Landlord a diskette on which Tenant has recorded in the most recent version of AutoCAD or compatible format (or such other format then in common use by commercial architects) the “as-built” drawings for all Alterations (which, in any single instance, cost $50,000.00 or more, and actually affect the structural elements or mechanical, electrical and plumbing facilities) that Tenant made subsequent to its previous submission of drawings to Landlord in accordance with the terms hereof. Other than Alterations made by Tenant requiring Landlord’s approval and that with respect to which Tenant failed to obtain Landlord’s approval, Tenant shall not be required to remove any of the Improvements or any Alterations. Subject to the foregoing, and except as otherwise provided herein, at the expiration of the Term, Tenant shall deliver the Premises to Landlord in good condition and repair, subject to ordinary wear and tear, subject to the following:  ordinary wear and tear, and  casualty and Condemnation damage that, by the other provisions of this Lease, Tenant is not obligated to repair. Upon the termination of this Lease, such Improvements (including all Alterations but excluding the Removable Property and Equipment) that are not already the property of Landlord shall become the property of Landlord.
36.2Method of Alterations. All Alterations made by Tenant shall be done in a good and workmanlike manner without impairing the structural soundness of the Premises. All such work shall be performed in accordance with all applicable Laws. Before commencing any work costing in excess of $50,000.00, Tenant shall obtain (or cause its general contractor to obtain) workers’ compensation (if required by Law) and employees liability insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord and/or Tenant, and builder’s risk insurance insuring damage resulting to the Improvements (and the work itself). A certificate of insurance or copy of said policy shall be delivered to Landlord upon written request. Tenant shall procure and pay for all permits, licenses and authorizations required in connection with any such alteration, addition or improvement, and, at no cost or expense to Landlord, Landlord agrees to cooperate with Tenant, at Tenant’s expense, in procuring such permits, licenses and authorizations if such cooperation is reasonably determined by Tenant to be necessary.
Article XXXVII.
Removable Property and Equipment

37.1Removable Property and Equipment. As used herein, the term “Removable Property and Equipment” means and includes all personal property, furniture, furnishings, computer equipment, vehicles, movable trade equipment (i.e., equipment that can be removed without material injury to the Building). For clarity, none of the following shall constitute Removable Property and Equipment: heating, ventilation and air conditioning systems providing HVAC services to the Buildings; plumbing equipment providing water and sanitary sewer service to the Buildings; lighting permanently installed in the Buildings; flooring in the Buildings; and in-ground lifts within the Premises. Tenant shall have the right at any time during the Term to remove any or all of the Removable Property and Equipment. Tenant shall be
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obligated to remove and dispose of the following, but only to the extent installed or brought on the Premises by Tenant on or after the Effective Date:  all drums, reservoirs and storage containers,  all above ground and underground storage tanks within or on any portion of the Premises; provided, that Tenant shall not by the provisions of this paragraph be obligated to remove from Premises any above ground or underground storage tanks installed by Tenant or after the Effective Date that replace any tank on or in the Premises as of the Effective Date, and  other used property, such as oil filters, chemicals, oil, tires, junk batteries, spare parts, and cleaning fluids. Tenant shall conduct such removal and disposal in full compliance with all applicable Laws, including Environmental Laws. If Tenant fails to so remove and dispose of such items prior to the expiration of the Term, Landlord may do so at Tenant’s expense and Tenant agrees to sign any manifests or other records required by any Environmental Laws or any government authority with appropriate jurisdiction, for such disposal. Tenant shall also have the right to remove all signage reflecting Tenant’s name or corporate logo (and that of any sublessee). If the Premises are damaged by the removal of any items, Tenant shall repair such damage and restore the condition of the Premises to at least the condition that existed before removal of any items (the obligations of Tenant under this sentence to expressly survive the expiration of this Lease).
37.2Title at Termination. Any Removable Property and Equipment that Tenant does not remove in accordance with this Lease following the expiration or sooner termination of this Lease, and any other property of Tenant, that Tenant has not elected to remove pursuant to Section 10.1 (or is not required to be removed pursuant to the terms thereof), at the expiration or earlier termination of this Lease, shall become and remain the property of Landlord, free and clear of any claim or interest whatsoever including, without limitation, any claim or interest of Tenant or anyone claiming thereunder. Notwithstanding any provision herein to the contrary, any underground storage tanks that were installed by Tenant on or after the Effective Date and that are, or may become subject to any Environmental Laws, shall not become the property of Landlord.
Article XXXVIII.
Lien or Encumbrance

38.1No Liens. Tenant will pay or cause to be paid all charges for all work done, including without limitation all labor and materials for all repairs, alterations, and additions, to or upon the Premises during the Term of this Lease and will not suffer or permit any mechanic’s, materialman’s, or similar liens for labor or materials furnished to the Premises during the Term of this Lease or any extensions hereof to be filed against the Premises; and if any such lien shall be filed, Tenant will either pay the same or procure the discharge thereof by giving security or in such other manner as may be required or permitted by Law within ten (10) Business Days after such filing or within such shorter time period as may be required by Law. Tenant shall indemnify and defend Landlord against, and save Landlord harmless from, any and all loss, damage, claims, liabilities, judgments, interest, costs, expenses, and attorneys’ fees arising out of the filing or contesting of any such lien.
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NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE PREMISES. LANDLORD MAY AT ANY TIME, AND AT LANDLORD’S REQUEST TENANT SHALL PROMPTLY, POST ANY NOTICES ON THE PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD. ADDITIONALLY, LANDLORD SHALL HAVE THE RIGHT TO RECORD A NOTICE OF NON-RESPONSIBILITY (OR SUCH OTHER SIMILAR DOCUMENT) IN THE OFFICIAL RECORDS OF THE COUNTY WHERE THE PREMISES is LOCATED, REGARDING LANDLORD’S NON-LIABILITY FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE PREMISES THROUGH OR UNDER TENANT.
38.2No Consent to Work, Lien or Encumbrance. Nothing contained herein shall constitute any consent or request by Landlord, express or implied, to or for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises nor as giving Tenant any right, power, or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord or the Premises in respect thereto. Nothing in this Lease shall be construed as empowering Tenant to encumber or cause to be encumbered the title or interest of Landlord in the Premises in any manner whatsoever.
Article XXXIX.
Repairs and Maintenance

39.1Duty to Repair. During the Term, Tenant shall keep the Premises in good condition and repair, subject to ordinary wear and tear. Tenant shall have no obligation under this Article XII to repair the Premises if the Premises are damaged by reason of Condemnation, and this Lease is terminated as permitted in Article XVII below. All repairs made by Tenant shall be made in a good and workmanlike manner and made in accordance with applicable Laws. Without limiting the generality of the foregoing, Tenant, at its own expense, will maintain all parts of the Premises in good repair, appearance and condition in accordance with all Laws and will make all structural and nonstructural, foreseen and unforeseen and ordinary and extraordinary changes and repairs which may be required to keep all parts of the Premises in good repair and condition (including all painting, glass, utilities, conduits, fixtures and equipment, foundation, roof, exterior walls, heating and air conditioning systems, wiring, plumbing, sprinkler systems and other utilities, and all paving, sidewalks, roads, loading docks, driveways, signs, parking areas, curbs and gutters and fences). Tenant, at its own expense, will retain an independent consultant reasonably approved by Landlord to conduct annual inspections of the roof and the heating and air conditioning systems of the Premises and to provide Tenant and Landlord with a written report of its findings. Tenant shall promptly cause a licensed contractor to perform any recommended or necessary repairs or maintenance measures reflected
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in such report. Landlord, its contractors, subcontractors, servants, employees and agents, shall have the right to enter upon the Premises with three (3) Business Days prior notice (except in the event of an emergency, in which case no notice shall be required) to inspect same to ensure that all parts of the Premises are maintained in good repair and condition, and Tenant shall not be entitled to any abatement or reduction in rent by reason thereof.
39.2Landlord has no Obligation to Repair. Landlord shall not under any circumstances be required to furnish any services or facilities or to make any repairs, replacements or alterations of any nature or description in or to the Premises whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever in connection with this Lease, or to maintain or improve the Premises in any way. Tenant hereby waives the right to make repairs at the expense of Landlord pursuant to any Law in effect at the time of the execution of this Lease or thereafter enacted, and assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance, and management of the Premises. Landlord covenants to cooperate with Tenant, at Tenant’s expense, in processing claims with respect to matters covered by such insurance.
Article XL.
Requirements of Law; Tenant’s Rights to Contest

40.1Requirements. During the Term, Tenant shall, at its expense, comply with, or cause to be complied with, all insurance requirements imposed by insurers providing insurance to Tenant hereunder, and all current and future laws, statutes, ordinances and regulations of federal, state, county and, municipal authorities including, but not limited to, the Americans With Disabilities Act (collectively, “Laws”) applicable to the Premises or Tenant’s use and occupancy thereof, which shall impose any duty or obligation on the Premises or the owner thereof and then only to the extent the last day for mandatory compliance falls within the Term. Tenant shall have the right at Tenant’s own expense, to object to and appeal from any administrative or judicial decision requiring compliance and Landlord shall cooperate at Tenant’s expense with any such appeal and/or objection by Tenant. In the event compliance shall require improvements or alterations to the Premises during the Term and Tenant is obligated to perform the same as provided for in this Section 13.1, Tenant shall, at Tenant’s sole expense, construct such improvements in accordance with the provisions for Tenant’s alterations contained in Article IX of this Lease; provided, Landlord shall not withhold consent to any Alterations to the extent such Alterations are required by applicable Laws.
40.2Tenant’s Rights to Contest. Notwithstanding any other provision of this Lease, Tenant shall not be required to take any action to comply with any Law (such noncompliance with the terms hereof being hereinafter referred to collectively as “Permitted Violations”), so long as at the time of such contest no Event of Default exists and so long as (a) Tenant is contesting the same in good faith the existence, amount or validity thereof by appropriate proceedings which shall operate during the pendency thereof to prevent or stay:  the collection of, or other realization upon, the Permitted Violation so contested;  the sale, forfeiture or loss of any of the Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation; (b) there is no interference with the use or occupancy of any of the Premises; (c) there
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is no interference with the payment of any Rent; (d) Landlord is not subjected to any material risk of civil liability, fines or penalties, or subjected to any risk of environmental or criminal liability; and (e) there is no cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied. While any proceedings which comply with the requirements of this Section 13.2 are pending, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by Law to correct such Permitted Violation and Tenant’s contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Section 13.2 are at all times complied with, has the right to bond around, attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.
Article XLI.
Damage or Destruction

41.1Obligation to Rebuild. If, at any time during the Term, the Improvements or any part thereof shall be damaged or destroyed by fire or other casualty (including any casualty for which insurance coverage was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Tenant, at its sole cost and expense (if the Insurance proceeds are payable in connection with such damage, or destruction, but are inadequate to pay the costs of restoration, Tenant shall nonetheless be obligated to restore and repair the Improvements), and shall commence (within a reasonable time after the occurrence of such fire or other casualty, subject to allowance for the purpose of adjusting the insurance loss, unavoidable delay and time reasonably necessary to complete plans and specifications and obtain necessary building and other permits) to repair, alter, restore, replace or rebuild the same as nearly as practicable to its condition prior to such damage or destruction, subject to such changes or alterations as Tenant may elect to make in conformity with the provisions of Article IX hereof, and those which may be required by applicable Law including, without limitation, rules, regulations, codes or ordinances and shall thereafter diligently complete such repair and restoration. Notwithstanding that Tenant shall not be obligated to commence such repair, alteration, restoration, replacement or rebuilding until a reasonable time after the date of such fire or other casualty, Tenant shall promptly remove all debris and rubble caused thereby and place the Premises in a clean, safe and sightly condition. Such repair, alteration, restoration, replacement or rebuilding, including such changes and alterations as aforementioned and including temporary repairs for the protection of other property pending the completion of any thereof, are sometimes referred to in this Article XIV as the “Work”.
41.2Conduct of the Work. Except as otherwise provided in this Article XIV, the conditions under which any Work is to be performed and the method of proceeding with and performing the same shall be governed by all of the provisions of Article IX hereof.
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41.3Application of Insurance Proceeds. All proceeds of property damage insurance policies provided for in this Lease paid on account of such damage or destruction of the Improvements (sometimes referred to in this Article XIV as the “Insurance Proceeds”) shall be paid to and applied by the Insurance Trustee to the payment of the cost of the Work (for purposes hereof, the cost of the Work shall include, without limitation, construction management, design and permitting fees and costs), and shall be paid out to or for the account of Tenant from time to time as such Work progresses; provided, that if the reasonable estimate of the cost of repair and restoration is less than One Hundred Thousand and No/Dollars ($100,000.00), the Insurance Proceeds shall be paid directly to Tenant for the purpose of payment of the cost of the Work. The Insurance Trustee shall make such payments or disbursement upon the written request by Tenant when accompanied by the following:
(a)a certificate, dated not more than fifteen (15) days prior to such request, signed by Tenant or its duly authorized representative setting forth that:
(i)the sum then requested either has been paid by Tenant or is justly due to contractors, subcontractors, materialmen, architects or other persons who have rendered services or furnished materials in connection with the Work (or relates to permitting, insurance or other similar costs attributable to the Work), giving a brief description of the services and materials and the several amounts so paid or due and stating that no part thereof has been made the basis of any previous or then pending request, and that, in respect to sums due to contractors, subcontractors, or materialmen, the sum requested does not, to the knowledge of Tenant, exceed the value of the services and materials described in the certificate,
(ii)except for the amount stated in such certificate to be due as aforesaid, there is no outstanding indebtedness for work performed prior to the date of such certificate known to Tenant (other than liens which are being contested in accordance with the other provisions of this Lease), the Premises or Tenant’s leasehold interest, or any part thereof, and
(iii)the cost, as estimated by Tenant, of the Work required to be done subsequent to the date of such certificate in order to complete the same, does not exceed the amount of Insurance Proceeds remaining in the hands of the Insurance Trustee after the payment of the sum so requested; and
(b)a certificate, dated not more than fifteen (15) days prior to such request, of a title or abstract company satisfactory to Landlord then doing business in the City of Dallas, covering the period from the date of such casualty (or the date of the last such certificate furnished pursuant to any of the applicable provisions of this Lease) to the date of such certificate, setting forth all liens and encumbrances, if any, of record and reflecting that there are mechanic’s or materialmen’s liens of record of any kind on the Premises except those permitted by the terms of this Lease and except such as will be discharged by payment of the amount then requested.
Upon compliance with the foregoing provisions of this Section 14.3, the Insurance Trustee shall, out of the Insurance Proceeds, pay or cause to be paid to Tenant or to the persons named in the certificate the respective amounts stated therein to have been paid by Tenant or to
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be due to them, as the case may be. All sums so paid to Tenant and any other Insurance Proceeds received or collected by or for the account of Tenant (other than by way of reimbursement to Tenant for sums theretofore paid by Tenant) shall be held by Tenant in trust for the purpose of paying the cost of the Work.
Upon receipt by the Insurance Trustee of evidence satisfactory to it of the character required by subsections (a) and (b) of this Section 14.3 that the Work has been completed and paid for in full and there are no liens of the character referred to therein, and if no Event of Default has occurred and is then-continuing, the Insurance Trustee shall pay any remaining balance of the Insurance Proceeds to the Tenant.
If the Insurance Proceeds received by the Insurance Trustee shall be insufficient to pay the entire cost of the Work, Tenant shall be responsible for and pay the amount of any such deficiency (the “Shortfall”), and shall first apply the Shortfall to the payment of the cost of the Work before calling upon the Insurance Trustee for the disbursement of the Insurance Proceeds held by the Insurance Trustee.
Under no circumstance shall Landlord be obligated to make any payment, disbursement or contribution towards the cost of the Work. No Fee Mortgagee or any other creditor of Landlord shall be entitled to receive any Insurance Proceeds hereof, and in the event any such mortgagee or creditor shall receive any such Insurance Proceeds, Landlord shall cause the same to be delivered to the Insurance Trustee. At the request of Tenant, such Insurance Proceeds may be invested by the Insurance Trustee, for the account of Tenant, pursuant to instructions reasonably acceptable to Landlord and Tenant.
41.441No Abatement of Rent. In no event shall Tenant be entitled to any abatement, allowance, reduction or suspension of rent because part or all of the Improvements shall be untenantable owing to the partial or total destruction thereof; and notwithstanding anything herein to the contrary, no such damage or destruction shall relieve Tenant in any way from its obligation to pay the Base Rent and Additional Rent and other payments herein reserved or required to be paid, nor release Tenant of or from any obligation imposed upon Tenant under this Lease.
Article XLII.
Insurance

42.1Property Insurance. Tenant shall, throughout the Term, at Tenant’s sole cost and expense, provide and keep in force for the benefit of Landlord and Tenant insurance against loss or destruction of, or damage or injury to, any Improvements now or hereafter erected on the Premises resulting from fire or from any casualty or hazard included in the so-called extended coverage endorsement (including plate glass insurance, increased cost of construction endorsement, sprinkler leakage, collapse and vandalism and malicious mischief, also known as “causes of loss – special”, “broad form” property damage insurance coverage). The self-insured retention under each of said policies shall not be an amount greater than (a) $100,000.000 or (b) if and only for long as the Tenant is an Asbury Party, $5,000,000.00, provided there shall be no limits on deductibles. Such insurance policies may exclude foundations, excavation and the
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usual items customarily excluded in such insurance policies. As used herein, the term “Asbury Party” means the Tenant named herein, any other entity that is controlled by, controls, or is under common control with Guarantor, or any entity that is controlled by, controls, or is under common control with an entity into which Guarantor is merged.
Any policies of property insurance with respect to the Improvements only shall expressly provide that any losses thereunder shall be adjusted by Tenant and Landlord (the consent of Landlord to any proposed adjustment shall not be unreasonably withheld, conditioned or delayed). Notwithstanding any provision hereof to the contrary, all property insurance with regard to the Removable Property and Equipment shall be solely in the name of Tenant (and such lenders to Tenant, as Tenant may elect), Landlord shall have no right or interests therein or in the proceeds thereof, and Tenant shall be entitled to settle and compromise all claims with regard thereto without any notice to or consent from Landlord.
Proceeds from a loss insured under any property damage insurance policy with regard to the Improvements shall be carried in the name of Landlord and Tenant, and loss thereunder shall, if in the amount of $100,000.00 or less, be paid to Tenant for application by Tenant to restoration and repair of the Improvements or, if in an amount in excess of $100,000.00, shall be payable to a bank or trust company selected by Tenant and satisfying the criteria set forth below, as insurance trustee under this Lease (herein called the “Insurance Trustee”), on behalf of the holders Landlord and Tenant, as their respective interests may appear, pursuant to a Texas Standard Mortgagee Clause, without contribution, if obtainable. If paid to Tenant, such insurance proceeds shall be held by Tenant in trust for the purpose of paying the cost of such restoration and repair (Tenant shall, however, be entitled to retain the balance of the proceeds remaining, if any, following Tenant's completion of such restoration and repair). If paid to the Insurance Trustee (whether paid to it on behalf of Landlord and Tenant), such Insurance Trustee shall hold, apply and make available to Tenant the amount of such insurance proceeds so paid in the manner as is set forth in Article XIV hereof, and the Insurance Trustee may deduct from such insurance proceeds the amount of its charges for so acting and any reasonable out-of-pocket expenses incurred by it. Furthermore, upon completion of such restoration and repair, the Insurance Trustee shall remit the balance of the insurance proceeds held by it to Tenant. The Insurance Trustee shall be a national bank selected by Landlord from among the five (5) national banks then doing business in Dallas, Texas, which have the largest aggregate amount of capital and surplus. Whenever required by the provisions hereof and subject to the limitations herein contained, the Insurance Trustee shall have all of the powers granted trustees by the Texas Trust Code and shall be governed thereby. Tenant shall promptly pay all of the charges of Insurance Trustee acting hereunder for their services performed hereunder and the expenses incurred by any of such parties in connection therewith.
42.2Commercial General Liability Insurance. During the Term, at Tenant’s sole cost and expense, Tenant shall maintain in full force and effect commercial general liability insurance, for personal injury, bodily injury, death or property damage occurring on, in or about the Premises, with limits of liability of not less than $2,000,000.00 arising out of any one occurrence and $10,000,000.00 annual aggregate. Tenant shall cause such insurance policy or policies to name as additional insureds Landlord, Landlord’s property management company,
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Landlord’s asset management company and, if requested in writing by Landlord, Landlord’s mortgagee. If Tenant exercises the first (1st) Renewal Option, the amount of such insurance shall be increased as of the first (1st) day of the first (1st) Renewal Term to an amount reasonably agreed to by Landlord and Tenant as being consistent with commercial general liability insurance being provided by tenants to landlords under leases similar to this Lease, and involving facilities similar to the Improvements and that have been executed within the three (3) year period then immediately preceding; provided, however, any such changes to Tenant’s insurance requirements shall not become effective until the next annual policy renewal date.
42.3Workers’ Compensation, Employer’s Liability Insurance. Tenant shall also provide and maintain, at Tenant’s sole cost and expense throughout the Term, workers’ compensation insurance, if required by Law, with statutory limits of liability and employer’s liability insurance with limits of liability of not less than $500,000.00 in respect of any work or other operations done or performed on or about the Premises.
42.4Requirements of Policies.
(a)All policies required to be carried pursuant to this Article XV:
(i)shall be written and signed by solvent and responsible insurance companies authorized to do business in the jurisdiction wherein the Premises are located having a rating of not less than Best A-, Class XIII and having a claims paying ability rating of not less than Standard & Poor’s A;
(ii)shall contain an agreement by the insurer that such policy or policies shall not be canceled or non-renewed without at least thirty (30) days’ prior written notice to Landlord, Landlord’s mortgagee and Tenant;
(iii)may be carried under so-called blanket policies, provided that the protection afforded thereunder as to the Premises shall be not less than that which would have been afforded under separate policy or policies relating only to the Premises and provided, however, any such policy of blanket insurance shall specify therein, or Tenant shall furnish Landlord a written statement from the insurer under such policy so specifying, the amount of the total insurance allocated to the Premises, which amount shall be not less than the amount required herein and any such policy shall comply in all respects with the requirements set out in this Article;
(iv)may be carried under a combination of primary insurance and umbrella coverage; and
(v)shall be primary insurance, which will not call upon any other insurance effected or procured by Landlord for defense, contribution or payment.
(b)Tenant retains full responsibility for payment of all deductibles under each policy provided for hereunder.
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(c)Annually, Tenant will promptly furnish to Landlord and Landlord’s Fee Mortgagee (if Tenant has been provided the name and address of such mortgagee) certificates evidencing that the insurance required pursuant to this Article XV is in full force and effect.
(d)If Tenant shall fail or refuse to effect or maintain any of said insurance, which failure is not cured by Tenant within one (1) Business Day after written notice from Landlord, Landlord may, but shall have no obligation to do so, effect or maintain said insurance and the amount of money so paid, with interest at the Past Due Rate, shall be payable by Tenant to Landlord as Additional Rent, upon demand.
42.5Release, Waiver of Subrogation. Landlord and Tenant hereby release one another and their respective officers, directors, employees and agents, from liability or responsibility for any loss or damage in, about, or to the Premises or any other real and personal property (including, without limitation, loss or damage to Tenant’s personal property, or Tenant’s business or the Improvements, loss arising from any act or neglect of cotenants or other occupants of the Premises) caused by a peril which is insured or is required to be insured against under any insurance policies required by this Lease AND THIS RELEASE SHALL APPLY NOTWITHSTANDING THE FAULT OR NEGLIGENCE OF EITHER PARTY OR ANYONE FOR WHOM EITHER PARTY MAY BE RESPONSIBLE. The aforesaid policies shall recognize this release and waive all rights of subrogation by the respective property and liability insurance carriers. Nothing in this Section 15.5 shall be deemed or construed as a release by Landlord of Tenant’s obligation to obtain and maintain insurance required by this Lease.
Article XLIII.
Indemnification of Landlord

Tenant will defend, indemnify, and hold harmless Landlord from and against any and all liabilities, claims, losses, damages, actions, judgments, costs, and expenses (including without limitation attorneys’ fees and expenses) of every kind imposed upon or asserted by third parties against Landlord or Landlord’s title in the Premises arising by reason of or in connection with  any accident, injury to or death of persons, or loss of or damage to property occurring on or about the Premises or adjoining public passageways during the Term, (b) any breach of this Lease by Tenant, and (c) a claim by any employee, agent, invitee, contractor of Tenant or any other third party arising out of, directly or indirectly, the use or occupancy of the Premises; IT BEING INTENDED THAT TENANT’S INDEMNIFICATION OBLIGATIONS EXTEND TO AND COVER CLAIMS IN WHICH LANDLORD IS ALLEGED OR FOUND TO BE NEGLIGENT BUT ONLY TO THE EXTENT SUCH NEGLIGENCE IS BASED OR FOUND ON A FAILURE BY LANDLORD TO HAVE SUPERVISED OR MONITORED THE ACTIVITIES OF TENANT, ITS AGENTS, CONTRACTORS OR EMPLOYEES, IN, ON OR ABOUT THE PREMISES. If Tenant fails to undertake defense of Landlord when required to do so by this Article XVI and it becomes necessary for Landlord to defend any action seeking to impose any such liability (in so doing, Landlord shall have the right to select counsel of Landlord’s choosing), Tenant will pay Landlord all costs, expenses, and attorneys’ fees incurred by Landlord in effecting such defense, in addition to any other sums which Landlord
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may be called upon to pay by reason of the entry of judgment against Landlord in the litigation in which such claim is asserted. The indemnity obligations of Tenant under this Article XVI shall not extend to or cover any claims, liabilities, losses, damages, actions, judgments, costs or expenses suffered or incurred by Landlord which are the subject of an express indemnity obligation of Tenant in a different article or section of this Lease (i.e., Section 11.1, Section 20.1, Article XXII, and Article XXV); Tenant’s indemnification obligations with respect to claims, liabilities, losses, damages, actions, judgments, costs or expenses described in such sections of this Lease shall be governed by said article or section. The indemnification obligations of Tenant set forth in this Lease shall survive the expiration or sooner termination of this Lease with respect to acts or omissions for which Tenant is responsible and which occur during the Term.
Article XLIV.
Condemnation

44.1Authority. Each of Landlord and Tenant, promptly upon receiving notice or knowledge of the institution of or intention to institute any proceeding for condemnation or taking of the Premises or any portion thereof (each, a “Condemnation”), shall notify the other thereof. Tenant is not authorized to negotiate the amount of any award. Landlord shall have the sole authority, right and power to collect, settle and compromise the amount of any award. A sale of the Premises or any portion thereof under threat of, or in lieu of, such a taking or condemnation shall be considered a Condemnation for purposes of this Lease.
44.2Application of Award. Except as expressly provided below in this paragraph to the contrary, Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant may become entitled by reason of any taking of the Premises, or any part thereof, in or by Condemnation or other eminent domain proceedings pursuant to any Law or by reason of the temporary requisition of the use or occupancy of the Premises or any part thereof by any governmental authority, whether same shall be paid or payable in respect of Tenant’s leasehold interest hereunder or otherwise; except that, Tenant shall have the right to receive from the Net Award an amount equal to the sum of the following: the fair market value of any of the Removable Property and Equipment taken in such Condemnation; and reasonable moving expenses. To the extent of such rights, Tenant shall not be deemed to have assigned the same to Landlord, and Tenant’s rights thereto shall survive the termination of this Lease. As used herein, the term “Net Award” means the gross amount of the award paid by the condemnor in the Condemnation (whether by settlement or otherwise) less the costs and expenses incurred by Landlord (“Condemnation Costs”) in the legal proceedings arising therefrom (including, by way of example, and not limitation, costs of appraisers). The proceeds of the award shall first be applied to reimburse Landlord for Condemnation Costs, and the Net Award shall thereafter be applied in accordance with this Section 17.2.
        If this Lease is not terminated pursuant to Section 17.3 below in the event of a Condemnation, then Landlord shall deliver to Tenant, for application to the costs of restoring damage to the Premises, an amount of the Net Award that is payable to Landlord pursuant to this Lease as is necessary to reimburse Tenant for the costs and expenses incurred by Tenant in repairing or altering Improvements damaged or affected by the Condemnation.
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44.3Termination.
(a)If a Condemnation involves all or substantially all of the Premises, then this Lease shall terminate on the date upon which the condemnor takes possession of the Premises (the “Condemnation Termination Date”). As provided for in each Directly Related Lease, upon termination of this Lease pursuant to this Section 17.3(a), each Directly Related Lease shall also terminate upon the Condemnation Termination Date hereunder.
(b)If a Condemnation of less than all or substantially all of the Premises shall nevertheless affect such portion of the Premises so as to render the remainder of the Premises unsuitable for restoration for continued use and occupancy in Tenant’s business or if the amount necessary to repair or alter the Improvements damaged or affected by the Condemnation exceeds the amount of the Net Award available to Tenant for such repairs or alterations by more than $250,000.00 (and Landlord does not agree to pay such excess cost), then in either case, Tenant may, within ninety (90) days following the date upon which Tenant is notified of the institution of or intention to institute any proceeding for condemnation or taking, deliver to Landlord: (i) notice of its intention (“Notice of Intention”) to terminate this Lease, and (ii) a certificate of an authorized officer of Tenant describing the event giving rise to such termination and, if applicable, stating the basis upon which Tenant has determined that such Condemnation has rendered the Premises unsuitable for restoration for continued use and occupancy in Tenant’s business; provided, that, it shall be a condition to the exercise by Tenant of such right of termination, and to delivery of the Notice of Intention, that each tenant under each of the Directly Related Leases concurrently provides to each landlord under each of the Directly Related Leases notice of termination thereof pursuant to the provisions of Section 17.3 of each of the Directly Related Leases. If the Notice of Intention is provided at any time after [for 6113 Lemmon only: the Effective Date][for all other Critical Parcels: the fifth (5th) anniversary of the Effective Date] but prior to expiration of the Initial Term, (a) Landlord shall deliver to Tenant, within ten (10) days after receipt of the Notice of Intention, Landlord’s determination of the Early Termination Fee (as defined below), along with reasonable back-up information supporting such determination, and (b) Tenant shall pay the Early Termination Fee to Landlord within thirty (30) days after Tenant’s receipt of such determination. If the Notice of Intention is timely given and is not disputed, this Lease shall terminate on the Condemnation Termination Date. Upon payment by Tenant of all Base Rent, Additional Rent, the Early Termination Fee (if applicable), and other sums due and payable under this Lease to and including the Condemnation Termination Date, this Lease shall terminate. The Net Award shall nonetheless be applied in accordance with Section 17.2.
        As used herein, the term “Early Termination Fee”) means an amount equal to the present value (“Present Value”) of the sum of (i) Base Rent scheduled for payment through and for the Remainder Term, (ii) Landlord’s reasonable forecast of all insurance premiums that Landlord will incur to procure and maintain property damage insurance of the type, nature and in the amount that Tenant would have been obligated to provide (assuming, however, a deductible or self insured retention in the amount of $100,000.00) Landlord during the Remainder Term, and (iii) Landlord’s reasonable forecast of all Additional Rent (including Impositions) that would have become due through and during the Remainder Term, with all such sums being discounted
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to present value at the rate of six percent (6%) per annum. As used herein, the term “Remainder Term” means the remainder of the 10-year Initial Term measured from the date of termination. The obligations of Tenant to pay the Early Termination Fee shall expressly survive the termination of this Lease.
Article XLV.
Default

45.1Events of Default.
Each of the following shall be deemed a default by Tenant (“Event of Default”):
(a)Tenant’s failure to pay Rent when such becomes due as herein provided, provided, that Landlord shall have first given Tenant five (5) days’ prior written notice and opportunity to cure the same, with no cure having been made within such five (5) day period; provided, further, that Landlord shall be obligated to provide such notice with respect to a failure to pay Base Rent on no more than two (2) occasions in any Lease Year; or
(b)Tenant’s failure to perform, within thirty (30) days after written notice from Landlord, any other terms, conditions or covenants of this Lease to be observed by Tenant; provided, that, if the nature of such failure is such that it cannot reasonably be expected to be cured within such thirty (30) day period, then such thirty (30) period shall be extended for such time as is reasonably necessary to cure such failure with the exercise of diligent, continuous efforts undertaken in good faith; or
(c)A default by the makers under either of those certain promissory notes (collectively, the “Note”) dated of even date herewith executed by, jointly and severally, [insert here the names of all of the purchasers under the Asset Purchase Agreement] payable to the order of [inserts names of all of the Sellers under the Asset Purchase Agreement] in the respective original principal sums of $150,000,000.00 and $50,000,000.00 (said Note also being guaranteed by Guarantor), which default is not cured within the applicable curative period following notice, if any, set forth in the Note; or
(d)A default (an “Other Lease Default”) by the tenant has occurred under any of the Other Leases that has not been remedied by the tenant thereunder within the applicable curative period (if any) following notice (if required); or
(e)If Tenant or Guarantor shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state law or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors, or if a petition proposing the adjudication of Tenant or Guarantor as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Tenant or, as applicable, Guarantor shall consent to or acquiesce in the filing thereof or such petition shall not be discharged or denied within ninety (90) days after the filing thereof; or
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(f)If a receiver, trustee or conservator of Tenant or Guarantor, or of all or substantially all of the assets of Tenant or Guarantor, or of the Premises or Tenant’s estate therein shall be appointed in any proceeding brought by Tenant, or if any such receiver, trustee or conservator shall be appointed in any proceeding brought against Tenant or Guarantor and shall not be discharged within ninety (90) days after such appointment, or if Tenant shall consent to or acquiesce in such appointment;
45.2Landlord’s Rights Upon Tenant’s Default. In the event of any Event of Default set forth in Section 18.1, Landlord, in addition to any other rights or remedies it may have at Law or in equity, may do any one or more of the following:
(a)If an Event of Default has occurred, Landlord shall have the right, at its sole option, then or at any time thereafter, without demand upon or notice to Tenant, except as otherwise expressly provided in this Article XVIII, to do any or all of the following:
(i)Landlord may give Tenant notice of Landlord’s intention to terminate this Lease on a date specified in such notice and upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Premises to Landlord in accordance with Article IX. If Tenant does not so surrender and deliver possession of all of the Premises, Landlord may repossess any of the Premises not surrendered by summary ejectment or any other lawful means or procedure. Upon or at any time after taking possession of any of the Premises, Landlord may remove any Persons or property therefrom by lawful means. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. Notwithstanding such entry or repossession, Landlord may collect the damages set forth in Section 18.2(b).
(ii)terminate Tenant’s right of possession (but not this Lease) and may repossess the Premises without demand or notice of any kind to Tenant and without terminating this Lease in which event Landlord shall, to the extent required under applicable law, relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to make repairs, changes, alterations or additions to the Premises to make same relettable, and  if Landlord shall be unable to relet the Premises, or  if the same are relet and sufficient sums shall not be realized from such reletting (after paying: (i) the unpaid rentals due under this Lease earned, but unpaid at the time of reletting, plus interest thereon at the Past Due Rate, (ii) the cost of recovering possession, including Landlord’s attorneys’ fees, (iii) all of the costs and expenses of reletting including decorations, repairs, changes, alterations and additions by Landlord, and (iv) the expense of the collection of the Rent accruing therefrom) to satisfy the rent and all other charges provided for in this Lease to be paid by Tenant, then Tenant shall pay to Landlord, as damages, the sum equal to the amount of the Rent and other expenses payable by Tenant for such period or periods, or if the Premises has been relet, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Article from time to time upon one or more occasions without Landlord being obligated to wait until expiration of the term of this Lease. Such reletting shall not be construed as an election on the part of Landlord to terminate this Lease unless a written notice of
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such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Failure of Landlord to declare any default immediately upon occurrence thereof or delay in taking any action in connection therewith shall not waive such default but Landlord shall have the right to declare any such default at any time thereafter. Notwithstanding any such reletting, Landlord may collect the damages set forth in Section 18.2(b).
(iii)exercise any or all rights of Landlord against Guarantor under the Guaranty.
(b)The following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Section 18.2(a)(i) or Section 18.2(a)(ii):
(i)If Landlord exercises its remedy under Section 18.2(a)(i) but not its remedy under Section 18.2(a)(ii) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant’s default, all Rent accrued but unpaid through the date of termination of this Lease by Landlord.
(ii)If Landlord exercises its remedy under Section 18.2(a)(ii) but not its remedy under Section 18.2(a)(i), then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant’s default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), a sum equal to  all Rent accrued but unpaid as of the date of such notice to Tenant, plus  an amount (the “Net Present Value”) equal to the positive difference between the Base Rent to become due through the expiration of the then current Term (which, for purposes of calculating Net Present Value, Landlord may accelerate and declare due and payable), and the fair rental value of the Premises through the expiration of the then current Term, with such positive difference being discounted to present value at the rate of six percent (6%) per annum. Tenant shall also pay to Landlord all of Landlord’s out of pocket expenses in connection with the repossession of the Premises and any attempted reletting thereof, including all brokerage commissions, reasonable attorneys’ fees and hard and soft costs of Alterations needed to prepare the Premises for reletting.
(c)Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has under this Lease or at law or in equity, it being understood that the remedies set forth in this Lease are not exclusive and are cumulative in addition to any remedies that may be available at law or in equity.
(d)Landlord shall use commercially reasonable efforts to mitigate Landlord’s damages under this Lease. Tenant agrees that Landlord shall be deemed to have used commercially reasonable efforts to mitigate Landlord’s damages under this Lease by listing the Premises with a leasing agent on terms recommended by said leasing agent and advising at least one outside commercial brokerage entity of the availability of the Premises; provided, however,
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in no event shall Landlord be obligated to:  accept less than the then-current market rent for the Premises;  deviate from Landlord’s then-established guidelines for tenants, including, without limitation, use, experience, reputation, caliber and creditworthiness;  expand, contract or “fit out” the Premises for a new tenant; or  lease less than all or substantially all of the Premises. Tenant agrees that Landlord’s duty to mitigate Landlord’s damages pursuant to this Section 18.2(d) shall not commence unless and until Tenant has fully vacated and delivered the Premises free of any and all Removable Property and Equipment.
(e)No termination of this Lease, repossession or reletting of the Premises, exercise of any remedy or collection of any damages pursuant to this Article XVIII shall relieve Tenant of any Surviving Obligations.
(f)No failure of Landlord:  to insist at any time upon the strict performance of any provision of this Lease; or  to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.
(g)Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future Law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof.

Article XLVI.
Taxes and Other Liens

46.1Impositions. Landlord and Tenant shall cooperate with each other to cause the appropriate taxing authorities to deliver directly to Tenant all statements and invoices for Impositions, effective as of the Effective Date. Tenant shall pay before any fine, penalty, interest, or cost may be added thereto for the nonpayment thereof, all real estate, municipal utility district and other similar taxes, assessments, ad valorem taxes, water and sewer charges, sales tax on Rent, all gross receipts or “margin” tax assessed against Landlord with respect to, or that is attributable to, Rent, vault charges, license and permit fees, dues or assessments, general or special of any association to which the Premises is subject and other governmental levies and charges, general and special, ordinary, and extraordinary, unforeseen as well as foreseen, of any kind and nature (collectively, “Impositions”) which may be charged, assessed, levied, imposed upon or become due and payable, during the Term; provided, however, that if, by Law, any Imposition is payable or at the option of the taxpayer may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), Tenant may pay the same (and any accrued interest on the unpaid balance) in installments and shall be required to pay only such installments as may become due during the Term as the same respectively become due and before any fine,
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penalty, interest, or cost may be added thereto for nonpayment thereof. If the Term commences on a day other than January 1 or expires on a date other than December 31, Tenant shall only be liable for the Impositions accruing during the Term (such that the same shall be prorated between Landlord and Tenant for such calendar year). Tenant shall be entitled to the benefit of any abatements or reduction of any Impositions during the Term and, in all events, shall be entitled to any and all tax incentives, rebates, discounts or other similar payments or inducements which Tenant may negotiate for and receive (even though allocable to the Premises) from any governmental authority with regard to the location of Tenant’s business on the Premises or otherwise. All reductions, refunds, or rebates of Impositions applicable to the Term shall belong to Tenant.
46.2Tax on Tenant Additions. Tenant shall pay all additional taxes levied, assessed or becoming payable during the Term by reason of the improvements, alterations or additions to the Premises installed by Tenant at any time during the Term.
46.3Exceptions. Nothing in this Lease shall require Tenant to pay any inheritance, succession, capital levy, stamp, transfer or income tax of Landlord; provided, however, that if at any time under the laws of the State of Texas or any political subdivision thereof in which the Premises is located a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transfer, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for any Imposition payable by Tenant, or in lieu of additions to or increases of said Impositions payable by Tenant then said franchise, income, transfer, profit or other tax or governmental imposition shall be deemed to be included within the term “Imposition”, and Tenant shall pay and discharge such imposition in accordance with Section 19.1 in respect of the payment of Impositions, but only to the extent such franchise, income, transfer, profit or other tax or governmental imposition (a) is in substitution for any Imposition otherwise payable by Tenant, or in lieu of additions to or increases of any Imposition otherwise payable by Tenant, and (b) would be payable if the Premises were the only property of Landlord subject to such imposition.
46.4Proof of Payment. Tenant agrees to submit to Landlord official receipts evidencing payment of said Impositions at the place at which rental payments are required to be made at least ten (10) Business Days before said Impositions or other charges would otherwise become delinquent.
46.5Refunds. If Landlord shall receive a refund of any Imposition theretofore paid by Tenant pursuant to the provisions hereof, such refund, net of Landlord’s reasonable out-of-pocket costs of recovery, shall be promptly paid to Tenant.
46.6Escrow. Commencing on the first day of the sixth (6th) Lease Year, Tenant shall, each month and concurrent with the payment of Base Rent, deliver and pay to Landlord an amount equal to one-twelfth (1/12) of the annual Impositions as reasonably estimated by Landlord (the “Escrow Charges”). The amounts so paid shall be used in payment of the Escrow Charges so long as no Event of Default shall have occurred and be continuing. No amount so paid to Landlord shall be deemed to be trust funds, nor shall any sums paid bear interest. Landlord shall have no obligation to pay any Imposition if at any time the funds being held by
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Landlord for such Imposition are insufficient to make such payments. If, at any time, the funds being held by Landlord for any Imposition are exhausted, or if Landlord reasonably determines that such funds will be insufficient to pay in full any Imposition when due, Tenant shall promptly pay to Landlord, upon demand, an amount which Landlord reasonably estimates as sufficient to make up the deficiency. Upon the occurrence of an Event of Default, Landlord shall have the right, at its election, to apply any amount so held against any sums due, or to damages to which Landlord is entitled hereunder, in such order as Landlord may deem fit, and Tenant hereby grants to Landlord a lien upon and security interest in such amounts for such purpose.
46.7Protest. So long as no Event of Default exists hereunder and no event has occurred that, with the passage of time, the giving of notice, or both, could constitute an Event of Default hereunder, Tenant shall have the right to contest in the name of Tenant or, if required by applicable Law, Landlord or both, the amount or validity of any Imposition applicable to the Premises (including, without limitation, the appraised or assessed value of the Premises for purposes of ad valorem taxes) for any calendar year during the Term (excluding, however, the calendar year in which the Term is scheduled to expire, if fewer than six (6) months of such calendar year will fall within the Term). Such right to contest such Imposition is subject to, and conditioned upon compliance with, the following: (a) Tenant must do so in good faith, diligently and by appropriate proceedings, (b) no portion of the Premises or interest therein is in any material danger of being sold, forfeited or lost during the pendency of such proceedings, (c) the contest is conducted in accordance with all applicable Laws, (d) no settlement thereof may include any agreement with regard to appraised or assessed values for any year other than the calendar year being contested, (e) Tenant keeps Landlord generally apprised of the status of such contest, and (f) Tenant pays all costs and expenses thereof and reimburses Landlord for any costs or expenses incurred by Landlord with regard thereto.
Article XLVII.
Utilities

47.1Payment of Charges. Tenant shall, during the Term, pay and discharge punctually as and when the same shall become due and payable without penalty all water and sewer rents, rates, and charges, charges for removal of waste materials, and charges for water, steam heat, gas, electricity, light, and power, and other service or services furnished to the Premises or the occupants thereof during the Term and shall indemnify, defend, and hold harmless Landlord and the Premises against any and all liability to third parties on such account, such indemnification to expressly survive the termination of this Lease.
47.2Provision of Services. Landlord shall not be required to furnish any services or facilities to the Premises and shall not be liable for any failure of water supply or electric current or of any service by any utility, nor for injury or damage to person (including death) or property caused by or resulting from steam, gas, electricity, water, heat, or by rain or snow that may flow or leak from any part of the Premises or from any pipes, appliances, or plumbing works of the same or from the street or subsurface or from any other place, nor for interference with light or other incorporeal hereditaments or easements, however caused, unless due to the affirmative acts of Landlord.
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Article XLVIII.
Holding Over

If Tenant or anyone claiming under Tenant remains in possession of the Premises at the expiration of the Term, such continuing possession shall constitute a renewal of this Lease on a month to month basis on the terms herein specified, except that monthly Base Rent during such period shall be in the amount of one hundred fifty percent (150%) of the monthly rate of Base Rent for the month immediately preceding expiration of the Term. Entry upon the Premises pursuant to Section 10.1 shall not be deemed “continuing possession” for purposes of this Article XXI. Tenant shall indemnify Landlord from and against actual damages incurred by Landlord as a result of such hold over if Landlord notifies Tenant no later than thirty (30) days prior to the scheduled expiration of the Term that Landlord has executed a lease with a third party for all or part of the Premises. The increased Base Rent payable by Tenant pursuant to this Article XXI, Landlord’s right to seek recovery of immediate possession of the Premises, and Landlord’s right to enforce Tenant’s indemnification obligations set forth in the immediately preceding sentence shall constitute Landlord’s sole and exclusive remedies in the event of any holdover or continuing possession by Tenant beyond the expiration or earlier termination of this Lease.
Article XLIX.
Notice

49.1Notice Address. All notices and other communications required or permitted hereunder shall be in writing (in some instances in this Lease the words “written notice” or “notice in writing” [or words to like effect] are used and in other instances the word “notice” may be used; no inference shall be drawn therefrom as all notices must, except as expressly provided to the contrary be in writing) and given by registered or certified mail (return receipt requested and postage prepaid), by personal delivery or by a recognized overnight delivery service (such as DHL, Federal Express or UPS), and shall be determined to have been effectively given upon actual receipt or upon refusal of delivery or, if earlier and whether or not actually received,  if transmitted via a recognized overnight delivery service, one (1) business day after deposit with such recognized overnight delivery service for next business day delivery, properly addressed to the intended recipient, with delivery charges prepaid by, or billed to, the sender, or,  if mailed, three (3) Business Days after deposit with the United States mail, registered or certified mail, return receipt requested, postage prepaid, properly addressed to the intended recipient, or if by personal delivery, upon the earlier of actual receipt or, in the case when the addressee refuses to accept the delivery, when tendered to the addressee. The initial notice addresses of the parties hereto are as follows:

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in the instance of Landlord, to:
______________________
2021 McKinney, Suite 420
Dallas, Texas 75201
Attention: President

with a copy to:

Locke Lord LLP
600 Travis, Suite 2800
Houston, Texas 77002
Attention: Elizabeth Genter and Stephen Jacobs

and in the instance of Tenant, to:
_____________________
c/o Asbury Automotive Group, Inc.
2905 Premiere Pkwy, Suite 300
Duluth, Georgia 30097
Attention: Senior Vice President and General Counsel; and
Vice President, Corporate Development & Real Estate

with a copy to:
Hill Ward Henderson
101 E. Kennedy Blvd., Suite 3700
Tampa, Florida 33602
Attention: R. James Robbins, Jr.

Article L.
Subordination

50.1Lease Subordinate; SNDA. Neither this Lease nor the leasehold estate created hereby shall be subordinate to any current or future deed of trust, mortgage or other lien against fee title to the Land (including, without limitation, a Fee Mortgage), and Tenant shall have no obligation to subordinate this Lease thereto, except in the case (and only in the case) where the holder thereof executes and delivers to Tenant a subordination, non-disturbance and attornment agreement (“SNDA”) in the form attached hereto as Exhibit C, or on such holder’s commercially reasonable standard form with such commercially reasonable modifications as may be requested by Tenant. Notwithstanding anything in this Lease to the contrary, any SNDA must provide that any and all property insurance or condemnation proceeds shall be available to, and may be used by, Tenant as expressly provided for in, and subject to the terms and provisions
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of, this Lease. Upon execution of an SNDA, this Lease shall be subordinate to the liens therein described to the extent (but no further) expressly provided for in the SNDA.
50.2Attornment. Tenant covenants and agrees that, upon any mortgage foreclosure or foreclosure under a Fee Mortgage, it will attorn to any mortgagee, trustee, assignee, or any purchaser at any foreclosure sale as its Landlord, and this Lease shall continue in full force and effect as a direct Lease between Tenant herein and such party upon all terms, conditions, and agreements set forth in this Lease.
50.3Attornment to Successor. In the event Landlord or any successor owner of the Premises shall transfer the Premises, which transfer may be freely effected by Landlord without the consent or approval of Tenant and such assignee assumes the obligation of Landlord hereunder, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Lease and all such future liabilities and obligations shall thereupon automatically be binding upon the new owner, and Tenant will attorn to any new owner as its Landlord, and this Lease shall continue in full force and effect as a direct Lease between Tenant herein and such party upon all terms, conditions, and agreements set forth in this Lease.
Article LI.
Landlord’s Access to the Premises

Landlord, or its agents or authorized representatives, upon reasonable prior notice (at least forty-eight (48) hours except in the case of an emergency, as described below), shall have access to the Premises during normal business hours or at other times as agreed by the parties for the purposes of examining, inspecting or investigating the condition of same, including, without limitation, conducting a subsurface investigation of the Premises. Such examination, inspection or investigation to be performed in such a manner as to minimize, to the maximum extent practicable, interference with Tenant’s conduct of its business and Tenant’s full and complete use of and access to the Premises. In the event of any emergency such as, but not limited to, a fire, flood, or severe windstorm, Landlord shall have free access to the Premises for the purpose of examining or inspecting damage done to them. Landlord further reserves the right to show the Premises to prospective purchasers and mortgagees any time during the Term, during normal business hours, or at other times upon reasonable notice to Tenant, and with reasonable prior notice. Except in the case of emergency, Tenant may elect to accompany Landlord or its agents and representatives in connection with any such access or entry on or into the Premises.
Article LII.
Environmental Compliance

52.1Definitions. For purposes of this Lease:
(a)the term “Environmental Laws” shall mean and include the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Federal
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Insecticide, Fungicide and Rodenticide Act, the Clean Water Act, the Clean Air Act, the Texas Solid Waste Disposal Act, the Texas Clean Water Act, the Texas Clean Air Act and all other federal, state and local laws, ordinances, rules, requirements, regulations, guidance, publications and orders relating to the protection of human health and the environment or regulation of any substances or materials, including, but not limited to, solid wastes, hazardous wastes, hazardous substances, hazardous materials, toxic substances, pollutants, contaminants, petroleum substances, volatile organic compounds, semi-volatile organic compounds, polychlorinated biphenyls and asbestos, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any and all other federal, state or local laws, ordinances, rules, requirements, regulations, guidance, publications or orders, now or hereafter existing, relating to the protection of human health and the environment or regulation of any substances or materials, including, but not limited to, solid wastes, hazardous wastes, hazardous substances, hazardous materials, toxic substances, pollutants, contaminants, petroleum substances, volatile organic compounds, semi-volatile organic compounds, polychlorinated biphenyls and asbestos; and
(b)the term “Regulated Substance(s)” shall mean and include any, each and all substances or materials now or hereafter regulated pursuant to any Environmental Laws, including, but not limited to, any such substance or material now or hereafter defined as or deemed to be a “regulated substance,” “pesticide,” “hazardous substance,” hazardous waste,” “hazardous material,” “solid waste,” “toxic substance,” “pollutant,” “contaminant,” “petroleum product,” “petroleum substance,” “volatile organic compound” or “semi-volatile organic compound” or included in any similar or like classification or categorization thereunder.
(c)the term “Tenant Environmental Event” shall mean the failure of Tenant, in whole or in part, to comply with one or more of its obligations and/or responsibilities under this Article XXV.
52.2Tenant’s Agreements. Tenant agrees to be, and shall be, liable and responsible under this Lease for  all Regulated Substances that Tenant or its employees, contractors, vendors, agents or invitees place upon, or cause to come upon, the Premises, either prior to or during the Term, and  any violation of Environmental Laws resulting from Tenant’s activities or the activities of its employees, contractors, vendors, agents or invitees, the use of the Premises by Tenant, or the operations of Tenant at the Premises whether prior to or during the Term. To that end and based on the intention of the parties set forth in this paragraph, Tenant shall, at a minimum:
(c)store, use, manage, transport and dispose of any Regulated Substance on, under, at, to or from the Premises in full compliance with all Environmental Laws and thus, not cause or allow any Regulated Substance to be placed, held, located, transported or disposed on, under, at, to or from the Premises in violation of any Environmental Laws; provided that Tenant shall not be deemed in breach hereof if the Regulated Substance originated from (whether prior to or after the Effective Date) a property off-site to the Premises (for clarity, nothing in this paragraph shall be deemed to release or relieve Tenant from any liability to Landlord if the property off-site to the Premises from which such Regulated Substance originated was or is
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owned or operated by Tenant and Tenant is responsible under Environmental Laws for the release or migration of such Regulated Substance);
(b) at its own cost and expense or at the cost and expense of any party other than Landlord, investigate the presence, release or threatened release of any Regulated Substance that is related in any way to any Tenant Environmental Event affecting the Premises, and contain at or remove from the Premises, or perform any other necessary or desirable remedial action with respect thereto, (if, as and when such containment, removal or other remedial action is required under any Environmental Laws), and in a manner satisfying all applicable Environmental Laws;
(d)provide Landlord with written notice (and a copy as may be applicable) of any of the following within ten (10) days thereof:  Tenant’s obtaining actual knowledge or notice or any other information of any kind of the presence, or any actual or threatened release, of any Regulated Substance in any way affecting the Premises in a manner that violates or may violate any Environmental Laws;  Tenant’s receipt or submission, or Tenant’s obtaining actual knowledge or notice, of any information, report, citation, notice of violation or any other notice, administrative complaint, or other communication from or to any federal, state or local governmental or quasi-governmental authority regarding any Regulated Substance that in any way affects the Premises or that originated at, on or under the Premises and in any way affects any property off-site to the Premises or regarding any violation of Environmental Laws at the Premises or by Tenant or its employees, contractors, vendors, agents or invitees;  Tenant’s obtaining actual knowledge or notice of the incurrence of any cost or expense by any federal, state or local governmental or quasi-governmental authority or any private party in connection with the assessment, monitoring, containment, removal or remediation of any kind of any Regulated Substance that in any way affects the Premises or that originated at, on or under the Premises and in any way affects any property off-site to the Premises due to migration or disposal of any such Regulated Substance, or of the filing or recording of any lien on the Premises or any portion thereof in connection with any such action or Regulated Substance in any way affecting the Premises; and  Tenant’s obtaining notice of a lawsuit or a threatened lawsuit against Tenant and/or Landlord by a third party, including any governmental or quasi-governmental authority, related in any way to the storage, use, management, transport, release or disposal of any Regulated Substance at the Premises during the Term, violation of any Environmental Laws by Tenant or its employees, contractors, vendors, agents or invitees during the Term, or any other Tenant Environmental Event affecting the Premises;
(e)defend all actions against Landlord (with counsel reasonably acceptable to Landlord) and its mortgagee, trustees, beneficiaries, officers, employees, agents, representatives and assigns (“Landlord Parties”) and pay, protect, release, indemnify, defend and save harmless Landlord and Landlord Parties from and against any and all liabilities, losses, damages, fines, penalties, costs, expenses (including, without limitation, attorneys’, experts’ and consultants’ fees, investigation costs, response and clean-up costs, court costs, and litigation expenses), causes of action, suits, claims, demands or judgments of any nature or kind relating in any way to any of the following that occur during the Term or arise out of an event that occurred prior to during the Term:  a Tenant Environmental Event;  any act or omission of Tenant or its employees, contractors, vendors, agents or invitees that alters or affects the environmental
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condition of the Premises;  any personal injury (including wrongful death) or property damage (real or personal) arising out of or relating to any Tenant Environmental Event; or  any violation of Environmental Laws due to a Tenant Environmental Event. The indemnity contained in this Article XXV shall survive the expiration or earlier termination of this Lease. In no event shall Tenant be responsible for any breach or violation of Environmental Laws, or have any liability or obligations, attributable in whole or in part to (A) the condition of the Premises as of the Effective Date that are not the result of the acts of Tenant, its agents, contractors or employees, or (B) any Regulated Substance(s) originating from (whether prior to or after the Effective Date) a property off-site to the Premises (for clarity, nothing in this paragraph shall be deemed to release or relieve Tenant from any liability to Landlord if the property off-site to the Premises from which such Regulated Substance originated was or is owned or operated by Tenant and Tenant is responsible under Environmental Laws for the release or migration of such Regulated Substance).
Article LIII.
Estoppel Certificates

Upon the request of either party hereto, the other party will, within ten (10) Business Days after receipt of written request, execute, acknowledge, and deliver a certificate, certifying that this Lease is unmodified and is in full force and effect (or, if modified, that this Lease is in full force and effect, as modified, and stating the date of each instrument so modifying this Lease); the dates, if any, to which Rent and other charges payable hereunder have been paid; and, whether, to the actual knowledge of the party delivering the same, any default exists hereunder and, if so, the nature and period of existence thereof and what action should be taken with respect thereto and whether notice thereof has been given to the other and such other factual matters with regard to the status of this Lease as may reasonably be requested. If such certificate is required to be delivered by a corporation, the same shall be signed by the President, a Vice President or the Secretary, or authorized agent thereof, and if such certificate is required to be delivered by a partnership, the same shall be signed by a general partner thereof. Any certificate required under this Article may be relied upon by a prospective purchaser, mortgagee, or other transferee of Landlord’s or Tenant’s interest under this Lease.
Article LIV.
Provisions of General Application

54.1Interpretation. The language in all parts of this Lease shall in all cases be construed as a whole and according to its fair meaning, and not strictly for or against either Landlord or Tenant, and the construction of this Lease and any of its various provisions shall be unaffected by any argument or claim, whether or not justified, it has been prepared, wholly or in substantial part, by or on that behalf of Landlord or Tenant.
54.2Headings. The Article and Section headings in this Lease are for convenience only and are not a part of this Lease, and do not in any was limit or simplify the terms and provisions of this Lease, nor should they be used to determine the intent of the parties.
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54.3Separable. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid, illegal, or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby; and it is the intention of the parties hereto that if any provision of this Lease is capable of two (2) constructions, one (1) of which would render the provision invalid, and the other which would render the provision valid, then the provision shall have the meaning which renders it valid; and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.
54.4Governing Law; Venue; Time is of the Essence. This Lease shall be governed and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws principles. The courts located in Dallas County, Texas shall be the exclusive place of venue with respect to all legal proceedings between Landlord or Tenant with regard to or arising out of this Lease. Time is of the essence; provided, that, if the day upon which any time period described herein expires, an election, consent, decision or determination is to be made, or by which a notice must be provided falls on a day that is not a business day, then time period or, as applicable, the last day to make such election, consent, decision, determination or to provide such notice shall extend to the next business day. All references to days in this Lease (including any exhibits or riders hereto) mean calendar days, not working or business days, unless otherwise stated. All references in this Lease (including any exhibits or riders hereto) to “Business Days” means any day other than a Saturday, Sunday or a holiday on which national banking associations located in Dallas, Texas are not open for the conduct of regular business.
54.5No Waiver. It is mutually covenanted and agreed by and between the parties that no waiver of a breach of any of the covenants or conditions of this Lease shall be construed to be a waiver of any preceding or succeeding breach of the same covenant or condition. It is further agreed by and between the parties that no modification, release, discharge or waiver of any provision of this Lease shall be of any force, effect or value unless in writing and signed by the Landlord and Tenant or their duly authorized agents.
54.6Landlord and Tenant; Successors and Assigns. The words “Landlord” and “Tenant” and the pronouns referring thereto, as used in this Lease, shall mean, where the context requires or permits, the persons named herein as Landlord and as Tenant, respectively, and their respective heirs, legal representatives, successors, and assigns, irrespective of whether singular or plural, or masculine, feminine, or neuter; provided, that, nothing in this Section 27.6 shall be deemed or interpreted to modify, amend or impair the provisions of, or authorize any assignment of this Lease prohibited by, Article VII hereof. The agreements and conditions in this Lease contained on the part of Landlord to be performed and observed shall be binding upon Landlord and its heirs, legal representatives, successors, and assigns, and shall inure to the benefit of Tenant and its heirs, legal representatives, successors, and assigns; and the agreements and conditions on the part of Tenant to be performed and observed hereunder shall be binding upon Tenant and its heirs, legal representatives, successors and assigns, and shall inure to the benefit of Landlord and its heirs, legal representatives, successors, and assigns.
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54.754No Brokers. Landlord and Tenant represent to each other that no broker or person is entitled to any commission by reason of the negotiation and execution of this Lease other than, in the case of Landlord, Presidio Merchant Partners LLC. Landlord and Tenant agree to hold each other harmless against any and all claims by any person for brokerage commissions arising out of any conversation, negotiations or other dealings held by the other party with any broker regarding this Lease.
54.8Attorneys’ Fees. If Landlord or Tenant uses the services of an attorney in order to secure compliance with this Lease or recover damages therefor from the other, the prevailing party in any litigation resulting therefrom or settlement associated therewith shall be entitled to recover from the other party any and all reasonable attorneys’ fees and expenses incurred by the prevailing party in connection with such litigation or settlement.
54.9Entire Agreement. This instrument contains the entire and only agreement between the parties relating to the subject matter hereof, and no oral statements or representations or written matter not contained in this instrument shall have any force or effect. This Lease shall not be amended or modified in any way except by a writing executed by both parties.
54.10No Joint Venture. The relationship between the parties hereto is solely that of Landlord and Tenant, and nothing in this Lease shall be construed as creating a partnership or joint venture between the parties hereto, it being the express intent of Landlord and Tenant that the business of Tenant on the Premises and elsewhere, and the good will thereof, shall be and remain the sole property of Tenant.
54.11Singular and Plural. Throughout this Lease, wherever the context so requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders.
54.12No Merger. There shall be no merger of this Lease or the leasehold estate created by this Lease with any other estate or interest in the Premises by reason of the fact of the same person, firm, corporation, or other entity acquiring or owning or holding, directly or indirectly, this Lease or the leasehold interest created by this Lease or any interest in this Lease, and any such other estate or interest in the Premises or any part thereof, and no such merger shall occur unless and until all corporations, firms, and other entities having an interest (including a security interest) in this Lease or the leasehold interest created by this Lease and any such other estate or interest in the Premises or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.
54.13Waiver of Rights Under Section 93.012 of the Texas Property Code. Landlord and Tenant are each knowledgeable and experienced in commercial transactions and hereby agree that the provisions of this Lease for determining charges, amounts and Additional Rent payable by Tenant are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY
35

CODE AS SUCH SECTION NOW EXISTS OR AS MAY BE HEREAFTER AMENDED OR SUCCEEDED FROM TIME TO TIME.
54.14Force Majeure. Notwithstanding anything to the contrary contained in this Lease, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, a “Force Majeure”), shall, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and any Tenant indemnification obligations set forth in this Lease, excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. Any party claiming delay due to an event of Force Majeure must provide written notice to the other party hereto promptly upon learning of such event, and in such notice provide a reasonable description of the event of Force Majeure and the nature of the delay anticipated to be incurred as a result thereof. Each party agrees to use commercially reasonable efforts to mitigate the delay resulting from an event of Force Majeure.
54.15No Punitive or Consequential Damages. The provisions of this Section 27.15 shall control over any and all conflicting provisions of this Lease. Without affecting the rights of any party hereto to recovery of actual, direct damages, neither Landlord nor Tenant will be liable to the other for incidental, consequential, special or punitive damages, loss of future revenues or income (for the avoidance of doubt, “future revenues or income” does not include Rent), lost profits, loss of business reputation or opportunity relating to any breach or alleged breach of this Lease, regardless of whether such liability is based on breach of contract, tort, strict liability, breach of warranties, failure of essential purpose or otherwise. The provisions of this Section 27.15 shall expressly survive the expiration or sooner termination of this Lease.
54.16Jury Trial Waiver. LANDLORD AND TENANT WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE PREMISES, INCLUDING WITHOUT LIMITATION ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE, OR ORDINANCE.
54.17Authority. Each party represents and warrants to the other that all consents or approvals required of third parties (including, but not limited to, its Board of Directors, members or partners) for the execution, delivery and performance of this Lease have been obtained and
36

that each party has the right and authority to enter into and perform its covenants contained in this Lease and the person executing this Lease on behalf of such party is authorized to do so.
54.18OFAC. Pursuant to United States Presidential Executive Order 13224 (“Executive Order”) and related regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, U.S. persons and entities are prohibited from transacting business with persons or entities who, from time to time, are determined to have committed, or to pose a risk of committing or supporting terrorist acts, narcotics trafficking, money laundering and related crimes. Those persons and entities are identified on a list of Specially Designated Nationals and Blocked Persons, published and regulated by OFAC. The names, including aliases, of these persons or entities are updated frequently. In addition, OFAC enforces other laws, regulations and orders which, from time to time, impose restrictions on transactions with, or involving certain countries. Each party represents and warrants to the other that such party is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any executive order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, group, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by OFAC and that it is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation.
54.19Limitation on Landlord Liability. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, trustees, members or shareholders of Landlord or Landlord’s members or partners or any mortgagee, and Tenant shall not seek recourse against the individual partners, directors, officers, trustees, members or shareholders of Landlord or against Landlord’s members or partners or against any mortgagee or against any other persons or entities having any interest in Landlord, or against any of their personal assets for satisfaction of any liability with respect to this Lease. Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Premises (and the rents, profits, insurance and condemnation proceeds, and sales proceeds therefrom), and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its partners, directors, officers, trustees, members, shareholders or any other persons having any interest in Landlord. Tenant’s sole and exclusive remedy for a default or breach of this Lease by Landlord shall be any or all of the following:  an action for direct damages,  enforcement of this Lease, or  an action for injunctive relief, Tenant hereby waiving and agreeing that Tenant shall have no offset rights (except as expressly set forth in this Lease) or rights to terminate this Lease on account of any breach or default by Landlord under this Lease (nothing in this sentence shall affect or impair any right of Tenant to terminate this Lease that is expressly provided for in this Lease nor to, and shall not, limit any right that Tenant might otherwise have to any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord,
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nor shall the provisions of this paragraph affect or impair any express right of Tenant to abate Rent set forth in this Lease.
54.20Recording. Concurrently with the execution and delivery of this Lease, Landlord and Tenant shall execute a memorandum or short form of lease in the form attached hereto as Exhibit D. Tenant is authorized to record, at Tenant’s sole expense, such executed short form or memorandum of lease in the public records of the county in which the Premises are located.
54.21Landlord Lien Subordination. Notwithstanding anything in this Lease to the contrary, Landlord agrees to subordinate any and all of its Landlord’s Liens (as defined below) to the liens granted by Tenant to any unaffiliated, third party lender that provides a loan to Tenant by executing and delivering to Tenant a subordination and access agreement in favor of any lender of Tenant, in substantially the form attached as Exhibit E, or in such other form as may be reasonably acceptable to both Landlord and Tenant's lender. The term “Landlord’s Liens” means any contractual or statutory lien rights, and any other rights, that Landlord now possesses, or may by virtue of any law subsequently acquire, to seize, hold, distrain, levy on, take possession of, sell, or otherwise interfere with any or all chattels, new or used, that are owned, or may subsequently be acquired by Tenant.
54.22Guaranty. Concurrently with Tenant’s execution and delivery of this Lease, Asbury Automotive Group L.L.C., a Delaware limited liability company (“Guarantor”) shall execute and deliver to Landlord a guaranty in the form attached hereto as Exhibit F (“Guaranty”).
54.23Notices. During the Term of the Lease, Landlord will provide to Tenant, promptly upon receipt thereof, copies of any and all material notices received by Landlord after the Effective Date and relating to the physical condition of the Premises (including, without limitation, notices relating to violations or alleged violations of Laws, proposed or threatened proceedings to change zoning classification or land use plan, or issues involving Regulated Substances).
[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

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Landlord and Tenant have duly executed this Lease as of the Effective Date.

TENANT:

______________________________,
a Delaware limited liability company

By:___________________________
Name
Title:

LANDLORD:
(Add Signature Block)

Exhibits*:
A - Premises
B - Existing Encumbrances
C - Form of Subordination, Non-Disturbance, and Attornment Agreement
D - Form of Memorandum of Lease
E - Form of Landlord Lien Subordination Agreement
F - Form of Guaranty
G - Purchase Option
H - Other Leases

*Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and Asbury Automotive Group, Inc. hereby agrees to provide an unredacted copy of any omitted exhibit to the Securities and Exchange Commission upon request.

LEASE WITH PURCHASE OPTION
BY AND BETWEEN
_________________________
AS LANDLORD
AND
________________________
AS TENANT

INDEX TO
LEASE PROVISIONS

DEFINITIONS

Additional Rent	4
Affiliate	9
Agreement	1
Alteration	10
Alterations	10
Asbury Party	17
Base Rent	4
Buildings	1
Business Days	34
Condemnation	20
Condemnation Costs	21
Condemnation Termination Date	21
control	9
County	1
Critical Directly Related Lease	1
Early Termination Fee	22
Effective Date	1
Environmental Laws	30
Escrow Charges	27
Event of Default	22
Executive Order	36
Existing Encumbrances	6
Fee Mortgage	9
Fee Mortgagee	9
Force Majeure	35
Foreclosure Purchaser	5
Guarantor	38
Guaranty	38
Impositions	26
Improvements	1
Initial Term	2
Insurance Proceeds	15
Insurance Requirements	10
Insurance Trustee	17
Land	1
Landlord	1
Landlord Parties	32
Late Fee	5
Laws	14
Lease	1
4

Lease Year	3
Mandatory Cure Matters	4
Monetary Obligations	6
Net Award	21
Net Present Value	24
Note	23
Notice of Intention	21
OFAC	36
Other Lease Default	23
Other Leases	3
Past Due Rate	5
Permitted New Title Exceptions	3
Permitted Transfer	8
Permitted Use	6
Permitted Violations	14
Premises	1
Premises Closing	1
Premises Closing Date	1
Premises Permitted Exceptions	3
Premises Purchase Price	1
Present Value	22
Prohibited Use	6
Purchase Option	1
Purchase Option Exercise Notice	1
Regulated Substance(s)	31
Remainder Term	22
Removable Property and Equipment	11
Renewal Option	2
Renewal Term	2
Rent	5
Shortfall	16
Significant Condemnation	22
Significant Event of Default	2
SNDA	29
Sole Discretion Alterations	10
Tenant	1
Tenant Environmental Event	31
Tenant’s Renewal Notice	2
Term	3
Title Company	1
Title Policy	2
Work	15

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LEASE WITH PURCHASE OPTION
THIS LEASE WITH PURCHASE OPTION (hereinafter sometimes referred to as this “Lease” or this “Agreement”), as of the _____ day of _______, 2020 (the “Effective Date”), by and between ______________________, a Texas [limited partnership][limited liability company], having its principal place of business at 2021 McKinney, Suite 420, Dallas, Texas 75201, Attention: President (hereinafter referred to as “Landlord”), and ____________________, a Delaware limited liability company, whose address is c/o Asbury Automotive Group, Inc., 2905 Premiere Pkwy., Suite 300, Duluth, Georgia 30097, Attention: Senior Vice President and General Counsel (hereinafter referred to as “Tenant”).
WITNESSETH THAT:
NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, of $10.00 in hand paid by Tenant to Landlord, and of other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged by both Landlord and Tenant, Landlord and Tenant hereby agree as follows:
Article LV
Incorporation of Preambles – Certain Definitions

The foregoing preambles are hereby incorporated into this Lease as a part hereof by this reference thereto.
Article LVI
Lease of Premises

Landlord, for and in consideration of the rent to be paid and of the covenants and agreements herein contained to be kept and performed by Tenant, does hereby exclusively lease and demise to Tenant, and Tenant does hereby exclusively lease from Landlord, the real property being located in the City of _________, ___________ County (the “County”), Texas described in Exhibit A (the “Land”) including all improvements now or hereafter located thereon (together with all buildings, fixtures and accessory improvements now or hereafter thereon, including all roadway, loading docks, driveways, parking areas, landscaped areas and signage now or hereafter located thereon are collectively hereinafter referred to as the “Improvements;” the Improvements include each of the buildings located on the Premises from time to time, as constructed or modified in accordance with this Lease, and such buildings are herein collectively called the “Buildings;” reference to the term “Building” is a reference to any one of the Buildings) together with all easements, rights, privileges and amenities otherwise appurtenant to such real property (the Land and Improvements are herein collectively called the “Premises”).

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Article LVII
Term and Extensions; Condition of Premises

57.1Initial Term. The initial term (the “Initial Term”) of this Lease shall commence on the Effective Date and shall extend to and expire on the last day of the one hundred twentieth (120th) calendar month following the calendar month in which the Effective Date occurs, unless extended in accordance with Section 3.2 or sooner terminated in accordance herewith; provided, however, if the Effective Date is the first day of a calendar month, then the Initial Term shall extend to and expire on the day immediately preceding the tenth (10th) anniversary of the Effective Date.
57.2Renewal Option. Subject to the terms and conditions of this Section 3.2, Landlord agrees that as long as  this Lease is then in full force and effect at the expiration of the Initial Term,  no Significant Event of Default exists at either the date of delivery of the Tenant’s Renewal Notice or the commencement of the Renewal Term,  each of the tenants under the Other Leases is entitled to and does concurrently exercise the renewal option under each of the Other Leases, and Tenant has not exercised the Purchase Option hereunder, and none of the tenants under any of the Other Leases has exercised the purchase option contained in any of the Other Leases, then Tenant shall have one (1) option (the “Renewal Option”) to renew the Term of this Lease for period of ten (10) years (the “Renewal Term”). As used herein, "Significant Event of Default" means (i) an Event of Default for failure to pay any Monetary Obligations and (ii) any other Event of Default where Landlord has elected to terminate this Lease or to terminate Tenant's right of possession. Tenant shall exercise the Renewal Option by delivering written notice (“Tenant’s Renewal Notice”) of such election to Landlord. Tenant’s Renewal Notice must be provided no later than the ninetieth (90th) day prior to the fifth (5th) anniversary of the Effective Date. The Renewal Term of this Lease shall be upon the same terms and conditions of this Lease as it may have been amended, except that:
(a)Tenant shall have no option to renew the Term of this Lease beyond the expiration of the Renewal Term,
(b) the Premises will be provided in their then-existing “as is” condition, and
(c) Base Rent during the Renewal Term shall be as set forth in Section 4.1 below.
For clarity, Tenant’s right to exercise the Renewal Option hereunder is contingent and conditioned upon (a) each of the tenants under the Other Leases being entitled to exercise, and concurrently exercising, the renewal option under each of the Other Leases, and (b) Tenant not having exercised the Purchase Option hereunder and none of the tenants under any of the Other Leases having exercised the purchase option set forth in any of the Other Leases.
Upon exercise of the Renewal Option, the Purchase Option shall be void and of no further force and effect.
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The word “Term” as used herein shall mean the Initial Term, but upon the exercise of the Renewal Option shall also include the Renewal Term.
The term “Other Leases” as used herein means and refers to the leases described on Exhibit H attached hereto but excluding therefrom each of such leases described on Exhibit H attached hereto that, at the time in question, has been terminated (i) by reason of the operation of the provisions therein governing condemnation, if any, or (ii) by the landlord under such lease following a tenant default pursuant to terms of such lease.
57.3Lease Year. The term “Lease Year” means (a) the period commencing on the Effective Date and terminating on the last day of the twelfth (12th) full calendar month following the calendar month in which the Effective Date occurs (unless the Effective Date is the first day of a calendar month, in which case the first Lease Year shall commence on the Effective Date and terminate on the day immediately preceding the first anniversary of the Effective Date), and (b) thereafter, each successive one year period with the commencement date of each such period being an annual anniversary date of the day following the end of the first Lease Year, except that the last Lease Year during the Term shall terminate on the date that this Lease expires or is earlier terminated.
57.4Purchase Option. Tenant shall have the right and option to purchase the Premises on the terms and subject to the conditions and other provisions set forth in Exhibit G attached hereto.
57.5Condition of Premises. LANDLORD LEASES TO TENANT AND TENANT TAKES AND WILL TAKE THE PREMISES “AS IS,” “WHERE IS” AND “WITH ALL FAULTS”. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) AND THE LANDLORD’S OFFICERS, EMPLOYEES, MEMBERS AND MANAGERS (COLLECTIVELY THE “INDEMNITEES”) HAVE NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD OR ANY OF THE INDEMNITEES BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PART OF THE PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO:  ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE;  THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN;  THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT;  LANDLORD’S TITLE THERETO;  VALUE;  COMPLIANCE WITH SPECIFICATIONS;  LOCATION;  USE;  CONDITION;  MERCHANTABILITY;  QUALITY;  DESCRIPTION;  DURABILITY;  OPERATION, INCOME, EXPENSES, ENTITLEMENTS OR ZONING;  THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, ENVIRONMENTAL VIOLATION, RELEASE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY; OR  COMPLIANCE OF THE PREMISES WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE PREMISES IS OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE PREMISES HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO
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IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD AND ALL INDEMNITEES SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN NEGOTIATED, CONSTITUTE A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO THIS LEASE AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD OR ANY INDEMNITEE, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.
Article LVIII
Rent

58.1Base Rent.
(a)For Initial Term, Tenant shall pay to Landlord, without (except as expressly provided for in this Lease) abatement, offset or deduction, as base rent (“Base Rent”), commencing on the Effective Date and as monthly rent hereunder during (i) the first five Lease Years, the sum of $______________, and (ii) on the first day of the sixth (6th) Lease Year and each subsequent Lease Year thereafter throughout the Initial Term and, if exercised, the Renewal Term, the Base Rent shall be increased by six percent (6%).
58.2Partial Month Rent. If the date upon which the Term commences shall be other than the first day of a calendar month, or if the date upon which the Term expires (or is earlier terminated) shall be other than the last day of a calendar month, as the case may be, Base Rent shall be prorated for any such month.
58.3Terms of Payment. All Rent and other payments to be made by Tenant to Landlord hereunder shall be made payable to Landlord in current legal tender of the United States of America and sent to Landlord at the address set forth in Section 22.1 below, or as otherwise directed by Landlord from time to time (upon prior written notice by Landlord to Tenant). All Base Rent shall be payable in advance, on or before the first day of each calendar month, and as stated without notice or demand.
58.4Additional Rent. Tenant shall pay and discharge, as additional rent (collectively, “Additional Rent”) the following amounts, on and subject to the terms and conditions of this Lease:  all costs of which are incurred by Tenant in connection or associated with the operation, use, occupancy, maintenance, alteration, repair or restoration of any of the Premises,  all Impositions, and  all other costs that, by the other terms of this Lease, Tenant is obligated to pay to Landlord or to others. Tenant shall pay and discharge Additional Rent when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid no later than the later to occur of  thirty (30) days after Landlord delivers such invoice to Tenant and (b) the day upon which the same becomes past due or delinquent;
4

provided, that, in the case of ad valorem taxes that are not billed directly to Tenant, the same shall be paid to Landlord no later than the later to occur of (i) ten (10) Business Days after Landlord delivers an invoice therefor to Tenant, and (ii) the fifth (5th) Business Day prior to the date the same becomes delinquent.
58.5Delinquent Sums. Any Rent not paid when due by Tenant to Landlord, or any sums due and payable by Landlord to Tenant and not paid when due, shall bear interest from the fifth (5th) day following the date due until paid at a rate per annum (the “Past Due Rate”) equal to the lesser of ten percent (10%) and the maximum non-usurious rate of interest permitted by applicable Law. Further, any installment of Base Rent that is not paid within five (5) days following the date due shall entitle Landlord to charge and collect, as Additional Rent, a late fee (“Late Fee”) equal to five percent (5%) of the amount of such late installment of Base Rent. Notwithstanding the foregoing, with respect to the first late payment in any twelve (12) month period, Landlord shall provide Tenant with written notice of such failure to pay and if such failure to pay is remedied by Tenant within five (5) days following such notice, then no interest charge or Late Fee shall be assessed with regard thereto.
58.6Rent. The term “Rent” shall mean all amounts due as Base Rent and Additional Rent.
Article LIX
Net Lease

It is the purpose and intent of Landlord and Tenant that, except as expressly provided for in this Lease, the Rent hereinabove provided to be paid to Landlord by Tenant be absolutely net to Landlord so that this Lease shall yield net to Landlord the Rent as hereinabove provided, to be paid during the Term, including without limitation Tenant’s obligation to pay all Impositions, and replacement, repair, and maintenance. Nothing herein contained, however, shall be deemed to require Tenant to pay or discharge any of the following: debt service or fees, costs, expenses or other charges due and owing or paid by Landlord with regard to any loans made to Landlord (except nothing in this clause shall affect or impair Tenant’s obligation to pay Impositions), or the costs and expenses incurred by Landlord in connection with any sale of the Premises or an interest therein. Tenant acknowledges and agrees that this is an absolute net lease and all Rent shall be paid by Tenant without notice (except for notice as expressly provided for in this Lease) or demand and without (except as expressly provided for in this Lease) setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense. Except as otherwise expressly provided herein, this Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason, including the following:  any damage to or theft, loss or destruction of any of the Premises;  any casualty or Condemnation;  any action of any governmental authority;  any prohibition, limitation, interruption, cessation, restriction or prevention of Tenant’s use, occupancy or enjoyment of the Premises;  Tenant’s acquisition of ownership of any of the Premises other than pursuant to an express provision of this Lease;  any failure of the Premises to comply with any Laws;  any latent or other defect in any of the Premises;  any interference with Tenant’s use of the Premises by parties other than Landlord;  any eviction by paramount title or otherwise;  the bankruptcy,
5

insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up of, or other proceeding affecting Landlord;  the exercise of any remedy, including foreclosure, under any Mortgage;  construction or renovation of the Premises;  market or economic changes; or  any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding. The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Rent and other charges due and payable under this Lease (collectively, “Monetary Obligations”) shall continue to be payable in all events, and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. All Rent payable by Tenant hereunder shall constitute “rent” for all purposes, including Section 502(b)(6) of the Bankruptcy Code. Except as otherwise expressly provided herein, Tenant shall have no right and hereby waives all rights which it may have under any Law to quit, terminate or surrender this Lease or any of the Premises, or to any set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of any Monetary Obligations.
Article LX
Use

The Premises shall be occupied and used by Tenant for the operation of a retail automotive dealership, and any and all related, ancillary, or complementary purposes, including, without limitation, the display, sale, storage, and service of new and used automotive vehicles, and any other lawful uses (the “Permitted Use”). In no event shall Tenant use or occupy or permit any of the Premises to be used or occupied, nor do or permit anything to be done in or on any of the Premises, in a manner which constitutes a Prohibited Use (as defined below) or which  violates any Law;  makes void or voidable or causes any insurer to cancel any insurance required by this Lease, or makes it difficult or impossible to obtain any such insurance at commercially reasonable rates;  constitutes a nuisance or physical waste; or  violates, or not be permitted pursuant to, any document or instrument that was, as of the day prior to the Effective Date, filed in the Real Property Records of the County and actually affects title to the Premises, as listed on the attached Exhibit B (the “Existing Encumbrances”). Without Tenant’s prior written consent, which consent shall be in Tenant’s sole and absolute discretion, Landlord will not enter into or amend any reciprocal easement agreements, development agreements, operating agreements, maintenance agreements or other instruments (including, without limitation, any Existing Encumbrances) affecting the use, occupancy, benefits or burdens pertaining to the Premises or any portion thereof if the effect thereof could reasonably be expected to (i) materially and adversely impact Tenant’s use of or access to the Premises or Tenant’s rights under this Lease, or (ii) materially increase Tenant’s costs, expenses, or other obligations or result in the imposition of any material cost, expense, or obligation of Tenant. Landlord makes no representation or warranty that the Premises is adequate for use for the Permitted Use or that the Premises may be lawfully used for the Permitted Use. Landlord acknowledges and agrees that, so long as Tenant continues to pay Rent and otherwise comply with its obligations under this Lease, (A) Tenant shall not be required to operate its business upon the Premises (continuously or otherwise), and (B) Tenant’s abandonment or vacation of the Premises shall not, by itself, be deemed a breach or Event of Default under this Lease.
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The term “Prohibited Use” shall mean any one or more of the following:
(1)any fire, explosion or other damaging or dangerous hazard, including the storage, display or sale of explosives or fireworks;
(2)any mobile home park, trailer court, labor camp, junk yard, stock yard or animal raising;
(3)any noise or sound that is objectionable due to intermittence, beat, frequency, shrillness or loudness;
(4)any veterinary hospital, mortuary, funeral home or similar service establishment;
(5)any entertainment, recreation or amusement use, whether directed to children or adults; such prohibited uses shall include, without limitation, any one or more of the following: skating rink, gun range, shooting gallery, bowling alley, teenage discotheque, discotheque, dance hall, video game parlor, pool room, massage parlor, off-track betting facility, casino, card club, bingo parlor, facility containing gaming equipment, arcade games, amusement gallery, rides, video or redemption games, play for fun casino games, golf simulations, rodeo simulations, other sport simulations and carnival activities;
(6)any fire sale, flea market, bankruptcy sale or auction operation (excluding an automobile auction operation);
(7)any bar or tavern serving alcoholic drink for on-premises or immediate off-premises consumption, or any restaurant or other establishment whose annual gross revenues from the sale of alcoholic beverages for on or off-premises consumption exceeds fifty percent (50%) of the gross revenues of such business;
(8)an business primarily used as a storage warehouse operation or any assembling, manufacturing, distilling, refining, smelting, agricultural or mining operation or for any other industrial use
(9)any central laundry, dry cleaning operation or laundromat;
(10)any church, synagogue, mosque or other place of worship;
(11)any hotel, motel or other lodging facility;
(12)any facility for the sale of paraphernalia for use with illicit drugs;
(13)any adult bookstore or adult theatre or similar facility primarily selling or displaying pornographic material;
(14)government, embassies, or consular offices;
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(15)health care facilities primarily devoted to the care of the indigent, free medical clinics, abortion clinics or offices primarily devoted to abortion counseling or services;
(16)any veterinary hospital;
(17) a “flea” market; pawn shop; junk yard;
(18) day care or child care facility; nursing home or other facility devoted to the care of the elderly;
(19) Any facility operated primarily for the storage, use or disposal, whether temporary or permanent, of any Regulated Substance; provided, that, in no event shall the use prohibited by this clause be deemed or interpreted to restrict or prohibit the use of the Premises for the operation of a retail automotive dealership (or uses related, ancillary, or complementary thereto, including service of new and used automotive vehicles).
Article LXI
NO Subletting and Assignment

61.1No Subletting and Assignment. Tenant may not at any time assign this Lease in whole or in part or sublet all or any part of the Premises for occupancy without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, that, without the need of prior consent thereto by Landlord (but subject to not less than ten (10) Business Days prior written notice to Landlord, unless, and to the extent that, any such prior notice to Landlord is prohibited by applicable law or a binding nondisclosure agreement), the named “Tenant” herein shall have the right to consummate a Permitted Transfer so long as no Event of Default exists. As used herein, the term “Permitted Transfer” means and includes any assignment of this Lease or sublease (a) to an Affiliate of Tenant, or (b) in connection with (i) a merger or other business consolidation of Tenant with another entity, (ii) the conveyance by Tenant, in a single transaction or a series of related transactions, of all or substantially all of Tenant’s assets, or (iii) the conveyance, in a single transaction or a series of related transactions, of a controlling interest in Tenant or any direct or indirect parent of Tenant. No assignment hereof by Tenant, whether made with Landlord's consent or made in a manner that does not require Landlord's consent, shall release or relieve Tenant from any of the obligations, duties or covenants of the "tenant" under this Lease. No assignment hereof shall be effective as against Landlord unless and until written notice thereof has been provided to Landlord, which notice must contain the name and address of the assignee.
No assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder, and no assignment or subletting shall release or relieve Guarantor from any obligations under the Guaranty. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of
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its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the Tenant and proposed assignee or subtenant. Any assignment or sublease shall be expressly subject to the terms and conditions of this Lease.
        Subject to the Permitted Transfer provisions above, if Tenant is a corporation, limited liability company, partnership or other entity that is not publicly traded on a recognized national stock exchange, any transaction or series of related transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization, any withdrawal or admission of a partner or change in a partner’s interest, or any issuance, sale, gift, transfer or redemption of any capital stock of or ownership interest in such entity, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, shall be deemed to be an assignment of this Lease. The term “control” as used in this paragraph means (a) the power to directly or indirectly direct or cause the direction of the management or policies of Tenant and (b) any transfer that results in more than 49% of the ownership interests in Tenant as of the Effective Date being vested in any person or entity that does not, as of the Effective Date, own, directly or indirectly, interests in Tenant. The term “Affiliate” means any person or entity that, directly or indirectly controls, is controlled by, or is under common control with, Tenant. Notwithstanding anything in this paragraph or elsewhere in this Lease to the contrary, in no event shall any of the following transactions be deemed to constitute an assignment of this Lease requiring Landlord’s consent: (i) the trading of stock through a national or regional stock exchange in Tenant or in any Affiliate of Tenant; (ii) transactions among Tenant and its Affiliates; or (iii) the public offering or private placement of any or all of the stock in Tenant or in any Affiliate of Tenant.
61.2Assignment by Landlord; Landlord’s Right to Mortgage. Landlord shall have the right to transfer all or any part of Landlord’s interest in the Lease and the Premises without the consent or approval of Tenant, which transfer shall work an absolute release of Landlord’s liabilities and obligations hereunder arising after the date of such assignment provided that the assignee assumes all obligations of Landlord hereunder arising after the date of such assignment. No transfer by Landlord of any interests in this Lease shall be affective or against Tenant unless and until written notice thereof is actually received by Tenant, which notice must contain the name and address of the successor landlord and a copy of the executed assignment of this Lease. Subject to Article XXIII below, Landlord shall have the right to mortgage or grant deed of trust liens against Landlord’s interest in the Premises (each, a “Fee Mortgage,” and the holder of a Fee Mortgage herein called a “Fee Mortgagee”).
61.3No Right to Mortgage. Tenant may not mortgage, pledge, encumber, assign or transfer collaterally its interest in this Lease without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed.

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Article LXII
Quiet Enjoyment

Landlord covenants and agrees with Tenant that so long as Tenant keeps and performs as and when due all of the covenants and conditions to be kept and performed by Tenant hereunder, Tenant shall, subject to the provisions hereof and all Existing Encumbrances, have quiet, undisturbed and continued possession of the Premises free from any claims by any persons claiming under, by or through Landlord.
Article LXIII
Alterations

63.1Tenant’s Alterations. Tenant may, from time to time, make additions, alterations, modifications, replacements and changes to the Improvements and other portions of the Premises (collectively, “Alterations”), subject to Landlord's approval, which (A) shall not be unreasonably withheld, conditioned, or delayed in the case of any Alteration that is not Sole Discretion Alteration; and (B) may, in the case of any Sole Discretion Alteration, be granted or withheld in Landlord’s sole and absolute discretion; provided that Landlord's approval shall not be required for any Alterations so long as such Alterations  do not affect the structural elements of any portion of the roof, foundation, floor slab or load-bearing or exterior walls of any Building, (b) do not require a building permit, (c) do not include demolition of any Building, and (d) when completed do not result in a diminution of the market value of the Premises or the utility or functionality of any Building. As used herein, the term “Sole Discretion Alterations” means (i) any Alteration that materially and adversely affects the structural elements of any portion of the roof, foundation, floor slab or load bearing walls of any Building, (ii) includes demolition of any Building or (iii) when completed would result in a diminution of the market value of the Premises or the utility or functionality of any Building; provided, that Alterations required by any automobile manufacturer with whom Tenant has a franchise agreement to operate at the Premises shall not be considered Sole Discretion Alterations. For purposes hereof, the term “Alterations” shall not be deemed to include the installation, relocation, reconfiguration or replacement of any movable trade equipment notwithstanding that the same may be anchored to a Building. Tenant shall not do, or permit others under its control to do, any work on the Premises related to Alterations unless Tenant shall have first procured and paid, or caused to be procured and paid, all requisite municipal and other governmental permits and authorizations. All Alterations shall comply with all requirements of all insurers that, at the time in question, are insuring the Improvements under property damage insurance policies (collectively, “Insurance Requirements”) and with Laws and shall be constructed in a good and workmanlike manner using good grades of materials. If by the provisions above in this paragraph Landlord’s consent is required for an Alteration, Tenant shall submit the proposed plans and specifications therefor to Landlord for review prior to commencement of such Alteration. Landlord shall have ten (10) Business Days in which to review and approve the same. If Landlord fails to provide its approval or disapproval of any submitted plans and specifications within said ten (10) Business Day period and such failure is not cured within five (5) Business Days after a second written request from Tenant (conspicuously marked “SECOND NOTICE – FAILURE TO RESPOND WITHIN 5 BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL”), then the
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same shall be deemed approved by Landlord. Landlord’s right to review plans and specifications shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with Laws or Insurance Requirements. Landlord may post or give notices of non-responsibility in compliance with applicable law. Tenant shall deliver to Landlord a diskette on which Tenant has recorded in the most recent version of AutoCAD or compatible format (or such other format then in common use by commercial architects) the “as-built” drawings for all Alterations (which, in any single instance, cost $50,000.00 or more, and actually affect the structural elements or mechanical, electrical and plumbing facilities) that Tenant made subsequent to its previous submission of drawings to Landlord in accordance with the terms hereof. Other than Alterations made by Tenant requiring Landlord’s approval and that with respect to which Tenant failed to obtain Landlord’s approval, Tenant shall not be required to remove any of the Improvements or any Alterations. Subject to the foregoing, and except as otherwise provided herein, at the expiration of the Term, Tenant shall deliver the Premises to Landlord in good condition and repair, subject to ordinary wear and tear, subject to the following:  ordinary wear and tear, and  casualty and Condemnation damage that, by the other provisions of this Lease, Tenant is not obligated to repair. Upon the termination of this Lease, such Improvements (including all Alterations but excluding the Removable Property and Equipment) that are not already the property of Landlord shall become the property of Landlord.
63.2Method of Alterations. All Alterations made by Tenant shall be done in a good and workmanlike manner without impairing the structural soundness of the Premises. All such work shall be performed in accordance with all applicable Laws. Before commencing any work costing in excess of $50,000.00, Tenant shall obtain (or cause its general contractor to obtain) workers’ compensation (if required by Law) and employees liability insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord and/or Tenant, and builder’s risk insurance insuring damage resulting to the Improvements (and the work itself). A certificate of insurance or copy of said policy shall be delivered to Landlord upon written request. Tenant shall procure and pay for all permits, licenses and authorizations required in connection with any such alteration, addition or improvement, and, at no cost or expense to Landlord, Landlord agrees to cooperate with Tenant, at Tenant’s expense, in procuring such permits, licenses and authorizations if such cooperation is reasonably determined by Tenant to be necessary.
Article LXIV
Removable Property and Equipment

64.1Removable Property and Equipment. As used herein, the term “Removable Property and Equipment” means and includes all personal property, furniture, furnishings, computer equipment, vehicles, movable trade equipment (i.e., equipment that can be removed without material injury to the Building). For clarity, none of the following shall constitute Removable Property and Equipment: heating, ventilation and air conditioning systems providing HVAC services to the Buildings; plumbing equipment providing water and sanitary sewer service to the Buildings; lighting permanently installed in the Buildings; flooring in the Buildings; and in-ground lifts within the Premises. Tenant shall have the right at any time during the Term to remove any or all of the Removable Property and Equipment. Tenant shall be
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obligated to remove and dispose of the following, but only to the extent installed or brought on the Premises by Tenant on or after the Effective Date:  all drums, reservoirs and storage containers,  all above ground and underground storage tanks within or on any portion of the Premises; provided, that Tenant shall not by the provisions of this paragraph be obligated to remove from Premises any above ground or underground storage tanks installed by Tenant or after the Effective Date that replace any tank on or in the Premises as of the Effective Date, and  other used property, such as oil filters, chemicals, oil, tires, junk batteries, spare parts, and cleaning fluids. Tenant shall conduct such removal and disposal in full compliance with all applicable Laws, including Environmental Laws. If Tenant fails to so remove and dispose of such items prior to the expiration of the Term, Landlord may do so at Tenant’s expense and Tenant agrees to sign any manifests or other records required by any Environmental Laws or any government authority with appropriate jurisdiction, for such disposal. Tenant shall also have the right to remove all signage reflecting Tenant’s name or corporate logo (and that of any sublessee). If the Premises are damaged by the removal of any items, Tenant shall repair such damage and restore the condition of the Premises to at least the condition that existed before removal of any items (the obligations of Tenant under this sentence to expressly survive the expiration of this Lease).
64.2Title at Termination. Any Removable Property and Equipment that Tenant does not remove in accordance with this Lease following the expiration or sooner termination of this Lease, and any other property of Tenant, that Tenant has not elected to remove pursuant to Section 10.1 (or is not required to be removed pursuant to the terms thereof), at the expiration or earlier termination of this Lease, shall become and remain the property of Landlord, free and clear of any claim or interest whatsoever including, without limitation, any claim or interest of Tenant or anyone claiming thereunder. Notwithstanding any provision herein to the contrary, any underground storage tanks that were installed by Tenant on or after the Effective Date and that are, or may become subject to any Environmental Laws, shall not become the property of Landlord.
Article LXV
Lien or Encumbrance

65.1No Liens. Tenant will pay or cause to be paid all charges for all work done, including without limitation all labor and materials for all repairs, alterations, and additions, to or upon the Premises during the Term of this Lease and will not suffer or permit any mechanic’s, materialman’s, or similar liens for labor or materials furnished to the Premises during the Term of this Lease or any extensions hereof to be filed against the Premises; and if any such lien shall be filed, Tenant will either pay the same or procure the discharge thereof by giving security or in such other manner as may be required or permitted by Law within ten (10) Business Days after such filing or within such shorter time period as may be required by Law. Tenant shall indemnify and defend Landlord against, and save Landlord harmless from, any and all loss, damage, claims, liabilities, judgments, interest, costs, expenses, and attorneys’ fees arising out of the filing or contesting of any such lien.
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NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE PREMISES. LANDLORD MAY AT ANY TIME, AND AT LANDLORD’S REQUEST TENANT SHALL PROMPTLY, POST ANY NOTICES ON THE PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD. ADDITIONALLY, LANDLORD SHALL HAVE THE RIGHT TO RECORD A NOTICE OF NON-RESPONSIBILITY (OR SUCH OTHER SIMILAR DOCUMENT) IN THE OFFICIAL RECORDS OF THE COUNTY WHERE THE PREMISES is LOCATED, REGARDING LANDLORD’S NON-LIABILITY FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE PREMISES THROUGH OR UNDER TENANT.
65.2No Consent to Work, Lien or Encumbrance. Nothing contained herein shall constitute any consent or request by Landlord, express or implied, to or for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises nor as giving Tenant any right, power, or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord or the Premises in respect thereto. Nothing in this Lease shall be construed as empowering Tenant to encumber or cause to be encumbered the title or interest of Landlord in the Premises in any manner whatsoever.
Article LXVI
Repairs and Maintenance

66.1Duty to Repair. During the Term, Tenant shall keep the Premises in good condition and repair, subject to ordinary wear and tear. Tenant shall have no obligation under this Article XII to repair the Premises if the Premises are damaged by reason of Condemnation, and this Lease is terminated as permitted in Article XVII below. All repairs made by Tenant shall be made in a good and workmanlike manner and made in accordance with applicable Laws. Without limiting the generality of the foregoing, Tenant, at its own expense, will maintain all parts of the Premises in good repair, appearance and condition in accordance with all Laws and will make all structural and nonstructural, foreseen and unforeseen and ordinary and extraordinary changes and repairs which may be required to keep all parts of the Premises in good repair and condition (including all painting, glass, utilities, conduits, fixtures and equipment, foundation, roof, exterior walls, heating and air conditioning systems, wiring, plumbing, sprinkler systems and other utilities, and all paving, sidewalks, roads, loading docks, driveways, signs, parking areas, curbs and gutters and fences). Tenant, at its own expense, will retain an independent consultant reasonably approved by Landlord to conduct annual inspections of the roof and the heating and air conditioning systems of the Premises and to provide Tenant and Landlord with a written report of its findings. Tenant shall promptly cause a licensed contractor to perform any recommended or necessary repairs or maintenance measures reflected
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in such report. Landlord, its contractors, subcontractors, servants, employees and agents, shall have the right to enter upon the Premises with three (3) Business Days prior notice (except in the event of an emergency, in which case no notice shall be required) to inspect same to ensure that all parts of the Premises are maintained in good repair and condition, and Tenant shall not be entitled to any abatement or reduction in rent by reason thereof.
66.2Landlord has no Obligation to Repair. Landlord shall not under any circumstances be required to furnish any services or facilities or to make any repairs, replacements or alterations of any nature or description in or to the Premises whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever in connection with this Lease, or to maintain or improve the Premises in any way. Tenant hereby waives the right to make repairs at the expense of Landlord pursuant to any Law in effect at the time of the execution of this Lease or thereafter enacted, and assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance, and management of the Premises. Landlord covenants to cooperate with Tenant, at Tenant’s expense, in processing claims with respect to matters covered by such insurance.
Article LXVII
Requirements of Law; Tenant’s Rights to Contest

67.1Requirements. During the Term, Tenant shall, at its expense, comply with, or cause to be complied with, all insurance requirements imposed by insurers providing insurance to Tenant hereunder, and all current and future laws, statutes, ordinances and regulations of federal, state, county and, municipal authorities including, but not limited to, the Americans With Disabilities Act (collectively, “Laws”) applicable to the Premises or Tenant’s use and occupancy thereof, which shall impose any duty or obligation on the Premises or the owner thereof and then only to the extent the last day for mandatory compliance falls within the Term. Tenant shall have the right at Tenant’s own expense, to object to and appeal from any administrative or judicial decision requiring compliance and Landlord shall cooperate at Tenant’s expense with any such appeal and/or objection by Tenant. In the event compliance shall require improvements or alterations to the Premises during the Term and Tenant is obligated to perform the same as provided for in this Section 13.1, Tenant shall, at Tenant’s sole expense, construct such improvements in accordance with the provisions for Tenant’s alterations contained in Article IX of this Lease; provided, Landlord shall not withhold consent to any Alterations to the extent such Alterations are required by applicable Laws.
67.2Tenant’s Rights to Contest. Notwithstanding any other provision of this Lease, Tenant shall not be required to take any action to comply with any Law (such noncompliance with the terms hereof being hereinafter referred to collectively as “Permitted Violations”), so long as at the time of such contest no Event of Default exists and so long as (a) Tenant is contesting the same in good faith the existence, amount or validity thereof by appropriate proceedings which shall operate during the pendency thereof to prevent or stay:  the collection of, or other realization upon, the Permitted Violation so contested;  the sale, forfeiture or loss of any of the Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation; (b) there is no interference with the use or occupancy of any of the Premises; (c) there
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is no interference with the payment of any Rent; (d) Landlord is not subjected to any material risk of civil liability, fines or penalties, or subjected to any risk of environmental or criminal liability; and (e) there is no cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied. While any proceedings which comply with the requirements of this Section 13.2 are pending, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by Law to correct such Permitted Violation and Tenant’s contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Section 13.2 are at all times complied with, has the right to bond around, attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.
Article LXVIII
Damage or Destruction

68.1Obligation to Rebuild. If, at any time during the Term, the Improvements or any part thereof shall be damaged or destroyed by fire or other casualty (including any casualty for which insurance coverage was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Tenant, at its sole cost and expense (if the Insurance proceeds are payable in connection with such damage, or destruction, but are inadequate to pay the costs of restoration, Tenant shall nonetheless be obligated to restore and repair the Improvements), and shall commence (within a reasonable time after the occurrence of such fire or other casualty, subject to allowance for the purpose of adjusting the insurance loss, unavoidable delay and time reasonably necessary to complete plans and specifications and obtain necessary building and other permits) to repair, alter, restore, replace or rebuild the same as nearly as practicable to its condition prior to such damage or destruction, subject to such changes or alterations as Tenant may elect to make in conformity with the provisions of Article IX hereof, and those which may be required by applicable Law including, without limitation, rules, regulations, codes or ordinances and shall thereafter diligently complete such repair and restoration. Notwithstanding that Tenant shall not be obligated to commence such repair, alteration, restoration, replacement or rebuilding until a reasonable time after the date of such fire or other casualty, Tenant shall promptly remove all debris and rubble caused thereby and place the Premises in a clean, safe and sightly condition. Such repair, alteration, restoration, replacement or rebuilding, including such changes and alterations as aforementioned and including temporary repairs for the protection of other property pending the completion of any thereof, are sometimes referred to in this Article XIV as the “Work”.
68.2Conduct of the Work. Except as otherwise provided in this Article XIV, the conditions under which any Work is to be performed and the method of proceeding with and performing the same shall be governed by all of the provisions of Article IX hereof.
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68.3Application of Insurance Proceeds. All proceeds of property damage insurance policies provided for in this Lease paid on account of such damage or destruction of the Improvements (sometimes referred to in this Article XIV as the “Insurance Proceeds”) shall be paid to and applied by the Insurance Trustee to the payment of the cost of the Work (for purposes hereof, the cost of the Work shall include, without limitation, construction management, design and permitting fees and costs), and shall be paid out to or for the account of Tenant from time to time as such Work progresses; provided, that if the reasonable estimate of the cost of repair and restoration is less than One Hundred Thousand and No/Dollars ($100,000.00), the Insurance Proceeds shall be paid directly to Tenant for the purpose of payment of the cost of the Work. The Insurance Trustee shall make such payments or disbursement upon the written request by Tenant when accompanied by the following:
(a)a certificate, dated not more than fifteen (15) days prior to such request, signed by Tenant or its duly authorized representative setting forth that:
(i)the sum then requested either has been paid by Tenant or is justly due to contractors, subcontractors, materialmen, architects or other persons who have rendered services or furnished materials in connection with the Work (or relates to permitting, insurance or other similar costs attributable to the Work), giving a brief description of the services and materials and the several amounts so paid or due and stating that no part thereof has been made the basis of any previous or then pending request, and that, in respect to sums due to contractors, subcontractors, or materialmen, the sum requested does not, to the knowledge of Tenant, exceed the value of the services and materials described in the certificate,
(ii)except for the amount stated in such certificate to be due as aforesaid, there is no outstanding indebtedness for work performed prior to the date of such certificate known to Tenant (other than liens which are being contested in accordance with the other provisions of this Lease), the Premises or Tenant’s leasehold interest, or any part thereof, and
(iii)the cost, as estimated by Tenant, of the Work required to be done subsequent to the date of such certificate in order to complete the same, does not exceed the amount of Insurance Proceeds remaining in the hands of the Insurance Trustee after the payment of the sum so requested; and
(b)a certificate, dated not more than fifteen (15) days prior to such request, of a title or abstract company satisfactory to Landlord then doing business in the City of Dallas, covering the period from the date of such casualty (or the date of the last such certificate furnished pursuant to any of the applicable provisions of this Lease) to the date of such certificate, setting forth all liens and encumbrances, if any, of record and reflecting that there are mechanic’s or materialmen’s liens of record of any kind on the Premises except those permitted by the terms of this Lease and except such as will be discharged by payment of the amount then requested.
Upon compliance with the foregoing provisions of this Section 14.3, the Insurance Trustee shall, out of the Insurance Proceeds, pay or cause to be paid to Tenant or to the persons
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named in the certificate the respective amounts stated therein to have been paid by Tenant or to be due to them, as the case may be. All sums so paid to Tenant and any other Insurance Proceeds received or collected by or for the account of Tenant (other than by way of reimbursement to Tenant for sums theretofore paid by Tenant) shall be held by Tenant in trust for the purpose of paying the cost of the Work.
Upon receipt by the Insurance Trustee of evidence satisfactory to it of the character required by subsections (a) and (b) of this Section 14.3 that the Work has been completed and paid for in full and there are no liens of the character referred to therein, and if no Event of Default has occurred and is then-continuing, the Insurance Trustee shall pay any remaining balance of the Insurance Proceeds to the Tenant.
If the Insurance Proceeds received by the Insurance Trustee shall be insufficient to pay the entire cost of the Work, Tenant shall be responsible for and pay the amount of any such deficiency (the “Shortfall”), and shall first apply the Shortfall to the payment of the cost of the Work before calling upon the Insurance Trustee for the disbursement of the Insurance Proceeds held by the Insurance Trustee.
Under no circumstance shall Landlord be obligated to make any payment, disbursement or contribution towards the cost of the Work. No Fee Mortgagee or any other creditor of Landlord shall be entitled to receive any Insurance Proceeds hereof, and in the event any such mortgagee or creditor shall receive any such Insurance Proceeds, Landlord shall cause the same to be delivered to the Insurance Trustee. At the request of Tenant, such Insurance Proceeds may be invested by the Insurance Trustee, for the account of Tenant, pursuant to instructions reasonably acceptable to Landlord and Tenant.
68.4No Abatement of Rent. In no event shall Tenant be entitled to any abatement, allowance, reduction or suspension of rent because part or all of the Improvements shall be untenantable owing to the partial or total destruction thereof; and notwithstanding anything herein to the contrary, no such damage or destruction shall relieve Tenant in any way from its obligation to pay the Base Rent and Additional Rent and other payments herein reserved or required to be paid, nor release Tenant of or from any obligation imposed upon Tenant under this Lease.
Article LXIX
Insurance

69.1Property Insurance. Tenant shall, throughout the Term, at Tenant’s sole cost and expense, provide and keep in force for the benefit of Landlord and Tenant insurance against loss or destruction of, or damage or injury to, any Improvements now or hereafter erected on the Premises resulting from fire or from any casualty or hazard included in the so-called extended coverage endorsement (including plate glass insurance, increased cost of construction endorsement, sprinkler leakage, collapse and vandalism and malicious mischief, also known as “causes of loss – special”, “broad form” property damage insurance coverage). The self-insured retention under each of said policies shall not be an amount greater than (a) $100,000.000 or (b) if and only for long as the Tenant is an Asbury Party, $5,000,000.00, provided there shall be no
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limits on deductibles. Such insurance policies may exclude foundations, excavation and the usual items customarily excluded in such insurance policies. As used herein, the term “Asbury Party” means the Tenant named herein, any other entity that is controlled by, controls, or is under common control with Guarantor, or any entity that is controlled by, controls, or is under common control with an entity into which Guarantor is merged.
Any policies of property insurance with respect to the Improvements only shall expressly provide that any losses thereunder shall be adjusted by Tenant and Landlord (the consent of Landlord to any proposed adjustment shall not be unreasonably withheld, conditioned or delayed). Notwithstanding any provision hereof to the contrary, all property insurance with regard to the Removable Property and Equipment shall be solely in the name of Tenant (and such lenders to Tenant, as Tenant may elect), Landlord shall have no right or interests therein or in the proceeds thereof, and Tenant shall be entitled to settle and compromise all claims with regard thereto without any notice to or consent from Landlord.
Proceeds from a loss insured under any property damage insurance policy with regard to the Improvements shall be carried in the name of Landlord and Tenant, and loss thereunder shall, if in the amount of $100,000.00 or less, be paid to Tenant for application by Tenant to restoration and repair of the Improvements or, if in an amount in excess of $100,000.00, shall be payable to a bank or trust company selected by Tenant and satisfying the criteria set forth below, as insurance trustee under this Lease (herein called the “Insurance Trustee”), on behalf of the holders Landlord and Tenant, as their respective interests may appear, pursuant to a Texas Standard Mortgagee Clause, without contribution, if obtainable. If paid to Tenant, such insurance proceeds shall be held by Tenant in trust for the purpose of paying the cost of such restoration and repair (Tenant shall, however, be entitled to retain the balance of the proceeds remaining, if any, following Tenant's completion of such restoration and repair). If paid to the Insurance Trustee (whether paid to it on behalf of Landlord and Tenant), such Insurance Trustee shall hold, apply and make available to Tenant the amount of such insurance proceeds so paid in the manner as is set forth in Article XIV hereof, and the Insurance Trustee may deduct from such insurance proceeds the amount of its charges for so acting and any reasonable out-of-pocket expenses incurred by it. Furthermore, upon completion of such restoration and repair, the Insurance Trustee shall remit the balance of the insurance proceeds held by it to Tenant. The Insurance Trustee shall be a national bank selected by Landlord from among the five (5) national banks then doing business in Dallas, Texas, which have the largest aggregate amount of capital and surplus. Whenever required by the provisions hereof and subject to the limitations herein contained, the Insurance Trustee shall have all of the powers granted trustees by the Texas Trust Code and shall be governed thereby. Tenant shall promptly pay all of the charges of Insurance Trustee acting hereunder for their services performed hereunder and the expenses incurred by any of such parties in connection therewith.
69.2Commercial General Liability Insurance. During the Term, at Tenant’s sole cost and expense, Tenant shall maintain in full force and effect commercial general liability insurance, for personal injury, bodily injury, death or property damage occurring on, in or about the Premises, with limits of liability of not less than $2,000,000.00 arising out of any one occurrence and $10,000,000.00 annual aggregate. Tenant shall cause such insurance policy or
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policies to name as additional insureds Landlord, Landlord’s property management company, Landlord’s asset management company and, if requested in writing by Landlord, Landlord’s mortgagee. If Tenant exercises the first (1st) Renewal Option, the amount of such insurance shall be increased as of the first (1st) day of the first (1st) Renewal Term to an amount reasonably agreed to by Landlord and Tenant as being consistent with commercial general liability insurance being provided by tenants to landlords under leases similar to this Lease, and involving facilities similar to the Improvements and that have been executed within the three (3) year period then immediately preceding; provided, however, any such changes to Tenant’s insurance requirements shall not become effective until the next annual policy renewal date.
69.3Workers’ Compensation, Employer’s Liability Insurance. Tenant shall also provide and maintain, at Tenant’s sole cost and expense throughout the Term, workers’ compensation insurance, if required by Law, with statutory limits of liability and employer’s liability insurance with limits of liability of not less than $500,000.00 in respect of any work or other operations done or performed on or about the Premises.
69.4Requirements of Policies.
a.All policies required to be carried pursuant to this Article XV:
(i)shall be written and signed by solvent and responsible insurance companies authorized to do business in the jurisdiction wherein the Premises are located having a rating of not less than Best A-, Class XIII and having a claims paying ability rating of not less than Standard & Poor’s A;
(ii)shall contain an agreement by the insurer that such policy or policies shall not be canceled or non-renewed without at least thirty (30) days’ prior written notice to Landlord, Landlord’s mortgagee and Tenant;
(iii)may be carried under so-called blanket policies, provided that the protection afforded thereunder as to the Premises shall be not less than that which would have been afforded under separate policy or policies relating only to the Premises and provided, however, any such policy of blanket insurance shall specify therein, or Tenant shall furnish Landlord a written statement from the insurer under such policy so specifying, the amount of the total insurance allocated to the Premises, which amount shall be not less than the amount required herein and any such policy shall comply in all respects with the requirements set out in this Article;
(iv)may be carried under a combination of primary insurance and umbrella coverage; and
(v)shall be primary insurance, which will not call upon any other insurance effected or procured by Landlord for defense, contribution or payment.
(a)Tenant retains full responsibility for payment of all deductibles under each policy provided for hereunder.
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(b)Annually, Tenant will promptly furnish to Landlord and Landlord’s Fee Mortgagee (if Tenant has been provided the name and address of such mortgagee) certificates evidencing that the insurance required pursuant to this Article XV is in full force and effect.
(c)If Tenant shall fail or refuse to effect or maintain any of said insurance, which failure is not cured by Tenant within one (1) Business Day after written notice from Landlord, Landlord may, but shall have no obligation to do so, effect or maintain said insurance and the amount of money so paid, with interest at the Past Due Rate, shall be payable by Tenant to Landlord as Additional Rent, upon demand.
69.5Release, Waiver of Subrogation. Landlord and Tenant hereby release one another and their respective officers, directors, employees and agents, from liability or responsibility for any loss or damage in, about, or to the Premises or any other real and personal property (including, without limitation, loss or damage to Tenant’s personal property, or Tenant’s business or the Improvements, loss arising from any act or neglect of cotenants or other occupants of the Premises) caused by a peril which is insured or is required to be insured against under any insurance policies required by this Lease AND THIS RELEASE SHALL APPLY NOTWITHSTANDING THE FAULT OR NEGLIGENCE OF EITHER PARTY OR ANYONE FOR WHOM EITHER PARTY MAY BE RESPONSIBLE. The aforesaid policies shall recognize this release and waive all rights of subrogation by the respective property and liability insurance carriers. Nothing in this Section 15.5 shall be deemed or construed as a release by Landlord of Tenant’s obligation to obtain and maintain insurance required by this Lease.
Article LXX
Indemnification of Landlord

Tenant will defend, indemnify, and hold harmless Landlord from and against any and all liabilities, claims, losses, damages, actions, judgments, costs, and expenses (including without limitation attorneys’ fees and expenses) of every kind imposed upon or asserted by third parties against Landlord or Landlord’s title in the Premises arising by reason of or in connection with  any accident, injury to or death of persons, or loss of or damage to property occurring on or about the Premises or adjoining public passageways during the Term, (b) any breach of this Lease by Tenant, and (c) a claim by any employee, agent, invitee, contractor of Tenant or any other third party arising out of, directly or indirectly, the use or occupancy of the Premises; IT BEING INTENDED THAT TENANT’S INDEMNIFICATION OBLIGATIONS EXTEND TO AND COVER CLAIMS IN WHICH LANDLORD IS ALLEGED OR FOUND TO BE NEGLIGENT BUT ONLY TO THE EXTENT SUCH NEGLIGENCE IS BASED OR FOUND ON A FAILURE BY LANDLORD TO HAVE SUPERVISED OR MONITORED THE ACTIVITIES OF TENANT, ITS AGENTS, CONTRACTORS OR EMPLOYEES, IN, ON OR ABOUT THE PREMISES. If Tenant fails to undertake defense of Landlord when required to do so by this Article XVI and it becomes necessary for Landlord to defend any action seeking to impose any such liability (in so doing, Landlord shall have the right to select counsel of Landlord’s choosing), Tenant will pay Landlord all costs, expenses, and attorneys’ fees incurred by Landlord in effecting such defense, in addition to any other sums which Landlord
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may be called upon to pay by reason of the entry of judgment against Landlord in the litigation in which such claim is asserted. The indemnity obligations of Tenant under this Article XVI shall not extend to or cover any claims, liabilities, losses, damages, actions, judgments, costs or expenses suffered or incurred by Landlord which are the subject of an express indemnity obligation of Tenant in a different article or section of this Lease (i.e., Section 11.1, Section 20.1, Article XXII, and Article XXV); Tenant’s indemnification obligations with respect to claims, liabilities, losses, damages, actions, judgments, costs or expenses described in such sections of this Lease shall be governed by said article or section. The indemnification obligations of Tenant set forth in this Lease shall survive the expiration or sooner termination of this Lease with respect to acts or omissions for which Tenant is responsible and which occur during the Term.
Article LXXI
Condemnation

71.1Authority. Each of Landlord and Tenant, promptly upon receiving notice or knowledge of the institution of or intention to institute any proceeding for condemnation or taking of the Premises or any portion thereof (each, a “Condemnation”), shall notify the other thereof. Tenant is not authorized to negotiate the amount of any award. Landlord shall have the sole authority, right and power to collect, settle and compromise the amount of any award. A sale of the Premises or any portion thereof under threat of, or in lieu of, such a taking or condemnation shall be considered a Condemnation for purposes of this Lease.
71.2Application of Award. Except as expressly provided below in this paragraph to the contrary, Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant may become entitled by reason of any taking of the Premises, or any part thereof, in or by Condemnation or other eminent domain proceedings pursuant to any Law or by reason of the temporary requisition of the use or occupancy of the Premises or any part thereof by any governmental authority, whether same shall be paid or payable in respect of Tenant’s leasehold interest hereunder or otherwise; except that, Tenant shall have the right to receive from the Net Award an amount equal to the sum of the following: the fair market value of any of the Removable Property and Equipment taken in such Condemnation; and reasonable moving expenses. To the extent of such rights, Tenant shall not be deemed to have assigned the same to Landlord, and Tenant’s rights thereto shall survive the termination of this Lease. As used herein, the term “Net Award” means the gross amount of the award paid by the condemnor in the Condemnation (whether by settlement or otherwise) less the costs and expenses incurred by Landlord (“Condemnation Costs”) in the legal proceedings arising therefrom (including, by way of example, and not limitation, costs of appraisers). The proceeds of the award shall first be applied to reimburse Landlord for Condemnation Costs, and the Net Award shall thereafter be applied in accordance with this Section 17.2.
        If this Lease is not terminated pursuant to Section 17.3 below in the event of a Condemnation, then Landlord shall deliver to Tenant, for application to the costs of restoring damage to the Premises, an amount of the Net Award that is payable to Landlord pursuant to this Lease as is necessary to reimburse Tenant for the costs and expenses incurred by Tenant in repairing or altering Improvements damaged or affected by the Condemnation.
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71.3Termination.
(a)If a Condemnation involves all or substantially all of the Premises, then this Lease shall terminate on the date upon which the condemnor takes possession of the Premises (the “Condemnation Termination Date”). As provided for in the Critical Directly Related Lease, upon termination of the Critical Directly Related Lease pursuant to Section 17.3(a) thereof, this Lease shall also terminate upon the effective date of such termination of the Critical Directly Related Lease.
(b)If a Condemnation of less than all or substantially all of the Premises shall nevertheless affect such portion of the Premises so as to constitute a Significant Condemnation, then Tenant may, within ninety (90) days following the date upon which Tenant is notified of the institution of or intention to institute any proceeding for condemnation or taking, deliver to Landlord: (i) notice of its intention (“Notice of Intention”) to terminate this Lease, and (ii) a certificate of an authorized officer of Tenant describing the event giving rise to such termination and, if applicable, stating the basis upon which Tenant has determined that such Condemnation has rendered the Premises unsuitable for restoration for continued use and occupancy in Tenant’s business. In addition, if the tenant under the Critical Directly Related Lease elects to terminate such lease pursuant to Section 17.3(b) thereof in connection with a condemnation of less than all or substantially all of the premises thereunder, then concurrently with such tenant’s delivery of its Notice of Intention pursuant to Section 17.3(b) of the Critical Directly Related Lease (and as a condition to the exercise by such tenant of its right of termination of the Critical Directly Related Lease), Tenant shall also deliver a Notice of Intention to Landlord, in which case this Lease shall terminate upon the effective date of the termination of the Critical Directly Related Lease. If the Notice of Intention is provided at any time after the fifth (5th) anniversary of the Effective Date but prior to expiration of the Initial Term, (a) Landlord shall deliver to Tenant, within ten (10) days after receipt of the Notice of Intention, Landlord’s determination of the Early Termination Fee (as defined below), along with reasonable back-up information supporting such determination, and (b) Tenant shall pay the Early Termination Fee to Landlord within thirty (30) days after Tenant’s receipt of such determination. If the Notice of Intention is timely given and is not disputed, this Lease shall terminate on the Condemnation Termination Date. Upon payment by Tenant of all Base Rent, Additional Rent, the Early Termination Fee (if applicable), and other sums due and payable under this Lease to and including the Condemnation Termination Date, this Lease shall terminate. The Net Award shall nonetheless be applied in accordance with Section 17.2.
As used herein, (i) the term “Significant Condemnation” means a Condemnation of not less than ten percent (10%) of the total number of square feet of Improved Land, and (ii) the term “Improved Land” means the portion of the Land that contains building improvements or other site improvements, including, without limitation, parking, driveway, and other paved areas, landscaping, or utility improvements.
        As used herein, the term “Early Termination Fee”) means an amount equal to the present value (“Present Value”) of the sum of (i) Base Rent scheduled for payment through and for the Remainder Term, (ii) Landlord’s reasonable forecast of all insurance premiums that Landlord
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will incur to procure and maintain property damage insurance of the type, nature and in the amount that Tenant would have been obligated to provide (assuming, however, a deductible or self insured retention in the amount of $100,000.00) Landlord during the Remainder Term, and (iii) Landlord’s reasonable forecast of all Additional Rent (including Impositions) that would have become due through and during the Remainder Term, with all such sums being discounted to present value at the rate of six percent (6%) per annum. As used herein, the term “Remainder Term” means the remainder of the 10-year Initial Term measured from the date of termination. The obligations of Tenant to pay the Early Termination Fee shall expressly survive the termination of this Lease.
Article LXXII
Default

72.1Events of Default.
Each of the following shall be deemed a default by Tenant (“Event of Default”):
(a)Tenant’s failure to pay Rent when such becomes due as herein provided, provided, that Landlord shall have first given Tenant five (5) days’ prior written notice and opportunity to cure the same, with no cure having been made within such five (5) day period; provided, further, that Landlord shall be obligated to provide such notice with respect to a failure to pay Base Rent on no more than two (2) occasions in any Lease Year; or
(b)Tenant’s failure to perform, within thirty (30) days after written notice from Landlord, any other terms, conditions or covenants of this Lease to be observed by Tenant; provided, that, if the nature of such failure is such that it cannot reasonably be expected to be cured within such thirty (30) day period, then such thirty (30) period shall be extended for such time as is reasonably necessary to cure such failure with the exercise of diligent, continuous efforts undertaken in good faith; or
(c)A default by the makers under either of those certain promissory notes (collectively, the “Note”) dated of even date herewith executed by, jointly and severally, [insert here the names of all of the purchasers under the Asset Purchase Agreement] payable to the order of [inserts names of all of the Sellers under the Asset Purchase Agreement] in the respective original principal sums of $150,000,000.00 and $50,000,000.00 (said Note also being guaranteed by Guarantor), which default is not cured within the applicable curative period following notice, if any, set forth in the Note; or
(d)A default (an “Other Lease Default”) by the tenant has occurred under any of the Other Leases that has not been remedied by the tenant thereunder within the applicable curative period (if any) following notice (if required); or
(e)If Tenant or Guarantor shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state law or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors, or if a petition proposing the adjudication of Tenant or Guarantor as a bankrupt or its reorganization
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pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Tenant or, as applicable, Guarantor shall consent to or acquiesce in the filing thereof or such petition shall not be discharged or denied within ninety (90) days after the filing thereof; or
(f)If a receiver, trustee or conservator of Tenant or Guarantor, or of all or substantially all of the assets of Tenant or Guarantor, or of the Premises or Tenant’s estate therein shall be appointed in any proceeding brought by Tenant, or if any such receiver, trustee or conservator shall be appointed in any proceeding brought against Tenant or Guarantor and shall not be discharged within ninety (90) days after such appointment, or if Tenant shall consent to or acquiesce in such appointment;
72.2Landlord’s Rights Upon Tenant’s Default. In the event of any Event of Default set forth in Section 18.1, Landlord, in addition to any other rights or remedies it may have at Law or in equity, may do any one or more of the following:
(a)If an Event of Default has occurred, Landlord shall have the right, at its sole option, then or at any time thereafter, without demand upon or notice to Tenant, except as otherwise expressly provided in this Article XVIII, to do any or all of the following:
(i)Landlord may give Tenant notice of Landlord’s intention to terminate this Lease on a date specified in such notice and upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Premises to Landlord in accordance with Article IX. If Tenant does not so surrender and deliver possession of all of the Premises, Landlord may repossess any of the Premises not surrendered by summary ejectment or any other lawful means or procedure. Upon or at any time after taking possession of any of the Premises, Landlord may remove any Persons or property therefrom by lawful means. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. Notwithstanding such entry or repossession, Landlord may collect the damages set forth in Section 18.2(b).
(ii)terminate Tenant’s right of possession (but not this Lease) and may repossess the Premises without demand or notice of any kind to Tenant and without terminating this Lease in which event Landlord shall, to the extent required under applicable law, relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to make repairs, changes, alterations or additions to the Premises to make same relettable, and  if Landlord shall be unable to relet the Premises, or  if the same are relet and sufficient sums shall not be realized from such reletting (after paying: (i) the unpaid rentals due under this Lease earned, but unpaid at the time of reletting, plus interest thereon at the Past Due Rate, (ii) the cost of recovering possession, including Landlord’s attorneys’ fees, (iii) all of the costs and expenses of reletting including decorations, repairs, changes, alterations and additions by Landlord, and (iv) the expense of the collection of the Rent accruing therefrom) to satisfy the rent and all other charges provided for in this Lease to be paid by Tenant, then Tenant shall pay to Landlord, as damages, the sum equal to the amount of the Rent and other expenses payable by Tenant for such period or periods, or if the Premises has been relet, Tenant shall satisfy and pay any such deficiency upon demand therefor
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from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Article from time to time upon one or more occasions without Landlord being obligated to wait until expiration of the term of this Lease. Such reletting shall not be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Failure of Landlord to declare any default immediately upon occurrence thereof or delay in taking any action in connection therewith shall not waive such default but Landlord shall have the right to declare any such default at any time thereafter. Notwithstanding any such reletting, Landlord may collect the damages set forth in Section 18.2(b).
(iii)exercise any or all rights of Landlord against Guarantor under the Guaranty.
(b)The following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Section 18.2(a)(i) or Section 18.2(a)(ii):
(i)If Landlord exercises its remedy under Section 18.2(a)(i) but not its remedy under Section 18.2(a)(ii) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant’s default, all Rent accrued but unpaid through the date of termination of this Lease by Landlord.
(ii)If Landlord exercises its remedy under Section 18.2(a)(ii) but not its remedy under Section 18.2(a)(i), then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant’s default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), a sum equal to  all Rent accrued but unpaid as of the date of such notice to Tenant, plus  an amount (the “Net Present Value”) equal to the positive difference between the Base Rent to become due through the expiration of the then current Term (which, for purposes of calculating Net Present Value, Landlord may accelerate and declare due and payable), and the fair rental value of the Premises through the expiration of the then current Term, with such positive difference being discounted to present value at the rate of six percent (6%) per annum. Tenant shall also pay to Landlord all of Landlord’s out of pocket expenses in connection with the repossession of the Premises and any attempted reletting thereof, including all brokerage commissions, reasonable attorneys’ fees and hard and soft costs of Alterations needed to prepare the Premises for reletting.
(c)Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has under this Lease or at law or in equity, it being understood that the remedies set forth in this Lease are not exclusive and are cumulative in addition to any remedies that may be available at law or in equity.
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(d)Landlord shall use commercially reasonable efforts to mitigate Landlord’s damages under this Lease. Tenant agrees that Landlord shall be deemed to have used commercially reasonable efforts to mitigate Landlord’s damages under this Lease by listing the Premises with a leasing agent on terms recommended by said leasing agent and advising at least one outside commercial brokerage entity of the availability of the Premises; provided, however, in no event shall Landlord be obligated to:  accept less than the then-current market rent for the Premises;  deviate from Landlord’s then-established guidelines for tenants, including, without limitation, use, experience, reputation, caliber and creditworthiness;  expand, contract or “fit out” the Premises for a new tenant; or  lease less than all or substantially all of the Premises. Tenant agrees that Landlord’s duty to mitigate Landlord’s damages pursuant to this Section 18.2(d) shall not commence unless and until Tenant has fully vacated and delivered the Premises free of any and all Removable Property and Equipment.
(e)No termination of this Lease, repossession or reletting of the Premises, exercise of any remedy or collection of any damages pursuant to this Article XVIII shall relieve Tenant of any Surviving Obligations.
(f)No failure of Landlord:  to insist at any time upon the strict performance of any provision of this Lease; or  to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.
(g)Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future Law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof.
Article LXXIII
Taxes and Other Liens

73.1Impositions. Landlord and Tenant shall cooperate with each other to cause the appropriate taxing authorities to deliver directly to Tenant all statements and invoices for Impositions, effective as of the Effective Date. Tenant shall pay before any fine, penalty, interest, or cost may be added thereto for the nonpayment thereof, all real estate, municipal utility district and other similar taxes, assessments, ad valorem taxes, water and sewer charges, sales tax on Rent, all gross receipts or “margin” tax assessed against Landlord with respect to, or that is attributable to, Rent, vault charges, license and permit fees, dues or assessments, general or special of any association to which the Premises is subject and other governmental levies and charges, general and special, ordinary, and extraordinary, unforeseen as well as foreseen, of any kind and nature (collectively, “Impositions”) which may be charged, assessed, levied, imposed upon or become due and payable, during the Term; provided, however, that if, by Law, any
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Imposition is payable or at the option of the taxpayer may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), Tenant may pay the same (and any accrued interest on the unpaid balance) in installments and shall be required to pay only such installments as may become due during the Term as the same respectively become due and before any fine, penalty, interest, or cost may be added thereto for nonpayment thereof. If the Term commences on a day other than January 1 or expires on a date other than December 31, Tenant shall only be liable for the Impositions accruing during the Term (such that the same shall be prorated between Landlord and Tenant for such calendar year). Tenant shall be entitled to the benefit of any abatements or reduction of any Impositions during the Term and, in all events, shall be entitled to any and all tax incentives, rebates, discounts or other similar payments or inducements which Tenant may negotiate for and receive (even though allocable to the Premises) from any governmental authority with regard to the location of Tenant’s business on the Premises or otherwise. All reductions, refunds, or rebates of Impositions applicable to the Term shall belong to Tenant.
73.2Tax on Tenant Additions. Tenant shall pay all additional taxes levied, assessed or becoming payable during the Term by reason of the improvements, alterations or additions to the Premises installed by Tenant at any time during the Term.
73.3Exceptions. Nothing in this Lease shall require Tenant to pay any inheritance, succession, capital levy, stamp, transfer or income tax of Landlord; provided, however, that if at any time under the laws of the State of Texas or any political subdivision thereof in which the Premises is located a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transfer, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for any Imposition payable by Tenant, or in lieu of additions to or increases of said Impositions payable by Tenant then said franchise, income, transfer, profit or other tax or governmental imposition shall be deemed to be included within the term “Imposition”, and Tenant shall pay and discharge such imposition in accordance with Section 19.1 in respect of the payment of Impositions, but only to the extent such franchise, income, transfer, profit or other tax or governmental imposition (a) is in substitution for any Imposition otherwise payable by Tenant, or in lieu of additions to or increases of any Imposition otherwise payable by Tenant, and (b) would be payable if the Premises were the only property of Landlord subject to such imposition.
73.4Proof of Payment. Tenant agrees to submit to Landlord official receipts evidencing payment of said Impositions at the place at which rental payments are required to be made at least ten (10) Business Days before said Impositions or other charges would otherwise become delinquent.
73.5Refunds. If Landlord shall receive a refund of any Imposition theretofore paid by Tenant pursuant to the provisions hereof, such refund, net of Landlord’s reasonable out-of-pocket costs of recovery, shall be promptly paid to Tenant.
73.6Escrow. Commencing on the first day of the sixth (6th) Lease Year, Tenant shall, each month and concurrent with the payment of Base Rent, deliver and pay to Landlord an amount equal to one-twelfth (1/12) of the annual Impositions as reasonably estimated by
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Landlord (the “Escrow Charges”). The amounts so paid shall be used in payment of the Escrow Charges so long as no Event of Default shall have occurred and be continuing. No amount so paid to Landlord shall be deemed to be trust funds, nor shall any sums paid bear interest. Landlord shall have no obligation to pay any Imposition if at any time the funds being held by Landlord for such Imposition are insufficient to make such payments. If, at any time, the funds being held by Landlord for any Imposition are exhausted, or if Landlord reasonably determines that such funds will be insufficient to pay in full any Imposition when due, Tenant shall promptly pay to Landlord, upon demand, an amount which Landlord reasonably estimates as sufficient to make up the deficiency. Upon the occurrence of an Event of Default, Landlord shall have the right, at its election, to apply any amount so held against any sums due, or to damages to which Landlord is entitled hereunder, in such order as Landlord may deem fit, and Tenant hereby grants to Landlord a lien upon and security interest in such amounts for such purpose.
73.7Protest. So long as no Event of Default exists hereunder and no event has occurred that, with the passage of time, the giving of notice, or both, could constitute an Event of Default hereunder, Tenant shall have the right to contest in the name of Tenant or, if required by applicable Law, Landlord or both, the amount or validity of any Imposition applicable to the Premises (including, without limitation, the appraised or assessed value of the Premises for purposes of ad valorem taxes) for any calendar year during the Term (excluding, however, the calendar year in which the Term is scheduled to expire, if fewer than six (6) months of such calendar year will fall within the Term). Such right to contest such Imposition is subject to, and conditioned upon compliance with, the following: (a) Tenant must do so in good faith, diligently and by appropriate proceedings, (b) no portion of the Premises or interest therein is in any material danger of being sold, forfeited or lost during the pendency of such proceedings, (c) the contest is conducted in accordance with all applicable Laws, (d) no settlement thereof may include any agreement with regard to appraised or assessed values for any year other than the calendar year being contested, (e) Tenant keeps Landlord generally apprised of the status of such contest, and (f) Tenant pays all costs and expenses thereof and reimburses Landlord for any costs or expenses incurred by Landlord with regard thereto.
Article LXXIV
Utilities

74.1Payment of Charges. Tenant shall, during the Term, pay and discharge punctually as and when the same shall become due and payable without penalty all water and sewer rents, rates, and charges, charges for removal of waste materials, and charges for water, steam heat, gas, electricity, light, and power, and other service or services furnished to the Premises or the occupants thereof during the Term and shall indemnify, defend, and hold harmless Landlord and the Premises against any and all liability to third parties on such account, such indemnification to expressly survive the termination of this Lease.
74.2Provision of Services. Landlord shall not be required to furnish any services or facilities to the Premises and shall not be liable for any failure of water supply or electric current or of any service by any utility, nor for injury or damage to person (including death) or property caused by or resulting from steam, gas, electricity, water, heat, or by rain or snow that may flow
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or leak from any part of the Premises or from any pipes, appliances, or plumbing works of the same or from the street or subsurface or from any other place, nor for interference with light or other incorporeal hereditaments or easements, however caused, unless due to the affirmative acts of Landlord.
Article LXXV
Holding Over

If Tenant or anyone claiming under Tenant remains in possession of the Premises at the expiration of the Term, such continuing possession shall constitute a renewal of this Lease on a month to month basis on the terms herein specified, except that monthly Base Rent during such period shall be in the amount of one hundred fifty percent (150%) of the monthly rate of Base Rent for the month immediately preceding expiration of the Term. Entry upon the Premises pursuant to Section 10.1 shall not be deemed “continuing possession” for purposes of this Article XXI. Tenant shall indemnify Landlord from and against actual damages incurred by Landlord as a result of such hold over if Landlord notifies Tenant no later than thirty (30) days prior to the scheduled expiration of the Term that Landlord has executed a lease with a third party for all or part of the Premises. The increased Base Rent payable by Tenant pursuant to this Article XXI, Landlord’s right to seek recovery of immediate possession of the Premises, and Landlord’s right to enforce Tenant’s indemnification obligations set forth in the immediately preceding sentence shall constitute Landlord’s sole and exclusive remedies in the event of any holdover or continuing possession by Tenant beyond the expiration or earlier termination of this Lease.
Article LXXVI
Notice

76.1Notice Address. All notices and other communications required or permitted hereunder shall be in writing (in some instances in this Lease the words “written notice” or “notice in writing” [or words to like effect] are used and in other instances the word “notice” may be used; no inference shall be drawn therefrom as all notices must, except as expressly provided to the contrary be in writing) and given by registered or certified mail (return receipt requested and postage prepaid), by personal delivery or by a recognized overnight delivery service (such as DHL, Federal Express or UPS), and shall be determined to have been effectively given upon actual receipt or upon refusal of delivery or, if earlier and whether or not actually received,  if transmitted via a recognized overnight delivery service, one (1) business day after deposit with such recognized overnight delivery service for next business day delivery, properly addressed to the intended recipient, with delivery charges prepaid by, or billed to, the sender, or,  if mailed, three (3) Business Days after deposit with the United States mail, registered or certified mail, return receipt requested, postage prepaid, properly addressed to the intended recipient, or if by personal delivery, upon the earlier of actual receipt or, in the case when the addressee refuses to accept the delivery, when tendered to the addressee. The initial notice addresses of the parties hereto are as follows:

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in the instance of Landlord, to:
_____________________
2021 McKinney, Suite 420
Dallas, Texas 75201
Attention: President

with a copy to:

Locke Lord LLP
600 Travis, Suite 2800
Houston, Texas 77002
Attention: Elizabeth Genter and Stephen Jacobs

and in the instance of Tenant, to:
_______________________
c/o Asbury Automotive Group, Inc.
2905 Premiere Pkwy, Suite 300
Duluth, Georgia 30097
Attention: Senior Vice President and General Counsel; and
Vice President, Corporate Development & Real Estate

with a copy to:
Hill Ward Henderson
101 E. Kennedy Blvd., Suite 3700
Tampa, Florida 33602
Attention: R. James Robbins, Jr.

Article LXXVII
Subordination

77.1Lease Subordinate; SNDA. Neither this Lease nor the leasehold estate created hereby shall be subordinate to any current or future deed of trust, mortgage or other lien against fee title to the Land (including, without limitation, a Fee Mortgage), and Tenant shall have no obligation to subordinate this Lease thereto, except in the case (and only in the case) where the holder thereof executes and delivers to Tenant a subordination, non-disturbance and attornment agreement (“SNDA”) in the form attached hereto as Exhibit C, or on such holder’s commercially reasonable standard form with such commercially reasonable modifications as may be requested by Tenant. Notwithstanding anything in this Lease to the contrary, any SNDA must provide that any and all property insurance or condemnation proceeds shall be available to, and may be used by, Tenant as expressly provided for in, and subject to the terms and provisions
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of, this Lease. Upon execution of an SNDA, this Lease shall be subordinate to the liens therein described to the extent (but no further) expressly provided for in the SNDA.
77.2Attornment. Tenant covenants and agrees that, upon any mortgage foreclosure or foreclosure under a Fee Mortgage, it will attorn to any mortgagee, trustee, assignee, or any purchaser at any foreclosure sale as its Landlord, and this Lease shall continue in full force and effect as a direct Lease between Tenant herein and such party upon all terms, conditions, and agreements set forth in this Lease.
77.3Attornment to Successor. In the event Landlord or any successor owner of the Premises shall transfer the Premises, which transfer may be freely effected by Landlord without the consent or approval of Tenant and such assignee assumes the obligation of Landlord hereunder, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Lease and all such future liabilities and obligations shall thereupon automatically be binding upon the new owner, and Tenant will attorn to any new owner as its Landlord, and this Lease shall continue in full force and effect as a direct Lease between Tenant herein and such party upon all terms, conditions, and agreements set forth in this Lease.
Article LXXVIII
Landlord’s Access to the Premises

Landlord, or its agents or authorized representatives, upon reasonable prior notice (at least forty-eight (48) hours except in the case of an emergency, as described below), shall have access to the Premises during normal business hours or at other times as agreed by the parties for the purposes of examining, inspecting or investigating the condition of same, including, without limitation, conducting a subsurface investigation of the Premises. Such examination, inspection or investigation to be performed in such a manner as to minimize, to the maximum extent practicable, interference with Tenant’s conduct of its business and Tenant’s full and complete use of and access to the Premises. In the event of any emergency such as, but not limited to, a fire, flood, or severe windstorm, Landlord shall have free access to the Premises for the purpose of examining or inspecting damage done to them. Landlord further reserves the right to show the Premises to prospective purchasers and mortgagees any time during the Term, during normal business hours, or at other times upon reasonable notice to Tenant, and with reasonable prior notice. Except in the case of emergency, Tenant may elect to accompany Landlord or its agents and representatives in connection with any such access or entry on or into the Premises.
Article LXXIX
Environmental Compliance

79.1Definitions. For purposes of this Lease:
(a)the term “Environmental Laws” shall mean and include the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Federal
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Insecticide, Fungicide and Rodenticide Act, the Clean Water Act, the Clean Air Act, the Texas Solid Waste Disposal Act, the Texas Clean Water Act, the Texas Clean Air Act and all other federal, state and local laws, ordinances, rules, requirements, regulations, guidance, publications and orders relating to the protection of human health and the environment or regulation of any substances or materials, including, but not limited to, solid wastes, hazardous wastes, hazardous substances, hazardous materials, toxic substances, pollutants, contaminants, petroleum substances, volatile organic compounds, semi-volatile organic compounds, polychlorinated biphenyls and asbestos, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any and all other federal, state or local laws, ordinances, rules, requirements, regulations, guidance, publications or orders, now or hereafter existing, relating to the protection of human health and the environment or regulation of any substances or materials, including, but not limited to, solid wastes, hazardous wastes, hazardous substances, hazardous materials, toxic substances, pollutants, contaminants, petroleum substances, volatile organic compounds, semi-volatile organic compounds, polychlorinated biphenyls and asbestos; and
(b)the term “Regulated Substance(s)” shall mean and include any, each and all substances or materials now or hereafter regulated pursuant to any Environmental Laws, including, but not limited to, any such substance or material now or hereafter defined as or deemed to be a “regulated substance,” “pesticide,” “hazardous substance,” hazardous waste,” “hazardous material,” “solid waste,” “toxic substance,” “pollutant,” “contaminant,” “petroleum product,” “petroleum substance,” “volatile organic compound” or “semi-volatile organic compound” or included in any similar or like classification or categorization thereunder.
(c)the term “Tenant Environmental Event” shall mean the failure of Tenant, in whole or in part, to comply with one or more of its obligations and/or responsibilities under this Article XXV.
79.2Tenant’s Agreements. Tenant agrees to be, and shall be, liable and responsible under this Lease for  all Regulated Substances that Tenant or its employees, contractors, vendors, agents or invitees place upon, or cause to come upon, the Premises, either prior to or during the Term, and  any violation of Environmental Laws resulting from Tenant’s activities or the activities of its employees, contractors, vendors, agents or invitees, the use of the Premises by Tenant, or the operations of Tenant at the Premises whether prior to or during the Term. To that end and based on the intention of the parties set forth in this paragraph, Tenant shall, at a minimum:
(a)store, use, manage, transport and dispose of any Regulated Substance on, under, at, to or from the Premises in full compliance with all Environmental Laws and thus, not cause or allow any Regulated Substance to be placed, held, located, transported or disposed on, under, at, to or from the Premises in violation of any Environmental Laws; provided that Tenant shall not be deemed in breach hereof if the Regulated Substance originated from (whether prior to or after the Effective Date) a property off-site to the Premises (for clarity, nothing in this paragraph shall be deemed to release or relieve Tenant from any liability to Landlord if the property off-site to the Premises from which such Regulated Substance originated was or is
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owned or operated by Tenant and Tenant is responsible under Environmental Laws for the release or migration of such Regulated Substance);
(b) at its own cost and expense or at the cost and expense of any party other than Landlord, investigate the presence, release or threatened release of any Regulated Substance that is related in any way to any Tenant Environmental Event affecting the Premises, and contain at or remove from the Premises, or perform any other necessary or desirable remedial action with respect thereto, (if, as and when such containment, removal or other remedial action is required under any Environmental Laws), and in a manner satisfying all applicable Environmental Laws;
(d)provide Landlord with written notice (and a copy as may be applicable) of any of the following within ten (10) days thereof:  Tenant’s obtaining actual knowledge or notice or any other information of any kind of the presence, or any actual or threatened release, of any Regulated Substance in any way affecting the Premises in a manner that violates or may violate any Environmental Laws;  Tenant’s receipt or submission, or Tenant’s obtaining actual knowledge or notice, of any information, report, citation, notice of violation or any other notice, administrative complaint, or other communication from or to any federal, state or local governmental or quasi-governmental authority regarding any Regulated Substance that in any way affects the Premises or that originated at, on or under the Premises and in any way affects any property off-site to the Premises or regarding any violation of Environmental Laws at the Premises or by Tenant or its employees, contractors, vendors, agents or invitees;  Tenant’s obtaining actual knowledge or notice of the incurrence of any cost or expense by any federal, state or local governmental or quasi-governmental authority or any private party in connection with the assessment, monitoring, containment, removal or remediation of any kind of any Regulated Substance that in any way affects the Premises or that originated at, on or under the Premises and in any way affects any property off-site to the Premises due to migration or disposal of any such Regulated Substance, or of the filing or recording of any lien on the Premises or any portion thereof in connection with any such action or Regulated Substance in any way affecting the Premises; and  Tenant’s obtaining notice of a lawsuit or a threatened lawsuit against Tenant and/or Landlord by a third party, including any governmental or quasi-governmental authority, related in any way to the storage, use, management, transport, release or disposal of any Regulated Substance at the Premises during the Term, violation of any Environmental Laws by Tenant or its employees, contractors, vendors, agents or invitees during the Term, or any other Tenant Environmental Event affecting the Premises;
(e)defend all actions against Landlord (with counsel reasonably acceptable to Landlord) and its mortgagee, trustees, beneficiaries, officers, employees, agents, representatives and assigns (“Landlord Parties”) and pay, protect, release, indemnify, defend and save harmless Landlord and Landlord Parties from and against any and all liabilities, losses, damages, fines, penalties, costs, expenses (including, without limitation, attorneys’, experts’ and consultants’ fees, investigation costs, response and clean-up costs, court costs, and litigation expenses), causes of action, suits, claims, demands or judgments of any nature or kind relating in any way to any of the following that occur during the Term or arise out of an event that occurred prior to during the Term:  a Tenant Environmental Event;  any act or omission of Tenant or its employees, contractors, vendors, agents or invitees that alters or affects the environmental
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condition of the Premises;  any personal injury (including wrongful death) or property damage (real or personal) arising out of or relating to any Tenant Environmental Event; or  any violation of Environmental Laws due to a Tenant Environmental Event. The indemnity contained in this Article XXV shall survive the expiration or earlier termination of this Lease. In no event shall Tenant be responsible for any breach or violation of Environmental Laws, or have any liability or obligations, attributable in whole or in part to (A) the condition of the Premises as of the Effective Date that are not the result of the acts of Tenant, its agents, contractors or employees, or (B) any Regulated Substance(s) originating from (whether prior to or after the Effective Date) a property off-site to the Premises (for clarity, nothing in this paragraph shall be deemed to release or relieve Tenant from any liability to Landlord if the property off-site to the Premises from which such Regulated Substance originated was or is owned or operated by Tenant and Tenant is responsible under Environmental Laws for the release or migration of such Regulated Substance).
Article LXXX
Estoppel Certificates

Upon the request of either party hereto, the other party will, within ten (10) Business Days after receipt of written request, execute, acknowledge, and deliver a certificate, certifying that this Lease is unmodified and is in full force and effect (or, if modified, that this Lease is in full force and effect, as modified, and stating the date of each instrument so modifying this Lease); the dates, if any, to which Rent and other charges payable hereunder have been paid; and, whether, to the actual knowledge of the party delivering the same, any default exists hereunder and, if so, the nature and period of existence thereof and what action should be taken with respect thereto and whether notice thereof has been given to the other and such other factual matters with regard to the status of this Lease as may reasonably be requested. If such certificate is required to be delivered by a corporation, the same shall be signed by the President, a Vice President or the Secretary, or authorized agent thereof, and if such certificate is required to be delivered by a partnership, the same shall be signed by a general partner thereof. Any certificate required under this Article may be relied upon by a prospective purchaser, mortgagee, or other transferee of Landlord’s or Tenant’s interest under this Lease.
Article LXXXI
Provisions of General Application

81.1Interpretation. The language in all parts of this Lease shall in all cases be construed as a whole and according to its fair meaning, and not strictly for or against either Landlord or Tenant, and the construction of this Lease and any of its various provisions shall be unaffected by any argument or claim, whether or not justified, it has been prepared, wholly or in substantial part, by or on that behalf of Landlord or Tenant.
81.2Headings. The Article and Section headings in this Lease are for convenience only and are not a part of this Lease, and do not in any was limit or simplify the terms and provisions of this Lease, nor should they be used to determine the intent of the parties.
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81.3Separable. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid, illegal, or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby; and it is the intention of the parties hereto that if any provision of this Lease is capable of two (2) constructions, one (1) of which would render the provision invalid, and the other which would render the provision valid, then the provision shall have the meaning which renders it valid; and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.
81.4Governing Law; Venue; Time is of the Essence. This Lease shall be governed and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws principles. The courts located in Dallas County, Texas shall be the exclusive place of venue with respect to all legal proceedings between Landlord or Tenant with regard to or arising out of this Lease. Time is of the essence; provided, that, if the day upon which any time period described herein expires, an election, consent, decision or determination is to be made, or by which a notice must be provided falls on a day that is not a business day, then time period or, as applicable, the last day to make such election, consent, decision, determination or to provide such notice shall extend to the next business day. All references to days in this Lease (including any exhibits or riders hereto) mean calendar days, not working or business days, unless otherwise stated. All references in this Lease (including any exhibits or riders hereto) to “Business Days” means any day other than a Saturday, Sunday or a holiday on which national banking associations located in Dallas, Texas are not open for the conduct of regular business.
81.5No Waiver. It is mutually covenanted and agreed by and between the parties that no waiver of a breach of any of the covenants or conditions of this Lease shall be construed to be a waiver of any preceding or succeeding breach of the same covenant or condition. It is further agreed by and between the parties that no modification, release, discharge or waiver of any provision of this Lease shall be of any force, effect or value unless in writing and signed by the Landlord and Tenant or their duly authorized agents.
81.6Landlord and Tenant; Successors and Assigns. The words “Landlord” and “Tenant” and the pronouns referring thereto, as used in this Lease, shall mean, where the context requires or permits, the persons named herein as Landlord and as Tenant, respectively, and their respective heirs, legal representatives, successors, and assigns, irrespective of whether singular or plural, or masculine, feminine, or neuter; provided, that, nothing in this Section 27.6 shall be deemed or interpreted to modify, amend or impair the provisions of, or authorize any assignment of this Lease prohibited by, Article VII hereof. The agreements and conditions in this Lease contained on the part of Landlord to be performed and observed shall be binding upon Landlord and its heirs, legal representatives, successors, and assigns, and shall inure to the benefit of Tenant and its heirs, legal representatives, successors, and assigns; and the agreements and conditions on the part of Tenant to be performed and observed hereunder shall be binding upon Tenant and its heirs, legal representatives, successors and assigns, and shall inure to the benefit of Landlord and its heirs, legal representatives, successors, and assigns.
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81.7No Brokers. Landlord and Tenant represent to each other that no broker or person is entitled to any commission by reason of the negotiation and execution of this Lease other than, in the case of Landlord, Presidio Merchant Partners LLC. Landlord and Tenant agree to hold each other harmless against any and all claims by any person for brokerage commissions arising out of any conversation, negotiations or other dealings held by the other party with any broker regarding this Lease.
81.8Attorneys’ Fees. If Landlord or Tenant uses the services of an attorney in order to secure compliance with this Lease or recover damages therefor from the other, the prevailing party in any litigation resulting therefrom or settlement associated therewith shall be entitled to recover from the other party any and all reasonable attorneys’ fees and expenses incurred by the prevailing party in connection with such litigation or settlement.
81.9Entire Agreement. This instrument contains the entire and only agreement between the parties relating to the subject matter hereof, and no oral statements or representations or written matter not contained in this instrument shall have any force or effect. This Lease shall not be amended or modified in any way except by a writing executed by both parties.
81.10No Joint Venture. The relationship between the parties hereto is solely that of Landlord and Tenant, and nothing in this Lease shall be construed as creating a partnership or joint venture between the parties hereto, it being the express intent of Landlord and Tenant that the business of Tenant on the Premises and elsewhere, and the good will thereof, shall be and remain the sole property of Tenant.
81.11Singular and Plural. Throughout this Lease, wherever the context so requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders.
81.12No Merger. There shall be no merger of this Lease or the leasehold estate created by this Lease with any other estate or interest in the Premises by reason of the fact of the same person, firm, corporation, or other entity acquiring or owning or holding, directly or indirectly, this Lease or the leasehold interest created by this Lease or any interest in this Lease, and any such other estate or interest in the Premises or any part thereof, and no such merger shall occur unless and until all corporations, firms, and other entities having an interest (including a security interest) in this Lease or the leasehold interest created by this Lease and any such other estate or interest in the Premises or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.
81.13Waiver of Rights Under Section 93.012 of the Texas Property Code. Landlord and Tenant are each knowledgeable and experienced in commercial transactions and hereby agree that the provisions of this Lease for determining charges, amounts and Additional Rent payable by Tenant are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY
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CODE AS SUCH SECTION NOW EXISTS OR AS MAY BE HEREAFTER AMENDED OR SUCCEEDED FROM TIME TO TIME.
81.14Force Majeure. Notwithstanding anything to the contrary contained in this Lease, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, a “Force Majeure”), shall, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and any Tenant indemnification obligations set forth in this Lease, excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. Any party claiming delay due to an event of Force Majeure must provide written notice to the other party hereto promptly upon learning of such event, and in such notice provide a reasonable description of the event of Force Majeure and the nature of the delay anticipated to be incurred as a result thereof. Each party agrees to use commercially reasonable efforts to mitigate the delay resulting from an event of Force Majeure.
81.15No Punitive or Consequential Damages. The provisions of this Section 27.15 shall control over any and all conflicting provisions of this Lease. Without affecting the rights of any party hereto to recovery of actual, direct damages, neither Landlord nor Tenant will be liable to the other for incidental, consequential, special or punitive damages, loss of future revenues or income (for the avoidance of doubt, “future revenues or income” does not include Rent), lost profits, loss of business reputation or opportunity relating to any breach or alleged breach of this Lease, regardless of whether such liability is based on breach of contract, tort, strict liability, breach of warranties, failure of essential purpose or otherwise. The provisions of this Section 27.15 shall expressly survive the expiration or sooner termination of this Lease.
81.16Jury Trial Waiver. LANDLORD AND TENANT WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE PREMISES, INCLUDING WITHOUT LIMITATION ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE, OR ORDINANCE.
81.17Authority. Each party represents and warrants to the other that all consents or approvals required of third parties (including, but not limited to, its Board of Directors, members or partners) for the execution, delivery and performance of this Lease have been obtained and
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that each party has the right and authority to enter into and perform its covenants contained in this Lease and the person executing this Lease on behalf of such party is authorized to do so.
81.18OFAC. Pursuant to United States Presidential Executive Order 13224 (“Executive Order”) and related regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, U.S. persons and entities are prohibited from transacting business with persons or entities who, from time to time, are determined to have committed, or to pose a risk of committing or supporting terrorist acts, narcotics trafficking, money laundering and related crimes. Those persons and entities are identified on a list of Specially Designated Nationals and Blocked Persons, published and regulated by OFAC. The names, including aliases, of these persons or entities are updated frequently. In addition, OFAC enforces other laws, regulations and orders which, from time to time, impose restrictions on transactions with, or involving certain countries. Each party represents and warrants to the other that such party is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any executive order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, group, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by OFAC and that it is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation.
81.19Limitation on Landlord Liability. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, trustees, members or shareholders of Landlord or Landlord’s members or partners or any mortgagee, and Tenant shall not seek recourse against the individual partners, directors, officers, trustees, members or shareholders of Landlord or against Landlord’s members or partners or against any mortgagee or against any other persons or entities having any interest in Landlord, or against any of their personal assets for satisfaction of any liability with respect to this Lease. Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Premises (and the rents, profits, insurance and condemnation proceeds, and sales proceeds therefrom), and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its partners, directors, officers, trustees, members, shareholders or any other persons having any interest in Landlord. Tenant’s sole and exclusive remedy for a default or breach of this Lease by Landlord shall be any or all of the following:  an action for direct damages,  enforcement of this Lease, or  an action for injunctive relief, Tenant hereby waiving and agreeing that Tenant shall have no offset rights (except as expressly set forth in this Lease) or rights to terminate this Lease on account of any breach or default by Landlord under this Lease (nothing in this sentence shall affect or impair any right of Tenant to terminate this Lease that is expressly provided for in this Lease nor to, and shall not, limit any right that Tenant might otherwise have to any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord,
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nor shall the provisions of this paragraph affect or impair any express right of Tenant to abate Rent set forth in this Lease.
81.20Recording. Concurrently with the execution and delivery of this Lease, Landlord and Tenant shall execute a memorandum or short form of lease in the form attached hereto as Exhibit D. Tenant is authorized to record, at Tenant’s sole expense, such executed short form or memorandum of lease in the public records of the county in which the Premises are located.
81.21Landlord Lien Subordination. Notwithstanding anything in this Lease to the contrary, Landlord agrees to subordinate any and all of its Landlord’s Liens (as defined below) to the liens granted by Tenant to any unaffiliated, third party lender that provides a loan to Tenant by executing and delivering to Tenant a subordination and access agreement in favor of any lender of Tenant, in substantially the form attached as Exhibit E, or in such other form as may be reasonably acceptable to both Landlord and Tenant's lender. The term “Landlord’s Liens” means any contractual or statutory lien rights, and any other rights, that Landlord now possesses, or may by virtue of any law subsequently acquire, to seize, hold, distrain, levy on, take possession of, sell, or otherwise interfere with any or all chattels, new or used, that are owned, or may subsequently be acquired by Tenant.
81.22Guaranty. Concurrently with Tenant’s execution and delivery of this Lease, Asbury Automotive Group L.L.C., a Delaware limited liability company (“Guarantor”) shall execute and deliver to Landlord a guaranty in the form attached hereto as Exhibit F (“Guaranty”).
81.23Notices. During the Term of the Lease, Landlord will provide to Tenant, promptly upon receipt thereof, copies of any and all material notices received by Landlord after the Effective Date and relating to the physical condition of the Premises (including, without limitation, notices relating to violations or alleged violations of Laws, proposed or threatened proceedings to change zoning classification or land use plan, or issues involving Regulated Substances).
[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

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Landlord and Tenant have duly executed this Lease as of the Effective Date.

TENANT:

______________________________,
a Delaware limited liability company

By:___________________________
Name
Title:

LANDLORD:
(Add Signature Block)

Exhibits*:
A - Premises
B - Existing Encumbrances
C - Form of Subordination, Non-Disturbance, and Attornment Agreement
D - Form of Memorandum of Lease
E - Form of Landlord Lien Subordination Agreement
F - Form of Guaranty
G - Purchase Option
H - Other Leases

*Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and Asbury Automotive Group, Inc. hereby agrees to provide an unredacted copy of any omitted exhibit to the Securities and Exchange Commission upon request.

EXHIBIT G
Bridge Note

See attached.

364 DAY BRIDGE PROMISSORY NOTE

$150,000,000.00      __________, 2020

FOR VALUE RECEIVED, the undersigned, [insert names of purchasers] (collectively, “Maker”), hereby jointly and severally promise to pay to the order of Park Place Dealerships, LLC (the “Payee Agent”) for the ratable benefit of each of Park Place Motorcars Fort Worth, Ltd., a Texas limited partnership, Park Place Motorcars, Ltd., a Texas limited partnership, PPDV Ltd., a Texas limited partnership, PPJ LLC, a Texas limited liability company, PPM Auction LP, a Texas limited partnership, PPMB Arlington LLC, a Texas limited liability company, PPP LP, a Texas limited partnership, and Park Place LX of Texas, Ltd., a Texas limited partnership, Park Place Motorcars of Texas LLC, a Texas limited liability company (together with their respective successors and assigns, each a “Payee” and collectively, the “Payees”), in accordance with the wire instructions set forth on Exhibit A, or any other place, or by wire transfer to any other wire transfer instructions, in each case designated by Payee Agent from time to time to Maker in writing, in lawful money of the United States of America, the principal sum of One Hundred Fifty Million and No/100 Dollars ($150,000,000.00) together with interest thereon at, as applicable, the rates set forth below.

The outstanding principal balance hereof shall bear interest prior to maturity at a rate equal to four percent (4.00%) per annum. At all times after the occurrence and during the continuance of an Event of Default (hereinafter defined), at the option of the Payee Agent by written notice to Maker, the outstanding principal hereof shall bear interest at the Default Rate (hereinafter defined).

Interest on the indebtedness evidenced by this Note shall be computed for the actual number of days elapsed in a year consisting of 360 days, unless the Maximum Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Maximum Rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

Accrued but unpaid interest on this Note shall be due and payable quarterly, with the first installment being due and payable on [insert 90th day following the date of the Note], with each subsequent installment being due and payable on the same day of each succeeding [insert calendar month in which falls each of the 180th day after the date of this Note, and the 270th day after the date of this Note] thereafter prior to the Maturity Date (defined below). The unpaid principal balance of this Note together with all accrued but unpaid interest shall be due and payable in full on the Maturity Date. The Payee Agent and each Payee hereby acknowledge and agree that all payments by Maker under this Note shall be made to Payee Agent, for the ratable benefit of the Payees, and that Payee Agent shall be solely responsible for allocating and distributing such payments to the respective Payees. In furtherance of the foregoing, each Payee, by its acceptance hereof, hereby appoints the Payee Agent as its agent hereunder and under the other Loan Documents, and irrevocably authorizes the Payee Agent the non-exclusive right to take such action on such Payee’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as a specifically delegated or granted to the Payee Agent by the terms hereof or thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Payees may, by written notice to Maker, designate any Payee or any affiliate thereof as may be desired by Payees to serve as “Payee Agent” hereunder, and effective as of the tenth (10th) business day following the delivery of such notice (which notice shall set forth the name and address of such designee), the Person so designated shall constitute the “Payee Agent” hereunder.

Maker may prepay the principal of and accrued interest on this Note at any time without premium or penalty. Payments received by Payee Agent prior to the occurrence of an Event of Default will be applied first, to accrued but unpaid interest; and second, to the outstanding principal; and after the occurrence of an Event of Default, payments will be applied to the obligations under this Note as Payee Agent determines in its sole discretion.

As used in this Note, the following terms shall have the respective meanings indicated below:

“Default Rate” means a rate per annum equal to ten percent (10%), but in no event more than the maximum rate allowed by applicable law.

“Event of Default” each of the following shall constitute and be deemed an “Event of Default”:

(a) Maker shall fail to pay this Note or any installment of this Note, whether principal or interest, on the date due and such failure continues for a period of five (5) days after receipt of written notice from Payee Agent.

(b) Maker shall fail to perform, observe, or comply with any covenant, agreement or term contained in this Note (other than described in subparagraph (a) of this definition) for a period of thirty (30) days following the date on which Payee Agent gives Maker notice of such failure.

(c) Maker or Guarantor shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any action to authorize any of the foregoing.

(d) An involuntary proceeding shall be commenced against Maker or Guarantor seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

(e) The dissolution, liquidation or termination of any Person comprising Maker or of Guarantor.

(f) This Note shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Maker or Guarantor, or Maker shall deny that it has any further liability or obligation hereunder (or Guarantor shall deny that it has any further liability or obligation under the Guaranty) prior to payment in full of all obligations hereunder (or, in the case of Guarantor, prior to payment in full of all of Guarantor's obligations under the Guaranty).

(g) An Event of Default (as therein defined) shall occur under the Other Promissory Note.

“Guarantor” means Asbury Automotive Group, Inc., a Delaware corporation, and its successors and assigns.

“Guaranty” means that certain Payment Guaranty of even date herewith executed by Guarantor to in favor of Payee Agent for the ratable benefit of the Payees and pursuant to which Guarantor guarantees payment of this Note.

“Loan Documents” means this Note, the Guaranty, and other instruments, documents, and agreements, if any, executed by any Person evidencing or securing the indebtedness of the Note, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

“Maturity Date” means the day that is 364 days following the date of this Note.

“Maximum Rate” means the maximum rate of non-usurious interest permitted from day to day by applicable law, including Chapter 303 of the Texas Finance Code (the “Code”) (and as the same may be incorporated by reference in other Texas statutes). To the extent that Chapter 303 of the Code is relevant to any holder of this Note for the purposes of determining the Maximum Rate, each such holder elects to determine such applicable legal rate pursuant to the “weekly ceiling,” from time to time in effect, as referred to and defined in Chapter 303 of the Code; subject, however, to the limitations on such applicable ceiling referred to and defined in the Code, and further subject to any right such holder may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

“Note” means this promissory note, as the same may be amended, modified, renewed and extended from time to time.

“Other Promissory Note” means that certain promissory note, titled “Promissory Note”, dated of even date herewith executed jointly and severally by Maker payable to the order of the Payee Agent for the benefit of Payees in the original principal sum of $50,000,000.00, as the same may be amended, modified, renewed and extended from time to time.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, governmental authority, or other entity.

Each Person comprising Maker represents and warrants to each of the Payees and the Payee Agent that (a) as of the date hereof, it is a limited liability company, duly organized and validly existing under the laws of the State of Delaware and, to the extent such Person owns or operates a car dealership franchise in the State of Texas, is duly qualified to transact business in the State of Texas, (b) the execution, delivery and performance of this Note and the other Loan Documents executed by it (if any) are within its powers, have been duly authorized by all requisite action, do not and will not contravene its certificate of formation, company agreement, other organizational document, any law or any agreement or undertaking to which it is a party or by which it is bound, , and constitute the legal, valid and binding obligation of such Person, enforceable in accordance with the terms and provisions hereof, except as enforceability may be limited by bankruptcy, insolvency, or other laws relating to or affective the right of creditors generally, and (c) no authorization or consent of, and no filing or registration with, any court, governmental authority or third party is or will be necessary for the execution, delivery or performance by it of this Note and the other Loan Documents executed by it (if any).

All notices and other communications provided for in this Note and the other Loan Documents shall be in writing, and shall be deemed duly given and received (i) when delivered in person (with receipt therefore), (ii) on the next business day after deposit with a recognized overnight delivery service, (iii) on the second day after being sent by certified or registered mail, return receipt requested, postage paid, or (iv) except in the case of any notice alleging a default, when sent via email (provided that if sent after 5:00 p.m. Central time or any day that is not a business day, such notice shall not be considered delivered until the next following business day) and followed by one of the foregoing methods, to the following addresses:

If to Maker: c/o Asbury Automotive Group, Inc.
2905 Premiere Parkway, Suite 300
Duluth, Georgia 30097
Attention: Senior Vice President and General Counsel
Email: gvillasana@asburyauto.com

and

c/o Asbury Automotive Group, Inc.
2905 Premiere Parkway, Suite 300
Duluth, Georgia 30097
Attention: Senior Vice President and Chief Financial Officer
Email: pguido@asburyauto.com

with a copy to:

Hill Ward Henderson
101 E. Kennedy Blvd., Suite 3700
Tampa, Florida 33602
Attention: R. James Robbins, Jr.
Email: rjrobbins@hwhlaw.com

If to Payee Agent: Park Place Dealerships, LLC
2021 McKinney, Suite 420
Dallas, Texas 75201
Attention: Kenneth L. Schnitzer and Rick Stone
Email: [***] and [***]

with copy to:

Locke Lord LLP
600 Travis, 28th Floor

Houston, Texas 77002
Attention: Stephen Jacobs and Elizabeth Genter
Email: sjacobs@lockelord.com;egenter@lockelord.com

or to such other address, and to the attention of such other Person or officer, as either party may designate, at the addresses that the party may designate by like written notice.

Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed, by any court of competent jurisdiction, to have been charged, required or permitted under this Note, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee Agent shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

Upon the occurrence of any Event of Default, the Payee Agent or any of the Payees may, at its or their option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and (b) take any and all other actions available to Payee Agent or any of the Payees under this Note, under the Guaranty, under any of the other Loan Documents, at law, in equity or otherwise. Failure of the Payee Agent to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

If Payee Agent or any of the Payees expends any effort in any attempt to enforce payment of all or any part or installment of any sum due hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all reasonable out-of-pocket costs, expenses, and fees actually incurred by Payee Agent and each of the Payees, including all reasonable out-of-pocket attorneys' fees of counsel for the Payee Agent actually incurred; provided, that if any such costs, expenses or fees are incurred solely in connection with a bona fide dispute between Maker, on the one hand, and Payee Agent and/or one or more Payees, on the other hand, with respect to the amounts due and payable under this Note, then Maker shall have no obligation to pay any such costs, expenses or fees unless the Payee Agent and/or the Payee(s), as the case may be, prevails in such dispute as determined in a final, non-appealable judgment by a court of competent jurisdiction.

If any provision of this Note shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Note and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, MAKER (AND BY ITS ACCEPTANCE HEREOF, PAYEE AGENT AND EACH PAYEE) EACH WAIVES THE RIGHT TO TRIAL BY JURY WITH REGARD TO ANY DISPUTE ARISING UNDER OR FROM THIS NOTE OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. MAKER (AND BY ITS ACCEPTANCE HEREOF, PAYEE AGENT AND EACH PAYEE) EACH REPRESENTS TO THE OTHER THAT SUCH WAIVER IS MADE KNOWINGLY, VOLUNTARILY AND AFTER CONSULTATION WITH COUNSEL OF ITS CHOOSING.

This Note is performable in Dallas County, Texas, which shall be the exclusive place of venue for suit on or in respect of this Note. Maker hereby irrevocably agrees that any legal proceeding in respect of this Note shall be brought in the district courts of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, Dallas Division (collectively, the “Specified Courts”). Maker hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Maker hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or any of the Loan Documents brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Maker further irrevocably consents to the service of process out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Maker at the address set forth herein. Maker agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Except for notices specifically provided for herein and in the other Loan Documents, Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the Payee Agent or any Payee.

Each Person comprising Maker warrants and represents to Payee Agent and each Payee that all loans evidenced by this Note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in the Texas Finance Code.

THIS NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG MAKER, PAYEE AGENT AND EACH PAYEE WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF

MAKER, PAYEE AGENT AND PAYEES. THERE ARE NO ORAL AGREEMENTS AMONG MAKER, PAYEE AGENT AND PAYEES.
[Signature Page(s) follow]

MAKER:

[INSERT NAMES AND SIGNATURE BLOCKS OF EACH PERSON THAT IS A PURCHASER]

         By: ___________________________
         Name:__________________________
Title: __________________________

Exhibit A

[INSERT WIRE INSTRUCTIONS]

EXHIBIT G-1
18 month Note

See attached.

PROMISSORY NOTE

$50,000,000.00      __________, 2020

FOR VALUE RECEIVED, the undersigned, [insert names of purchasers] (collectively, “Maker”), hereby jointly and severally promise to pay to the order of Park Place Dealerships, LLC (the “Payee Agent”) for the ratable benefit of each of Park Place Motorcars Fort Worth, Ltd., a Texas limited partnership, Park Place Motorcars, Ltd., a Texas limited partnership, PPDV Ltd., a Texas limited partnership, PPJ LLC, a Texas limited liability company, PPM Auction LP, a Texas limited partnership, PPMB Arlington LLC, a Texas limited liability company, PPP LP, a Texas limited partnership, and Park Place LX of Texas, Ltd., a Texas limited partnership, Park Place Motorcars of Texas LLC, a Texas limited liability company (together with their respective successors and assigns, each a “Payee” and collectively, the “Payees”), in accordance with the wire instructions set forth on Exhibit A, or any other place, or by wire transfer to any other wire transfer instructions, in each case designated by Payee Agent from time to time to Maker in writing, in lawful money of the United States of America, the principal sum of Fifty Million and No/100 Dollars ($50,000,000.00) together with interest thereon at, as applicable, the rates set forth below.

The outstanding principal balance hereof shall bear interest prior to maturity at a rate equal to four percent (4.00%) per annum. At all times after the occurrence and during the continuance of an Event of Default (hereinafter defined), at the option of the Payee Agent by written notice to Maker, the outstanding principal hereof shall bear interest at the Default Rate (hereinafter defined).

Interest on the indebtedness evidenced by this Note shall be computed for the actual number of days elapsed in a year consisting of 360 days, unless the Maximum Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Maximum Rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

Accrued but unpaid interest on this Note shall be due and payable quarterly, with the first installment being due and payable on [insert 90th day following the date of the Note], with each subsequent installment being due and payable on the same day of each succeeding [insert calendar month in which falls each of the 180th day after the date of this Note, and the 270th day after the date of this Note] thereafter prior to the Maturity Date (defined below). The unpaid principal balance of this Note together with all accrued but unpaid interest shall be due and payable in full on the Maturity Date. The Payee Agent and each Payee hereby acknowledge and agree that all payments by Maker under this Note shall be made to Payee Agent, for the ratable benefit of the Payees, and that Payee Agent shall be solely responsible for allocating and distributing such payments to the respective Payees. In furtherance of the foregoing, each Payee, by its acceptance hereof, hereby appoints the Payee Agent as its agent hereunder and under the other Loan Documents, and irrevocably authorizes the Payee Agent the non-exclusive right to take such action on such Payee’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as a specifically delegated or granted to the Payee Agent by the terms hereof or thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Payees may, by written notice to Maker, designate any Payee or any affiliate thereof as may be desired by Payees to serve as “Payee Agent” hereunder, and effective as of the tenth (10th) business day following the delivery of such notice (which notice shall set forth the name and address of such designee), the Person so designated shall constitute the “Payee Agent” hereunder.

Maker may prepay the principal of and accrued interest on this Note at any time without premium or penalty. Payments received by Payee Agent prior to the occurrence of an Event of Default will be applied first, to accrued but unpaid interest; and second, to the outstanding principal; and after the occurrence of an Event of Default, payments will be applied to the obligations under this Note as Payee Agent determines in its sole discretion.

As used in this Note, the following terms shall have the respective meanings indicated below:

“364 Day Bridge Promissory Note” means that certain promissory note, titled “364 Bridge Promissory Note”, dated of even date herewith executed jointly and severally by Maker payable to the order of the Payee Agent for the benefit of Payees in the original principal sum of $150,000,000.00, as the same may be amended, modified, renewed and extended from time to time.

“Default Rate” means a rate per annum equal to ten percent (10%), but in no event more than the maximum rate allowed by applicable law.

“Event of Default” each of the following shall constitute and be deemed an “Event of Default”:

(a) Maker shall fail to pay this Note or any installment of this Note, whether principal or interest, on the date due and such failure continues for a period of five (5) days after receipt of written notice from Payee Agent.

(b) Maker shall fail to perform, observe, or comply with any covenant, agreement or term contained in this Note (other than described in subparagraph (a) of this definition) for a period of thirty (30) days following the date on which Payee Agent gives Maker notice of such failure.

(c) Maker or Guarantor shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any action to authorize any of the foregoing.

(d) An involuntary proceeding shall be commenced against Maker or Guarantor seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

(e) The dissolution, liquidation or termination of any Person comprising Maker or of Guarantor.

(f) This Note shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Maker or Guarantor, or Maker shall deny that it has any further liability or obligation hereunder (or Guarantor shall deny that it has any further liability or obligation under the Guaranty) prior to payment in full of all obligations hereunder (or, in the case of Guarantor, prior to payment in full of all of Guarantor's obligations under the Guaranty).

(g) An Event of Default (as therein defined) shall occur under the 364 Bridge Promissory Note.

“Guarantor” means Asbury Automotive Group, Inc., a Delaware corporation, and its successors and assigns.

“Guaranty” means that certain Payment Guaranty of even date herewith executed by Guarantor to in favor of Payee Agent for the ratable benefit of the Payees and pursuant to which Guarantor guarantees payment of this Note.

“Loan Documents” means this Note, the Guaranty, and other instruments, documents, and agreements, if any, executed by any Person evidencing or securing the indebtedness of the Note, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

“Maturity Date” means [insert the numerical day of the month this Note is executed in the calendar month that is 18 months following the date of this Note].

“Maximum Rate” means the maximum rate of non-usurious interest permitted from day to day by applicable law, including Chapter 303 of the Texas Finance Code (the “Code”) (and as the same may be incorporated by reference in other Texas statutes). To the extent that Chapter 303 of the Code is relevant to any holder of this Note for the purposes of determining the Maximum Rate, each such holder elects to determine such applicable legal rate pursuant to the “weekly ceiling,” from time to time in effect, as referred to and defined in Chapter 303 of the Code; subject, however, to the limitations on such applicable ceiling referred to and defined in the Code, and further subject to any right such holder may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

“Note” means this promissory note, as the same may be amended, modified, renewed and extended from time to time.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, governmental authority, or other entity.

Each Person comprising Maker represents and warrants to each of the Payees and to the Payee Agent that (a) as of the date hereof, it is a limited liability company, duly organized and validly existing under the laws of the State of Delaware and, to the extent such Person owns or operates a car dealership franchise in the State of Texas, is duly qualified to transact business in the State of Texas, (b) the execution, delivery and performance of this Note and the other Loan Documents executed by it (if any) are within its powers, have been duly authorized by all requisite action, do not and will not contravene its certificate of formation, company agreement, other organizational document, any law or any agreement or undertaking to which it is a party or by which it is bound, and constitute the legal, valid and binding obligation of such Person, enforceable in accordance with the terms and provisions hereof, except as enforceability may be limited by bankruptcy, insolvency, or other laws relating to or affective the right of creditors generally, and (c) no authorization or consent of, and no filing or registration with, any court, governmental authority or third party is or will be necessary for the execution, delivery or performance by it of this Note and the other Loan Documents executed by it (if any).

All notices and other communications provided for in this Note and the other Loan Documents shall be in writing, and shall be deemed duly given and received (i) when delivered in person (with receipt therefore), (ii) on the next business day after deposit with a recognized overnight delivery service, (iii) on the second day after being sent by certified or registered mail, return receipt requested, postage paid, or (iv) except in the case of any notice alleging a default, when sent via email (provided that if sent after 5:00 p.m. Central time or any day that is not a business day, such notice shall not be considered delivered until the next following business day) and followed by one of the foregoing methods, to the following addresses:

If to Maker: c/o Asbury Automotive Group, Inc.
2905 Premiere Parkway, Suite 300
Duluth, Georgia 30097
Attention: Senior Vice President and General Counsel
Email: gvillasana@asburyauto.com

and

c/o Asbury Automotive Group, Inc.
2905 Premiere Parkway, Suite 300
Duluth, Georgia 30097
Attention: Senior Vice President and Chief Financial Officer
Email: pguido@asburyauto.com

with a copy to:

Hill Ward Henderson
101 E. Kennedy Blvd., Suite 3700
Tampa, Florida 33602
Attention: R. James Robbins, Jr.
Email: rjrobbins@hwhlaw.com

If to Payee Agent: Park Place Dealerships, LLC
2021 McKinney, Suite 420
Dallas, Texas 75201
Attention: Kenneth L. Schnitzer and Rick Stone
Email: [***] and [***]

with copy to:

Locke Lord LLP
600 Travis, 28th Floor
Houston, Texas 77002
Attention: Stephen Jacobs and Elizabeth Genter
Email: sjacobs@lockelord.com;egenter@lockelord.com

or to such other address, and to the attention of such other Person or officer, as either party may designate, at the addresses that the party may designate by like written notice.

Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed, by any court of competent jurisdiction, to have been charged, required or permitted under this Note, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee Agent shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

Upon the occurrence of any Event of Default, the Payee Agent or any of the Payees may, at its or their option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and (b) take any and all other actions available to Payee Agent or the Payees under this Note, under the Guaranty, under any of the other Loan Documents, at law, in equity or otherwise. Failure of the Payee Agent or any of the Payees to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

If Payee Agent of any of the Payees expends any effort in any attempt to enforce payment of all or any part or installment of any sum due hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all reasonable out-of-pocket costs, expenses, and fees actually incurred by Payee Agent and each of the Payees, including all reasonable out-of-pocket attorneys' fees of counsel for the Payee Agent or any of the Payees actually incurred; provided, that if any such costs, expenses or fees are incurred solely in connection with a bona fide dispute between Maker, on the one hand, and Payee Agent and/or one or more Payees, on the other hand, with respect to amounts due and payable under this Note, then Maker shall have no obligation to pay any such costs, expenses or fees unless the Payee Agent and/or the Payee(s), as the case may be, prevails in such dispute as determined in a final, non-appealable judgment by a court of competent jurisdiction.

If any provision of this Note shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Note and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, MAKER (AND BY ITS ACCEPTANCE HEREOF, PAYEE AGENT AND EACH PAYEE) EACH WAIVES THE RIGHT TO TRIAL BY JURY WITH REGARD TO ANY DISPUTE ARISING UNDER OR FROM THIS NOTE OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. MAKER (AND BY ITS ACCEPTANCE HEREOF, PAYEE AGENT AND EACH PAYEE) EACH REPRESENTS TO THE OTHER THAT SUCH WAIVER IS MADE KNOWINGLY, VOLUNTARILY AND AFTER CONSULTATION WITH COUNSEL OF ITS CHOOSING.

This Note is performable in Dallas County, Texas, which shall be the exclusive place of venue for suit on or in respect of this Note. Maker hereby irrevocably agrees that any legal proceeding in respect of this Note shall be brought in the district courts of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, Dallas Division (collectively, the “Specified Courts”). Maker hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Maker hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or any of the Loan Documents brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Maker further irrevocably consents to the service of process out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Maker at the address set forth herein. Maker agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Except for notices specifically provided for herein and in the other Loan Documents, Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the Payee Agent or any Payee.

Each Person comprising Maker warrants and represents to Payee Agent and each Payee that all loans evidenced by this Note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in the Texas Finance Code.

THIS NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG MAKER, PAYEE AGENT AND EACH PAYEE WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND

UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER, PAYEE AGENT AND PAYEES. THERE ARE NO ORAL AGREEMENTS AMONG MAKER, PAYEE AGENT AND PAYEES.

[Signature Page(s) follow]

MAKER:

[INSERT NAMES AND SIGNATURE BLOCKS OF EACH PERSON THAT IS A PURCHASER]

         By: ___________________________
         Name:__________________________
Title: __________________________

Exhibit A

[INSERT WIRE INSTRUCTIONS]

EXHIBIT H
guaranty

See attached.

PAYMENT GUARANTY
THIS PAYMENT GUARANTY (“Guaranty”), is made and entered into by Asbury Automotive Group Inc., a Delaware corporation (“Guarantor”), in favor of Park Place Dealerships, LLC (the “Payee Agent”), for the benefit of Park Place Motorcars Fort Worth, Ltd., a Texas limited partnership, Park Place Motorcars, Ltd., a Texas limited partnership, PPDV Ltd., a Texas limited partnership, PPJ LLC, a Texas limited liability company, PPM Auction LP, a Texas limited partnership, PPMB Arlington LLC, a Texas limited liability company, PPP LP, a Texas limited partnership, and Park Place LX of Texas, Ltd., a Texas limited partnership, Park Place Motorcars of Texas LLC, a Texas limited liability company (together with their respective successors under the Notes [defined below], herein collectively called “Lender”) and is effective as of the ___ day of ___________, 2020 (the “Guaranty Effective Date”).
RECITALS:
        A. Reference is here made to (i) that certain 364 Day Bridge Promissory Note in the original face amount of $150,000,000 (the “Bridge Note”) and (ii) that certain Promissory Note in the original face amount of $50,00,000 (the “18 Month Note”), each dated effective on or about the Guaranty Effective Date and each executed jointly and severally by, as maker, [insert names of Purchasers] (collectively herein called, “Borrower”) and each payable to the order of Park Place Dealerships, LLC (the “Payee Agent”) for the ratable benefit of Lender (each of the Bridge Note and 18 Month Note, as the same may be renewed, extended, modified and amended from time to time, is herein called a “Note” and collectively called the “Notes”). Words with initial capital letters used but not defined in this Guaranty shall have the respective meanings assigned to them in the Notes.
        B. As a condition to its willingness to make the loans evidenced by the Notes, Lender has required that Guarantor execute and deliver this Guaranty and Guarantor has agreed to do so.
AGREEMENTS:
        For and in consideration of the foregoing, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged and confessed by Guarantor), Guarantor hereby agrees with Payee Agent as follows:
1. Guarantor unconditionally guarantees all of the following (collectively sometimes herein called the “Guaranteed Obligations”): the full and prompt payment of (i) the principal sum of each of the Notes in accordance with its terms when due, by acceleration or otherwise, (ii) all interest accrued thereon, and (iii) all other sums, together with all interest accrued thereon, when due under the terms of each of the Notes, including, without limitation, any and all obligations contingent or otherwise, whether now existing or hereafter arising of Maker to Lender under or pursuant to each of the Notes.
2. This Guaranty is an unconditional, irrevocable and absolute guaranty of payment and performance, and not of collection. If for any reason any of the Guaranteed Obligations are not paid or satisfied fully as and when due under either of the Notes, upon demand to Guarantor therefor by Payee Agent, Guarantor will promptly perform or observe, or cause the performance or observance of each such provision, and will immediately pay such sums, costs, expenses, charges, or payments to Payee Agent (or such other person or entity entitled thereto pursuant to the provisions of the Notes, if any).
3. Guarantor’s obligations under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following with respect either to the Borrower, either of the Notes or to this Guaranty, even without notice to or the further consent of Guarantor:
(a) the waiver by Payee Agent or Lender of the performance or observance by Borrower of any provision of either of the Notes as a result of any course of dealing or conduct;
(b) the extension of the time for payment by Borrower of any sums, costs, expenses, charges, or payments or any part thereof, owing or payable under either of the Notes, or of the time for performance by Borrower of any other obligations under or arising out of or on account of either of the Notes or any extension, renewal, modification or amendment thereof;
(c) the modification or amendment (whether material or otherwise) of any obligation of Borrower as set forth in either of the Notes;
(d) the taking or the omitting to take any right, benefit, power or remedy referred to in either of the Notes;
(e) the failure, omission or delay of Payee Agent or Lender to enforce, assert or exercise any right, power or remedy conferred on Lender in either of the Notes or by law or in equity, or any action on the part of Payee Agent or Lender granting indulgence or extension in any form;
(f) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting any of the Persons comprising Borrower or any of their respective assets, or the disaffirmance or modification of either of the Notes in any such proceeding;
(g) the release of any Person comprising Borrower from performance or observance of any provision of either of the Notes or any liability thereunder, whether by operation of law or otherwise;

(h) the receipt and acceptance by Payee Agent or Lender of notes, checks or other instruments for the payment of money made by Borrower, or any extensions or renewals thereof;
(i) the renewal, extension, amendment or modification of either of the Notes; or
(j) any other cause, whether similar to or dissimilar from the foregoing and any other defense hereto available at law or in equity, other than the indefeasible payment in full of each of the Notes.
4. Guarantor agrees that it shall have no right of subrogation against Borrower unless and until all amounts due under each of the Notes have been indefeasibly, fully and finally paid in full. Guarantor further agrees that, to the extent the waiver of its rights of subrogation as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Borrower shall be junior and subordinate to any right Payee Agent or Lender may have against Borrower.
5. Guarantor (a) represents and warrants to Payee Agent that, and stipulates and agrees that, Guarantor has received adequate consideration for entering into this Guaranty, (b) represents and warrants to Payee Agent that the execution of this Guaranty by Guarantor, and the performance of all of the Guarantor’s obligations, duties, liabilities and agreements under this Guaranty, will benefit the Guarantor either directly or indirectly, (c) acknowledges that Payee Agent and Lender are relying on Guarantor’s representations in making the loans evidenced by the Notes, (d) acknowledges that Guarantor has received a copy of each of the Notes, has examined the Notes and is familiar with all of the terms covenants and provisions contained therein, (e) agrees that Guarantor has adequate means to assess the financial creditworthiness and ability of the Borrower to perform all of the obligations, covenants and agreements imposed upon it, now or hereafter, under the Notes, and (f) acknowledges that neither Payee Agent, Lender nor any person representing or allegedly representing Payee Agent or Lender has made any representations, warranties or agreements with Guarantor in regard to the Notes or this Guaranty that are not expressly contained in this Guaranty, and Guarantor is not relying upon any representations, warranties or agreements made or allegedly made by Payee Agent or Lender or any person or entity representing or allegedly representing Payee Agent or Lender in regard to the Notes or this Guaranty that are not expressly contained in this Guaranty. Guarantor hereby expressly WAIVES notice of the breach or non-performance of any provision of the Notes and all rights of a surety under applicable law, including all rights under Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code Chapter 43 of the Texas Civil Practice and Remedies Code. Payee Agent shall have the right to enforce this Guaranty regardless of the receipt by Payee Agent or Lender of additional security or the enforcement of any remedies against such security or the release of such security. Guarantor hereby waives marshaling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any liability to which it applies or may apply, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of acceleration, notice of intent to accelerate and all other notices and demands, collection suit and the taking of any other action by the Lender.
6. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND GUARANTOR HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS IN ANY ACTION THAT PAYEE AGENT OR LENDER MAY BRING TO ENFORCE THE TERMS OF THIS GUARANTY. The courts located in Dallas County, Texas shall be the only proper place of venue for any suit, action or other proceeding at any time arising out of or relating to this Guaranty. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY SUIT OR OTHER LEGAL PROCEEDING IN REGARD TO THE ENFORCEMENT OF THIS GUARANTY.
7. This Guaranty may not be modified, amended, released or otherwise altered except by written agreement executed by Guarantor and Payee Agent, and any attempted modification, amendment, release or other alteration without such written consent and agreed by Payee Agent shall be void and without force and effect.
8. No waiver by Payee Agent or Lender of the payment by Guarantor of any of its obligations contained in this Guaranty, nor any extension of time for the payment by Guarantor of any such obligations, shall affect or impair this Guaranty or constitute a waiver or relinquishment of any rights of Payee Agent or Lender hereunder for the future. No action brought under this Guaranty against Guarantor and no recovery had in pursuance thereof shall be any bar or defense to any further action or recovery which may be brought or had under this Guaranty by reason of any further default or default of Borrower. If any term or provision of this Guaranty, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Guaranty shall be valid and shall be enforceable to the extent permitted by law.
9. All of the provisions of this Guaranty shall inure to the benefit of Payee Agent and Lender and their respective successors and assigns, and shall inure to the benefit of any future owner or holder of rights or interests of the holder(s) of either of the Notes, and all of the provisions of this Guaranty shall be binding upon Guarantor and Guarantor’s legal representatives, beneficiaries, trustees, owners, successors and assigns (nothing in this clause shall be deemed or interpreted as any authorization by Payee Agent or Lender or right in Guarantor to assign the obligations of Guarantor under this Guaranty).
10. Each notice required or permitted to be given hereunder by Guarantor to Payee Agent or by Payee Agent to Guarantor shall be given: (i) in the case of any notice to Guarantor, in accordance with the provisions in the Notes providing for notices to Maker (as defined in the Notes) and (ii) in the case of any notice to Payee Agent, in accordance with the provisions in the Notes providing for notices to Payee Agent.
11. The liability of Guarantor is joint and several with Borrower and with any other guarantor of the Notes, and action, suit or other proceeding may be brought at any time against Guarantor and carried to final judgment (i) with or without making Borrower (or any other guarantor) a party thereto or notifying Borrower (or any other guarantor) thereof, or (ii) with or without first taking any action against any collateral that may at any time secure Borrower’s performance under the Notes. If there is more than one undersigned Guarantor, (a) the term “Guarantor”, as used herein, shall include all of such undersigned and each and every provisions of this Guaranty shall be binding on each and every one of the undersigned and they shall be jointly and severally liable hereunder and Payee Agent shall have the right to join one or all of them in any proceeding or to proceed against them in any order, and (b) this Guaranty may be executed in separate counterparts, each of which will be deemed an original, and all of which taken together will constitute one and the same instrument.
12. An electronic copy or facsimile copy of this Guaranty bearing the signature of any Guarantor shall be binding upon such party to the same extent as an original copy of this Guaranty bearing such party’s signature.
13. All of Payee Agent’s rights, powers, benefits and remedies under the Note and this Guaranty shall be distinct, separate and cumulative and no such rights, powers, benefits and remedies shall be exclusive of or a waiver of any of the others.
14. Without limiting or affecting Guarantor’s other obligations hereunder, Guarantor will pay to Payee Agent all of Payee Agent’s reasonable out-of-pocket expenses incurred in enforcing this Guaranty (whether such amounts are accrued or incurred prior to or after expiration of the term of this Guaranty); provided, that if any such costs, expenses or fees are incurred solely in connection with a bona fide dispute between Maker (as defined in the Notes), on the one hand, and Payee Agent and/or one or more Lenders, on the other hand, with respect to the amounts due and payable under the Notes then Guarantor shall have no obligation to pay any such costs, expenses or fees unless the Payee Agent and/or the Lender(s), as the case may be, prevails in such dispute as determined in a final, non-appealable judgment by a court of competent jurisdiction.

Guarantor has caused this Guaranty to be executed as of the Guaranty Effective Date.
GUARANTOR:

Asbury Automotive Group Inc.,
a Delaware corporation

By:
Name:
Title: